As filed with the Securities and Exchange Commission on November 4, 1997


                                                      Registration No. 333-37431
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                 Post-Effective
                                Amendment No. 1
                                       To


                                  FORM F-4/S-4
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                          GRUPO IUSACELL, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                              IUSACELL GROUP, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                             Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
         Vice President Mergers & Acquisitions            Sara P. Hanks, Esq.
                     and Foreign Law                        Rogers & Wells
              Grupo Iusacell, S.A. de C.V.                  200 Park Avenue
                c/o CT Corporation System              New York, New York 10166
                      1633 Broadway                         (212) 878-8000
                New York, New York 10019
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

                             ----------------------

      Approximate date of commencement of proposed exchange sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant a Rule 415 under the Securities Act of 1933, please check the following box. |_|

                             ----------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
           Title of Each Class of        Amount to be         Proposed Maximum           Proposed Maximum            Amount of
         Securities to be Registered      Registered      Offering Price Per Note(1) Aggregate Offering Price(2) Registration Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
10% Series B Senior Notes due 2004     U.S.$150,000,000             100%                 U.S.$150,000,000            U.S.$45,455
====================================================================================================================================

(1) Calculated in accordance with Rule 457(f)(2) under the Securities Act.

(2) Determined solely for the purposes of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act.

                             ----------------------


================================================================================

                      SOS TELECOMUNICACIONES, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                          SOS TELECOMMUNICATIONS, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                            Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                       With a copy to:
                        Director                           Sara P. Hanks, Esq.
          SOS Telecomunicaciones, S.A. de C.V.               Rogers & Wells
                c/o CT Corporation System                    200 Park Avenue
                      1633 Broadway                     New York, New York 10166
                New York, New York 10019                     (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

================================================================================

                             IUSACELL, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                                 IUSACELL, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                            Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
                 Iusacell, S.A. de C.V.                     Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

                             SISTECEL, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                                  SISTECEL, INC
                 (Translation of Registrant's Name Into English)

     United Mexican States                             Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      7363
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
                 Sistecel, S.A. de C.V.                     Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

================================================================================

               COMUNICACIONES CELULARES DE OCCIDENTE, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                    CELLULAR COMMUNICATIONS OF THE WEST, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                            Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
   Comunicaciones Celulares de Occidente, S.A. de C.V.      Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

                   TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                          GULF TELECOMMUNICATIONS, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                              Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
       Telecomunicaciones del Golfo, S.A. de C.V.           Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

================================================================================

             SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V. (Exact Name of Registrant as Specified in Its Charter)

                    PORTABLE CELLULAR TELEPHONE SYSTEMS, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                               Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                          Colonia Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                       With a copy to:
                        Director                           Sara P. Hanks, Esq.
 Sistemas Telefonicos Portatiles Celulares, S.A. de C.V.     Rogers & Wells
                c/o CT Corporation System                    200 Park Avenue
                      1633 Broadway                     New York, New York 10166
                New York, New York 10019                     (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

                  INMOBILIARIA MONTES URALES 460, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                       MONTES URALES 460 REAL ESTATE, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                              Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      6531
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                              Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
        Inmobiliaria Montes Urales, S.A. de C.V.            Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

================================================================================

                              IUSANET, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)

                                  IUSANET, INC.
                 (Translation of Registrant's Name Into English)

     United Mexican States                             Not Applicable
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      7374
                          (Primary Standard Industrial
                           Classification Code Number)

                                Montes Urales 460
                              Lomas de Chapultepec
                            Delegacion Miguel Hidalgo
                            Mexico, D.F. 11000 Mexico
                                 (525) 104-4100
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
                  Iusanet, S.A. de C.V.                     Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

                       MEXICAN CELLULAR INVESTMENTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                       N/A
                 (Translation of Registrant's Name Into English)

   United States of America                              58-1871277
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                      4812
                          (Primary Standard Industrial
                           Classification Code Number)

                                  CSC - Atlanta
                              100 Peachtree Street
                                Atlanta, GA 30303
                                 (404) 589-9479
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             ----------------------

                   Ruben G. Perlmutter                      With a copy to:
                        Director                          Sara P. Hanks, Esq.
              Mexican Cellular Investments                  Rogers & Wells
                c/o CT Corporation System                   200 Park Avenue
                      1633 Broadway                    New York, New York 10166
                New York, New York 10019                    (212) 878-8000
                     (212) 479-8220
(Name, Address, Including Zip Code and Telephone Number,
  Including Area Code, of Agent for Service of Process)

PROSPECTUS


          Offer to Exchange all Outstanding 10% Senior Notes Due 2004
                     for 10% Series B Senior Notes Due 2004
                                       of
                          Grupo Iusacell, S.A. de C.V.


      The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 11, 1997 (as such date may be extended, the "Expiration Date")


                              --------------------

      Grupo Iusacell, S.A. de C.V. ("Iusacell" or the "Company"), a limited liability company with variable capital (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together will constitute the "Exchange Offer"), to exchange (i) up to U.S.$150.0 million aggregate principal amount of its 10% Series B Senior Notes due 2004 (the "New Notes") for a like principal amount of its 10% Senior Notes due 2004 outstanding on the date hereof (the "Old Notes" and, together with the New Notes, the "Notes"). The New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement (as defined herein) of which this Prospectus forms a part. The terms of the New Notes are identical in all material respects to those of the Old Notes except for (i) certain transfer restrictions and registration rights relating to the Old Notes and (ii) certain provisions of the Old Notes that would require an increase in their interest rates were the Old Notes not exchanged for New Notes, or otherwise registered pursuant to the Securities Act, within specified periods.

      Principal of the New Notes will be due on July 15, 2004. Interest will accrue on the New Notes from the last date to which interest was paid on the Old Notes or, if no interest has been paid thereon, from their date of issue (July 25, 1997) and will be payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 1998. The New Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2001 and prior to maturity, at the redemption prices indicated herein, plus accrued interest, if any, to the redemption date. In addition, at any time and from time to time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings (as defined), at a redemption price of 110% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after each such redemption. In the event of certain changes affecting Mexican taxation of the New Notes, the New Notes will also be redeemable at any time in whole, but not in part, at the option of the Company at 100% of the principal amount thereof, plus any accrued interest to the redemption date. The New Notes will not be subject to any sinking fund requirement. In addition, in the event of a Change in Control (as defined herein), holders of the New Notes shall have the right to require the Company to purchase all or a portion of such holder's New Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary to repurchase the New Notes in such circumstances. See "Description of Notes".

      The New Notes will be unsecured, senior obligations of the Company ranking pari passu in right of payment with all other existing and future senior obligations of the Company and will rank senior to all other existing and future subordinated indebtedness of the Company. The New Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis by certain subsidiaries of the Company (the "Subsidiary Guarantors"). However, the New Notes and the Subsidiary Guarantees (as defined) will be effectively subordinated to any secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such secured indebtedness. In addition, the Subsidiary Guarantors will guarantee the Credit Facility (as defined), and the Subsidiary Guarantees will be subordinated to such guarantee obligations under the Credit Facility. The New Notes also will be effectively subordinated to obligations of subsidiaries of the Company which are not Subsidiary Guarantors. The Subsidiary Guarantees could also be effectively subordinated to all the obligations of the Subsidiary Guarantors under certain circumstances. As of March 31, 1997, after giving effect to the Financing (as defined) and the application of the proceeds thereof, the Company and the Subsidiary Guarantors had approximately Ps. 2,183.0 million (U.S.$275.3 million) of senior obligations outstanding, of which Ps. 991.3 million (U.S.$125.0 million) was secured, assuming no amounts were outstanding under the U.S.$100.0 million senior secured Revolving Credit Facility (as defined). As of March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof, subsidiaries of the Company which are not Subsidiary Guarantors had total balance sheet liabilities (including trade payables and accrued liabilities but excluding intercompany payables) of approximately Ps. 64.4 million (U.S.$8.1 million). See "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees," "-Holding Company Structure," "-Possible Limitations on Enforceability of Guarantees" and "Description of Notes-Ranking."

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Subsidiary Guarantors have agreed that, for a period of 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                              --------------------


SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF RISK FACTORS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.


                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------


                The date of this Prospectus is October 31, 1997.

      The Company will not receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution". The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the holder thereof. See "The Exchange Offer".

      The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under an Exchange and Registration Rights Agreement dated July 15, 1997 (the "Exchange and Registration Rights Agreement") entered into among the Company, the Subsidiary Guarantors and Chase Securities Inc. and Salomon Brothers Inc as representatives for the initial purchasers of the Old Notes ("Initial Purchasers"). The Old Notes were issued in a separate offering (the "Offering") in reliance upon, and subsequently resold by the Initial Purchasers thereof pursuant to, exemptions from the registration provisions of the Securities Act (including those provided by Section 4(2) thereof, and Rule 144A and Regulation S promulgated thereunder). The net proceeds of the Offering, together with borrowings under the Credit Facility, were used to repay existing debt equal to U.S.$210.8 million, of which U.S.$65.4 million repaid an existing debt to The Chase Manhattan Bank, an affiliate of Chase Securities, Inc., and to fund capital expenditures. See "Use of Proceeds".

      The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof, other than (i) a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Holders of Old Notes accepting an Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offer for the purpose of participating in a distribution of the New Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Each broker-dealer (other than an "affiliate" of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer".

      The New Notes are new securities for which there is currently no market. The Company presently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automatic Quotation System ("NASDAQ"). Chase Securities Inc. and Salomon Brothers Inc have advised the Company that, following completion of the Exchange Offer, they presently intend to make a market in the New Notes. However, Chase Securities Inc. and Salomon Brothers Inc are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. Chase Securities Inc. and Salomon Brothers Inc may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop.

      Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture (as defined herein). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. It is not expected that an active market for the Old Notes will develop while they are subject to restrictions on transfer.


      The Company will accept for exchange any and all Old Notes that are validly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be December 11, 1997 (the "Expiration Date"), unless the Exchange Offer is extended (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange by the Company. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of U.S.$1,000 and integral multiples thereof. See "The Exchange Offer--Solicitation of Tenders; Fees and Expenses". The New Notes will bear interest from the last interest payment date of the Old Notes to occur prior to the issue date of the New Notes or, if no such interest has been paid, from the issue date of the Old Notes (July 25, 1997). Holders of the Old Notes whose Old Notes are accepted for exchange will not receive interest on such Old Notes for any period subsequent to the last interest payment date to occur prior to the issue date of the New Notes, if any, and will be deemed to have waived the right to receive any interest payment on the Old Notes accrued from such interest payment date or, if no such interest has been paid, from the issue date of the Old Notes.

      This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of October 31, 1997.

      UNTIL JANUARY 29, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY AND ITS SUBSIDIARIES OR ANY INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES SINCE SUCH DATE.


      THE DISTRIBUTION OF THIS PROSPECTUS AND THE OFFER, SALE AND DELIVERY OF THE NOTES IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY THAT WOULD PERMIT A PUBLIC OFFERING OF THE NOTES OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION OUTSIDE THE UNITED STATES WHERE ACTION FOR THAT PURPOSE IS REQUIRED. SEE "PLAN OF DISTRIBUTION" FOR A DESCRIPTION OF CERTAIN RESTRICTIONS ON OFFERS, SALES

AND DELIVERIES OF THE NEW NOTES AND ON THE DISTRIBUTION OF THIS PROSPECTUS AND OTHER OFFERING MATERIALS.

                              AVAILABLE INFORMATION

      The Company is subject to the reporting requirements of the Exchange Act applicable to foreign private issuers and in accordance therewith files reports, including reports on Form 20-F, and other information with the Commission. Reports and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Such reports and other information may also be inspected at the office of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. As a foreign private issuer, the Company is exempt from certain provisions of the Exchange Act prescribing the furnishing and content of proxy statements. For so long as any of the Notes remain outstanding and the Company is no longer a reporting Company under the Exchange Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes the information required by Rule 144A(d)(4) under the Securities Act, unless the Company is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act. Any request for the agreements summarized herein should be directed to the Vice President of Investor Relations, care of Grupo Iusacell, S.A. de C.V., Montes Urales 460, 3rd Floor, Col. Lomas de Chapultepec, Deleg. Miguel Hidalgo, C.P. 11000, Mexico, D.F. (telephone 011-525-104-4100).

      Iusacell will file with the Trustee and provide holders of the Notes with copies of all reports required to be filed by the Company with the Commission under the Exchange Act, including annual reports in English, which will include a review of operations and annual audited financial statements prepared in conformity with Mexican GAAP, together with a reconciliation of net income and total shareholders' equity to U.S. GAAP. See "Description of Notes-Certain Covenants-Provision of Financial Information."

           ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

      Iusacell has been advised by De Ovando y Martinez del Campo, S.C., special Mexican counsel to Iusacell, that no treaty exists between the United States and Mexico for the reciprocal enforcement of foreign judgments. Mexican courts have enforced judgments rendered in the United States by virtue of the legal principles of reciprocity and comity, consisting of the review in Mexico of the United States judgment in order to ascertain whether certain basic principles of due process and public policy have been complied with without reviewing the merits of the subject matter of the case. Nevertheless, Iusacell has been advised by De Ovando y Martinez del Campo, S.C. that there is doubt as to the enforceability, in original actions in Mexican courts, of liabilities predicated solely on the United States federal securities laws and as to the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws.

      Iusacell is a variable capital corporation (sociedad anonima de capital variable) organized under the laws of Mexico. A majority of the directors and officers of the Company and certain experts named herein reside outside the United States (principally in Mexico). All or a substantial portion of the assets of these persons and of Iusacell are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or Iusacell or to enforce against them in the United States judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws or other laws of the United States.

      The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any actions arising out of or relating to the New Notes or the Indenture (as defined herein) and has submitted to the jurisdiction of the U.S. federal and state courts sitting in New York City in respect of such actions.

      Unless stated otherwise, references herein to "Pesos" or "Ps. " are to Mexican Pesos, and references to "U.S. dollars," "$" or "U.S.$" are to United States dollars. Iusacell publishes its financial statements in Pesos.

Pursuant to Mexican GAAP (as defined), financial data for all periods in the financial statements included herein, unless otherwise indicated elsewhere herein, have been restated in constant March 31, 1997 Pesos. Restatement into constant March 31, 1997 Pesos is made by multiplying the relevant nominal Peso amount by the inflation index for the period between the end of the period to which such nominal Peso amount relates and March 31, 1997. The inflation index used in this Prospectus for 1992 figures is 2.3754, for 1993 figures is 2.1993, for 1994 figures is 2.0544, for 1995 figures is 1.3519, for December 31, 1996 figures is 1.0586 and for March 31, 1996 figures is 1.2477. All references in this Prospectus to the prices and rates for the Company's services and products are, however, stated in nominal Pesos. Unless otherwise indicated, U.S. dollar amounts have been translated from Pesos at an exchange rate of Ps. 7.9300 per U.S. dollar, the exchange rate at March 31, 1997 reported by the Federal Reserve Bank of New York as its noon buying rate for Pesos (the "Noon Buying Rate"). On October 31, 1997, the Noon Buying Rate was Ps. 8.4100 per U.S. dollar. Certain amounts set forth herein may be slightly inconsistent due to rounding.


      The Company's principal executive offices are located at Montes Urales 460, Lomas de Chapultepec, Delegacion Miguel Hidalgo, C.P. 11000, Mexico, D.F., Mexico; and its telephone number is 525-104-4100.

                                  ------------

      The Company has been authorized by the Comision Nacional Bancaria y de Valores (the "CNBV") to register the New Notes in the Special Section of the Registro Nacional de Valores e Intermediarios (the "RNVI" or the "National Registry of Securities and Intermediaries") maintained by the CNBV. Registration of the Notes in the RNVI does not imply any certification as to the investment quality of the Notes, the solvency of the Company or the accuracy or completeness of the information contained herein. The Notes may not be offered publicly in Mexico. This Prospectus may not be publicly distributed in Mexico.

--------------------------------------------------------------------------------

                                     SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Certain terms used herein are defined either in the Glossary of Certain Telecommunications Terms which begins on page A-1 of this Prospectus or elsewhere in this Prospectus. All financial data have been restated in constant March 31, 1997 Pesos, except as otherwise indicated. References to "Bell Atlantic" in this Prospectus shall mean Bell Atlantic Corporation or one or more of its subsidiaries, as the context may require.

Overview

      Grupo Iusacell, S.A. de C.V. ("Iusacell" or the "Company") is the largest non-wireline cellular telecommunications company in Mexico, owning and operating the non-wireline cellular concessions in four contiguous regions in Mexico. These regions include Mexico City, one of the world's most populous cities, and the cities of Guadalajara, Puebla, Veracruz, Leon, Acapulco and San Luis Potosi, and combined represent approximately 65.1 million POPs or 70% of Mexico's population. The Company had a total of 250,727 cellular subscribers at March 31, 1997, and an average monthly cellular revenue per subscriber during the three months ended March 31, 1997 of Ps. 469 (approximately U.S.$59). In addition to its core cellular services, the Company also provides a wide range of other telecommunications services, including paging, long distance, local telephony and data transmission.

      In February 1997, Bell Atlantic, a diversified telecommunications company, assumed control of the Board of Directors and management of Iusacell. Bell Atlantic has invested approximately U.S.$1.1 billion since 1993 for its 42.1% economic interest in the Company. Prior to 1997, Bell Atlantic participated substantially in the financial and technological operations of the Company. In February 1997, Bell Atlantic appointed a new Iusacell management team, which has assumed control of Iusacell's operations, including marketing, distribution and customer service, and has developed, and is in the process of implementing, a comprehensive operating and strategic plan.

      The new management team at Iusacell is able to draw extensively upon Bell Atlantic's expertise in the development and implementation of the Company's new operating strategy. Iusacell's Chief Executive Officer is also President of Bell Atlantic's international wireless operations and has significant experience with Bell Atlantic's wireless operations in the United States. The Company's Chief Operating Officer was formerly the Chief Financial Officer of Iusacell and has 29 years of experience with Bell Atlantic in a variety of operating and financial roles. Iusacell's current Chief Financial Officer has 13 years of experience with Bell Atlantic. In June 1997, the Company appointed as its Director General a Mexican citizen with extensive experience in multinational operations, who most recently had been president of the Mexican cellular company which operates the non-wireline cellular concessions in two contiguous northern regions in which Iusacell does not currently have cellular operations. The new management team is supported by other personnel from Bell Atlantic.

Competitive Strengths

      Large Subscriber Base. Iusacell has built a base of 250,727 cellular subscribers at March 31, 1997, including both "contract" and "prepay" subscribers. Approximately 65% of that cellular subscriber base consists of customers who purchase cellular services pursuant to fixed-term contracts with the Company. The Company believes that these customers seek the convenience of uninterrupted mobile cellular service and access to high quality customer service and are willing to pay a monthly fee for the choice of value-added services such as call waiting and *911. Customers who purchase cellular services in advance through prepay calling cards represent the remaining 35% of Iusacell's cellular customers. The prepay subscribers are attractive to the Company due to their higher average per minute airtime charges, lower acquisition costs and the absence of billing costs, credit concerns and collection risk. The Company's large customer base allows Iusacell to cross-sell its services to over a quarter of a million existing customers through a "one-stop-shopping" approach.

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                                        1

--------------------------------------------------------------------------------

      Proven Bell Atlantic Expertise. Iusacell has begun the implementation of a broad strategic and operating plan modelled upon Bell Atlantic's wireless success in the United States and Europe. Bell Atlantic is one of the largest cellular operators in the United States, serving approximately 5.0 million subscribers along the East Coast and in the Southwest. Bell Atlantic also has substantial investments in other wireless telecommunications companies, including PrimeCo Personal Communications L.P. in the United States, Omnitel Pronto Italia S.p.A. in Italy, Eurotel Praha S.R.D. in the Czech Republic, Eurotel Bratislava S.R.D. in the Slovak Republic, STET Hellas in Greece and Excelcomindo in Indonesia. Iusacell believes that Bell Atlantic's extensive experience in the development and implementation of marketing programs designed to promote substantial subscriber growth will provide the Company with a significant competitive advantage in the Mexican cellular market.

      Significant Brand Equity. The Company believes that its call quality, customer care and accurate billing contribute to its strong, favorable brand awareness. Recent independent market research shows that the Company's contract customers are very satisfied with the overall services they are receiving. In order to maximize brand equity, management has consolidated its brand names under the single, well-recognized IUSACELL brand name.

      Established Technological Platform. Iusacell has an existing integrated network infrastructure that serves as the backbone for its core cellular business and provides a platform for bundled product offerings, such as paging, long distance and other telecommunications services. With the benefit of Bell Atlantic's expertise, the Company has invested in digital switching systems, dedicated microwave links, cell sites and other network infrastructure. The Company has a network of five cellular switches, 236 cell sites and 42 repeaters, which covers approximately 70% of the Company's total POPs. The Company believes that its network provides an excellent platform for technological innovations such as a CDMA overlay which the Company plans to begin implementing in the first quarter of 1998.

      Comprehensive Geographic Coverage. The four contiguous regions in which the Company provides cellular service are among the most attractive cellular markets in Mexico based upon total POPs and demographic characteristics. The regions of Mexico covered by Iusacell's concessions include Mexico City, the nation's economic and political capital, and other parts of the country with high concentrations of industry, tourism and agriculture. The Company's geographic footprint covers 65.1 million POPs, with total Covered POPs of 46.1 million.

      Experienced Management Team. The four senior members of the new management team appointed by Bell Atlantic have an aggregate of 62 years of experience in the telecommunications industry. Individually, the Company's operating managers have established track records of producing subscriber growth, penetrating new markets and developing new telecommunications product offerings. Iusacell's management team is complemented by experienced Bell Atlantic telecommunications executives and consultants.

Business Strategy

      Iusacell's new management team has developed, and is in the process of implementing, a comprehensive operating and strategic plan primarily focused on increasing Iusacell's subscriber base, subscriber usage, revenues and profitability in its core wireless businesses. This strategic plan incorporates the following key elements:

      New Product Offerings and Salesforce Incentives. Iusacell has introduced new product and pricing packages targeted both at high-usage contract customers, who favor value-added products, and at low-usage prepay customers. The Company considers its contract customers to be particularly receptive to bundled product offerings that include paging, long distance and other telecommunications services. In addition, the Company is considering marketing its cellular services to users who typically place calls from within a single region ("limited zone" customers). In May 1997, the Company's salesforce compensation plan was overhauled to be largely performance based and to reward the sales of value-added products as well as any migration of qualified prepay customers to contract plans.

      Enhanced Distribution. Iusacell has developed a plan to improve the distribution of its products based upon the Bell Atlantic model which emphasizes consistent, standardized merchandising through a well-balanced mix of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

company-owned stores and independent distributors conveniently located throughout the Company's operating regions. By the end of 1999, the Company intends to have significantly increased the number of Iusacell-owned and operated customer service centers, incorporating a new, uniform store design. In 1997, in addition to opening a number of customer service centers with the new store design, the Company plans to refurbish its existing 57 Iusacell-owned and operated customer service centers. In March 1997, Iusacell signed a contract with Precel, S.A. de C.V. ("Precel"), formerly one of the largest distributors for the Company's competitor, adding 75 locations, thereby increasing Iusacell's total points of sale in Mexico City by over 40% and reducing the competition's distribution presence. Iusacell plans to enter into agreements with other distributors to further increase its points of sale.

      Digital Network and Expanded Footprint. The Company plans to launch a fully digital CDMA network in order to upgrade its existing integrated network infrastructure. The overlay will begin in Region 9 in the first quarter of 1998, with the overlay in the remaining regions to be launched by mid-1999. Iusacell believes that it will be the first cellular operator in Mexico with a commercial launch of a digital network. The Company believes that, based on its and Bell Atlantic's evaluation of both CDMA and TDMA technologies, CDMA technology is superior to TDMA. As part of its strategy to improve customer satisfaction, the Company plans to augment capacity by adding a total of 61 new cell sites in 1997. In addition, the Company plans to expand its geographic coverage into northern Mexico by acquiring or forming strategic alliances with cellular concession holders or by acquiring PCS licenses in the 1.9 GHz frequency band.

      Revitalized Customer Service. Iusacell's marketing strategy emphasizes proactive and timely customer service. The Company utilizes welcome packages, customer satisfaction calls, Executive Blue Chip programs for corporate customers and customized billing to communicate its commitment to its customers. In addition, Iusacell's customer service centers offer "one-stop-shopping" for cellular, paging, long distance, local telephony and data transmission services as a convenience to its customers. Iusacell continues to focus on reducing its fraud rate, as evidenced by its plan to deploy CDMA technology with its proven encryption benefits. The Company is considering other fraud prevention measures, including the introduction of authenticated handsets and fingerprinting for analog signals, the investigation of cloning activities and restrictions on international long distance dialing. Iusacell is also installing a new prepay operating system which is expected to improve customer satisfaction through automated card activation and account information, provide voice messaging and other value-added services, and lower the cost of support for prepay services.

      Realignment of Organizational Structure. Iusacell has consolidated its business divisions in order to increase operating efficiencies, to facilitate cross-marketing of services and to reduce duplicative costs. Overall headcount was reduced by approximately 10% in April 1997 with the elimination of over 230 positions not directly associated with sales and distribution. Furthermore, the Company has signed a long-term lease in Mexico City that will consolidate corporate activities previously conducted at five separate locations.

      Redesigned Brand Image and Promotional Campaigns. Iusacell recently launched its newly designed brand logo and product packages with a new advertising campaign targeted at higher usage customers. For the first time, all product offerings will be marketed under the single, well-recognized IUSACELL brand name. As a result, the Company expects to increase brand awareness and customer loyalty, thereby increasing usage in its addressable market.

      Local Telephony Service Offerings. Iusacell has historically provided local telephony in Mexico on a limited basis through a mobile nationwide IMTS radiotelephony network and through both rural and public cellularbased telephony programs. The Company also has approximately 18,000 customers who participate in a trial of local wireless service in the 450 MHz frequency band, which the Company began in 1994. The Company plans to expand its 450 MHz service or pursue other alternatives for the provision of local telephony on a larger scale, including limited zone product offerings in the 800 MHz (cellular) or 1.9 GHz
(PCS) frequency bands using digital technology that permits mobility.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Strategic Price Increases for Cellular Service. Since April 1997, Iusacell has announced a weighted average increase of 15% for the per minute airtime price on its contract and prepay plans and has announced a weighted average increase of 8.3% for the fixed monthly charge on its contract plans. The Company intends to implement future price increases to the extent economic and competitive conditions permit. For a discussion of the Company's experiences with the recent price increases, see "-Recent Developments."

The Telecommunications Industry in Mexico

      Underserved Telephony Market. The Company believes that there is substantial unmet demand for telephone service in Mexico as demonstrated by the relatively low level of wireline and cellular penetration and the long customer wait for landline service. According to the International Telecommunications Union ("ITU"), an agency of the United Nations, as of December 31, 1995 there were approximately 9.6 lines per 100 inhabitants in Mexico, which is lower than the teledensity rates in certain other Latin American countries and substantially lower than those in developed countries such as the United States. The ITU forecasts that Mexican teledensity will reach 14.6 lines per 100 inhabitants by the end of the year 2000.

      Expected Recovery in Consumer Spending. The Company expects consumer spending to recover following the recent economic crisis in Mexico. According to forecasts by WEFA, GDP growth is expected to be 5.4% and 6.4% in 1997 and 1998, respectively. With GDP per capita expected to increase by an average of 4.0% during this period based on an annual population growth rate of 1.8% (as forecasted by WEFA), the Company anticipates increased demand for its services.

      Changing Competitive Dynamics. The Company's cellular competitor is Radio Movil DIPSA, S.A. de C.V. ("Telcel"), a wholly owned subsidiary of Telefonos de Mexico, S.A. de C.V. ("Telmex"), which holds the wireline cellular concessions in all nine regions of Mexico. The Company believes that Telmex faces increasing competition, especially in the long distance market, which was fully opened to competition in January 1997. Telmex's major long distance competitors include two joint ventures in which AT&T Corp. ("AT&T") and MCI Communications Corporation ("MCI") are the strategic partners.

      In late 1995, the Company brought a suit charging Telmex with unlawfully cross-subsidizing Telcel's cellular phone operations. The Company believes that the increased competition in the long distance market is hindering Telmex's ability to continue to cross-subsidize Telcel.

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                                        4

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                                  The Financing

      In conjunction with the Offering of the Old Notes, the Company obtained a commitment from The Chase Manhattan Bank ("Chase") to provide (i) a U.S.$125.0 million five-year senior secured term loan facility (the "Term Facility") and
(ii) a U.S.$100.0 million five-year senior secured revolving credit facility (the "Revolving Credit Facility" and, together with the Term Facility, the "Credit Facility"). In addition, the Company obtained a commitment from Bell Atlantic to provide up to U.S.$150.0 million in subordinated convertible debt financing (the "Bell Atlantic Facility"). For a discussion of the availability, terms and conditions of the Bell Atlantic Facility, see "Certain Transactions-Bell Atlantic Facility."

      The net proceeds from the Offering, together with borrowings under the Credit Facility (the "Financing"), have been applied to: (i) repay U.S.$44.7 million of Banco Mexicano, S.A. ("Banco Mexicano") senior debt and related interest (the "Banco Mexicano Facility"); (ii) repay U.S.$29.0 million of Banco Nacional de Mexico, S.A. ("Banamex") senior debt and related interest (the "Banamex Facility"); (iii) repay U.S.$65.4 million of Chase senior debt and related interest (the "Chase Facility"); (iv) repay U.S.$46.0 million of Banco del Atlantico, S.A. ("Banco del Atlantico") senior debt and related interest (the "Banco del Atlantico Facility"); (v) repay U.S.$25.7 million of Bell Atlantic New Zealand Holdings, Inc. ("BANZHI") subordinated debt and related interest (the "BANZHI Loans" and, together with the Banco Mexicano Facility, the Banamex Facility, the Chase Facility and the Banco del Atlantico Facility, the "Existing Indebtedness") and (vi) fund capital expenditures to upgrade its network infrastructure, including the implementation of a CDMA overlay, to build out its cellular, long distance, local telephony and paging networks, to redesign Iusacell-owned and operated customer service centers and to support existing operations and new business opportunities. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Capital Expenditures."

      Chase is an affiliate of Chase Securities Inc., one of the Initial Purchasers.

      The following table sets forth the sources and uses of funds in connection with the Financing:

                                                      (U.S. Dollars in Millions)
Sources:
Term Facility(1) ................................               $125.0
Proceeds from Sale of Old Notes .................                150.0
                                                                ------
        Total Sources ...........................               $275.0
                                                                ======
Uses:
Refinance Existing Indebtedness .................               $210.8
Capital Expenditures ............................                 55.2
Transaction Fees and Expenses ...................                  9.0
                                                                ------
        Total Uses ..............................               $275.0
                                                                ======

----------
(1) The Company also has available U.S.$100.0 million under the Revolving Credit Facility U.S.$125.0 million (less accrued interest) under the Bell Atlantic Facility. For a discussion of the availability, terms and conditions of the Bell Atlantic Facility, as well as the Revolving Credit Facility, see "Certain Transactions-Bell Atlantic Facility" and "Description of Credit Facility."

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                                        5

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                               The Exchange Offer

The Exchange Offer.........  The Company is offering to exchange pursuant to the
                             Exchange Offer (i) up to an aggregate principal amount of U.S.$150.0 million of its 10% Series B Senior Notes due 2004 (the "New Notes") for a like principal amount of its 10% Senior Notes due 2004 (the "Old Notes") properly tendered on or prior to the Expiration Date and not withdrawn. The New Notes and Old Notes are collectively hereinafter referred to as the "Notes". The New Notes have been registered under the Securities Act, pursuant to the Registration Statement of which this Prospectus is a part.


Expiration Date;
  Withdrawal of Tender.....  The Exchange Offer will expire at 5:00 p.m. New
                             York City time, on December 11, 1997, or such later date and time to which it is extended by the Company. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.


Certain Conditions
  to the Exchange Offer....  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

Procedures for Tendering
  Old Notes................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth therein. See "The Exchange Offer--Procedures for Tendering Old Notes."

Use of Proceeds............  There will be no proceeds to the Company from the exchange of New Notes for Old Notes pursuant to the Exchange Offer.

Exchange Agent.............  First Union National Bank (the "Exchange Agent") is
                             serving as the Exchange Agent in connection with the Exchange Offer.

Tax Consequences...........  The exchange of New Notes for Old Notes pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. Such exchange will also not constitute a taxable event for Mexican tax purposes. See "Taxation."

Remaining Old Notes........  Any Old Notes not tendered and accepted in the
                             Exchange Offer will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the

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                                      6

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                             existing restrictions upon transfer thereof and the
                             Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected.
                             It is not expected that an active market for the Old Notes will develop while they are subject to restrictions on transfer.

       Consequences of Exchanging Old Notes pursuant to the Exchange Offer

      The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain no-action letters addressed to other parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based upon these interpretations by the staff of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof, other than (i) a broker-dealer who purchased such Old Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. Holders of Old Notes accepting an Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who participates in the Exchange Offer for the purpose of participating in a distribution of the New Notes may not rely on the position of the staff of the Commission as set forth in these no-action letters and would have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

      Each broker-dealer (other than an "affiliate" of the Company) that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution". Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer."

      The New Notes are new securities for which there is currently no market. The Company presently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through NASDAQ. Chase Securities Inc. and Salomon Brothers Inc have advised the Company that, following completion of the Exchange Offer, they presently intend to make a market in the New Notes. However, Chase Securities Inc. and Salomon Brothers Inc are not obligated to do so and any market-making activities with respect to the New Notes may be discontinued at any time without notice. Chase Securities Inc. and Salomon Brothers Inc may act as principal or agent in such transactions. There can be no assurance that an active market for the New Notes will develop.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The New Notes

Issuer.....................  Grupo Iusacell, S.A. de C.V.

Securities Offered.........  U.S.$150,000,000 principal amount of 10% Series B
                             Senior Notes due 2004 (the "New Notes").

Maturity...................  July 15, 2004.

Interest Payment Dates.....  Interest on the New Notes will be payable semi-annually on each January 15 and July 15, commencing January 15, 1998.

Sinking Fund...............  None.

Subsidiary Guarantees......  The New Notes will be unconditionally guaranteed on an unsecured, senior subordinated basis (the
                             "Subsidiary Guarantees") by the Company's existing wholly owned subsidiaries, other than Ownership Regulated Subsidiaries (as defined) and subsidiaries owning less than U.S.$10,000 of assets, and, in the future, by certain other subsidiaries of the Company. See "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees," "-Holding Company Structure," "-Possible Limitations on Enforceability of Guarantees" and "Description of Notes-Subsidiary Guarantees."

Optional Redemption........  The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2001, at the redemption prices set forth herein, plus accrued interest, if any, to the redemption date. In addition, at any time and from time to time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the New Notes with the proceeds of one or more Public Equity Offerings (as defined) at a redemption price of 110% of the principal amount to be redeemed, plus accrued interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the New Notes remains outstanding after each such redemption. See "Description of Notes-Optional Redemption."

Redemption for Tax Reasons.  In the event that, as a result of certain changes in Mexican law, the Company becomes obligated to pay Additional Amounts (as defined) at a rate in excess of 15% per annum imposed on interest payments under the New Notes, then, at the Company's option, the New Notes may be redeemed at any time in whole, but not in part, at a price equal to 100% of the outstanding principal amount thereof, plus accrued interest, if any, to the redemption date (together with Additional Amounts payable in respect of such payment). See "Description of Notes-Redemption for Tax Reasons."

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                                       8

--------------------------------------------------------------------------------

Change of Control..........  Upon a Change of Control (as defined), holders of the New Notes will have the right to require the Company to repurchase all or any part of the New Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The Company may not have sufficient funds or the financial resources necessary to satisfy its obligations to repurchase the Notes and other indebtedness that may become payable upon a Change of Control. See "Description of Notes-Change of Control."

Ranking....................  The New Notes will rank pari passu in right of payment with all existing and future senior unsecured obligations of the Company and will rank senior in right of payment to all subordinated indebtedness of the Company. However, the New Notes and the Subsidiary Guarantees will be effectively subordinated to any secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such secured indebtedness. In addition, the Subsidiary Guarantors will guarantee the Credit Facility, and the Subsidiary Guarantees will be subordinated to such guarantee obligations under the Credit Facility, as well as certain other senior indebtedness. The New Notes will be effectively subordinated to obligations of subsidiaries of the Company which are not Subsidiary Guarantors. The Subsidiary Guarantees could also be effectively subordinated to all of the obligations of the Subsidiary Guarantors under certain circumstances. As of March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof, the Company and the Subsidiary Guarantors would have had approximately Ps. 2,183.0 million (U.S.$275.3 million) of senior indebtedness outstanding, of which Ps. 991.3 million (U.S.$125.0 million) would have been secured indebtedness, assuming no amounts would have been outstanding under the U.S.$100.0 million senior secured Revolving Credit Facility. As of March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof, subsidiaries of the Company which are not Subsidiary Guarantors would have had total balance sheet liabilities (including trade payables and accrued liabilities but excluding intercompany payables) of approximately Ps. 64.4 million (U.S.$8.1 million). See "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees," "-Holding Company Structure," "-Possible Limitations on Enforceability of Guarantees" and "Description of Notes-Ranking."

Additional Amounts.........  Subject to certain exceptions, if Mexican taxes are deducted or withheld from payments on the New Notes, the Company will pay Additional Amounts to the extent necessary so that, after such deduction or withholding, the holders of the Notes receive the stated amount due. See "Description of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             Notes--Additional Amounts." Mexican withholding taxes are expected to apply. See "Mexican Taxation."

Certain Covenants..........  The Indenture contains limitations on, among other things, (a) the ability of the Company and the Restricted Subsidiaries to Incur additional Indebtedness, (b) the making of Restricted Payments, including Investments, by the Company and the Restricted Subsidiaries, (c) payment restrictions affecting Restricted Subsidiaries, (d) Asset Dispositions, (e) transactions with Affiliates, (f) the issuance and sale of Capital Stock of Restricted Subsidiaries, (g) the creation or existence of certain Liens, (h) limitations on engaging in business other than Related Businesses,
                             (i) limitations on Sale/Leaseback Transactions and
                             (j) certain consolidations, mergers and transfers of assets (as each such capitalized term is defined in "Description of Notes"). Such covenants are subject to significant exceptions. See "Description of Notes--Certain Covenants."

Use of Proceeds............  There will be no proceeds to the Company from the exchange of New Notes for Old Notes pursuant to the Exchange Offer. See "Use of Proceeds."

Book-Entry Settlement;
Delivery and Form..........  The New Notes issued pursuant to the Exchange Offer will be issued in global form (the "New Global Note") and will be deposited with a custodian for, and registered in the name of, The Depositary Trust Company ("DTC") or its nominee. Interests in the New Global Note will be shown on transfers thereof will be effected only through, records maintained by DTC (with respect to participants' interests) and its direct and indirect participants, including the Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear System (the "Euroclear System") and Cedel Bank, societe anonyme ("Cedel"). Except in certain limited circumstances, certificated Notes will not be issued in exchange for beneficial interests in the New Global Note. See "Book Entry; Delivery and Form".

Listing....................  The New Notes will not be listed on any securities exchange or quoted through NASDAQ.


Governing Law..............  The New Notes will be, and the Indenture is, governed by, and construed in accordance with, the law of the State of New York, United States of America.

--------------------------------------------------------------------------------

                               Recent Developments

      The Company's revenues for the second quarter of 1997 were Ps. 428.5 million, a 12.6% increase over revenues for the first quarter of 1997. The Company's EBITDA for the second quarter of 1997 (as defined in Note 5 under "Selected Historical and Pro Forma Consolidated Financial and Operating Data") was Ps. 70.3 million, a 3.6% decrease as compared to EBITDA for the first quarter. As a percentage of revenues, EBITDA was 16.5% in the second quarter as compared with 19% in the first quarter. EBITDA for the second quarter was 11% lower than the pro forma first quarter EBITDA shown in the "Selected Historical and Pro Forma Consolidated Financial and Operating Data." Net loss in the second quarter, which amounted to Ps. 67.1 million, was more than double the net loss in the first quarter. For purposes of the foregoing comparisons, first quarter results have been restated to constant June 30, 1997 Pesos to reflect second quarter inflation, which was approximately 2.8%.

      The Company's total number of cellular subscribers increased by 12.4% in the second quarter to 281,740, including 176,134 contract subscribers (an 8% increase from March 31, 1997) and 105,606 prepay subscribers (a 20% increase from March 31, 1997). Average monthly MOUs per subscriber were 106 in the second quarter, as compared with 108 in the first quarter, while nominal average monthly revenue per subscriber declined to Ps. 463 in the second quarter from Ps. 469 in the first quarter. Contract churn declined from 3.1% in the first quarter to 2.7% in the second quarter, and the monthly average of prepay turnover decreased to approximately 16.9% through June 30, 1997.

      The growth in second quarter total revenues was primarily generated by the increase in the number of cellular subscribers, as well as a substantial increase in telephone equipment sales and other revenue. Second quarter results were adversely affected by substantial costs (approximately Ps. 8.2 million) associated with leasing lines from Telmex in order to meet the Company's obligations under its long distance concession, without a commensurate increase in long distance subscribers and because of lower than expected long distance revenues during the quarter. The Company expects such leased line costs to continue, but is unable to predict when or whether it will be able to generate sufficient long distance revenues to offset such costs. The Company capitalizes the costs relating to the installation of such leased lines.

      Although second quarter results benefitted from the incremental revenue associated with the increase in the number of subscribers, such results were adversely affected by a significant reduction in average monthly MOUs per prepay subscriber, which the Company believes likely was in response to the price increases announced in April and May 1997. Average MOUs per contract customer have, however, remained relatively stable since the price increases were implemented. The Company believes that second quarter results do not reflect the anticipated benefits of the price increases because the price increases were not fully implemented until June 1997 and because of the reduction in usage by prepay customers. The Company cannot determine the extent to which its subscribers have reduced usage in response to price increases.

      The higher net loss in the second quarter was a result of the foregoing factors and a significantly lower gain from monetary position due to the lower level of inflation during the period.

      On August 14, 1997 the Company and Telmex entered into a settlement agreement with respect to the fees charged by Telmex to Iusacell through May 31, 1997 for interconnection services, switched long distance services and certain other services billed by Telmex as of the date of the settlement agreement. The Company paid Telmex Ps. 170.0 million (U.S.$21.8 million) of which Ps. 22.2 million (U.S.$2.8 million) constituted value-added tax and Ps. 28.6 million (U.S.$3.7 million) were accounted for as interest expense.

      In August 1997, the Company and Telmex also entered into amendments to the current interconnection agreement pursuant to which Iusacell agreed to pay Telmex an interim interconnection rate of Ps. 0.31 (U.S.$0.04) per minute retroactive to June 1, 1997 (as opposed to the Ps. 0.45 (U.S.$0.056) per minute rate previously charged by Telmex) and Telmex agreed to extend to the Company the 38% discount available to other large business customers for use of its long distance network. Iusacell and Telmex are currently negotiating the terms of an entirely new interconnection agreement the terms of which will also be retroactive to June 1, 1997. The Company anticipates that this new interconnection agreement will implement an even lower interconnection rate and will provide for some form of reciprocal payments by Telmex for interconnecting with Iusacell's networks.

      On September 30, 1997, the Company consummated the sale of its direct and indirect minority interests in its Ecuadorean cellular company, Consorcio Ecuatoriano de Telecommunicaciones S.A. ("Conecel"), and its Ecuadorean paging company Corptilor, S.A. to a corporation controlled by the controlling shareholder of the majority shareholder of these companies. At the closing, Iusacell received U.S.$29.4 million in cash consideration for its direct interests in these companies and anticipates receiving an additional U.S.$3.4 million in respect of its indirect interests by the end of 1997.

The Company's revenues for the third quarter of 1997 were Ps. 446.7 million, a 1.3% increase over revenues for the second quarter of 1997. Revenue growth was adversely affected by Ps. 39.0 million due to the reversal, as a consequence of the August 1997 interconnection settlement with Telmex described above, of accrued interconnection revenue which the Company had expected to receive from Telmex. Without this reversal, third quarter revenues would have been Ps. 486.0 million, a 10.2% increase over second quarter revenues. The Company's EBITDA for the third quarter of 1997 was Ps. 103.4 million, a 42.8% increase as compared to the Ps. 72.4 million EBITDA for the second quarter. EBITDA in the third quarter was reduced by the Ps. 39.0 million reversal in accrued interconnection revenue, which reduction was ore than offset by a Ps. 47.4 million reduction in cost of services as a result of the Telmex interconnection settlement. Without these interconnection settlement impacts, EBITDA would have been Ps. 95.0 million. Net income for the quarter was Ps. 80.9 million and included a gain of Ps. 151.9 million resulting from the sale of its interests in Conecel and Corptilor S.A. described above. For purposes of the foregoing comparisons, second quarter results have been restated to constant September 30, 1997 Pesos to reflect third quarter inflation, which was approximately 2.9%.


The Company's cellular subscriber base increased by 20% in the third quarter to 338,300 customers. In the third quarter, average monthly MOUs per subscriber declined to 104, while nominal average monthly revenue per subscriber declined to Ps. 451. Contract churn increased to 2.9% in the third quarter from 2.7% in the second quarter, and the monthly average of prepay turnover decreased to approximately 10%.


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                                       11

--------------------------------------------------------------------------------

   Summary Historical and Pro Forma Consolidated Financial and Operating Data

      The following table sets forth summary historical financial and other data of the Company for each of the five years ended December 31, 1996 and for the three months ended March 31, 1996 and 1997, and certain pro forma financial and other data for the year ended December 31, 1996 and the three months ended March 31, 1997.

      The summary historical financial information as of and for the years ended December 31, 1995 and 1996 and the summary historical financial information for the year ended December 31, 1994, have been derived from the audited consolidated financial statements of Iusacell and its subsidiaries and the related notes thereto (the "Audited Consolidated Financial Statements"), which have been audited by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, and Mancera S.C., a member of Ernst & Young International, independent accountants, respectively (except for two subsidiaries, whose financial statements were audited by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, and Prieto Ruiz de Velasco y Cia., S.C., independent accountants, respectively), and are included elsewhere herein. The summary historical financial information for the years ended December 31, 1992 and 1993 is derived from the consolidated financial statements of the Company, which have been audited by Mancera, S.C., a member of Ernst & Young International, and are not included herein. The summary historical financial information as of and for the three months ended March 31, 1996 and 1997 has been derived from the unaudited consolidated financial statements of Iusacell and its subsidiaries and the related notes thereto (the "Unaudited Consolidated Financial Statements," and, together with the Audited Consolidated Financial Statements, the "Consolidated Financial Statements"), which have been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, and are included elsewhere herein. Interim results for the three months period ended March 31, 1997, are not necessarily indicative of results that can be expected in future periods.

      The pro forma financial data have been derived from the Unaudited Pro Forma Consolidated Financial Information and the related notes thereto (the "Unaudited Pro Forma Consolidated Financial Information"), which have been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, and are included elsewhere herein. The pro forma information does not purport to represent what the Company's results would have actually been if the Financing and the cost savings resulting from the elimination in April 1997 of certain managerial and administrative positions had occurred on the dates indicated nor does such information purport to project the results of the Company for any future period.

      The summary financial and other data below should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements included elsewhere herein. Except as otherwise indicated, all financial statements included herein have been prepared in accordance with generally accepted accounting principles in Mexico ("Mexican GAAP"), which differ in significant respects from generally accepted accounting principles in the United States ("U.S. GAAP"). See Note 19 to the Audited Consolidated Financial Statements. In accordance with Mexican GAAP, the financial statements included herein recognize certain effects of inflation and restate data for prior periods in constant March 31, 1997 Pesos. See Notes 3 and 4 to the Audited Consolidated Financial Statements included elsewhere in this Prospectus.

      The unaudited consolidated financial information for the second quarter ended June 30, 1997, presented under "Recent Developments" has been prepared in accordance with Mexican GAAP. Significant differences between Mexican GAAP and U.S. GAAP are described in Note 19 to the Audited Consolidated Financial Statements included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- General." For the six months ended June 30, 1997 there were no additional differences which had not been quantified with respect to their occurrence in the Audited Consolidated Financial Statements as of December 31, 1994, 1995 and 1996.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   Summary Historical and Pro Forma Consolidated Financial and Operating Data

                                                                 Year Ended December 31,
                                                                                               Pro Forma                   Pro Forma
                              1992         1993         1994         1995          1996         1996(1)      1996            1996(1)
                             -------      -------      -------      -------       -------      ---------  -----------      --------
                                (Millions of constant March 31, 1997 Pesos, except ratios                 (Millions of U.S. dollars,
                                              and operating data(2))                                            except ratios and
                                                                                                                operating data(3))
Income Statement Data:
Revenues:
   Service revenues ....  Ps.1,158.7  Ps. 1,434.5  Ps. 2,003.2  Ps. 1,615.5   Ps. 1,464.0   Ps. 1,464.0   U.S.$ 184.6   U.S.$ 184.6
   Telephone equipment
   and other revenues ..        72.2        128.3        273.3        287.8         236.1         236.1          29.8          29.8
                             -------      -------      -------      -------       -------       -------       -------       -------
       Total ...........     1,230.9      1,562.8      2,276.5      1,903.3       1,700.1       1,700.1         214.4         214.4
Cost of sales ..........       304.7        466.5        716.5        752.0         668.4         668.4          84.3          84.3
Operating expenses .....       469.3        628.1        969.1        840.7         736.5         693.7          92.9          87.5
Depreciation and
   amortization ........       124.3        241.8        583.2        669.7         604.6         614.8          76.2          77.5
                             -------      -------      -------      -------       -------       -------       -------       -------
Operating profit (loss)        332.6        226.4          7.7       (359.1)       (309.4)       (276.8)        (39.0)        (34.9)
Integral financing cost
   (gain)(4) ...........       128.6        426.3        678.7        376.9        (129.3)       (210.5)        (16.3)        (26.5)
Net income (loss) ......   Ps. 200.9   Ps. (205.0)  Ps. (701.1)  Ps. (769.2)   Ps. (363.3)   Ps. (249.5)   U.S.$(45.8)   U.S.$(31.5

Other Financial Data:
EBITDA(5) ..............   Ps. 457.0    Ps. 468.1    Ps. 590.9    Ps. 310.6     Ps. 295.2     Ps. 338.0    U.S.$ 37.2    U.S.$ 42.6
EBITDA margin(6) .......        37.1%        30.0%        26.0%        16.3%         17.4%         19.9%         17.4%         19.9%
Capital expenditures ...   Ps. 740.0    Ps. 670.3  Ps. 1,229.9    Ps. 471.3     Ps. 211.2          NA      U.S.$ 26.6          NA
Interest expense, net ..       175.5        295.5        204.0        173.3         281.1         194.3          35.4          24.5
Ratio of EBITDA to
   interest expense, net         2.6x         1.6x         2.9x         1.8x          1.1x          1.7x          1.1x          1.7x

U.S. GAAP (13):
Total revenues .........                               2,276.5      1,903.3       1,793.3       1,793.3         226.1         226.1
Operating profit (loss).                                   7.7       (359.1)       (636.4)       (603.8)        (80.3)        (76.1)
Adjusted EBITDA (6) ....                                 590.9        310.6         266.9         309.7          33.6          39.0
Net loss ...............                                (685.1)      (363.2)       (141.7)        (28.0)        (17.8)         (3.5)
Total assets ...........                               7,960.3      7,933.9       6,623.2            NA         835.2            NA
Total stockholders'
   equity ..............                               5,433.5      3,711.2       3,012.5            NA         379.9            NA

                                                  Year Ended December 31,
                             -----------------------------------------------------------
                              1992         1993          1994         1995         1996
                             -------      -------      --------      -------      -------
Operating Data:
Subscribers:
   Contract subscribers      114,838      127,361       194,723      208,802      161,277
   Prepay subscribers ..        --           --            --          1,399       71,629
                             -------      -------       -------      -------      -------
       Total(7) ........     114,838      127,361       194,723      210,201      232,906
Gross subscriber
additions ..............      86,295       68,551       117,539      103,733      119,968
Average subscribers(8) .      89,930      121,100       161,042      202,462      221,554
Contract churn(9) ......         3.0%         3.7%          2.7%         3.6%         4.3%
Average monthly MOUs
   per subscriber(10) ..         237          211           179          140          117
Nominal average
monthly cellular revenue
per subscriber(11) .....   Ps.   736    Ps.   638     Ps.   595    Ps.   464    Ps.   490
Nominal cost to acquire
a new subscriber(12) ...   Ps. 3,738    Ps. 5,808     Ps. 5,717    Ps. 6,143    Ps. 6,076

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                                       13

--------------------------------------------------------------------------------

   Summary Historical and Pro Forma Consolidated Financial and Operating Data

                                                                                    Three Months Ended March 31,
                                                              ----------------------------------------------------------------------
                                                                                              Pro Forma                  Pro Forma
                                                                    1996          1997         1997(1)        1997        1997(1)
                                                                   -------       -------      ---------      -------     ---------
                                                              (Millions of constant March 31, 1997 Pesos, (Millions of U.S. dollars,
                                                                 except ratios and operating data(2))         except ratios and
                                                                                                              operating data(3))
Income Statement Data:
Revenues:
   Service revenues ..........................................   Ps. 398.6     Ps. 318.8     Ps. 318.8    U.S.$ 40.2    U.S.$ 40.2
   Telephone equipment and other revenues ....................        53.9          51.5          51.5           6.5           6.5
                                                                   -------       -------       -------       -------       -------
       Total .................................................       452.5         370.3         370.3          46.7          46.7
Cost of sales ................................................       151.4         131.9         131.9          16.6          16.6
Operating expenses ...........................................       176.8         167.3         157.0          21.1          19.8
Depreciation and amortization ................................       157.9         132.9         135.4          16.8          17.1
                                                                   -------       -------       -------       -------       -------
Operating profit (loss) ......................................       (33.6)        (61.8)        (54.1)         (7.8)         (6.8)
Integral financing cost (gain)(4) ............................      (143.9)        (39.9)        (44.9)         (5.0)         (5.7)
Net income (loss) ............................................   Ps. 105.9     Ps. (32.2)    Ps. (19.5)   U.S.$ (4.1)   U.S.$ (2.5)

Other Financial Data:
EBITDA(5) ....................................................   Ps. 124.3      Ps. 71.1      Ps. 81.4     U.S.$ 9.0    U.S.$ 10.3
EBITDA margin(6) .............................................        27.5%         19.2%         22.0%         19.2%         22.0%
Capital expenditures .........................................    Ps. 13.2      Ps. 31.6          NA       U.S.$ 4.0          NA
Interest expense, net ........................................        73.0          54.8          44.8           6.9           5.6
Ratio of EBITDA to interest expense, net .....................         1.7x          1.3x          1.8x          1.3x          1.8x

Balance Sheet Data:
Working capital ..............................................Ps. (1,348.3) Ps. (1,232.2)    Ps. 373.1  U.S.$ (155.4)   U.S.$ 47.0
Property and equipment, net ..................................     3,912.6       3,353.4       3,353.4         422.9         422.9
Total assets .................................................     6,782.0       6,018.9       6,744.7         759.0         850.5
Total debt ...................................................     1,668.5       1,457.0       2,183.0         183.8         275.3
Total stockholders' equity ...................................     4,103.8       3,838.2       3,838.2         484.0         484.0

                                                  Three Months Ended
                                                      March 31,
                                                  1996         1997
                                                ---------    ---------
Operating Data:
Subscribers:
   Contract subscribers .....................     208,714      162,855
   Prepay subscribers .......................       2,163       87,872
                                                ---------    ---------
       Total(7) .............................     210,877      250,727
Gross subscriber additions ..................      20,354       32,951
Average subscribers(8) ......................     210,539      241,817
Contract churn(9) ...........................         3.9%         3.1%
Average monthly MOUs per subscriber(10) .....         126          108
Nominal average monthly cellular revenue per
subscriber(11) ..............................   Ps.   516     Ps.   469
Nominal cost to acquire a new subscriber(12)    Ps. 6,899     Ps. 5,057

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             Notes to Summary Historical and Pro Forma Consolidated
                          Financial and Operating Data

(1) The pro forma statement of operations data for the year ended December 31, 1996 and the three months ended March 31, 1997 give effect to the Financing as well as to cost savings resulting from the elimination in April 1997 of certain managerial and administrative positions, as though they had occurred as of January 1, 1996. The pro forma balance sheet data as of March 31, 1997 give effect to the Financing as though it had occurred as of March 31, 1997. See "Unaudited Pro Forma Consolidated Financial Information."

(2) Pursuant to Mexican GAAP, financial data for all periods included herein have, unless otherwise indicated elsewhere herein, been restated in constant March 31, 1997 Pesos. Restatement into constant March 31, 1997 Pesos is made by multiplying the relevant nominal Peso amount by the inflation index for the period between the end of the period to which such nominal Peso amount relates and March 31, 1997. The inflation index used in this Prospectus for 1992 figures is 2.3754, for 1993 figures is 2.1993, for 1994 figures is 2.0544, for 1995 figures is 1.3519, for December 31, 1996 figures is 1.0586 and for March 31, 1996 figures is 1.2477.

(3) Peso amounts were converted to U.S. dollars at the exchange rate of Ps.7.9300 per U.S.$1.00 reported as the Noon Buying Rate on March 31, 1997. Such conversions should not be construed as representations that the Peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated, or at all. See "Risk Factors-Peso Devaluation; Exchange Controls."

(4) Integral financing cost (gain) consists of net interest expense, foreign exchange losses or gains and gains or losses on net monetary position.

(5) "EBITDA" is defined herein as operating profit (loss) plus the sum of depreciation, amortization and, under U.S. GAAP, non-cash items, and is presented because the Company believes that EBITDA provides useful information regarding the Company's debt service ability. EBITDA as presented in this Prospectus (under both Mexican GAAP and U.S. GAAP) differs from EBITDA as defined in the Indenture. EBITDA in this Prospectus has not been reduced to reflect the additional expenses the Company would have incurred had Iusacell expensed, rather than, as is its current practice under Mexican GAAP and as is permitted under U.S. GAAP, amortized (over 18 months) the cost of cellular telephones Iusacell gives to its contract customers. These additional expenses will be deducted from the determination of EBITDA under the Indenture. EBITDA under U.S. GAAP would be decreased by the amount of capitalized pre-operating expenses (net of capitalized pre-operating revenues) for Iusacell's 450 MHz local wireless subsidiary which, beginning in 1996, are expensed. Under Mexican GAAP, these net pre-operating expenses are capitalized. Adjusted EBITDA under U.S. GAAP in this Prospectus is "adjusted" from EBITDA under U.S. GAAP by not expensing these pre-operating amounts, which adjustment is consistent with EBITDA under the Indenture as the Company's 450 MHz local wireless subsidiary will be an Unrestricted Subsidiary (as defined) under the Indenture. For the year ended December 31, 1996, Adjusted EBITDA under U.S. GAAP is different from EBITDA under Mexican GAAP in that the amount of a reserve for employee severance is expensed under U.S. GAAP (with a corresponding decrease in Adjusted EBITDA), while such reserve amount is considered an extraordinary item under Mexican GAAP (with no effect on EBITDA). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 19 to the Audited Consolidated Financial Statements. EBITDA should not be considered in isolation or as a substitute for the consolidated income statements or the consolidated statements of changes in financial position prepared in accordance with Mexican GAAP or as a measure of profitability or liquidity.

(6) EBITDA margin is calculated by dividing EBITDA by total revenues for the respective period.

(7) Total subscribers refers to the Company's subscribers in its operating regions at the end of the respective periods. A prepay customer is included as a subscriber if, at the end of a period, the customer's prepay card has not yet expired. See "Business-Cellular Services-Prepay Turnover."

(8) Average subscribers represents the rolling monthly average number of subscribers for each of the respective periods.

(9) Contract churn for a given period is calculated by dividing, for each month in that period, the total number of contract subscribers disconnected in such month by the number of contract subscribers at the beginning of such month and dividing the sum of the resulting quotients for all months in such period by the number of months in such period. For a discussion of prepay turnover, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscribers Base."

(10) Average monthly MOUs per subscriber is calculated by dividing the total MOUs for the respective period by the average number of subscribers for such period and dividing the resulting quotient by the number of months in such period.

(11) Nominal average monthly cellular revenue per subscriber is calculated by dividing the total cellular service revenue for the respective period (in nominal Pesos) by the average number of subscribers for such period and dividing the resulting quotient by the number of months in such period.

(12) Nominal cost to acquire a new subscriber represents sales, marketing and advertising costs, plus the costs of cellular phones Iusacell gives to its contract customers, for the respective period (in nominal Pesos) divided by the gross customer additions for such period.

(13) See Note 19 to the Audited Consolidated Financial Statements for a discussion of certain differences between U.S. GAAP and Mexican GAAP.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Purchasers of the New Notes offered hereby should carefully consider the following risk factors, as well as other information set forth in this Prospectus, prior to making an investment in the New Notes. To the extent it relates to the Mexican government or Mexican macroeconomic data, the following information has been extracted from official publications of the Mexican government and has not been independently verified.

Recent Negative Operating Results

      The Company has experienced net losses for each of the four years in the period ended December 31, 1996 and for the six months ended June 30, 1997. See "Summary-Recent Developments." For the year ended December 31, 1996 and for the three months ended March 31, 1997, the Company's earnings were insufficient to cover its fixed charges by Ps. 320.7 million (U.S.$40.4 million) and Ps. 36.7 million (U.S.$4.6 million), respectively. After giving pro forma effect to the Financing and the application of the net proceeds thereof as if it had occurred on January 1, 1996, the Company's earnings would have been insufficient to cover its fixed charges by Ps. 211.6 million (U.S.$26.7 million) for the year ended December 31, 1996 and by Ps. 25.1 million (U.S.$3.2 million) for the three months ended March 31, 1997. The Company's revenues declined by 16.4% and 10.7% in 1995 and 1996, respectively, and EBITDA declined by 47.4% and 5.0% in such years. The Company's revenues and EBITDA declined by 18.2% and 42.8%, respectively, in the first quarter of 1997 from the first quarter of 1996. The Company also experienced a 22.8% reduction in the number of its contract customers during 1996 (contract customers increased by less than 1% during the first quarter of 1997). There can be no assurance that the Company will be able to reverse these trends in the near future or that, if the Company were unable to do so, such continuing losses and declines would not affect the Company's ability to service the Notes or to access credit or refinance its indebtedness, including the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." EBITDA is used in this paragraph as defined in Note 5 to "Summary-Summary Historical and Pro Forma Consolidated Financial and Operating Data."

Mexican Governmental, Political, Economic and Social Factors

      The Company is a Mexican corporation with substantially all of its operations situated in Mexico, and approximately 99.5% of its revenues in 1996 resulted from sales generated within Mexico. Accordingly, the economic environment within Mexico, which is significantly affected by actions taken by the Mexican government, can be expected to have a significant impact on the Company's business, financial condition and results of operations and on the Company's ability to meet its obligations under the Notes.

      Beginning in December 1994, Mexico experienced an economic crisis characterized by exchange rate instability, high inflation, high domestic interest rates, negative economic growth and reduced consumer purchasing power. The Noon Buying Rate rose from Ps. 3.4662 per U.S.$1.00 on December 19, 1994 to Ps. 5.000 per U.S.$1.00 on December 31, 1994, Ps. 7.7400 per U.S.$1.00 on
December 31, 1995, Ps. 7.8810 per U.S.$1.00 on December 31, 1996 and Ps. 7.8870
per U.S.$1.00 on July 15, 1997. See "-Peso Devaluation; Exchange Controls." Mexican GDP declined by 6.2% in 1995, grew by 5.1% during 1996 and grew at an annualized rate of 5.1% in the first quarter of 1997. The annual rate of inflation, as measured by changes in the Mexican National Consumer Price Index (Indice Nacional de Precios al Consumidor or the "INPC"), was 52.0% and 27.7% in 1995 and 1996, respectively, after having been only 7.1% in 1994. For the first quarter of 1997, the non-annualized inflation rate was 5.9%. Concerns over the Mexican economy also led to sharply higher interest rates in 1995 and 1996, both domestically and externally, on Mexican public and private sector debt and to sharply reduced opportunities for refinancing or refunding maturing debt issues (including the Company's indebtedness). Mexican interest rates, which had reached a low of 8.8% per annum for 28-day Cetes (Mexican treasury bills) in February 1994, rose through most of 1994 and increased substantially in 1995, when interest rates on 28-day Cetes averaged 48.3%. Interest rates on 28-day Cetes averaged 31.3% in 1996. On September 30, 1997, the interest rate on 28-day Cetes was 16.65%. In response to the economic situation, the Mexican government entered into an international economic recovery package and announced a series of measures which initially limited and may in the future limit the growth of the Mexican economy.

      These economic conditions substantially reduced the purchasing power of the Mexican population and, as a consequence, had a material adverse effect on the Company's 1995 and 1996 financial condition and results of operations. In 1996, the Company experienced a 22.8% reduction in the number of its contract customers. In response to this trend and to meet the needs of its existing customers, the Company began to offer prepay cards in June 1996. Prepay card subscribers now represent approximately 35% of the Company's total number of subscribers. Prepay customers generate substantially lower average monthly revenues and minutes of use, and have substantially higher turnover rates, than contract customers. In addition, the shorter duration of a prepay customer's commitment (currently up to 60 days) as compared to a contract customer's commitment (on average 18 months), could cause the Company's prepay subscriber base to be adversely affected more quickly and substantially than its contract subscriber base in the event of future negative economic developments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

      Due to market and economic conditions, the Company was unable to increase its rates sufficiently in 1995, 1996 and the first quarter of 1997 to keep pace with inflation and may not be able to do so in the future. While the Mexican economy has begun to recover, such recovery has not yet resulted, and may not result, in a significant improvement in consumer purchasing power, which continues to adversely affect the Company. There can be no assurance that the economic recovery will continue or that the economy will return to the growth levels existing prior to the crisis. There is a risk that any political, economic or social responses to the economic situation, over which the Company has no control (and which could include, among other things, social unrest and labor disruptions), may impair the Company's business, financial condition and results of operations and adversely affect the Company's ability to access credit, refinance its existing indebtedness and meet its obligations under the Notes.

      On July 6, 1997, Mexico held elections for, among other offices, all members of the Mexican Chamber of Deputies, 32 members of the Mexican Chamber of Senators and the mayor of Mexico City. As a result of these elections, for the first time in seven decades, the Partido Revolucionario Institucional will not hold a majority of the seats in the Mexican Chamber of Deputies or the office of mayor of Mexico City. Iusacell cannot predict the impact these elections will have on Mexican economic, regulatory and social policy or the consequences thereof on the business, financial condition and results of operations of the Company.

Peso Devaluation; Exchange Controls

      While the Company's sales are almost entirely denominated in Pesos, the vast majority of its obligations are denominated in U.S. dollars, and the Company is therefore exposed to Peso devaluation risk. The Peso has been subject to substantial devaluation against the U.S. dollar in the past, particularly since December 1994, and may be subject to further significant devaluation in the future. The Company does not currently have in place and does not intend to enter into hedging transactions with respect to this risk. Therefore, further declines in the value of the Peso relative to the U.S. dollar could adversely affect the Company's ability to meet its obligations under the Notes, the Credit Facility and other U.S. dollar-denominated obligations.

      The Mexican economy has experienced balance of payment deficits and shortages in foreign exchange reserves. While the Mexican government does not currently restrict the ability of Mexican or foreign persons or entities to convert Pesos to foreign currencies generally, and U.S. dollars in particular, it has done so in the past and no assurance can be given that the Mexican government will not institute a restrictive exchange control policy in the future. Any such restrictive exchange control policy could prevent or restrict the Company's access to U.S. dollars to meet its U.S. dollar obligations under the Notes and could also have a material adverse effect on the Company's business, financial condition and results of operations. The impact of any such measures adopted by the Mexican government on the Mexican economy cannot be accurately predicted. See "Exchange Rates."

Substantial Leverage; Ability to Service Debt

      As of March 31, 1997, the Company's total consolidated indebtedness, as adjusted to give effect to the Financing and the application of the proceeds thereof, would have been Ps. 2,183.0 million (U.S.$275.3 million), or approximately 36.3% of its total capitalization, assuming no amounts would have been outstanding under the U.S.$100.0 million Revolving Credit Facility. Historically, the Company's cash generated from operating activities has not been sufficient to meet its debt service, working capital and capital expenditure requirements, and the Company has relied on additional borrowings and capital contributions to meet such funding needs. The degree to which the Company is leveraged and the covenants set forth in the Indenture and the Credit Facility may adversely affect the Company's ability to finance its future operations, to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally, and could limit its ability to pursue business opportunities that may be in the interests of the Company and its securityholders. See "-Capital Requirements," "Capitalization," "Description of Credit Facility" and "Description of Notes-Certain Covenants."

Asset Encumbrance; Subordination of Subsidiary Guarantees

      Although the New Notes will be senior obligations of the Company ranking pari passu in right of payment with all other existing and future senior obligations of the Company, like the Old Notes, the New Notes will not be secured by any of the Company's assets. The Company's obligations under the Credit Facility will be secured by a pledge of all capital stock held by the Company and the Subsidiary Guarantors and, subject to applicable regulations and approvals, by security interests in all cellular concessions held by the Company and its subsidiaries and all assets used in or arising out of the commercial operation of such concessions. Accordingly, if an event of default occurs under the Credit Facility, the lenders under the Credit Facility will have a prior right to substantially all of the assets of the Company and the Subsidiary Guarantors, and may foreclose upon such assets to the exclusion of the holders of the Notes, notwithstanding the existence of an event of default under the Indenture. In such event, the assets of the Company and the Subsidiary Guarantors securing the Credit Facility would first be used to repay in full amounts outstanding under the Credit Facility, resulting in all or a portion of such assets being unavailable to satisfy the claims of holders of the Notes and other unsecured indebtedness. In addition, the Indenture permits the Company and the Restricted Subsidiaries to incur certain other secured indebtedness. Under certain circumstances, after the closing of the Financing, the aggregate amount available under the Credit Facility may be increased by up to U.S.$100.0 million. If an event of default occurs under any such permitted secured indebtedness, the lenders thereunder will have a prior right to the assets of the Company and the Subsidiary Guarantors securing such indebtedness. In the event of a foreclosure by such lenders, there can be no assurance that there will be sufficient assets to pay any amounts due on the Notes.

      The Indebtedness evidenced by the Subsidiary Guarantees of the New Notes, like the Old Notes, will be subordinated to the prior payment in full of all Indebtedness of the Company outstanding under the Credit Facility as well as to certain refinancing indebtedness with respect thereto. By reason of such subordination, in the event of an insolvency, liquidation or other statutory reorganization of the Company, the lenders under the Credit Facility, or any such refinancing indebtedness, must be paid in full before the holders of the Notes may be paid pursuant to the Subsidiary Guarantees; consequently, there may be insufficient assets remaining after payment of claims of such lenders to pay amounts due on the Notes. In addition, under certain circumstances, no payments to holders of Notes may be made pursuant to the Subsidiary Guarantees if a default exists under the Credit Facility. Furthermore, the guarantees of the Credit Facility by the Subsidiary Guarantors will be secured by security interests in substantially all of the assets of the Subsidiary Guarantors and, along with other secured indebtedness of the Subsidiary Guarantors, will effectively rank senior to the Company and the Subsidiary Guarantees, which are unsecured. On March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof, the aggregate amount of such secured indebtedness of the Company and the Subsidiary Guarantors would have been approximately Ps. 991.3 million (U.S.$125.0 million), assuming no amounts are outstanding under the U.S.$100.0 million Revolving Credit Facility. See "Description of Credit Facility" and "Description of Notes-Ranking" and "-Subsidiary Guarantees."

Holding Company Structure

      The Company's operations are conducted through its direct and indirect subsidiaries. As a holding company, the Company has no independent operations and, therefore, is dependent on the cash flows of its subsidiaries and other entities to meet its own obligations, including the payment of principal of and interest on the Notes. There can be no assurance that the Company will obtain sufficient funds from its subsidiaries in order to make payments on its indebtedness, including the Notes.

      Because certain of the Company's subsidiaries do not guarantee the payment of the Notes, the claims of holders of the Notes will be effectively subordinated to the claims of creditors of such subsidiaries. The Company's paging, long distance, 450 MHz local wireless and microwave subsidiaries will not be Subsidiary Guarantors until such time as applicable law or regulation shall no longer prohibit the Company from owning a majority of the voting stock thereof, supermajority shareholder approval shall not be required for such subsidiary to make guarantees and such subsidiaries are otherwise Restricted Subsidiaries, which designation is in the discretion of the Company (see "-Potential Lack of Control Over Certain Subsidiaries"). The Company's local 450 MHz wireless subsidiary will be designated as an Unrestricted

Subsidiary. The Company's other non-wholly owned subsidiaries (as well as subsidiaries owning assets having a fair market value of less than U.S.$10,000) also will not be Subsidiary Guarantors. As of March 31, 1997, the total balance sheet liabilities of the Company's subsidiaries which are not Subsidiary Guarantors (including trade payables and accrued liabilities but excluding intercompany payables) were Ps. 64.4 million (U.S.$8.1 million). These subsidiaries may have other liabilities, including contingent liabilities, which could be substantial. In addition, if the Subsidiary Guarantees were held to be invalid for any reason, trade creditors and holders of indebtedness of the Subsidiary Guarantors would generally have priority as to the assets of the Subsidiary Guarantors over claims of the Company and the holders of the Company's indebtedness, including the Notes. In this case, claims of holders of the Notes would also be effectively subordinated to claims of creditors of the Subsidiary Guarantors. As of March 31, 1997, the total balance sheet liabilities of all the Company's subsidiaries (including trade payables and accrued liabilities but excluding intercompany payables) were Ps. 677.2 million (U.S.$85.4 million). See "-Possible Limitations on Enforceability of Guarantees," "Description of Notes-Ranking," "-Subsidiary Guarantees" and Note 20 to the Audited Consolidated Financial Statements.

      Mexican corporations may only pay dividends out of net income after approval by shareholders of the financial statements reflecting such net income and the payment of such dividends and after all prior losses have been recovered. In addition, payments of dividends by a Mexican company are subject to corporate taxes at the prevailing 34% rate unless made out of taxed retained earnings. Such provisions of Mexican law could reduce dividends received by the Company from its subsidiaries.

Possible Limitations on Enforceability of Guarantees

      The Subsidiary Guarantees provide a basis for a direct claim against the Subsidiary Guarantors; however, it is possible that the Subsidiary Guarantees may not be enforceable. The Company has been advised by its Mexican counsel, De Ovando y Martinez del Campo, S.C., that the laws of Mexico do not prevent the Subsidiary Guarantees from being valid, binding and enforceable against the Subsidiary Guarantors in accordance with their terms, provided they are in compliance with certain requirements under Mexican law. The Company has been advised by Rogers & Wells, United States counsel for Iusacell, that the obligation of each Subsidiary Guarantor may be subject to review under U.S. state or federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of a subsidiary of the Company, such as a trustee in bankruptcy or such Subsidiary Guarantor as debtor-in-possession, were to find that at the time such obligation was incurred, such Subsidiary Guarantor, among other things, (a) did not receive fair consideration or reasonably equivalent value therefor and (b) (i) was insolvent, (ii) was rendered insolvent, (iii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iv) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could avoid such Subsidiary Guarantor's obligation and direct the return of any payments made thereunder to such Subsidiary Guarantor or to a fund for the benefit of its creditors. Moreover, regardless of the factors identified in the foregoing clauses (i) through (iv), such court could avoid such obligation and direct such repayment if it found that the obligation was incurred with an intent to hinder, delay or defraud such Subsidiary Guarantor's creditors.

      Under Mexican law there are provisions that affect or may affect creditors' rights generally or the rights of certain creditors in particular. Those provisions include, among other things, (i) a creditor's right to request the nullity of action taken by a debtor to the prejudice of such creditor and
(ii) priority given to preferred creditors, pursuant to which labor claims, claims of tax authorities for unpaid taxes and claims of secured creditors or creditors with a special privilege under law will have priority over claims of unsecured creditors.

      The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts is greater than all of its property (including collection rights) at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

      Furthermore, the Subsidiary Guarantors may be or become subject to contractual restrictions on their ability to make payments on the Subsidiary Guarantees. If a Subsidiary Guarantor is sold, merged or consolidated in a transaction in which it is not the surviving entity, such Subsidiary Guarantor will be released from all obligations under its Subsidiary Guarantee so long as the proceeds from such transaction are applied as described under "Description of Notes-Certain

Covenants-Limitation on Sale of Assets and Subsidiary Stock." See "-Asset Encumbrance; Subordination of Subsidiary Guarantees."

      If the Subsidiary Guarantees were not enforceable, the Notes would effectively be subordinated to all liabilities, including trade payables and accrued liabilities, of the Subsidiary Guarantors. On March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof, the Subsidiary Guarantors had total balance sheet liabilities of approximately Ps.
376.2 million (U.S.$47.4 million), in addition to their guarantee obligations under the Credit Facility. Additionally, the Subsidiary Guarantors have other liabilities, including contingent liabilities, which may be substantial. See "Description of Notes-Subsidiary Guarantees."

Potential Lack of Control Over Certain Subsidiaries

      Mexican telecommunications and foreign investment laws limit foreign ownership of companies holding concessions to provide telecommunications services other than cellular service, including local telephony and domestic and international long distance, to not more than 49% of the voting capital stock thereof. Certain telecommunications concessions, including nearly all paging concessions, also explicitly restrict foreign ownership to the aforementioned percentage. These laws and concessions also generally prohibit foreign control over such companies by other means.

      In February 1997, Mexico's Comision Nacional de Inversiones Extranjeras (the "Mexican Foreign Investment Commission") conditioned its approval of Bell Atlantic assuming management control over the Company and its subsidiaries upon the requirement that, within a renewable period of 180 days, Iusacell transfer at least 51% of the voting shares of the Company's subsidiaries providing long distance (Iusatel, S.A. de C.V.) and local wireless services (Iusatelecomunicaciones, S.A. de C.V.) to Mexican nationals on terms acceptable to the Mexican Foreign Investment Commission. Iusacell intends to comply with this condition by transferring 51% of the voting shares of these subsidiaries to Mexican nationals while retaining a larger equity interest through the ownership of "neutral" limited-voting stock (inversion neutra). See "Business-Government Regulation-Foreign Ownership Restrictions." Although Iusacell has commenced negotiations with Mexican nationals for this purpose, Iusacell cannot anticipate whether it will be able to negotiate a definitive transfer agreement with any such Mexican nationals, what the terms of any such definitive transfer agreement will be or whether such terms will be acceptable to the Mexican Foreign Investment Commission or whether any such transfer will be consummated. Iusacell expects that it will retain rights relating to the management and operations of such subsidiaries commensurate with the magnitude of its interests therein. However, there can be no assurance that the Company will be able to obtain such rights with respect to the management and operations of such subsidiaries or access its proportionate share of their cash flow.

      Pursuant to a joint venture with Infomin, S.A. de C.V. ("Infomin"), a Mexican corporation, the Company holds a 51% interest in Infotelecom, S.A. de C.V. ("Infotelecom"), an entity which engages in the commercialization and provision of paging services. Infomin holds a concession to provide national paging services. Although the joint venture agreement between Iusacell and Infomin contemplates that Infomin will ultimately transfer its paging concession to Infotelecom, Infomin's paging concession prohibits foreign ownership of more than 49% of the voting shares of the entity holding the concession. As a result, the transfer of Infomin's paging concession to Infotelecom cannot be effected so long as Bell Atlantic continues to control the management of Iusacell and the Company continues to hold more than 49% of the voting shares of Infotelecom. The Company's paging services are currently provided only through Infotelecom. See "Business-Other Services-Paging."

      Because of the above described foreign ownership restrictions, the Company's paging, long distance, 450 MHz local telephony and microwave subsidiaries will not be Subsidiary Guarantors. To the extent other subsidiaries of the Company are subject to similar restrictions (such as in the case of PCS concession holders), such other subsidiaries also will not be Subsidiary Guarantors. See "-Holding Company Structure."

Potential Inability to Fund a Change of Control Offer or Acceleration of Notes

      Upon the occurrence of a Change of Control (as defined under "Description of Notes--Change of Control"), the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The occurrence of certain of the events that would constitute a Change of Control could constitute a default under existing and future indebtedness of the Company, which could result in such indebtedness becoming due and payable. In addition, upon the occurrence of an Event of Default (as defined under "Description of Notes--Events of Default") (including a cross-default to other indebtedness for borrowed money) the maturity of the Notes may be accelerated. The source of funds for any repurchase of the Notes or acceleration and any such other payments will be the Company's available cash, cash generated from operations or other sources, including additional capital raised from a new controlling person or otherwise. However, there can be no assurance that the Company will have sufficient funds to purchase all the Notes that might be delivered by holders thereof seeking to accept the offer to purchase or upon acceleration. See "Description of Notes--Change of Control".

Increased Competition; Disputes with Telmex

      The Company faces significant competition from Telcel in providing cellular services in each region in which the Company operates. As a subsidiary of Telmex, Telcel has significantly greater financial and other resources than those available to the Company. Telcel operates a nationwide cellular network under concessions from the Mexican government and has only one competitor in each region in which it operates. This nationwide network and concession, together with Telcel's relationship with Telmex, its established customer base and its ability to use Telmex's installed telecommunications systems give it a substantial competitive advantage over the Company. In addition, the Company believes that Telcel may benefit from unlawful cross-subsidies by Telmex, which allow Telcel to charge rates below cost for cellular services. Competition is substantial and the Company bears significant promotional expenses, including the provision of cellular telephones to contract subscribers free of charge or at a substantial discount. Competitive conditions also contributed in 1996 and the first quarter of 1997 to a substantial increase in prepay customers, who generate significantly lower average monthly cellular revenues and MOUs than contract subscribers, and substantially higher turnover relative to contract churn. In addition, the shorter duration of a prepay customer's commitment (currently up to 60 days) as compared to a contract customer's commitment (on average 18 months), could cause the Company's prepay subscriber base to be adversely affected more quickly and substantially than its contract subscriber base by negative competitive developments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base" and "Business-Competition." There can be no assurance that the Company will be able to compete effectively against Telcel.

      The Company expects to face increased competition from other companies providing comparable services utilizing emerging technologies which may be introduced in the future, including enhanced specialized mobile radio, PCS and satellite telephone. PCS and certain local telephony bandwidth auctions are scheduled by the Mexican government for the fall of 1997 and are expected to result in increased price competition. In addition, the Company's concessions do not prevent the Mexican government from licensing other companies to provide similar services in the regions now served by the Company. As the Company expands its local telephony services it will increasingly face competition from Telmex and other companies seeking to provide local services. See "-Mexican Government Regulation" and "Business-Competition."

      The Company also competes with Telmex and other companies for long distance customers. Telmex's existing, nationwide customer base and installed landline network give it a substantial competitive advantage over the Company. The SCT has granted long distance concessions to nine other companies, including joint ventures in which major international telecommunications companies such as AT&T and MCI have significant ownership interests, and more concessions may still be granted. Presubscription balloting is currently taking place in certain cities, whereby telephone customers choose their long distance carrier. The Company has chosen not to commit significant marketing resources to the balloting process and has fared poorly in initial balloting results.

      In data transmission services, the Company competes with Telmex and Telecomm, S.A., the Mexican state entity, which operates in, and participates in the regulation of, the Mexican data transmission industry, as well as with over 1,000 private networks.

      In paging services, the Company competes with established companies such as Comunicaciones Mtel, S.A. de C.V. ("Skytel"), Operadora Biper, S.A. de C.V. ("Biper"), Comunicacion Dinamica Metropolitana, S.A. de C.V. ("Codime"), Marcatel S.A. de C.V. ("Marcatel") and Buscatel, S.A. de C.V. ("Buscatel"), a subsidiary of Telmex. Certain of the Company's paging competitors have already established nationwide paging networks, giving them a significant operational and marketing advantage over the Company.

      Telmex and certain other competitors have significantly greater financial and other resources than those available to the Company, which limits the ability of the Company to compete effectively. See "-Ability to Implement New Services" and "Business-Competition."

      The Company has filed a complaint with Mexico's Comision Federal de Competencia (the "Mexican Federal Competition Commission") against Telmex and Telcel, claiming that the two companies have engaged in monopolistic practices in the Mexican telecommunications market, including unlawful cross-subsidies by Telmex of Telcel's cellular phone operations and discriminatory practices against the Company. The disputes with Telmex have had and may continue to have an adverse effect on the Company's business relationship with Telmex, which is the largest participant in the Mexican telecommunications market. See "Business-Legal Proceedings."

Capital Requirements

      In order to implement its operating strategy through 2001, the Company will be required to make significant expenditures. The Company expects capital expenditures for 1997, 1998 and 1999 to total approximately U.S.$308 million. Significant additional expenditures may be required under the terms of the Company's concessions.

      The Company believes that it has sufficient financing for its capital expenditures in 1997 and the first half of 1998. As the Company makes additional investments in its cellular network and pursues long distance and local telephony opportunities (including PCS), it will need additional funds in the second half of 1998 and beyond to the extent the Bell Atlantic Facility is not drawn upon. The terms of the Company's concessions may also require the Company to make certain other significant investments in its various networks for which additional funds would be required during 1997 and 1998. There can be no assurance as to whether the Company can obtain any such additional funds on acceptable terms or at all. The Indenture and the Credit Facility limit the ability of the Company to incur debt. See "-Substantial Leverage; Ability to Service Debt," "-Rapid Technological Change," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Capital Expenditures," "Certain Transactions" and "Description of Notes."

Rapid Technological Change

      Inherent in the global telecommunications industry is the need to adapt to rapid and significant changes in technology, which generally requires significant capital expenditures. While the Company currently provides cellular service primarily using analog technology, it has, in order to remain competitive, already begun to implement digital technology and plans to begin implementing a CDMA overlay in the first quarter of 1998. There can be no assurance that CDMA or any other digital technology selected by the Company in its cellular business will not be challenged by competition from new or improved digital technologies supporting cellular service or other services such as PCS in the near future or that technological changes will not adversely affect the Company's competitive position or require write-downs of obsolete technology. In connection with the planned CDMA overlay, the Company may record substantial non-cash losses relating to the write-off of assets deployed in its existing network. PCS auctions are scheduled by the Mexican government for the fall of 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay" and "-Liquidity and Capital Resources-Capital Expenditures" and "Business-Network and Equipment-Cellular Services."

Risks of Expansion

      The Company's strategy contemplates the pursuit of strategic opportunities in the wireless business in Mexico, and the Company is currently pursuing several such opportunities (although to date no agreements with respect to such opportunities have been entered into). The Company's strategy also contemplates expanding into new telecommunications services, including PCS. Iusacell currently intends to participate in the auction for PCS bandwidth scheduled by the Mexican government for the fall of 1997. Each of these opportunities and new business ventures will require the devotion of substantial management resources and may require significant capital investments. Furthermore, such opportunities will be subject to risks inherent in the integration of new business enterprises into the Company's existing operations. There can be no assurance that any of the strategic opportunities will be consummated. Moreover, the Company may incur significant costs and expenses in connection with the consummation and implementation of these opportunities. There can be no assurance that these expenditures will ultimately result in the integration of profitable operations with the Company's existing business. See "Business-Business Strategy."

Ability to Implement New Services

      The ability of the Company to expand its paging and long distance services and to implement local telephony services, including PCS, in accordance with its plans will depend on a number of factors over which the Company has limited or no control. These factors include, among others, the Company's ability to acquire concessions for spectrum at commercially acceptable prices, raise sufficient capital, obtain required governmental approvals, negotiate reasonable interconnection agreements, obtain certain rights of way for fiber optic cables, successfully deploy certain technologies, secure leases for base stations, hire additional qualified personnel and develop an adequate customer base. Any of these factors could cause significant delays in, or impede or reduce the scope of, the implementation of the new services.

      The Company has experienced substantial delays in obtaining the SCT's approval of its technical and economic plans for local wireless service in the 450 MHz frequency band. However, on June 10, 1997, the SCT and the Company reached agreement on a process by which the Company could obtain a concession issued and recognized by the SCT to provide local wireless service in the 450 MHz frequency band. The Company's ability to implement local wireless service in the 450 MHz frequency band is conditioned upon the acquisition of concessions to provide such service at a commercially acceptable cost (which will be affected by the outcome of the auctions in the 450 MHz and 1.9 GHz (PCS) frequency bands scheduled for the fall of 1997) as well as the approval by the SCT of the Company's technical and economic plans for such service. There can be no assurance that such concessions can be acquired at a commercially acceptable cost or that such approval will be granted. In the alternative, the Company may consider providing local telephony service in other frequency bands. Any such service could also require regulatory approvals and the payment of substantial fees to acquire or modify concessions, and the Company may record substantial non-cash losses in connection with write-downs of assets related to its 450 MHz local wireless service. There can be no assurance that any approval which may be required in connection with any such service would be granted. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay" and "Business-Other Services-Local Telephony."

Cellular Fraud

      The fraudulent use of cellular telecommunications networks imposes a significant cost upon cellular service providers, who must bear the cost of services provided to fraudulent users. In addition to loss of revenue as a result of fraudulent use, the Company also suffers cash costs due to its obligation to reimburse carriers for the cost of services provided to fraudulent users accessing long distance services or out-roaming in the region of another operator. These cash costs approximated Ps. 32.6 million (U.S.$4.0 million) in 1996 and Ps. 9.6 million (U.S.$1.2 million) in the first quarter of 1997. Reports have appeared that there has been an increase in cellular fraud.

      Although technology has been developed to combat the fraudulent use of telecommunications networks, it does not eliminate fraudulent use entirely. Significant expenditures are required periodically to acquire and utilize anti-fraud technology. For the year ended December 31, 1996, costs incurred by the Company in the prevention of fraud were approximately Ps. 1.6 million (U.S.$0.2 million), and the Company expects to spend approximately Ps. 25.4 million (U.S.$3.2 million) in 1997 for fraud prevention. While the Company makes use of anti-fraud technology and plans to introduce enhancements in 1997, it still expects to have substantial costs due to cellular fraud. There can be no assurance that fraud or the costs of anti-fraud initiatives will not have an adverse effect upon the Company's business, financial condition and results of operations.

Mexican Government Regulation

      The terms of the concessions pursuant to which the Company provides its services are subject to government regulation. There can be no assurance that additional concessions to provide services similar to or the same as those provided or expected to be provided by the Company will not be granted to potential competitors, or that the value of the Company's concessions will not otherwise be affected by government action.

      The Mexican government, through the SCT, has granted concessions to certain of the Company's subsidiaries to provide cellular communications service in four different regions. The SCT has the right to terminate a concession, without compensation, before the expiration of its term in the event a concessionaire fails to perform its obligations under, or violates the terms of, the concession or applicable law. The Mexican government, through the SCT, may also temporarily seize all assets related to a concession in the event of natural disaster, war, significant public disturbance or threats to internal peace and for other reasons of economic or public order. In addition, the Mexican government has the statutory right to expropriate any concession and claim all assets related thereto for reasons of public interest (rescate). Mexican law provides for compensation in connection with losses and damages related to temporary seizure or expropriation. However, there can be no assurance as to the adequacy or timing of compensation obtained in any such case. See "Business-Government Regulation."

      The Company is also subject to regulation by the SCT with respect to its paging, long distance and local telephony services and its microwave transmission facilities. As with its cellular concessions, the Company's right to operate these services and facilities is subject to compliance with various conditions specified in the concessions and applicable law, and such concessions may be revoked, temporarily seized or expropriated in terms similar to those described in the prior paragraph. The Company has not yet received the concession or SCT approval of its technical and economic plans necessary to commercialize local wireless services using the 450 MHz frequency band. See "-Ability to Implement New Services." The Mexican government intends to auction bands of frequencies for microwave links within the next thirty days. The Company currently intends to participate in such auctions.

      Finally, if the Company were to be deemed by the SCT and the Comision Federal de Telecomunicaciones (the "Mexican Federal Telecommunications Commission") to be a dominant carrier within a particular telecommunications service, then the Company could also be subject to, among other things, obligations relating to maximum prices and minimum service quality.

Relationship with Principal Shareholders

      Pursuant to the bylaws of Iusacell, Bell Atlantic has the ability to determine the outcome of any action requiring the approval of the Company's shareholders, except that the concurrence of Carlos Peralta Quintero and his affiliated companies (collectively, the "Peralta Group") is required in order to change the nationality, corporate nature or corporate purpose of the Company, to amend the Company's bylaws, to merge or dissolve the Company, to spin off parts of the Company, to increase or reduce the fixed capital of the Company, to issue bonds or preferred capital stock, to redeem shares of capital stock, to cancel the registration of the Series L Shares of the Company on the Mexican Stock Exchange or any other securities exchange, to sell or acquire, or exercise withdrawal rights with respect to, shares of other companies if the relevant consideration exceeds 20% of the stockholders' equity of the Company and with respect to any other matter which pursuant to applicable law or the Company's bylaws may require a special quorum at the relevant shareholders' meeting. In addition, Bell Atlantic and the Peralta Group have entered into a shareholders agreement which, among other things, governs the appointment of the Company's board of directors and grants the Peralta Group the right to approve certain actions of the Company. See "Controlling Shareholders."

      In early 1996, Carlos Peralta, formerly Vice Chairman of the Board of Directors of the Company and currently a Director of the Company, publicly stated that he had, in April 1994, transferred U.S.$50.0 million to bank accounts controlled by Raul Salinas de Gortari, for an investment in a venture capital fund to be organized by Mr. Salinas. Mr. Salinas, brother of the former President of Mexico, currently faces charges in connection with the assassination of a prominent politician, as well as charges of "inexplicable enrichment" (which is a crime under Mexican law), related to more than U.S.$100.0 million allegedly being held by him in non-Mexican bank accounts under an assumed name. Mr. Salinas may also face other criminal charges, such as tax evasion. Various press reports in Mexico and internationally have speculated that the U.S.$50.0 million transfer may have represented payment for governmental favors and not an investment in a venture capital fund. Mr. Peralta has denied such allegations. The Company has not made any payments to Mr. Salinas, and is not aware of any wrongdoing by Mr. Peralta.

      The Company is of the opinion that all concessions it holds were granted in compliance with applicable Mexican laws. However, there can be no assurance that Mexican governmental authorities will not attempt to challenge the validity of the concessions or to take other actions that could be detrimental to the Company with respect to its concessions. Nor can there be any assurance that Mr. Peralta's alleged involvement with Mr. Salinas or other factors will not result in a forced divestiture or attachment of Mr. Peralta's holding in the Company.

      Apparently prompted by Mr. Peralta's disclosure, in February 1996 the Mexican federal tax authorities started tax audits on the Company, certain subsidiaries of the Company and Mr. Peralta. The Company has no reason to believe that such audits have adversely affected or will adversely affect its operations, financial condition or results of operations. On March 2, 1997, a warrant for Mr. Peralta's arrest was issued following his indictment on charges of tax evasion. Mr. Peralta obtained an injunction (amparo) against execution of the arrest warrant and, on April 28,1997, was acquitted of all related charges. The Secretaria de Hacienda y Credito Publico (the "Mexican Ministry of Finance") and the Prosecutor General's Office of Mexico are appealing the acquittal.

      The Company's business activities have required, and will in the future require, licenses and approvals from the Mexican government. There can be no assurance that Mr. Peralta's public statements and indictment and the Mexican government's inquiries will not impact the Company's ability to obtain concessions, licenses and approvals for business opportunities in the future, including those required for the long distance and local telephony services, or to obtain the renewal of existing concessions, licenses and approvals. Various press reports had speculated that Mr. Peralta's public statements contributed to the delay in Iusacell and the SCT reaching agreement regarding the Company's local wireless service in the 450 MHz frequency band.

      Additionally, there can be no assurance that the publicity surrounding Mr. Peralta's statements or indictment will not have a negative impact on consumer perceptions of the Company and will not adversely affect the Company's business, financial condition and results of operations.

Dependence on Bell Atlantic Personnel

      The majority of the Company's senior management team, including its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, are employees of Bell Atlantic whose services are provided to Iusacell on a consulting or seconded basis. If these employees were not made available to Iusacell by Bell Atlantic (because Bell Atlantic was no longer the controlling shareholder of Iusacell or otherwise), the Company's results of operations and financial condition could be materially adversely affected. See "Management" and "Certain Transactions."

Different Accounting Standards

      Mexican companies listed on the Bolsa Mexicana de Valores, S.A. de C.V. (the "Mexican Stock Exchange"), including Iusacell, must prepare their financial statements in accordance with Mexican GAAP, which differs in significant respects from U.S. GAAP, including the treatment of minority interest, deferred income taxes, capitalized pre-operating expenses and revenues for the Company's 450 MHz local wireless project, extraordinary charges and the resulting changes in gains and losses in monetary positions. In particular, all such Mexican companies must incorporate the effects of inflation directly in their accounting records and in published financial statements. The effects of inflation accounting under Mexican GAAP are not eliminated in the reconciliation to U.S. GAAP. For this and other reasons, the presentation of Mexican financial statements and reported earnings may differ from that of companies in other countries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 19 to the Audited Consolidated Financial Statements.

Consequences of Failure to Exchange

      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of New Notes."

Possible Limitations on Sale of New Notes

      To comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company has agreed to register or qualify the sale of the New Notes in such jurisdictions only in limited circumstances and subject to certain conditions. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of New Notes."

Transfer of New Notes Only in Accordance with DTC Procedures

      Ownership of beneficial interests in the New Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee and the records of DTC's participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer beneficial interests in the New Notes. Because DTC can only act on behalf of participants, which in turn act on behalf of owners of beneficial interests held through such participants and certain banks, the ability of a person having a beneficial interest in a New Note to pledge or transfer such interest to persons or entities that do not participate in the DTC system may be impaired. See "Description of the Notes--Book Entry; Delivery and Form."

Absence of Active Trading Market; Transfer Restrictions; Possible Volatility

      The New Notes are new securities for which there is currently no market. The Company presently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through NASDAQ. Although the Initial Purchasers have informed the Company that they intend to make a market in the New Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the New Notes.

      Mexican securities are, to varying degrees, influenced by economic and market conditions in other countries. Although economic conditions are different in each country, investors' reactions to developments in one country may have effects on the securities of issuers in other countries, including Mexico. There can be no assurance that the Notes or the Company's ability to meet its obligations under the Notes would not be adversely affected by any such developments.

Payment of Judgments in Pesos

      Under Mexican monetary law, in the event that proceedings were brought in Mexico seeking to enforce the Company's or a Subsidiary Guarantor's obligations under the Notes or the Subsidiary Guarantees, the Company or such Subsidiary Guarantor would not be required to discharge such obligations in a currency other than Mexican currency. An obligation in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Mexican currency at the rate of exchange in effect on the date and in the place payment occurs. The applicable exchange rate is currently determined by Banco de Mexico every banking day in Mexico and published the following banking day in the Diario Oficial de la Federacion.

Forward-Looking Information is Subject to Risk and Uncertainty

      This Prospectus contains forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual events and results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth above, as well as factors discussed below. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The risk factors described above, and many other factors, could cause actual events and results to differ materially from historical results or those anticipated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

                                     RATINGS

      The Company's senior indebtedness has been rated B+ by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and B2 by Moody's Investors Service, Inc. ("Moody's", and together with S&P, the "Rating Agencies").

      Future events, such as events affecting the Company, could have an adverse impact on the ratings of the Notes. There is no assurance that any such rating will continue for any period of time or that it will not be reviewed, revised, suspended or withdrawn entirely by the applicable Rating Agency as a result of changes in, or unavailability of, information if, in such Rating Agency's judgment, circumstances so warrant. There is no obligation on the part of the Company or any other person to maintain any particular rating of the Notes. There can be no assurance that any of the Rating Agencies will provide surveillance or that, even if any of the Rating Agencies commence providing surveillance that, they will continue to do so. Changes affecting the Company may have an adverse effect on the rating of the Notes, and thus the market value of the Notes.

      A security rating is not a recommendation to buy, sell or hold securities. Each security rating should be considered independently of similar ratings on different securities. There can be no assurance as to whether any rating agency not requested to rate the Notes will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Notes by a rating agency that has not been requested by the Company to do so may be lower than the ratings assigned by the Rating Agencies.

                               THE EXCHANGE OFFER

General

      The Company hereby offers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to U.S.$150.0 million aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes, properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes. The New Notes evidence the same debt as the Old Notes and are issued under and are entitled to the same benefits under the Indenture as the Old Notes.


      As of the date of this Prospectus, U.S.$150.0 million aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about October 31, 1997, to all registered holders of Old Notes. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below and to the terms and provisions of the Registration Rights Agreement (as defined below).


Purpose of the Exchange Offer

      The Old Notes were issued by the Company on July 25, 1997 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Old Notes may not be offered, resold, or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

      In connection with the issuance and sale of the Old Notes, the Company entered into an Exchange and Registration Rights Agreement, dated as of July 15, 1997 (the "Registration Rights Agreement"). The Registration Rights Agreement requires the Company to file with the Commission a registration statement relating to the Exchange Offer within 75 calendar days after the issue date of the Old Notes, and to use its best reasonable efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act within 150 calendar days after the issue date of the Old Notes and the Exchange Offer to be consummated within 180 calendar days after the issue date of the Old Notes. The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement.

Expiration Date; Extension; Termination; Amendment


      The Exchange Offer will expire at 5:00 p.m., New York City time, on December 11, 1997, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.


      In addition, the Company expressly reserves the right to terminate or to amend the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable in the manner set forth above with respect to an extension of the Expiration Date.

      For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, a Sunday or a date on which banking institutions in New York City are not required to be open, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Procedures For Tendering Old Notes

      The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

      Except as set forth below, a holder of Old Notes who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal to the Exchange Agent at the address set forth in such Letter of Transmittal on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder of Old Notes must comply with the guaranteed delivery procedures described below.

      THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES NOR THE LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

      Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or a correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of the person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder thereof with the signature thereon guaranteed by an Eligible Institution.

      A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by (i) the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against timely deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

      If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

      By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, that neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate" as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

      Each broker-dealer that receives New Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Book-Entry Transfer

      The Exchange Agent will make a request within two business days after the date of this Prospectus to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility. The Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's systems, may make book-entry delivery of Old Notes by causing the transfer of such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

Guaranteed Delivery Procedures

      If a holder of Old Notes desires to accept the Exchange Offer and time will not permit the Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

Withdrawal Rights

      Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal, sent by telegram, telex, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the amount of such Old Notes), and (where certificates of Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder thereof. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder thereof must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such Book-Entry Transfer Facility specified by the holder thereof) as soon as practicable after such withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and will issue the New Notes promptly after such acceptance. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

      For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that the surrendered Old Note.

      In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed appropriate Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Old Notes will be returned without expense to the tendering holder thereof or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such unaccepted Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

Certain Conditions to the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events shall occur:

      (i) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or any governmental agency seeking to restrain or prohibit or prevent the Company from proceeding with the Exchange Offer or assessing or seeking any damages as a result thereof, or that might result in a material adverse effect on the contemplated benefits of the Exchange Offer to the Company; or

      (ii) there shall be proposed, enacted, promulgated or deemed applicable to the Exchange Offer by any government or governmental agency or authority any law or regulation, including any applicable interpretation of the staff of the Commission, that might in the sole judgment of the Company result in any of the consequences described in clause (i).

      The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable judgment. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement, of which this Prospectus constitutes a part, or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

      The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

Exchange Agent

      First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All tendered Old Notes, the executed Letter of Transmittal, and other related documents should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal.

      First Union National Bank also acts as Trustee under the Indenture.

Solicitation of Tenders; Fees and Expenses

      The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

      The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately U.S.$300,000, which includes fees and expenses of the Exchange Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

      No person has been authorized to give information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

Transfer Taxes

      Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith except that holders who instruct the Company to register New Notes in the name of, or request Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon. See "Mexican Taxation--Exchange Offer."

Accounting Treatment

      The New Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting principles will be recognized by the Company upon the exchange of New Notes for Old Notes. Expenses incurred in connection with the issuance of the New Notes will be amortized over the term of the New Notes.

Consequences of Failure to Exchange; Resale of New Notes

      Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. However, (i) if an Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or
(ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradeable New Notes in exchange for Old Notes, the Company is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

      Based on certain no-action letters issued by the staff of the Commission to third parties in unrelated transactions, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any New Notes acquired by such holder will not be freely transferable except in compliance with the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Notes. Each such broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

      In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights

Agreement and subject to certain specific limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Old Notes reasonably requests in writing.

      Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

      As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of the Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of the Exchange Offer. See "Description of Notes". All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the applicable Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

      The Company may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                 USE OF PROCEEDS

      The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby, the terms of which are identical in all material respects to those of the Old Notes. The issuance of the New Notes will not result in any change in the aggregate indebtedness of the Company.

      The net proceeds from the sale of the Old Notes under the Offering of approximately U.S.$143.9 million (after deducting discounts and other expenses of the Offering), together with borrowings under the Credit Facility has been applied to: (i) repay the Banco Mexicano Facility and related interest in an amount equal to U.S.$44.7 million, (ii) repay the Banamex Facility and related interest, in an amount equal to U.S.$29.0 million, (iii) repay the Chase Facility and related interest in an amount equal to U.S.$65.4 million, (iv) repay the Banco del Atlantico Facility and related interest in an amount equal to U.S.$46.0 million, (v) repay the BANZHI Loans and related interest in an amount equal to U.S.$25.7 million and (vi) fund capital expenditures to upgrade its network infrastructure, including the implementation of a CDMA overlay, build out its cellular, long distance, local telephony and paging networks, redesign Iusacell-owned and operated customer service centers and support existing operations and new business opportunities. The actual amount of capital expenditures to be made will depend upon, among other factors, the acquisition of spectrum in the 450 MHz, 1.9 GHz (PCS) or microwave frequency bands by concession, lease or otherwise, the receipt of any required government concessions, permits or authorizations, market demand for services, the receipt of rights of way and the leasing of any required facilities or land. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources -Capital Expenditures."

      The Banco Mexicano Facility consisted of two loans maturing on January 28, 2004 and November 14, 2004 and having accrued interest at annual rates of the six-month London Interbank Offering Rate ("LIBOR") plus 4.00% and six-month LIBOR plus 3.75%, respectively. The Banamex Facility consisted of five loans maturing on March 31, 1998, September 19, 2001, December 15, 2001, April 15, 2002 and July 15, 2002 and having accrued interest at annual rates of seven-year Treasury Notes plus 5.00%, six-month LIBOR plus 2.94%, six-month LIBOR plus 2.94%, Banamex's funding rate plus 2.00% and 12.55%, respectively. The Chase Facility matured on July 31, 1997 and accrued interest at an annual rate of 30-day LIBOR plus 5.00%. The Banco del Atlantico Facility consisted of two loans which matured on August 22, 1997 and September 7, 1997 and accrued interest at annual rates of six-month LIBOR plus 4.00%. The proceeds of the loans under the Banco del Atlantico Facility have been used to fund capital expenditures. The BANZHI Loans consisted of five subordinated demand notes having accrued interest at annual rates of one-month or six-month LIBOR plus 4.00% or 5.00%. The proceeds of the BANZHI Loans have been used for working capital purposes.

      Chase is an affiliate of Chase Securities Inc., one of the Initial Purchasers.

      Pending the application of the proceeds to fund capital expenditures, the Company may use such proceeds to reduce short-term and dollar denominated borrowings and will otherwise invest such funds in high-quality liquid short-term obligations.

                                 EXCHANGE RATES


      This Prospectus contains translations of certain Peso amounts into U.S. dollars at specified rates solely for the convenience of the reader. These translations should not be construed as representations that the Peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated, or at all. The following table sets forth, for the periods indicated, the high, low, average and period-end free market rate, or, as the case may be, Noon Buying Rate (as defined), all expressed in nominal Pesos per U.S. dollar. The Federal Reserve Bank of New York commenced publication of the Noon Buying Rate on November 8, 1993. The Noon Buying Rate at October 31, 1997 was Ps. 8.4100 to U.S.$1.00.


                                            Free Market/Noon Buying Rate(1)
                                            -------------------------------
                                       High      Low     Average(2)   Period-End
                                       ----      ---     ----------   ----------
Year ended December 31, 1992........  3.183     3.060      3.094        3.183
Year ended December 31, 1993........  3.240     3.102      3.124        3.108
Year ended December 31, 1994(3).....  5.750     3.105      3.385        5.000
Year ended December 31, 1995........  8.050     5.270      6.447        7.740
Year ended December 31, 1996........  8.045     7.325      7.600        7.881
Nine months ended September 30, 1997  8.030     7.725      7.874        7.766

(1) Source: Banco de Mexico through November 7, 1993; Federal Reserve Bank of New York since November 8, 1993.
(2)   Average of month-end rates.
(3) Beginning on December 22, 1994, Banco de Mexico discontinued regular open market transactions to stabilize the Peso.

      Except for the period from September through December 1982 during a liquidity crisis suffered by Mexico, Banco de Mexico, the Mexican central bank, consistently has made foreign currency available to Mexican private sector entities (such as the Company) to meet their foreign currency obligations. Nevertheless, in the event of renewed shortages of foreign currency, there can be no assurance that Banco de Mexico would continue to make foreign currency available to private sector companies or individuals, or that foreign currency needed by the Company to service foreign currency obligations, including the Notes, could be purchased in the open market without substantial additional cost. See "Risk Factors-Peso Devaluation; Exchange Controls."


                       RATIO OF EARNINGS TO FIXED CHARGES


      The following table sets forth the Company's consolidated ratios of earnings to fixed charges for each year in the five-year period ended December 31, 1996 in accordance with Mexican GAAP and for each year in the two-year period ended December 31, 1996 in accordance with U.S. GAAP. The ratio of earnings to fixed charges covers continuing operations, and for this purpose (a) earnings consist of income (loss) before income taxes plus fixed charges and (b) fixed charges consist of interest expense on all debt (including capitalized interest), amortization of defined financing costs and a percentage of rental expense deemed to be interest. Earnings were inadequate to cover fixed charges in 1993, 1994, 1995 and 1996. The fixed charge coverage deficiency for the years 1993, 1994, 1995 and 1996 in accordance with Mexican GAAP amounted to Ps. 201.0 million (U.S.$25.3 million), Ps. 1.2 billion (U.S.$150.4 million), Ps. 1.4 billion (U.S.$177.2 million) and Ps. 320.7 million (U.S.$40.4 million), respectively. The fixed charge coverage deficiency for the years 1995 and 1996 in accordance with U.S. GAAP amounted to Ps. 1.2 billion (U.S.$156.6 million) and Ps. 278.8 million (U.S.$35.2 million), respectively.


                                                   Year ended December 31,
                                             -----------------------------------
                                              1992   1993   1994   1995   1996
                                             ------ ------ ------ ------ ------
Mexican GAAP................................  2.0x    -      -       -     -
U.S. GAAP...................................                 -       -     -

                                 CAPITALIZATION

      The following table sets forth the capitalization of Iusacell and its consolidated subsidiaries as of March 31, 1997 and as adjusted to give effect to the Financing and the use of proceeds thereof. This table should be read in conjunction with "Use of Proceeds," "Selected Historical and Pro Forma Consolidated Financial and Operating Data," "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Prospectus.

                                               March 31, 1997            March 31, 1997
                                         -----------------------   -----------------------------
                                             Actual  As Adjusted       Actual     As Adjusted
                                         ----------- -----------   ------------ ----------------
                                           (Millions of constant   (Millions of U.S. dollars)(1)
                                           March 31, 1997 Pesos)
Cash ...............................        Ps. 58.0    Ps. 712.5     U.S.$ 7.3    U.S.$ 89.8
                                         ===========  ===========   ===========   ===========
Short-term debt:(2)
Chase Facility .....................       Ps. 514.3  Ps.      --    U.S.$ 64.8      U.S.$ --
Banco del Atlantico Facility .......           278.3           --          35.1            --
Banco Mexicano Facility ............             0.7           --           0.1            --
BANZHI Loans .......................            51.5           --           6.5            --
Current maturities of long-term debt           105.9           --          13.4            --
                                         -----------  -----------   -----------   -----------
      Total short-term debt ........           950.7           --         119.9            --
Long-term debt:(2)
Banco Mexicano Facility ............           320.4           --          40.4            --
Banamex Facility ...................           183.8           --          23.2            --
Finance lease facility(3) ..........             2.2          2.2           0.3           0.3
Term Facility(4) ...................              --        991.3            --         125.0
Notes offered hereby ...............              --      1,189.5            --         150.0
                                         -----------  -----------   -----------   -----------
      Total long-term debt .........           506.3      2,183.0          63.9         275.3
Stockholders' equity:
Contributed capital ................         5,867.1      5,867.1         739.9         739.9
Earned capital .....................        (2,034.0)    (2,034.0)       (256.5)       (256.5)
Minority interest ..................             5.1          5.1           0.6           0.6
                                         -----------  -----------   -----------   -----------
      Total stockholders' equity ...         3,838.2      3,838.2         484.0         484.0
                                         -----------  -----------   -----------   -----------
      Total capitalization .........     Ps. 5,295.2  Ps. 6,021.2   U.S.$ 667.8   U.S.$ 759.3
                                         ===========  ===========   ===========   ===========


----------

(1)   Peso amounts were converted to U.S. dollars at the Noon Buying Rate of Ps.
      7.9300 per U.S.$1.00 on March 31, 1997. Such conversions should not be construed as representations that the Peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated, or at all. See "Risk Factors-Peso Devaluation; Exchange Controls."
(2)   All of the Company's short and long-term debt is denominated in U.S.
      dollars.
(3)   Represents vendor financing for handsets.
(4) In addition to the Company's $125.0 million Term Facility, the Revolving Credit Facility will permit borrowings in an aggregate principal amount of up to $100.0 million, all of which will be available at the closing of the Financing. The Company has also obtained a commitment from Bell Atlantic to provide the Bell Atlantic Facility in an aggregate principal amount of up to U.S.$150.0 million. For a discussion of the availability, terms and conditions of the Bell Atlantic Facility, see "Certain Transactions-Bell Atlantic Facility."

            SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL
                               AND OPERATING DATA

      Set forth below are selected historical and pro forma consolidated financial and operating data of the Company for each of the five fiscal years in the period ended December 31, 1996 and for the three month periods ended March 31, 1996 and 1997, and certain pro forma financial and other data for the year ended December 31, 1996 and the three months ended March 31, 1997.

      The selected consolidated financial data of the Company as of and for each of the years ended December 31, 1995 and 1996 have been derived from the Audited Consolidated Financial Statements and the related notes thereto included elsewhere herein, which have been audited by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants. The selected consolidated financial data of the Company for the year ended December 31, 1994 has been derived from the Audited Consolidated Financial Statements and the related notes thereto included elsewhere herein, which have been audited by Mancera, S.C., a member of Ernst & Young International, independent accountants (except for two subsidiaries, whose financial statements were audited by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, and Prieto Ruiz de Velasco y Cia., S.C., independent accountants, respectively). The selected consolidated financial information of the Company as of December 31, 1994 and as of and for the years ended December 31, 1992 and 1993 has been derived from audited consolidated financial statements of the Company which are not included herein. The selected consolidated financial data as of and for the three months ended March 31, 1996 and 1997 have been derived from the Unaudited Consolidated Financial Statements and the related notes thereto included elsewhere herein, which have been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants. Interim results for the three month period ended March 31, 1997 are not necessarily indicative of results that can be expected in future periods. The pro forma financial data have been derived from the Unaudited Pro Forma Consolidated Financial Information and the related notes thereto included elsewhere herein, which have been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants. The pro forma information does not purport to represent what the Company's results would have actually been if the Financing and the cost savings related to the elimination in April 1997 of certain managerial and administrative positions had occurred on the dates indicated nor does such information purport to project the results of the Company for any future period.

      The selected consolidated financial and other data below should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements included elsewhere in this Prospectus. Except as otherwise indicated, all of the financial statements included herein have been prepared in accordance with Mexican GAAP, which differs in significant respects from U.S. GAAP. Note 19 to the Audited Consolidated Financial Statements provides a description of the principal differences between Mexican GAAP and U.S. GAAP as they relate to Iusacell and a reconciliation to U.S. GAAP of net income and total stockholders' equity. In accordance with Mexican GAAP, the financial statements included herein recognize certain effects of inflation and restate data for prior periods in constant March 31, 1997 Pesos. See Notes 3 and 4 to the Audited Consolidated Financial Statements included elsewhere in this Prospectus. The effect of inflation accounting under Mexican GAAP has not been eliminated in the reconciliation to U.S. GAAP. See Note 19 to the Audited Consolidated Financial Statements.

      The unaudited consolidated financial information for the second quarter ended June 30, 1997, presented under "Recent Developments" has been prepared in accordance with Mexican GAAP. Significant differences between Mexican GAAP and U.S. GAAP are described in Note 19 to the Audited Consolidated Financial Statements included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-General." For the six months ended June 30, 1997 there were no additional differences which had not been quantified with respect to their occurrence in the Audited Consolidated Financial Statements as of December 31, 1994, 1995 and 1996.

      Iusacell holds the non-wireline cellular concession in Region 9, and in 1993 and 1994 acquired the holders of the non-wireline cellular concessions in each of Regions 5, 6 and 7. The financial information for the first six months of 1993 reflects the Company's results of operations in Region 9 only. Beginning July 1, 1993, the financial results of Regions 6 and 7 were consolidated in the financial statements of the Company. Prior to that date, the results of those regions were reflected in the Company's consolidated financial statements as equity in net income (loss) in associated companies, using the equity method of accounting. The assets and liabilities of Region 5 were consolidated into the financial statements of the Company as of January 1, 1994 and the results of Region 5 were not reflected in the consolidated financial statements of the Company for 1993.

   Selected Historical and Pro Forma Consolidated Financial and Operating Data

                                                                   Year Ended December 31,
                                 ---------------------------------------------------------------------------------------------------
                                                                                                 Pro Forma                 Pro Forma
                                  1992         1993         1994         1995         1996        1996(1)       1996        1996(1)
                                 -------      -------      -------      -------      -------      ------- ---------------  --------
                                                  (Millions of constant March 31, 1997 Pesos,             (Millions of U.S. dollars,
                                                   except ratios and operating data(2))                    except ratios and opera-
                                                                                                           ting data(3))
Income Statement Data:
Revenues:
   Service revenues ........ Ps. 1,158.7  Ps. 1,434.5  Ps. 2,003.2  Ps. 1,615.5  Ps. 1,464.0  Ps. 1,464.0  U.S.$ 184.6  U.S.$ 184.6
   Telephone equipment
    and other revenues .....        72.2        128.3        273.3        287.8        236.1        236.1         29.8         29.8
                                 -------      -------      -------      -------      -------      -------      -------      -------
    Total ..................     1,230.9      1,562.8      2,276.5      1,903.3      1,700.1      1,700.1        214.4        214.4
Cost of sales:
   Cost of services ........       243.5        353.2        582.2        592.2        536.7        536.7         67.7         67.7
   Cost of telephone
    equipment and other ....        61.2        113.3        134.3        159.8        131.7        131.7         16.6         16.6
                                 -------      -------      -------      -------      -------      -------      -------      -------
    Total ..................       304.7        466.5        716.5        752.0        668.4        668.4         84.3         84.3
Gross profit ...............       926.2      1,096.3      1,560.0      1,151.3      1,031.7      1,031.7        130.1        130.1
Operating expenses .........       469.3        628.1        969.1        840.7        736.5        693.7         92.9         87.5
Depreciation and
   amortization ............       124.3        241.8        583.2        669.7        604.6        614.8         76.2         77.5
                                 -------      -------      -------      -------      -------      -------      -------      -------
Operating profit (loss) ....       332.6        226.4          7.7       (359.1)      (309.4)      (276.8)       (39.0)       (34.9)
Integral financing cost
   (gain):
   Interest expense, net ...       175.5        295.5        204.0        173.3        281.1        194.3         35.4         24.5
   Foreign exchange (gain)
    loss, net ..............        19.8         18.9        524.7        705.2        (62.1)       (56.5)        (7.8)        (7.1)
   Gain on net monetary
    position ...............       (66.7)      (121.1)       (50.0)      (501.6)      (348.3)      (348.3)       (43.9)       (43.9)
   Financing cost incurred
    in the acquisition of
    Regions 5, 6, and 7 ....          --        233.0           --           --           --           --           --           --
                                 -------      -------      -------      -------      -------      -------      -------      -------
    Total ..................       128.6        426.3        678.7        376.9       (129.3)      (210.5)       (16.3)       (26.5)
Equity participation in net
   (income) loss of
   associated companies ....       (11.6)        (7.3)        (3.0)        39.1          6.0          6.0          0.8          0.8
Other income ...............        23.5          3.6                        --           --           --           --           --
                                 -------      -------      -------      -------      -------      -------      -------      -------
Income (loss) from
   continuing operations
   before asset tax,
   employee profit
   sharing, minority interest
   and extraordinary item ..       239.1       (189.0)      (668.0)      (775.1)      (186.1)       (72.3)       (23.5)        (9.1)
Provisions for:
   Asset tax ...............        52.0         22.9         32.5         29.1         35.2         35.2          4.4          4.4
   Employee profit sharing .         3.8           --          0.6          2.1           --           --           --           --
                                 -------      -------      -------      -------      -------      -------      -------      -------
    Total ..................        55.8         22.9         33.1         31.2         35.2         35.2          4.4          4.4
Income (loss) before
   minority interest and
   extraordinary item ......       183.3        211.9       (701.1)      (806.2)      (221.3)      (107.5)       (27.9)       (13.5)
Minority interest ..........          --          6.9           --         37.0          3.2          3.2          0.4          0.4
Extraordinary item(4) ......        17.6           --           --           --        145.2        145.2         18.3         18.3
                                 -------      -------      -------      -------      -------      -------      -------      -------
Net income (loss) ..........   Ps. 200.9   Ps. (205.0)  Ps. (701.1)  Ps. (769.2)  Ps. (363.3)  Ps. (249.5)  U.S.$(45.8) U.S.$ (31.5)
                                 =======      =======      =======      =======      =======      =======      =======      =======

Other Financial Data:
EBITDA(5) ..................   Ps. 457.0    Ps. 468.1    Ps. 590.9    Ps. 310.6    Ps. 295.2    Ps. 338.0   U.S.$ 37.2   U.S.$ 42.6
EBITDA margin(6) ...........        37.1%        30.0%        26.0%        16.3%        17.4%        19.9%        17.4%        19.9%
Capital expenditures .......   Ps. 740.0    Ps. 670.3  Ps. 1,229.9    Ps. 471.3    Ps. 211.2         NA     U.S.$ 26.6        NA
Interest expense, net ......       175.5        295.5        204.0        173.3        281.1        194.3         35.4         24.5
Ratio of EBITDA to
   interest expense, net ...        2.6x         1.6x         2.9x         1.8x         1.1x         1.7x         1.1x         1.7x
Ratio of earnings to fixed
   charges(7) ..............        2.0x           --           --           --           --           --           --           --

                                                                   Year Ended December 31,
                                 ---------------------------------------------------------------------------------------------------
                                                                                                 Pro Forma                 Pro Forma
                                  1992         1993         1994         1995         1996        1996(1)       1996        1996(1)
                                 -------      -------      -------      -------      -------      ------- ---------------  --------
                                                  (Millions of constant March 31, 1997 Pesos,             (Millions of U.S. dollars,
                                                   except ratios and operating data(2))                    except ratios and opera-
                                                                                                           ting data(3))
Balance Sheet Data:
Working capital..........    Ps. (466.2)   Ps. 196.4   Ps. (381.5) Ps.(1,444.4) Ps.(1,629.8)        NA   U.S.$ (205.5)        NA
Property and equipment,
   net...................       2,036.9      2,873.8      4,476.3      4,286.1      3,307.4         NA          417.1         NA
Total assets.............       2,880.6      6,336.3      7,888.6      7,285.6      5,961.0         NA          751.7         NA
Total debt...............       1,560.8      1,888.9      1,445.3      1,659.7      1,404.6         NA          177.1         NA
Total stockholders' equity        975.9      4,081.7      5,606.5      4,388.0      3,333.9         NA          420.4         NA

U.S. GAAP (8):
Total revenues .........................................  2,276.5      1,903.3      1,793.3    1,793.3          226.1      226.1
Operating profit (loss) ................................      7.7       (359.1)      (635.4)    (603.8)         (60.3)     (76.1)
Adjusted EBITDA (5) ....................................    590.9        310.6        266.9      309.7           33.6       39.0
Net loss ...............................................   (685.1)      (363.2)      (141.7)     (28.0)         (17.8)      (3.5)
Total assets ...........................................  7,960.3      7,933.9      6,623.2         NA          835.2         NA
Total stockholders' equity .............................  5,433.5      3,711.2      3,012.5         NA          379.9         NA

                                                Year Ended December 31,
                             --------------------------------------------------------------
                               1992         1993          1994        1995          1996
                             ---------    ---------     --------    ---------     ---------
Operating Data:
Subscribers:
   Contract subscribers ..     114,838      127,361      194,723      208,802       161,277
   Prepay subscribers ....          --           --           --        1,399        71,629
                             ---------    ---------     --------    ---------      --------
    Total(9) .............     114,838      127,361      194,723      210,201       232,906
Gross subscriber additions      86,295       68,551      117,539      103,733       119,968
Average subscribers(10) ..      89,930      121,100      161,042      202,462       221,554
Contract churn(11) .......         3.0%         3.7%         2.7%         3.6%          4.3%
Average monthly MOUs
per subscriber(12) .......         237          211          179          140           117
Nominal average monthly
   cellular revenue per
   subscriber(13) ........   Ps.   736    Ps.   638     Ps.  595      Ps. 464     Ps.   490
Nominal cost to acquire a
   new subscriber(14) ....   Ps. 3,738    Ps. 5,808     Ps. 5,71    Ps. 6,143     Ps. 6,076

   Selected Historical and Pro Forma Consolidated Financial and Operating Data

                                                                      Three Months Ended March 31,
                                                 -----------------------------------------------------------------------
                                                                                  Pro Forma                     Pro Forma
                                                     1996             1997         1997(1)          1997         1997(1)
                                                 ------------     ------------   -----------    ------------   -----------
                                                 (Millions of constant March 31, 1997 Pesos,  (Millions of U.S. dollars,
                                                     except ratios and operating data(2))        except ratios and
                                                                                                 operating data(3))
Income Statement Data:
Revenues:
  Service revenues ............................  Ps.    398.6     Ps.    318.8   Ps.   318.8    U.S. $  40.2   U.S. $ 40.2
  Telephone equipment and other revenues ......          53.9             51.5          51.5             6.5           6.5
                                                 ------------     ------------   -----------    ------------   -----------
     Total ....................................         452.5            370.3         370.3            46.7          46.7
Cost of sales:
  Cost of services ............................         131.2            103.6         103.6            13.0          13.0
  Cost of telephone equipment and other .......          20.2             28.3          28.3             3.6           3.6
                                                 ------------     ------------   -----------    ------------   -----------
     Total ....................................         151.4            131.9         131.9            16.6          16.6
Gross profit ..................................         301.1            238.4         238.4            30.1          30.1
Operating expenses ............................         176.8            167.3         157.0            21.1          19.8
Depreciation and amortization .................         157.9            132.9         135.4            16.8          17.1
                                                 ------------     ------------   -----------    ------------   -----------
Operating profit (loss) .......................         (33.6)           (61.8)        (54.1)           (7.8)         (6.8)
Integral financing cost (gain):
  Interest expense, net .......................          73.0             54.8          44.8             6.9           5.6
  Foreign exchange (gain) loss, net ...........         (49.8)            16.9          21.9             2.1           2.8
  Gain on net monetary position ...............        (167.1)          (111.6)       (111.6)          (14.0)        (14.0)
                                                 ------------     ------------   -----------    ------------   -----------
     Total ....................................        (143.9)           (39.9)        (44.9)           (5.0)         (5.7)
Equity participation in net income (loss) of
  associated companies ........................           0.1             (0.3)          0.3            --            --
Other income ..................................          --              --            --               --
Income (loss) from continuing operations before
  asset tax, employee profit sharing, minority
  interest and extraordinary item .............         110.2            (21.6)         (8.9)           (2.8)         (1.1)
Provisions for:
  Asset tax ...................................           8.2             10.8          10.8             1.3           1.3
  Employee profit sharing .....................          --              --            --               --            --
                                                 ------------     ------------   -----------    ------------   -----------
     Total ....................................           8.2             10.8          10.8             1.3           1.3
Income (loss) before minority interest and
  extraordinary item ..........................         102.0            (32.4)        (19.7)           (4.1)         (2.5)
Extraordinary item(4) .........................          --              --            --               --            --
Minority interest .............................           3.9              0.2           0.2            --            --
                                                 ------------     ------------   -----------    ------------   -----------
Net income (loss) .............................  Ps.    105.9     Ps.    (32.2)  Ps.   (19.5)   U.S. $  (4.1)  U.S. $ (2.5)
                                                 ============     ============   ===========    ============   ===========

Other Financial Data:
EBITDA(5) .....................................  Ps.    124.3     Ps.     71.1   Ps.    81.4    U.S. $   9.0   U.S. $ 10.3
EBITDA margin(6) ..............................          27.5%            19.2%         22.0%           19.2%         22.0%
Capital expenditures ..........................  Ps.     13.2     Ps.     31.6          NA      U.S. $   4.0          NA
Interest expense, net .........................          73.0             54.8          44.8             6.9           5.6
Ratio of EBITDA to interest expense, net ......           1.7x             1.3x          1.8x            1.3x          1.8x
Ratio of earnings to fixed charges(7) .........           2.5x           --            --               --            --
Balance Sheet Data:
Working capital ...............................  Ps. (1,348.3)    Ps. (1,232.2)  Ps.   373.1    U.S. $(155.4)  U.S. $ 47.0
Property and equipment, net ...................       3,912.6          3,353.4       3,353.4           422.9         422.9
Total assets ..................................       6,782.0          6,018.9       6,744.7           759.0         850.5
Total debt ....................................       1,668.5          1,457.0       2,183.0           183.8         275.3
Total stockholders' equity ....................       4,103.8          3,838.2       3,838.2           484.0         484.0

                                                Three Months Ended March 31,
                                           -------------------------------------
                                                   1996               1997
                                            ------------------  ----------------
Operating Data:
Subscribers:
  Contract subscribers....................       208,714             162,855
  Prepay subscribers......................         2,163              87,872
                                               ---------           ---------
     Total(9).............................       210,877             250,727
Gross subscriber additions................        20,354              32,951
Average subscribers(10)...................       210,539             241,817
Contract churn(11)........................           3.9%                3.1%
Average monthly MOUs per subscriber(12)...           126                 108
Nominal average monthly cellular revenue per
  subscriber(13)..........................     Ps.   516           Ps.   469
Nominal cost to acquire a new subscriber(14)   Ps. 6,899           Ps. 5,057

                        Notes to Selected Historical and
               Pro Forma Consolidated Financial and Operating Data

(1) The pro forma statement of operating data for the year ended December 31, 1996 and the three months ended March 31, 1997 give effect to the Financing, as well as to the cost savings resulting from the elimination in April 1997 of certain managerial and administrative positions as though they had occurred as of January 1, 1996. The pro forma balance sheet data as of December 31, 1996 and March 31, 1997 give effect to the Financing as though it had occurred as of December 31, 1996 and March 31, 1997, respectively. See "Unaudited Pro Forma Consolidated Financial Information."

(2) Pursuant to Mexican GAAP, financial data for all periods included herein have, unless otherwise indicated elsewhere herein, been restated in constant March 31, 1997 Pesos. Restatement into constant March 31, 1997 Pesos is made by multiplying the relevant nominal Peso amount by the inflation index for the period between the end of the period to which such nominal Peso amount relates and March 31, 1997. The inflation index used in this Prospectus for 1992 figures is 2.3754, for 1993 figures is 2.1993, for 1994 figures is 2.0544, for 1995 figures is 1.3519, for December 31, 1996 figures is 1.0586 and for March 31, 1996 figures is 1.2477.

(3)   Peso amounts were converted to U.S. dollars at the exchange rate of Ps.
      7.9300 per U.S.$1.00 reported as the Noon Buying Rate on March 31, 1997. Such conversions should not be construed as representations that the Peso amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated, or at all. See "Risk Factors-Peso Devaluation; Exchange Controls."

(4) For 1996, the extraordinary item represents restructuring expenses associated with the reorganization of and change in management control of the Company, the write off of certain obsolete network equipment and an additional reserve for doubtful accounts. See Notes 2, 4(d) and 8(b) to the Audited Consolidated Financial Statements.

(5) "EBITDA" is defined herein as operating profit (loss) plus the sum of depreciation, amortization and, under U.S. GAAP, non-cash items, and is presented because the Company believes that EBITDA provides useful information regarding the Company's debt service ability. EBITDA as presented in this Prospectus (under both Mexican GAAP and U.S. GAAP) differs from EBITDA as defined in the Indenture. EBITDA in this Prospectus has not been reduced to reflect the additional expenses the Company would have incurred had Iusacell expensed, rather than, as is its current practice under Mexican GAAP and as is permitted under U.S. GAAP, amortized (over 18 months) the cost of cellular telephones Iusacell gives to its contract customers. These additional expenses will be deducted from the determination of EBITDA under the Indenture. EBITDA under U.S. GAAP would be decreased by the amount of capitalized pre-operating expenses (net of capitalized pre-operating revenues) for Iusacell's 450 MHz local wireless subsidiary which, beginning in 1996, are expensed. Under Mexican GAAP, these net pre-operating expenses are capitalized. Adjusted EBITDA under U.S. GAAP in this Prospectus is "adjusted" from EBITDA under U.S. GAAP by not expensing these pre-operating amounts, which adjustment is consistent with EBITDA under the Indenture as the Company's local 450 MHz wireless subsidiary will be an Unrestricted Subsidiary under the Indenture. For the year ended December 31, 1996, Adjusted EBITDA under U.S. GAAP is different from EBITDA under Mexican GAAP in that the amount of a reserve for employee severance is expensed under U.S. GAAP (with a corresponding decrease in Adjusted EBITDA), while such reserve amount is considered an extraordinary item under Mexican GAAP (with no effect on EBITDA). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 19 to the Audited Consolidated Financial Statements. EBITDA should not be considered in isolation or as a substitute for the consolidated income statements or the consolidated statements of changes in financial position prepared in accordance with Mexican GAAP or as a measure of profitability or liquidity.

(6) EBITDA margin is calculated by dividing EBITDA by the total revenues for the respective period.

(7) The ratio of earnings to fixed charges covers continuing operations, and for this purpose (a) earnings consist of income (loss) before income taxes plus fixed charges and (b) fixed charges consist of interest expense on all debt (including capitalized interest), amortization of deferred financing costs and a percentage of rental expense deemed to be interest. Earnings were inadequate to cover fixed charges in 1993, 1994, 1995, 1996 and the first three months of 1997. The fixed charge coverage deficiency for the years ended December 31, 1993, 1994, 1995 and 1996 and the three months ended March 31, 1997 amounted to Ps. 201.0 million (U.S.$25.3 million), Ps. 1.2 billion (U.S.$150.4 million), Ps. 1.4 billion (U.S.$177.2 million), Ps. 320.7 million (U.S.$40.4 million) and Ps. 36.7 million (U.S.$4.6 million) respectively. On a pro forma basis, the fixed charge coverage deficiency for the year ended December 31, 1996 and for the three months ended March 31, 1997 amounted to Ps. 211.6 million (U.S.$26.7 million) and Ps. 25.1 million (U.S.$3.2 million), respectively.

(8) See Note 19 to the Audited Consolidated Financial Statements for a discussion of certain differences between U.S. GAAP and Mexican GAAP.

(9) Total subscribers refers to the Company's subscribers in its operating regions at the end of the respective periods. A prepay customer is included as a subscriber if, at the end of period, the customer's prepay card has not yet expired. See "Business-Cellular Services-Prepay Turnover."

(10) Average subscribers represents the rolling monthly average number of subscribers for the respective periods.

(11) Contract churn for a given period is calculated by dividing for each month in that period the total number of contract subscribers disconnected in such month by the number of contract subscribers at the beginning of such month and dividing the sum of the resulting quotients for all months in such period by the number of months in such period. For a discussion of prepay turnover, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

(12) Average monthly MOUs per subscriber is calculated by dividing the total MOUs for the respective period by the average number of subscribers for such period and dividing the quotient by the number of months in such period.

(13) Nominal average monthly cellular revenue per subscriber is calculated by dividing the total cellular service revenue for the respective period (in nominal Pesos) by the average number of subscribers for such period and dividing the quotient by the number of months in such period.

(14) Nominal cost to acquire a new subscriber represents sales, marketing and advertising costs, plus the cost of cellular telephones Iusacell gives to its cellular customers, for the respective period (in nominal Pesos) divided by the gross customer additions for such period.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The following Unaudited Pro Forma Consolidated Financial Information has been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements included elsewhere in this Prospectus. The unaudited pro forma consolidated statements of income for the periods presented give effect to (i) the Financing and the application of the proceeds thereof and (ii) the cost savings related to the elimination in April 1997 of certain managerial and administrative positions (collectively, the "Pro Forma Adjustments"), as if each had occurred on January 1, 1996. The unaudited pro forma consolidated balance sheet as of March 31, 1997 gives effect to the Financing and the application of the proceeds thereof as if they had occurred on March 31, 1997. The Unaudited Pro Forma Consolidated Financial Information has been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants.

      The Unaudited Pro Forma Consolidated Financial Information is for comparative purposes only and does not purport to represent what the Company's financial position or results of operations would actually have been had the events occurred on the assumed dates or to project the Company's financial position or results of operations for any future date or future period. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with the Company's historical consolidated financial statements and related notes included elsewhere in this Prospectus. The Pro Forma Adjustments, as described in the accompanying notes to the Unaudited Pro Forma Consolidated Financial Information, are based on available information and certain assumptions which management believes are reasonable.

      The Unaudited Pro Forma Consolidated Financial Information assumes no amounts are outstanding under the U.S.$100.0 million Revolving Credit Facility and the U.S.$150.0 million Bell Atlantic Facility. See "Capitalization."

      The information included in the pro forma consolidated statement of income and the pro forma consolidated balance sheet is in accordance with Mexican GAAP. The notes to the Unaudited Pro Forma Consolidated Financial Information include a reconciliation of pro forma income in accordance with Mexican GAAP to pro forma income in accordance with U.S. GAAP for the year ended December 31, 1996.

                 Unaudited Pro Forma Consolidated Balance Sheet

                              As of March 31, 1997

                                               Actual          Adjustments       Pro Forma(a)    Pro Forma(a)
                                             ----------     ----------------     ------------    ------------
                                              (Thousands of constant March 31, 1997 Pesos)      (Thousands of
                                                                                                 U.S. dollars)
Current assets:
Cash and cash equivalents ..............     Ps. 57,950     Ps. 1,189,500(b)      Ps. 712,453    U.S.$ 89,843
                                                                  991,250(c)
                                                              (1,454,877)(d)
                                                                 (71,370)(e)
Accounts receivable:
   Trade, net ..........................        144,501                               144,501          18,222
   Related parties .....................          8,946                                 8,946           1,128
   Recoverable taxes and other .........        148,600                               148,600          18,739
                                             ----------     ----------------     ------------    ------------
                                                302,047                               302,047          38,089
Inventories ............................         71,759                                71,759           9,049
                                             ----------     ----------------     ------------    ------------
     Total current assets ..............        431,756              654,503        1,086,259         136,981
Investment in associated companies .....         94,931                                94,931          11,971
Property and equipment, net ............      3,353,392                             3,353,392         422,874
Other assets ...........................        705,131            71,370(e)          776,501          97,919
Excess of cost of investments in
   subsidiaries over book value, net ...      1,433,662                             1,433,662         180,790
                                             ----------     ----------------     ------------    ------------
     Total assets ......................  Ps. 6,018,872          Ps. 725,873    Ps. 6,744,745   U.S.$ 850,535
                                             ==========     ================     ============    ============
Current liabilities:
Notes payable ..........................    Ps. 793,353     Ps. (793,353)(f)            Ps.--        U.S.$ --
Current portion of long-term debt ......        105,907         (105,907)(f)               --              --
Trade accounts payables ................        256,709                               256,709          32,372
Related parties ........................        119,536          (51,545)(g)           67,991           8,574
Taxes and other payable ................        371,286                               371,286          46,820
Income tax and employee profit sharing .         17,195                                17,195           2,168
                                             ----------     ----------------     ------------    ------------
     Total current liabilities .........      1,663,986            (950,805)          713,181          89,934
                                             ----------     ----------------     ------------    ------------
Long-term debt .........................        506,272         1,189,500(b)        2,182,950         275,277
                                                                  991,250(c)
                                                                (504,072)(h)
Trade accounts payable, long-term ......          8,300                                 8,300           1,047
Commitments and contingencies ..........          2,123                                 2,123             268
                                             ----------     ----------------     ------------    ------------
     Total liabilities .................      2,180,681              725,873        2,906,554         366,526
                                             ----------     ----------------     ------------    ------------
Stockholders' equity:
   Capital contributions ...............      5,867,099                             5,867,099         739,861
   Earned capital ......................     (2,034,019)                           (2,034,019)       (256,497)
   Minority interest ...................          5,111                                 5,111             645
                                             ----------     ----------------     ------------    ------------
     Total stockholders' equity ........      3,838,191                             3,838,191         484,009
                                             ----------     ----------------     ------------    ------------
     Total liabilities and stockholders'
        equity .........................  Ps. 6,018,872          Ps. 725,873    Ps. 6,744,745   U.S.$ 850,535
                                             ==========     ================     ============    ============

             Notes to Unaudited Pro Forma Consolidated Balance Sheet

          (Thousands of constant March 31, 1997 Pesos and U.S. dollars)

(a) The pro forma balance sheet data assumes that the following transactions occurred on March 31, 1997:

      (1)   the sale of Ps. 1,189,500 (U.S.$150,000) of the Notes;

      (2)   the borrowing of Ps. 991,250 (U.S.$125,000) under the Term Facility;
            and

      (3) the repayment of Existing Indebtedness consisting of (i) short-term debt amounting to Ps. 793,353 (U.S.$100,045), (ii) long-term debt amounting to Ps. 609,979 (U.S.$76,920) of which Ps. 105,907
            (U.S.$13,355) was repayable within a year and (iii) related party liabilities amounting to Ps. 51,545 (U.S. $6,500). The terms and conditions of the Existing Indebtedness are described in Note 10 to the Unaudited Consolidated Financial Statements.

(b) Reflects gross proceeds of Ps. 1,189,500 (U.S.$150,000) from the sale of the Notes.

(c)   Reflects the borrowing of Ps. 991,250 (U.S.$125,000) under the Term
      Facility.

(d)   Reflects the repayment of the Existing Indebtedness.

(e) Reflects payment of new debt issuance costs of Ps. 71,370 (U.S.$9,000) related to the Financing.

(f) Reflects the repayment of Ps. 899,260 (U.S.$113,400) of short-term debt and current portion of long-term debt.

(g)   Reflects the repayment of Ps. 51,545 (U.S.$6,500) of BANZHI Loans.

(h) Reflects the repayment of Ps. 504,072 (U.S.$63,565) of long-term debt excluding the current portion of long-term debt.

              Unaudited Pro Forma Consolidated Statement of Income

                      For the Year Ended December 31, 1996

                                                   Actual      Adjustments      Pro Forma(a)        Pro Forma(a)
                                               -------------   -----------      -------------     ---------------
                                               (Thousands of constant March 31, 1997 Pesos,   (Thousands of U.S.
                                                          except per share amounts)          dollars, except per
                                                                                                share amounts)
Revenues:
   Services..................................  Ps. 1,463,998                    Ps. 1,463,998     U.S. $ 184,615
   Telephone equipment sales and other.......        236,140                          236,140             29,778
                                               -------------   -----------      -------------     --------------
     Total...................................      1,700,138                        1,700,138            214,393
Cost of sales:
   Cost of services..........................        536,737                          536,737             67,684
   Cost of telephone equipment and other.....        131,651                          131,651             16,602
                                               -------------   -----------      -------------     --------------
     Total...................................        668,388                          668,388             84,286
                                               -------------   -----------      -------------     --------------
   Gross profit..............................      1,031,750                        1,031,750            130,107
Operating expenses...........................        736,547   Ps. (42,800)(b)        693,747             87,484
Depreciation and amortization................        604,602        10,196 (c)        614,798             77,528
                                               -------------   -----------      -------------     --------------
   Operating loss (profit)...................        309,399       (32,604)           276,795             34,905
                                               -------------   -----------      -------------     --------------
Integral financing cost:
   Interest expense, net.....................        281,067       (86,782)(d)        194,285             24,500
   Foreign exchange loss (gain), net.........       (62,115)         5,600 (e)        (56,515)            (7,127)
   Gain from monetary position...............      (348,293)                         (348,293)           (43,921)
                                               -------------   -----------      -------------     --------------
     Total...................................      (129,341)       (81,182)          (210,523)           (26,548)
                                               -------------   -----------      -------------     --------------
Equity participation in net (income) loss
   of associated companies...................          5,993                            5,993                756
Provisions for:
   Assets tax................................         35,199                           35,199              4,439
   Employee profit sharing...................             --                               --                 --
Minority interest............................        (3,179)                           (3,179)              (401)
Extraordinary item...........................        145,192                          145,192             18,309
                                               -------------   -----------      -------------     --------------
Net income (loss)............................   Ps. (363,263)  Ps. 113,786      Ps.  (249,477)    U.S. $ (31,460)
                                               =============   ===========      =============     ==============

Net income (loss) per share..................      Ps. (0.37)                   Ps.     (0.25)    U.S. $   (0.03)
                                               =============                    =============     ==============
Weighted average number of shares
   outstanding...............................        981,624                          981,624            981,624
                                               =============                    =============     ==============

              Unaudited Pro Forma Consolidated Statement of Income

                 For the Three Month Period Ended March 31, 1997

                                                  Actual       Adjustments     Pro Forma(a)     Pro Forma(a)
                                               ------------  ---------------   ------------  -------------------
                                               (Thousands of constant March 31, 1997 Pesos,   (Thousands of U.S.
                                                          except per share amounts)          dollars, except per
                                                                                                share amounts)
Revenues:
   Services..................................  Ps. 318,766                     Ps. 318,766     U.S.$ 40,197
   Telephone equipment sales and other.......       51,474                          51,474            6,491
                                               ------------  ---------------   ------------    -------------
     Total...................................      370,240                         370,240           46,688
Cost of sales:
   Cost of services..........................      103,645                         103,645           13,070
   Cost of telephone equipment and other.....       28,317                          28,317            3,571
                                               ------------  ---------------   ------------    -------------
     Total...................................      131,962                         131,962           16,641
                                               ------------  ---------------   ------------    -------------
   Gross profit..............................      238,278                         238,278           30,048
Operating expenses...........................      167,295   Ps. (10,300)(b)       156,995           19,798
Depreciation and amortization................      132,883         2,549 (c)       135,432           17,078
                                               ------------  ---------------   ------------    -------------
   Operating loss (profit)...................       61,900           (7,751)        54,149            6,828
                                               ------------  ---------------   ------------    -------------
Integral financing cost:
   Interest expense, net.....................       54,810       (10,035)(d)        44,775            5,646
   Foreign exchange loss (gain), net.........       16,890          5,000(e)        21,890            2,760
   Gain from monetary position...............     (111,600)                       (111,600)         (14,073)
                                               ------------  ---------------   ------------    -------------
     Total...................................      (39,900)          (5,035)       (44,935)          (5,667)
                                               ------------  ---------------   ------------    -------------
Equity participation in net (income) loss
   of associated companies...................         (331)                           (331)             (42)
Provisions for:
   Assets tax................................       10,822                          10,822            1,365
   Employee profit sharing...................           --                              --               --
Minority interest............................         (242)                           (242)             (30)
                                               ------------  ---------------   ------------    -------------
Net income (loss)............................  Ps. (32,249)       Ps. 12,786   Ps. (19,463)    U.S.$ (2,454)
                                               ============  ===============   ============    =============

Net income (loss) per share..................    Ps. (0.03)                      Ps. (0.02)    U.S.$ (0.002)
                                               ============                    ============    =============

Weighted average number of shares
   outstanding (thousands)...................    1,035,094                       1,035,094        1,035,094
                                               ============                    ============    =============

         Notes to Unaudited Pro Forma Consolidated Statements of Income

                 (Thousands of constant March 31, 1997 Pesos and
                    U.S. dollars, except per share amounts)

(a) The pro forma consolidated statements of income data assume the following transactions occurred on January 1, 1996:

      (1)   the sale of Ps. 1,189,500 (U.S.$150,000) of the Notes;

      (2)   the borrowing of Ps. 991,250 (U.S.$125,000) under the Term Facility;
            and

      (3) the repayment of Existing Indebtedness consisting of (i) short-term debt amounting to Ps. 793,353 (U.S.$100,045) and (ii) long-term debt amounting to Ps. 609,979 (U.S.$76,920) of which Ps. 105,907
            (U.S.$13,355) was repayable within a year and (iii) related party liabilities amounting to Ps. 51,545 ($6,500). The terms and conditions of the Existing Indebtedness are described in Note 10 to the Unaudited Consolidated Financial Statements.

(b) Reflects the pro forma cost savings related to the elimination of certain managerial and administrative positions in April 1997 in connection with the reorganization that followed Bell Atlantic's assumption of management control. The pro forma adjustments give effect to the cost savings resulting from this reduction in personnel as though it had occurred as of January 1, 1996. Management does not have plans to replace such personnel and does not anticipate that the staff reductions will affect the operating revenues of the Company.

(c) Reflects the amortization of deferred finance charges arising from the payment of debt issuance costs. These costs amount to Ps. 71,370 (U.S.$9,000) and are being amortized over the 7-year term of the Notes.

(d) Reflects the Financing and the application of the proceeds thereof as though they had occurred as of January 1, 1996. The adjustments do not include any interest income assumed to have been derived from the proceeds of the Financing.

      Net reduction in interest expense was determined as follows:

                                                                  Year      Three Months
                                                                  Ended         Ended
                                                              December 31,    March 31,
                                                                  1996          1997
                                                              ------------  ------------
Interest expense of the Notes calculated at an                           1         9,737
   assumed rate of 10% ..................................     Ps.  118,950  Ps.        2
Interest expense of the Term Facility calculated at an
   assumed rate of three-month LIBOR + 175 basis points
   (7.60%) ..............................................           75,335        18,834
                                                              ------------  ------------
Increase in interest expense as a result of the Financing          194,285        48,571
                                                              ------------  ------------
Total reduction in the interest expense from
   the repayment of Existing Indebtedness ...............         (281,067)      (58,606)
                                                              ------------  ------------
Net reduction in interest expense .......................     Ps.  (86,782) Ps.  (10,035)
                                                              ============  ============

(e) The adjustment to the foreign exchange gain or loss represents the foreign exchange loss incurred as a result of holding an increased amount of net monetary liabilities denominated in U.S. dollars.

(f) The pro forma consolidated statements of income are prepared on the basis of Mexican GAAP. A description and quantification of the significant differences between Mexican GAAP and U.S. GAAP is included in the Audited Consolidated Financial Statements of the Company. Pro forma net income, under Mexican GAAP, is reconciled to pro forma net income on a U.S. GAAP basis for the year ended December 31, 1996 as follows:

Pro forma net loss under Mexican GAAP .................             Ps. 249,477
U.S. GAAP adjustments:
  Deferred income taxes ...............................                (179,675)
  450 MHz service .....................................                  64,106
  Gain on net monetary position .......................                (105,957)
                                                                     -----------
Total adjustments under U.S. GAAP .....................                (221,526)
                                                                     -----------
Pro forma net loss under U.S. GAAP ....................              Ps. 27,951
                                                                     ===========
Pro forma U.S. GAAP loss per share ....................              Ps.   0.03
                                                                     ===========

      A Ps. 145,192 (U.S.$18,309) charge relating to the restructuring of the Company's operations, which was recorded as an extraordinary charge under Mexican GAAP, would be classified as an item of operating expense under U.S. GAAP.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      All Peso amounts discussed herein are presented in thousands of constant March 31, 1997 Pesos in accordance with Mexican GAAP, except as otherwise indicated.

General

      The following discussion and analysis is intended to facilitate an understanding and assessment of significant changes and trends in the historical results of operations and financial condition of Iusacell and factors affecting the Company's financial resources. It should be read in conjunction with the Consolidated Financial Statements and the notes thereto appearing elsewhere in this Prospectus. The Consolidated Financial Statements have been prepared in accordance with Mexican GAAP, which differs in significant respects from U.S. GAAP. Note 19 to the Audited Consolidated Financial Statements provides a description of the principal differences between Mexican GAAP and U.S. GAAP as they relate to the Company, and a reconciliation to U.S. GAAP of the Company's net income and total stockholders' equity as of and for the years ended December 31, 1994, 1995 and 1996.

      As a Mexican company, Iusacell maintains its financial records in Pesos. Pursuant to Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information," and Bulletin B-12, "Statement of Changes in Financial Position," issued by the Mexican Institute of Public Accountants, the Company's financial statements are reported in period-end Pesos to adjust for the interperiod effects of inflation. In calendar years 1994, 1995, and 1996, the rates of inflation in Mexico, as measured by changes in the INPC, were 7.1%, 52.0%, and 27.7% respectively. In the first three months of 1996 and 1997, the INPC inflation rates were 8.3% and 5.9%, respectively. The presentation of financial information in period-end, or constant, currency units is intended to eliminate the distorting effect of inflation on the financial statements and to permit comparisons across comparable periods in comparable monetary units. Except where otherwise indicated, financial data for all periods in the Consolidated Financial Statements and throughout this Prospectus have been restated in constant Pesos as of March 31, 1997. References in this Prospectus to "real" amounts are to inflation-adjusted Pesos and to "nominal" amounts are to unadjusted historical Pesos. Bulletin B-10 requires the Company to restate nonmonetary assets at current replacement cost, to restate nonmonetary liabilities using the INPC and to restate the components of stockholders' equity using the INPC. The effects of these inflation accounting principles have not been eliminated in the reconciliation to U.S. GAAP. See Note 19 to the Audited Consolidated Financial Statements.

      In reporting under Mexican GAAP and in accordance with Bulletin B-10, the Company is required to quantify all financial effects of operating and financing the business under inflationary conditions. For presentation purposes, "integral financing cost (gain)" refers to the combined financial effects of: (i) net interest expense or interest income; (ii) net foreign exchange gains or losses; and (iii) net gains or losses on monetary position. Net foreign exchange gains or losses reflect the impact of changes in foreign exchange rates on assets and liabilities denominated in currencies other than Pesos. A foreign exchange loss arises if a liability is denominated in a foreign currency which appreciates relative to the Peso between the time the liability is incurred and the date it is repaid, as the appreciation of the foreign currency results in an increase in the amount of Pesos which must be exchanged to repay the specified amount of the foreign currency liability. The gain or loss on monetary position refers to the gains or losses realized from holding net monetary assets or liabilities and reflects the impact of inflation on monetary assets and liabilities. For example, a gain on monetary position results from holding net monetary liabilities in Pesos during periods of inflation, as the purchasing power of the Peso declines over time.

Peso Devaluation and Inflation

      On December 20, 1994, the Mexican government responded to exchange rate pressures by increasing the upper limit of the then existing free market Peso/U.S. dollar exchange rate band by 15% and, two days later, by eliminating the band altogether to allow the Peso to fluctuate freely against the U.S. dollar. This resulted in a major devaluation of the Peso relative to the U.S. dollar. By December 31, 1994, the Noon Buying Rate, which had been Ps. 3.4662 to U.S.$1.00 on December 19, 1994, was Ps. 5.0000 to U.S.$1.00, representing a 44.3% devaluation. The Peso continued to decline against the U.S. dollar during 1995, closing at a Noon Buying Rate of Ps. 7.7400 to U.S.$1.00 on December 31, 1995, which represented a 54.8% devaluation relative to the U.S. dollar. On December 31, 1996, the Noon Buying Rate was Ps.
7.8810 to U.S.$1.00, representing a 1.8% decline of the Peso as compared to December 31, 1995. Cumulatively, the value of the Peso declined 127.4% from December 19, 1994 to December 31, 1996. On March 31, 1997, the Noon Buying Rate was Ps. 7.9300 to U.S.$1.00, and on October 31, 1997, the Noon Buying Rate was Ps.8.4100 to U.S.$1.00.


      The Mexican government's response to the devaluation and ensuing high levels of inflation was to enact a series of fiscal and monetary measures which, among other things, restricted credit and the money supply, raised prices for public goods and services, and restricted federal spending. As a result, the annual inflation rate declined from 52.0% in 1995 to 27.7% in 1996, and GDP grew by 5.1% in 1996 compared to a contraction of 6.2% in 1995. Preliminary estimates of annualized GDP growth and inflation for the three months ended March 31, 1997 were 5.1% and 5.9%, respectively. GDP growth in 1996 and the first quarter of 1997 was largely concentrated in the export and construction sectors of the economy, with little recovery in the consumer segment.

      Impact on the Company's Results of Operations

      The general economic conditions in Mexico resulting from inflation and the devaluation of the Peso have had an overall negative impact on the Company's results of operations primarily as a result of the following factors:

            (i) The devaluation resulted in a significant decrease in the purchasing power of Mexican consumers, resulting in a decrease in the demand for cellular telephony.

            (ii) Due to competitive market conditions and the overall state of the Mexican economy, the Company was not able to increase its prices in line with the significant inflation in the economy.

            (iii) The significant inflation led to an upward restatement of the Company's assets and therefore resulted in a substantial increase in depreciation and amortization expense in 1995, which had an adverse impact on the Company's earnings. In 1996, while there was still significant inflation, depreciation and amortization expense decreased as the result of a substantial reduction in capital expenditures and the reduction in the carrying value of dollar-acquired non-monetary assets in accordance with the rules of the Mexican Stock Exchange (which in turn resulted from the fact that the rate of inflation exceeded that of devaluation).

            (iv) The significant devaluation of the Peso as compared to the U.S. dollar in 1994 and 1995 resulted in the recording of exchange losses given the Company's net U.S. dollar liability position in both years. In 1996, the Company recorded a gain because of the appreciation of the Peso against the U.S. dollar during a significant portion of the year.

            (v) A portion of the Company's costs and expenses (e.g., depreciation and amortization and interest expense) is denominated in U.S. dollars or calculated on the basis of Peso/U.S. dollar devaluation, while almost all of the Company's revenues are denominated in Pesos, which, in a period of Peso devaluation, had a negative impact on the Company's margins.

      Impact on the Company's Financial Condition

      The general economic conditions in Mexico resulting from inflation and the devaluation of the Peso have had an overall negative impact on the Company's financial condition as a result of the following factors:

            (i) The majority of the Company's indebtedness is denominated in U.S. dollars. As a result, the Peso carrying amount of such debt increased to reflect the additional Pesos required to meet such foreign liabilities.

            (ii) Whenever the inflation rate exceeds the rate of devaluation, as was the case in 1996 and in the first quarter of 1997, the carrying value of the Company's assets purchased in foreign currencies will be reduced. This is because, assuming the foreign currency value of a given asset remains unchanged between periods, the value of such asset for the prior period is restated upwards using the inflation rate, while the valuation of such asset for the current period is restated using a foreign exchange rate which increased at a lower rate.

Increase in Prepay Subscriber Base

      In June 1996, the Company introduced its Control Plus prepay program in response to economic conditions in Mexico and to a prepay cellular card program offered by Telcel. Control Plus has been extremely popular, and prepay customers have increased from an insignificant percentage of the Company's subscriber base in June 1996 to 35.1% at March 31, 1997. The Company expects that the percentage of its customers who subscribe to cellular service on a prepay basis will continue to increase.

      The Company believes that prepay programs represented an effective means of attracting and retaining subscribers during a difficult economic and competitive environment in 1996. However, the Company also believes that prepay plans are attractive to a wider range of cellular consumers than just those experiencing financial difficulties. In addition to helping customers control costs, Control Plus has no monthly bill and allows customers to prepay for cellular services in cash. Iusacell is marketing these features to new classes of potential customers and, as a result, expects prepay plans to continue to help the Company increase cellular market penetration, grow its customer base and generate positive cash flow. Compared to the average contract plan, prepay plans involve higher per minute airtime charges, a lower cost to acquire new subscribers (principally because the Company does not provide a phone to such customers, as it does with its contract subscribers), and no billing expenses or credit or collection risk. Prepay customers are also potential customers for the Company's other services and products, and the Company intends to focus marketing efforts on "migrating" qualified prepay customers to higher revenue contract plans. In addition, the Company is considering new methods to increase minutes of use by its prepay customers.

      Prepay customers, on average, have substantially lower MOUs than contract customers and do not pay monthly fees and, as a result, generate substantially lower average monthly revenues per customer. Moreover, because prepay cards expire after 60 days, prepay customers have more frequent opportunities to decide whether to renew service with the Company or to choose the Company's competitor as their cellular carrier. If a prepay customer "turns over" his or her prepay card by not adding credit to the card prior to its 60-day expiration, the customer loses his or her assigned telephone number and must reapply for a new number, which may be obtained either from the Company or from the Company's competitor. Iusacell believes that, because the Company currently waives its activation fee for customers who have previously turned over while Telcel generally does not, such customers currently have an incentive to choose the Company's Control Plus program when reapplying for telephone numbers.

      Between May 31, 1996 and March 31, 1997, the number of the Company's prepay customers increased from 2,730 to 87,872. Since the Company's first Control Plus customers began to turn over, a monthly average of 17.6% (measured through May 31, 1997) of the Company's total prepay customers have turned over. This turnover statistic, however, does not account for customers who reactivated Control Plus prepay service after their cards expired. The Company is evaluating different methods of determining turnover, as the current method is dependent upon, among other things, the number of days of use the Company permits before expiration of the prepay cards (currently 60 days). Iusacell is installing a new prepay operating system which the Company expects will enable the Company to better track those customers who turn over by determining the percentage of customers who subsequently purchase prepay cards from the Company and the time period between such purchases. In addition, Iusacell anticipates that the new prepay operating system, together with initiatives to increase the number of distribution points for prepay cards, improve customer care and otherwise improve the convenience of the Company's prepay program, will enhance the Company's ability to retain prepay customers. See "Risk Factors-Mexican Governmental, Political, Economic and Social Factors" and "-Increased Competition; Disputes with Telmex."

      In 1996, the Company experienced a 22.8% reduction in the number of contract customers, who generate higher average revenue per subscriber than do prepay customers. Many of these contract customers migrated to the Company's prepay program, resulting in lower revenues and cash flow from these customers. Iusacell did not introduce Control Plus until June 1996. Consequently, results of operations in 1996 do not fully reflect the shift from contract to prepay customers (which shift is more clearly reflected in the comparison between the first quarters of 1996 and 1997). If the year-end mix of contract and prepay customers had been in effect throughout 1996, the effect of the lower per customer revenues and cash flow resulting from the shift in Iusacell's subscriber mix would have been significantly greater. The Company believes, however, that this effect would have been partially offset by having been able to offer Control Plus prior to June 1996 to its credit-challenged contract customers who were otherwise switching to Telcel's prepay plan and to those prospective customers who were choosing Telcel's prepay plan in the absence of alternatives. The Company anticipates further growth in its prepay subscriber base and an increase in the percentage of total subscribers who are prepay customers, as well as growth in the number of contract subscribers. There can be no assurance, however, that the Company will in fact achieve such growth.

Local Telephony in the 450 MHz Frequency Band; CDMA Overlay

      The Company has experienced substantial delays in obtaining the SCT's approval of its technical and economic plans for local wireless service in the 450 MHz frequency band. However, on June 10, 1997, the SCT and the Company reached agreement on a process by which the Company could obtain a concession issued and recognized by the SCT to provide local wireless service in the 450 MHz frequency band. Under this agreement Iusacell would convert and consolidate certain of its existing concessioned radiotelephony frequencies into 450 MHz spectrum in Regions 4, 5, 6, 7 and 9 and would have a right of first refusal to acquire the concessions to provide local wireless service over such frequencies at prices derived from the prices of the winning bids in the auctions for 450 MHz and 1.9 GHz (PCS) frequency bands scheduled by the Mexican government for the fall of 1997. Until the conclusion of such auctions, Iusacell has received a provisional authorization to use 450 MHz spectrum to provide local wireless service to up to 50,000 terminals.

      As a result of the delays experienced by the Company and the uncertainty relating to the Company's ability, at a commercially acceptable cost, to implement full scale local wireless service in the 450 MHz frequency band, the Company is exploring alternatives for providing local telephony services, including limited zone wireless service in the 800 MHz (cellular) or 1.9 GHz
(PCS) frequency bands deploying digital technology that permits mobility. At this time, however, the Company has not made a decision as to which alternative to pursue and continues with its trial program to provide local wireless service in the 450 MHz frequency band. If the Company were to determine not to continue to pursue local wireless service in the 450 MHz frequency band, the Company would record substantial non-cash losses.

      The Company believes that approximately 75% of the fixed assets currently employed in its 450 MHz trial service could be used in its cellular operations (with the cost of each such asset being depreciated over its remaining useful life). No assurance can be given that the Company will be able to sell the remaining fixed assets or that any such sale would be made at or in excess of book value. If such remaining fixed assets are sold for less than their book value, the Company would be required to write off such assets to the extent of the deficiency between their book value and the sale proceeds. At March 31, 1997, the book value of the fixed assets (including capitalized interest) deployed in the Company's 450 MHz local wireless service totaled Ps. 616.2 million (U.S.$77.7 million). Assuming that 25% of these fixed assets could not be sold, the non-cash charge to Iusacell's earnings would be Ps. 154.0 million (U.S.$19.4 million).

      In addition, if the Company's 450 MHz local wireless project were to be discontinued, Iusacell would also be required to write off the pre-operating expenses (net of pre-operating revenues) from the project that the Company has been capitalizing in accordance with Mexican GAAP. At March 31, 1997, a total of Ps. 66.0 million (U.S.$8.3 million) of such capitalized pre-operating expenses (net of pre-operating revenues) for the 450 MHz local wireless project were included in "Other assets" on the Company's balance sheet.

      Between the write-off of fixed assets (assuming 25% of them were not able to be used or sold) and the write-off of net capitalized pre-operating expenses, the Company's total non-cash loss in the event of a discontinuation of the 450 MHz local wireless project would have been Ps. 220.0 million (U.S.$27.7 million) at March 31, 1997. See Note 19 to the Audited Consolidated Financial Statements and Note 17 to the Unaudited Consolidated Financial Statements.

      The Company is party to certain agreements regarding the supply and servicing of equipment for its 450 MHz local wireless service, including an agreement with a foreign supplier under which Iusacell contracted to buy approximately U.S.$315 million of equipment and services (see "Business-Network and Equipment"). These agreements will be terminated if the Company does not deploy its 450 MHz local wireless service, and the costs, if any, to the Company associated with the termination of these agreements would be in addition to the non-cash losses described above. Such costs could be substantial. See "Business-Network and Equipment-Other Services."

      The Company plans to launch a fully digital CDMA overlay network in 1998 in order to upgrade its existing integrated network infrastructure. The overlay will begin in Region 9 in the first quarter of 1998, with the overlay for the remaining regions to be launched by mid-1999. Depending on the choice of vendor for CDMA equipment, the Company may be required to discontinue using a substantial portion of its existing network infrastructure, particularly the TDMA technology now being used for internal purposes in Region 9 and, accordingly, could record substantial non-cash losses in respect thereof. The Company cannot anticipate the magnitude of any such potential write-off at this time. The Company anticipates maintaining its analog (AMPS) infrastructure following implementation of the CDMA overlay to continue to provide service to its existing analog subscriber base. See "Business-Network and Equipment."

Recent Developments

      The Company's revenues for the second quarter of 1997 were Ps. 428.5 million, a 12.6% increase over revenues for the first quarter of 1997. The Company's EBITDA for the second quarter of 1997 (as defined in Note 5 under "Selected Historical and Pro Forma Consolidated Financial and Operating Data") was Ps. 70.3 million, a 3.6% decrease as compared to EBITDA for the first quarter. As a percentage of revenues, EBITDA was 16.5% in the second quarter as compared with 19% in the first quarter. EBITDA for the second quarter was 11% lower than the pro forma first quarter EBITDA shown in the "Selected Historical and Pro Forma Consolidated Financial and Operating Data." Net loss in the second quarter, which amounted to Ps. 67.1 million, was more than double the net loss in the first quarter. For purposes of the foregoing comparisons, first quarter results have been restated to constant June 30, 1997 Pesos to reflect second quarter inflation, which was approximately 2.8%.

      The Company's total number of cellular subscribers increased by 12.4% in the second quarter to 281,740, including 176,134 contract subscribers (an 8% increase from March 31, 1997) and 105,606 prepay subscribers (a 20% increase from March 31, 1997). Average monthly MOUs per subscriber were 106 in the second quarter, as compared with 108 in the first quarter, while nominal average monthly revenue per subscriber declined to Ps. 463 in the second quarter from Ps. 469 in the first quarter. Contract churn declined from 3.1% in the first quarter to 2.7% in the second quarter, and the monthly average of prepay turnover decreased to approximately 16.9% through June 30, 1997.

      The growth in the second quarter total revenues was primarily generated by the increase in the number of cellular subscribers, as well as a substantial increase in telephone equipment sales and other revenue. Second quarter results were adversely affected by substantial costs (approximately Ps. 8.2 million) associated with leasing lines from Telmex in order to meet the Company's obligations under its long distance concession, without a commensurate increase in long distance subscribers and because of lower than expected long distance revenue during the quarter. The Company expects such leased line costs to continue, but is unable to predict when or whether it will be able to generate sufficient long distance revenues to offset such costs. The Company capitalizes the costs relating to the installation of such leased lines.

      Although second quarter results benefitted from the incremental revenue associated with the increase in the number of subscribers, such results were adversely affected by a significant reduction in average monthly MOUs per prepay subscriber, which the Company believes likely was in response to the price increases announced in April and May 1997. Average MOUs per contract customer have, however, remained relatively stable since the price increases were implemented. The Company believes that second quarter results do not reflect the anticipated benefits of the price increases because the price increases were not fully implemented until June 1997 and because of the reduction in usage by prepay customers. The Company cannot determine the extent to which its subscribers have reduced usage in response to the price increases.

      The higher net loss in the second quarter was a result of the foregoing factors and a significantly lower gain from monetary position due to the lower level of inflation during the period.

      On August 14, 1997, the Company and Telmex entered into a settlement agreement with respect to the fees charged by Telmex to Iusacell through May 31, 1997 for interconnection services, switched long distance services and certain other services billed by Telmex as of the date of the settlement agreement. The Company paid Telmex Ps. 170.0 million (U.S.$21.8 million) of which Ps. 22.2 million (U.S.$2.8 million) constituted value-added tax and Ps. 28.6 million (U.S.$3.7 million) were accounted for as interest expense.

      In August 1997, the Company and Telmex also entered into amendments to the current interconnection agreement pursuant to which Iusacell agreed to pay Telmex an interim interconnection rate of Ps. 0.31 (U.S.$0.04) per minute retroactive to June 1, 1997 (as opposed to the Ps. 0.45 (U.S.$0.056) per minute rate previously charged by Telmex) and Telmex agreed to extend to the Company the 38% discount available to other large business customers for use of its long distance network. Iusacell and Telmex are currently negotiating the terms of an entirely new interconnection agreement the terms of which will also be retroactive to June 1, 1997. The Company anticipates that this new interconnection agreement will implement an even lower interconnection rate and will provide for some form of reciprocal payments by Telmex for interconnecting with Iusacell's networks.

      On September 30, 1997, the Company consummated the sale of its direct and indirect minority interests in its Ecuadorean cellular company, Conecel, and its Ecuadorean paging company Corptilor, S.A. to a corporation controlled by the controlling shareholder of the majority shareholder of these companies. At the closing, Iusacell received U.S.$29.4 million in cash consideration for its direct interests in those companies and anticipates receiving an additional U.S.$3.4 million in respect of its indirect interests by the end of 1997.

      The Company's revenues for the third quarter of 1997 were Ps. 446.7 million, a 1.3% increase over revenues for the second quarter of 1997. Revenue growth was adversely affected by Ps. 39.0 million due to the reversal, as a consequence of the August 1997 interconnection settlement with Telmex described above, of accrued interconnection revenue which the Company has expected to receive from Telmex. Without this reversal, third quarter revenues would have been Ps. 486.0 million, a 10.2% increase over second quarter revenues. The Company's EBITDA for the third quarter of 1997 was Ps. 103.4 million, a 42.8% increase as compared to the Ps. 72.4 million EBITDA for the second quarter. EBITDA in the third quarter was reduced by the Ps. 39.0 million reversal in accrued interconnection revenue, which reduction was more than offset by a Ps.
47.4 million reduction in cost of services as a result of the Telmex interconnection settlement. Without these interconnection settlement impacts, EBITDA would have been Ps. 95.0 million. Net income for the quarter was Ps. 80.9 million and included a gain of Ps. 151.9 million resulting from the sale of its interests in Conecel and Corptilor S.A. described above. For purposes of the foregoing comparisons, second quarter results have been restated to constant September 30, 1997 Pesos to reflect third quarter inflation, which was approximately 2.9%.


      The Company's cellular subscriber base increased by 20% in the third quarter to 338,300 customers. In the third quarter, average monthly MOUs per subscriber declined to 104, while nominal average monthly revenue per subscriber declined to Ps. 451. Contract churn increased to 2.9% in the third quarter from 2.7% in the second quarter, and the monthly average of prepay turnover decreased to approximately 10%.


Results of Consolidated Operations

      The following table sets forth for the periods indicated the percentage relationships which certain amounts bear to revenues:

                                                                                               Three Months
                                                                                                  Ended
                                                           Year Ended December 31,               March 31,
                                                        -----------------------------       -----------------
                                                        1994        1995        1996        1996        1997
                                                        -----       -----       -----       -----       -----
Revenues:
  Cellular service revenues .......................      83.1%       68.1%       70.2%       80.5%       79.8%
  Other service revenues ..........................       4.9        16.8        15.9         7.6         6.3
                                                        -----       -----       -----       -----       -----
      Total service revenues ......................      88.0        84.9        86.1        88.1        86.1
  Telephone equipment and other revenues ..........      12.0        15.1        13.9        11.9        13.9
                                                        -----       -----       -----       -----       -----
      Total .......................................     100.0       100.0       100.0       100.0       100.0
Cost of sales:
  Cost of services ................................      25.6        31.1        31.6        29.0        28.0
  Cost of telephone equipment and other ...........       5.9         8.4         7.7         4.5         7.6
                                                        -----       -----       -----       -----       -----
      Total .......................................      31.5        39.5        39.3        33.5        35.6
Gross profit ......................................      68.5        60.5        60.7        66.5        64.4
Operating expenses ................................      42.6        44.2        43.3        39.1        45.2
Depreciation and amortization .....................      25.6        35.2        35.6        34.9        35.9
                                                        -----       -----       -----       -----       -----
Operating profit (loss) ...........................       0.3       (18.9)      (18.2)       (7.5)      (16.7)
Integral financing cost (gain):
  Interest expense, net ...........................       9.0         9.1        16.5        16.1        14.8
  Foreign exchange (gain) loss, net ...............      23.0        37.0        (3.7)      (11.0)        4.6
  Gain on net monetary position ...................      (2.2)      (26.3)      (20.5)      (36.9)      (30.1)
                                                        -----       -----       -----       -----       -----
      Total .......................................      29.8        19.8        (7.7)      (31.8)      (10.7)
Equity participation in net income (loss) of
  associated companies ............................       0.1        (2.0)       (0.4)         --          --
Income (loss) from continuing operations before
  asset tax, employee profit sharing, minority
  interest and extraordinary item .................     (29.4)      (40.7)      (10.9)       24.3        (6.0)
Provision for asset tax and employee profit sharing       1.4         1.6         2.1         1.8         2.9
Minority interest .................................        --         1.9         0.1         0.9          --
Extraordinary item ................................        --          --         8.5          --          --
                                                        -----       -----       -----       -----       -----
Net income (loss) .................................     (30.8)%     (40.4)%     (21.4)%      23.4%       (8.9)%
                                                        =====       =====       =====       =====       =====

Three Months Ended March 31, 1997 Compared to Three Months Ended March 31, 1996

      Revenues

      Total revenues consist of cellular service revenues, revenues from other services and telephone equipment and other revenues. The Company's service revenues are principally derived from the provision of cellular telephone service in Mexico. Other service revenues consist of revenues from the provision of telecommunication services in Mexico other than cellular and, until December 1996, from revenues derived from the Company's consolidated 51% investment in Iusatel Chile, S.A. de C.V. ("Iusatel Chile"), a Chilean long distance provider. The Company sold its 51% stake in Iusatel Chile in December 1996. See "Business-International Joint Ventures." Telephone equipment and other revenues consist primarily of revenues from sales of cellular telephone equipment and accessories, as well as revenues attributable to out-roaming (which revenues are passed through to the applicable host operator).

         The following table sets forth the source of the Company's revenues for the three months ended March 31, 1996 and 1997.

                                          Three Months Ended   Three Months Ended
                                            March 31, 1996       March 31, 1997
                                           -----------------   ------------------
                                            Ps.        %         Ps.        %       % Change
                                           -----     -----      -----     -----      -----
Cellular service revenues ............     364.2      80.5%     295.5      79.8%     (18.9)%
Other service revenues ...............      34.4       7.6       23.3       6.3      (32.3)
                                           -----     -----      -----     -----
  Total service revenues .............     398.6      88.1      318.8      86.1      (20.0)
Telephone equipment and other revenues      53.9      11.9       51.5      13.9       (4.5)
                                           -----     -----      -----     -----
  Total revenues .....................     452.5     100.0%     370.3     100.0%     (18.2)%
                                           =====     =====      =====     =====

      Cellular Services. The table below sets forth cellular service revenues by source and operating region for the three months ended March 31, 1996 and 1997.

                                                Three Months Ended March 31, 1996(1)
                                      ---------------------------------------------------------
                                                         Regions 5, 6 and 7
                                          Region 9            Combined              Total
                                      ---------------      ---------------      ---------------
                                       Ps.        %         Ps.        %         Ps.        %
                                      -----     -----      -----     -----      -----     -----
Airtime(2) ......................      79.8      35.4%      40.6      29.3%     120.4      33.1%
Monthly fees ....................     109.7      48.6       64.7      46.6      174.4      47.9
Long distance(3) ................      12.2       5.4       10.3       7.4       22.5       6.2
Value-added services(4) .........      22.3       9.9       12.3       8.9       34.6       9.5
In-roaming(5) ...................       1.5       0.7       10.7       7.8       12.2       3.3
Activation fees .................        --        --        0.1        --        0.1        --
                                      -----     -----      -----     -----      -----     -----
  Total cellular service revenues     225.5     100.0%     138.7     100.0%     364.2     100.0%
                                      =====     =====      =====     =====      =====     =====

                                                Three Months Ended March 31, 1997(1)
                                      ---------------------------------------------------------
                                                         Regions 5, 6 and 7
                                          Region 9            Combined              Total
                                      ---------------      ---------------      ---------------
                                       Ps.        %         Ps.        %         Ps.        %
                                      -----     -----      -----     -----      -----     -----
Airtime(2) ......................      66.8      38.9%      41.5      33.6%     108.3      36.7%
Monthly fees ....................      74.3      43.2       48.9      39.6      123.2      41.7
Long distance(3) ................      20.3      11.8       11.8       9.5       32.1      10.9
Value-added services(4) .........       7.7       4.5        8.1       6.6       15.8       5.3
In-roaming(5) ...................       2.8       1.6       13.2      10.7       16.0       5.4
Activation fees .................        --        --        0.1        --        0.1        --
                                      -----     -----      -----     -----      -----     -----
  Total cellular service revenues     171.9     100.0%     123.6     100.0%     295.5     100.0%
                                      =====     =====      =====     =====      =====     =====

(1) Figures reflect intercompany eliminations. These figures do not include revenues derived from paging, long distance, local telephony or data transmission services.

(2) Airtime is charged on a per-minute basis for peak (Monday to Friday, 8:00 A.M. to 10:00 P.M.) and non-peak airtime.

(3) Long distance revenues generated by cellular subscribers were passed through to Telmex prior to August 11, 1996. Since that date, such revenues have been retained by the Company.

(4) Includes fees for value-added services such as call waiting, call transfer, emergency service, secretarial service and conference calling, and revenues from activation bonds, insurance-related charges payable by subscribers, rural and public telephony and the Company's cellular magazine. Does not include charges for related airtime. Customers using certain value-added services such as news, weather, sports and entertainment reports are charged only for airtime, which is therefore included in airtime.

(5) See "Business-Cellular Services-Roaming" for a discussion of the differences between in-roaming and out-roaming and the revenues associated therewith. In-roaming revenues are reflected in total service revenues and are paid to the Company by operators from other regions. Out-roaming revenues are reflected in telephone equipment and other revenues and are passed through to the applicable host operator.

      Cellular service revenues declined by 18.9% to Ps. 295.5 million (U.S.$37.3 million) in the first quarter of 1997 from Ps. 364.2 million (U.S.$45.9 million) in the first quarter of 1996 and represented 79.8% and 80.5% of total revenues in the first quarters of 1997 and 1996, respectively. Revenues declined despite an 18.9% increase in total subscribers, while total MOUs remained relatively stable. One of the reasons for the decline in revenues on a constant Peso basis was the Company's inability to increase its prices in line with inflation, which, in accordance with Mexican GAAP, is applied to the prior reporting period to achieve constant Peso comparisons. The Company was not able to implement any price increase during the twelve months ended March 31, 1997, over which period inflation was 24.8%.

      Cellular service revenues, particularly revenues from monthly fees and value-added services, also declined because of the 28.2% decrease in the number of contract subscribers in 1996. This revenue decline was partially offset by the airtime revenue generated by the Company's prepay customers under the Control Plus program, which was launched in June 1996. However, average monthly revenues generated by Control Plus customers are substantially lower than those generated by contract subscribers because Control Plus tends to attract lower volume users who pay no monthly fee, although such users are charged, on average, higher per minute airtime rates. The proportion of the Company's customers that subscribes to the Company's prepay program as opposed to the Company's contract plans has grown significantly since the introduction of Control Plus. The Company believes that the trend towards the increased percentage of total subscribers and the significance to the Company's revenues of prepay plan subscribers are likely to continue.

      The decline in cellular service revenues in the first quarter of 1997 from the first quarter of 1996 was also partially offset as the Company began to market "bundled" cellular and long distance services in the first quarter of 1997 to its existing and potential cellular subscriber base. Long distance cellular revenues increased 42.7% to Ps. 32.1 million (U.S.$4.1 million) from Ps. 22.5 million (U.S.$2.8 million) in the first three months of 1997 and 1996, respectively.

      Iusacell had 250,727 and 210,877 cellular subscribers at March 31, 1997 and 1996, respectively. For the twelve month period ended March 31, 1997, prepay subscribers increased from a negligible percentage of total subscribers to 35.1% of total subscribers and the number of contract subscribers declined by 22.0%. Contract subscribers decreased to 162,855 from 208,714, and prepay subscribers grew to 87,872 from 2,163. A prepay customer is included as a customer if, at the end of the period, the customer's prepay card has not yet expired. See "-Increase in Prepay Subscriber Base."

      In the first quarter of 1997, contract subscriber churn remained relatively flat at an average monthly level of 3.13%, compared to 3.10% during the first quarter of 1996. Contract churn for the first quarter of 1997 reflects net increases in contract subscribers, which reversed the previous downward trend in contract customers experienced in 1996 when many such customers migrated to prepay plans. In the first quarter of 1996, Iusacell experienced net decreases in contract subscribers following the introduction by the Company's competitor of its prepay plan. However, for the first two months of that quarter, the Company had net increases in the number of contract subscribers. For a discussion of prepay turnover, see "-Increase in Prepay Subscriber Base."

      Average MOUs for the first quarter of 1997 were 108, a decrease of 14.3% compared to the average of 126 MOUs in the first quarter of 1996. This decline in MOUs was largely due to the significant increase in the number of the Company's prepay customers, who generate substantially lower average MOUs than contract customers. In addition, the Company has experienced a trend toward lower MOUs as Iusacell's expanded customer base is now attracting subscribers who tend to generate fewer MOUs.

      Nominal average monthly cellular revenue per subscriber declined 9.1% to Ps. 469 in the first quarter of 1997 from Ps. 516 in the first quarter of 1996. The nominal average monthly cellular revenue per subscriber in the first quarter of 1997 was lower than in the first quarter of 1996 due to lower average MOUs generated by prepay subscribers, as well as the trend towards lower MOUs per subscriber as the Company expands its customer base.

      Other Services. Other service revenues decreased by 32.3% to Ps. 23.3 million (U.S.$2.9 million) from Ps. 34.4 million (U.S.$4.3 million) in the first quarters of 1997 and 1996, respectively, and represented 6.3% and 7.6% of total revenues in the first quarters of 1997 and 1996, respectively. This decrease was principally due to the sale of the Company's interest in Iusatel Chile in December 1996. Revenues derived from Iusatel Chile were Ps. 15.9 million (U.S.$2.0 million) in the first quarter of 1996.

      Telephone Equipment and Other. Telephone equipment and other revenues decreased 4.5% to Ps. 51.5 million (U.S.$6.5 million) in the first quarter of 1997 from Ps. 53.9 million (U.S.$6.8 million) in the first quarter of 1996. This decline was primarily due to a 29.2%, or Ps. 12.2 million (U.S.$1.5 million), decrease in out-roaming revenue, which was partially offset by a Ps. 8.0 million (U.S.$1.0 million), increase in sales of handsets.

Cost of Sales

      Iusacell's cost of sales includes cost of services, cost of telephone equipment and other costs. Total cost of sales decreased 12.9% to Ps. 131.9 million (U.S.$16.6 million) in the first quarter of 1997 from Ps. 151.4 million (U.S.$19.1 million) in the first quarter of 1996. As a percentage of total revenues, cost of sales increased to 35.6% in the first quarter of 1997 from 33.5% in the first quarter of 1996.

      Cost of Services. Cost of services decreased 21.0% to Ps. 103.6 million (U.S.$13.1 million) in the first quarter of 1997 from Ps. 131.2 million (U.S.$16.5 million) in the first quarter of 1996, and decreased to 32.5% from 32.9% of total service revenues in such quarters. Cost of services declined as its primary components, fees paid to the Mexican government and interconnection fees, vary based on revenues, which declined in the first quarter of 1997.

      Cost of Telephone Equipment and Other. Despite the lower rate of inflation in the first quarter of 1997 relative to the rate of inflation in the first quarter of 1996, cost of telephone equipment and other costs increased by 40.1% to Ps. 28.3 million (U.S.$3.6 million) in the first quarter of 1997 from Ps.
20.2 million (U.S.$2.5 million) in the first quarter of 1996, and, as a percentage of telephone equipment and other revenues, increased to 55.0% in the first quarter of 1997 from an unusually low 37.5% in the first quarter of 1996. The cost of a cellular handset given to a contract customer is amortized over 18 months (the average length of the Company's cellular contract), instead of being expensed in the period in which the customer received the telephone. If these handset costs had been expensed instead of amortized, the Company's cost of telephone equipment and other costs would have increased by Ps. 11.5 million (U.S.$1.4 million) and Ps. 14.5 million (U.S.$1.8 million) in the first quarters of 1997 and 1996, respectively. See Note 4(f) to the Unaudited Consolidated Financial Statements. In connection with the Company's CDMA overlay to be launched in 1998, the Company expects to provide digital handsets at no or little cost to the customers.

Operating Expenses

      Operating expenses decreased 5.4% to Ps. 167.3 million (U.S.$21.1 million) in the first quarter of 1997 from Ps. 176.8 million (U.S.$22.3 million) in the first quarter of 1996, and, as a percentage of total revenues, increased to 45.2% in the first quarter of 1997 from 39.1% in the first quarter of 1996. Notwithstanding the decrease in revenues in the first quarter of 1997 from the first quarter of 1996, sales and advertising expenses were relatively stable at Ps. 111.6 million (U.S.$14.1 million) and Ps. 110.3 million (U.S.$13.9 million) for the first quarter of 1997 and 1996, respectively. General and administrative expenses declined 13.6% to Ps. 73.7 million (U.S.$9.3 million) from Ps. 85.3 million (U.S.$10.8 million), primarily due to the elimination of general and administrative expenses from Iusatel Chile and a decline in consulting fees in the first quarter of 1997. In accordance with Mexican GAAP, pre-operating expenses (net of pre-operating revenues) associated with the Company's provision of local wireless service in the 450 MHz band on a trial basis (as well as with certain other services of the Company) are capitalized rather than, as has been required under U.S. GAAP since the beginning of 1996, expensed. The pre-operating expenses (net of pre-operating revenues) that were capitalized in the first quarter of 1997 and 1996 equalled Ps. 18.0 million (U.S.$2.3 million) and Ps. 18.9 million (U.S.$2.4 million), respectively.

Depreciation and Amortization

      Depreciation and amortization expenses decreased by 15.8% to Ps. 132.9 million (U.S.$16.8 million) in the first quarter of 1997 from Ps. 157.9 million (U.S.$19.9 million) in the first quarter of 1996. The decline in depreciation and amortization is attributable to the reduction in the carrying value of fixed assets during the first quarter of 1997 as recorded in accordance with Bulletin B-10. In connection with the Company's CDMA overlay to be launched in 1998, the Company anticipates an increase in amortization expenses as customers trade in their analog handsets for digital handsets provided by the Company at no or little cost to the customers. See "-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

Operating Loss

      In the quarter ended March 31, 1997, the Company recorded an operating loss of Ps. 61.8 million (U.S.$7.8 million) as compared to an operating loss of Ps. 33.6 million (U.S.$4.2 million) in the quarter ended March 31, 1996.

Integral Financing Cost (Gain)

      Total integral financing represented a gain for the first three months of 1997 and 1996 of Ps. 39.9 million (U.S.$5.0 million) and Ps. 143.9 million (U.S.$18.1 million), respectively. The lower gains reported in the first three months of 1997 are attributable to a foreign exchange loss of Ps. 16.9 million (U.S.$2.1 million) in 1997 compared to a foreign exchange gain of Ps. 49.8 million (U.S.$6.3 million) in 1996, as well as (due to the lower inflation rate) a lower gain from monetary correction of Ps. 111.6 million (U.S.$14.1 million) in 1997 compared to Ps. 167.1 million (U.S.$21.1 million) in 1996. Interest expense declined 25% to Ps. 54.8 million (U.S.$6.9 million) for the first three months of 1997 from Ps. 73.0 million (U.S.$9.2 million) for the first three months in 1996, primarily due to the Company's conversion to equity of U.S.$70.1 million of shareholder debt in February 1997.

Equity Participation in Net Income (Loss) of Associated Companies

      The Company recorded equity participation in net income of associated companies of Ps. 0.3 million (U.S.$0.04 million) in the first quarter of 1997 as compared to a loss of Ps. 0.1 million (U.S.$0.01 million) in the first quarter of 1996. This increase was due to operating improvements in the Company's Ecuadorean affiliate. See "Business-International Joint Ventures."

Net Income (Loss)

      As a result of the factors described above, the Company's net loss was Ps.
32.2 million (U.S.$4.1 million) in the first quarter of 1997 as compared to net income of Ps. 105.9 million (U.S.$13.4 million) in the first quarter of 1996.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

Revenues

      The following table sets forth the source of the Company's revenues for the years ended December 31, 1995 and 1996.

                                               Year Ended               Year Ended
                                            December 31, 1995        December 31, 1995
                                           -------------------      -------------------
                                             Ps.          %            Ps.         %         % Change
                                           -------     -------      -------     -------      -------
Other service revenues ...............       320.0        16.8        269.6        15.9        (15.8)
                                           -------     -------      -------     -------
  Total service revenues .............     1,615.5        84.9      1,464.0        86.1         (9.4)
Telephone equipment and other revenues       287.8        15.1        236.1        13.9        (18.0)
                                           -------     -------      -------     -------
  Total revenues .....................     1,903.3       100.0%     1,700.1       100.0%       (10.7)%
                                           =======     =======      =======     =======

      Cellular Services. The table below sets forth the cellular service revenues by source and operating region for 1995 and 1996.

                                                         Year Ended December 31, 1995(1)
                                      ---------------------------------------------------------------------
                                                               Regions 5, 6 and 7
                                            Region 9                Combined                  Total
                                      -------------------      -------------------      -------------------
                                        Ps.          %           Ps.          %           Ps.          %
                                      -------     -------      -------     -------      -------     -------
Airtime(2) ......................       331.9        39.4%       156.9        34.7%       488.8        37.7%
Monthly fees ....................       360.6        42.8        200.5        44.3        561.1        43.3
Long distance(3) ................        53.3         6.3         36.1         8.0         89.4         6.9
Value-added services(4) .........        69.2         8.2         41.6         9.2        110.8         8.6
In-roaming(5) ...................        26.4         3.1         15.6         3.4         42.0         3.2
Activation fees .................         1.7         0.2          1.7         0.4          3.4         0.3
                                      -------     -------      -------     -------      -------     -------
  Total cellular service revenues       843.1       100.0%       452.4       100.0%     1,295.5       100.0%
                                      =======     =======      =======     =======      =======     =======

                                                         Year Ended December 31, 1996(1)
                                      ---------------------------------------------------------------------
                                                               Regions 5, 6 and 7
                                            Region 9                Combined                  Total
                                      -------------------      -------------------      -------------------
                                        Ps.          %           Ps.          %           Ps.          %
                                      -------     -------      -------     -------      -------     -------
Airtime(2) ........................     263.5        36.1%       153.6        33.0%       417.1        34.9%
Monthly fees ......................     332.9        45.7        211.8        45.5        544.7        45.6
Long distance(3) ..................      48.6         6.7         40.5         8.7         89.1         7.5
Value-added services(4) ...........      57.4         7.9         31.4         6.7         88.8         7.4
In-roaming(5) .....................      26.5         3.6         27.9         6.0         54.4         4.6
Activation fees ...................        --          --          0.3         0.1          0.3          --
                                      -------     -------      -------     -------      -------     -------
    Total cellular service revenues     728.9       100.0%       465.5       100.0%     1,194.4       100.0%
                                      =======     =======      =======     =======      =======     =======

----------

(1) Figures reflect intercompany eliminations. These figures do not include revenues derived from paging, long distance, local telephony and data transmission services.
(2) Airtime is charged on a per-minute basis for peak (Monday to Friday, 8:00 A.M. to 10:00 P.M.) and non-peak airtime.
(3) Long distance revenues generated by cellular subscriber were passed through to Telmex prior to August 11, 1996. Since that date, such revenues have been retained by the Company.
(4) Includes fees for value-added services such as call waiting, call transfer, emergency service, secretarial service and conference calling, and revenues from activation bonds, insurance-related charges payable by subscribers, rural and public telephony and the Company's cellular magazine. Does not include charges for related airtime. Customers using certain value-added services such as news, weather, sports and entertainment reports are charged only for airtime, which is therefore included in airtime.
(5) See "Business-Cellular Services-Roaming" for a discussion of the differences between in-roaming and out-roaming and the revenues associated therewith. In-roaming revenues are reflected in total service revenues and are paid to the Company by operators from other regions. Out-roaming revenues are reflected in telephone equipment and other revenues and are passed through to the applicable host operator.

      Cellular service revenues declined by 7.8% to Ps. 1,194.4 million (U.S.$150.6 million) from Ps. 1,295.5 million (U.S.$163.4 million) and represented 70.2% and 68.1% of total revenues in 1996 and 1995, respectively. Despite a 10.8% increase in total subscribers, revenues declined primarily due to a 9.1% decrease in total MOUs. The Company experienced a significant change in the composition of its subscriber base between 1996 and 1995 with the introduction of the Company's Control Plus program in June 1996. Average monthly revenues generated by Control Plus customers are substantially lower than those generated by contract subscribers because Control Plus tends to attract lower volume users who pay no monthly fee, although such users are charged, on average, higher per minute airtime rates. The decline in the number of contract subscribers also resulted in a decline in revenues from value-added services. The proportion of the Company's customers that subscribes to the Company's prepay plan as opposed to the Company's contract plans has grown significantly since the introduction of Control Plus. The Company believes that the trend towards the increased percentage of total subscribers and the significance to the Company's revenues of prepay plan subscribers are likely to continue.

      Iusacell had 232,906 and 210,201 cellular subscribers at December 31, 1996 and 1995, respectively. During the year ended December 31, 1996, prepay subscribers increased from a negligible percentage of total subscribers to 30.8% of total subscribers, and the number of contract subscribers declined by 22.8%. Contract subscribers decreased to 161,277 at December 31, 1996 from 208,802 at December 31, 1995, and prepay subscribers grew to 71,629 at December 31, 1996 from 1,399 at December 31, 1995. A prepay customer is included as a customer if, at the end of the period, the customer's prepay card has not yet expired. See "-Increase in Prepay Subscriber Base."

      During 1996, contract subscriber churn increased to an average monthly level of 4.28% compared to 3.62% during 1995, which the Company believes was due to the continuing effect of the Mexican recession on the consumer segment of the economy and the migration of contract plan customers to the prepay programs of the Company and its competitor. For a discussion of prepay turnover, see "-Increase in Prepay Subscriber Base."

      Average MOUs for 1996 were 117, a decrease of 16.4% compared to the average of 140 MOUs in 1995. This decline in MOUs was largely due to the significant increase in the number of the Company's prepay customers, who generate substantially average lower MOUs than contract customers. In addition, the Company has experienced a trend toward lower MOUs as Iusacell's expanded customer base is now attracting subscribers who tend to generate fewer MOUs. During the second half of 1996, the Company introduced three new contract plans-Flex 75, Flex 150 and Tu Tiempo-which are designed to encourage higher MOUs, retain and increase contract subscribers and migrate qualified prepay customers to contract plans. See "Business-Marketing Strategy-Pricing." Nominal average monthly cellular revenue per subscriber increased 5.6% to Ps. 490 in 1996 from Ps. 464 in 1995.

      Other Services. Other service revenues decreased by 15.8% to Ps. 269.6 million (U.S.$34.0 million) in 1996 from Ps. 320.0 million (U.S.$40.4 million) in 1995. The decline in other services revenue was caused by the Company's inability to raise prices to keep pace with the rate of inflation (27.7%) in 1996, offset in part by the Company's new paging and long distance services launched in August 1996. Revenues derived from Iusatel Chile, which the Company sold in December 1996, were Ps. 63.5 million (U.S.$8.0 million).

      Telephone Equipment and Other. Telephone equipment and other revenues decreased 18.0% to Ps. 236.1 million (U.S.$29.8 million) in 1996 from Ps. 287.8 million (U.S.$36.3 million) in 1995. This decline reflected fewer sales and upgrades of handsets. The decline in 1996 from 1995 was partially offset by a significant increase in sales of used handsets from inventory.

Cost of Sales

      Total cost of sales decreased 11.1% to Ps. 668.4 million (U.S.$84.3 million) in 1996 from Ps. 752.0 million (U.S.$94.8 million) in 1995. As a percentage of total revenues, total cost of sales decreased to 39.3% in 1996 from 39.5% in 1995.

      Cost of Services. Cost of services decreased by 9.4% to Ps. 536.7 million (U.S.$67.7 million) in 1996 from Ps. 592.2 million (U.S.$74.7 million) in 1995, and were 36.7% of total service revenues in each period. Cost of services remained relatively constant as its primary components were revenue-based fees paid to the Mexican government and minute-based interconnection fees.

      Cost of Telephone Equipment and Other. Cost of telephone equipment and other costs decreased by 17.6% to Ps. 131.7 million (U.S.$16.6 million) in 1996 from Ps. 159.8 million (U.S.$20.2 million) in 1995 and, as a percentage of telephone equipment and other revenues, increased slightly to 55.8% in 1996, compared to 55.5% in 1995. The decline in costs is attributable to the reduced demand for telephone equipment in 1996, itself a result of continued adverse conditions in the consumer segment of the Mexican economy, as well as the popularity of the Company's prepay program, where the subscriber typically already owns a cellular handset. The cost of a cellular handset given to a contract customer is amortized over 18 months (the average length of the Company's cellular contract), instead of being expensed in the period in which the customer received the telephone. If these handset costs had been expensed instead of amortized, the Company's cost of telephone equipment and other costs would have increased by Ps. 72.5 million (U.S.$9.1 million) and Ps. 7.9 million (U.S.$1.0 million) in 1996 and 1995, respectively. See Note 4(f) to the Audited Consolidated Financial Statements. In connection with the Company's CDMA overlay to be launched in 1998, the Company expects to provide digital handsets at no or little cost to the customers.

Operating Expenses

      Operating expenses decreased by 12.4% to Ps. 736.5 million (U.S.$92.9 million) in 1996 from Ps. 840.7 million (U.S.$106.0 million) in 1995, and, as a percentage of revenues, decreased in 1996 to 43.3% as compared to 44.2% in 1995. The decrease in operating expenses was principally due to lower sales and advertising costs, partially offset by a slight increase in corporate overhead expenses. In accordance with Mexican GAAP, pre-operating expenses (net of pre-operating revenues) associated with the Company's provision, on a trial basis, of local wireless service in the 450 MHz band (as well as with certain other services of the Company) are capitalized rather than (as has been required under U.S. GAAP since the beginning of 1996) expensed. The amount of these pre-operating expenses (net of pre-operating revenues) that were capitalized instead of expensed in 1996 equalled Ps. 64.0 million (U.S.$8.1 million). U.S. GAAP would not have required that these pre-operating amounts be expensed in 1995, given the more developmental stage of the Company's 450 MHz project at that time. See Notes 17 and 19 to the Audited Consolidated Financial Statements.

Depreciation and Amortization

      Depreciation and amortization expenses decreased by 9.7% to Ps. 604.6 million (U.S.$76.2 million) in 1996 from Ps. 669.7 million (U.S.$84.5 million) in 1995. The decline in depreciation and amortization in 1996 compared to 1995 is attributable to the reduction in the carrying value of fixed assets during 1996 recorded in accordance with Bulletin B-10, as well as, to a lesser extent, substantially lower capital expenditures in 1996. In connection with the Company's CDMA overlay to be launched in 1998, the Company anticipates an increase in amortization expenses as customers trade in their analog handsets for digital handsets provided by the Company at no or little cost to the customers. See "-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

Operating Loss

      In 1996, the Company recorded an operating loss of Ps. 309.4 million (U.S.$39.0 million) as compared to an operating loss of Ps. 359.1 million (U.S.$45.3 million) in 1995.

Integral Financing Cost (Gain)

      Integral financing gain was Ps. 129.3 million (U.S.$16.3 million) in 1996 compared to a cost of Ps. 376.9 million (U.S.$47.5 million) in 1995 due principally to a foreign exchange gain of Ps. 62.1 million (U.S.$7.8 million) in 1996 compared to a foreign exchange loss of Ps. 705.1 million (U.S.$88.9 million) in 1995. The foreign exchange gain was due to the slight appreciation of the Peso as compared to the U.S. dollar for a significant period during 1996 compared to a significant devaluation of the Peso in 1995. The integral financing gain was partially offset by a decrease in gain on monetary position of 30.5% to Ps. 348.3 million (U.S.$43.9 million) in 1996 from Ps. 501.5 million (U.S.$63.2 million) in 1995 reflecting the lower rate of inflation in 1996. Net interest expense increased 62.3% to Ps. 281.1 million (U.S.$35.4 million) in 1996 from Ps. 173.3 million (U.S.$21.9 million) in 1995. The increase in interest expense was due to higher levels of borrowing in 1996, including borrowings under the Chase Facility and the full year effect of the U.S.$48.0 million in vendor financing arranged with Northern Telecom Limited in November 1995.

Equity Participation in Net Loss of Associated Companies

      Equity participation in net loss of associated companies decreased by 84.7% to a loss of Ps. 6.0 million (U.S.$0.8 million) in 1996 from a loss of Ps.
39.1 million (U.S.$4.9 million) in 1995. This decrease was due to operating improvements in the Company's Ecuadorean affiliate. See "Business - International Joint Ventures."

Extraordinary Item

      In 1996, the Company recorded a Ps. 145.2 million (U.S.$18.3 million) extraordinary charge consisting primarily of restructuring expenses associated with the reorganization and the change in management control of the Company, which occurred in February 1997. See Notes 2, 4(d) and 8(b) to the Audited Consolidated Financial Statements.

Net Loss

      As a result of the factors described above, net loss decreased 52.8% to Ps. 363.3 million (U.S.$45.8 million) in 1996 from Ps. 769.2 million (U.S.$97.0 million) in 1995.


Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

Revenues

      The following table sets forth the source of revenues for the Company for the fiscal years ended December 31, 1994 and 1995.

                                               Year Ended               Year Ended
                                            December 31, 1994        December 31, 1994
                                           -------------------      -------------------
                                             Ps.          %           Ps.          %        % Change
                                           -------     -------      -------     -------      -------
Cellular service revenues ............     1,891.7        83.1%     1,295.5        68.1%       (31.5)%
Other service revenues ...............       111.5         4.9        320.0        16.8        187.0
                                           -------     -------      -------     -------
  Total service revenues .............     2,003.2        88.0      1,615.5        84.9        (19.4)
Telephone equipment and other revenues       273.3        12.0        287.8        15.1          5.3
                                           -------     -------      -------     -------
  Total revenues .....................     2,276.5       100.0%     1,903.3       100.0%       (16.4)%
                                           =======     =======      =======     =======

      Cellular Services. The table below sets forth the cellular service revenues by source and operating region for 1994 and 1995.

                                                         Year Ended December 31, 1994(1)
                                      ---------------------------------------------------------------------
                                                               Regions 5, 6 and 7
                                            Region 9                Combined                   Total
                                      -------------------      -------------------      -------------------
                                        Ps.          %           Ps.          %           Ps.          %
                                      -------     -------      -------     -------      -------     -------
Airtime(2) ......................       594.2        48.5%       282.9        42.6%       877.1        46.4%
Monthly fees ....................       412.6        33.6        218.5        32.8        631.1        33.3
Long distance(3) ................        66.2         5.4         62.8         9.4        129.0         6.8
Value-added services(4) .........       111.6         9.1         56.0         8.4        167.6         8.9
In-roaming(5) ...................        25.6         2.1         36.8         5.5         62.4         3.3
Activation fees .................        16.1         1.3          8.4         1.3         24.5         1.3
                                      -------     -------      -------     -------      -------     -------
  Total cellular service revenues     1,226.3       100.0%       665.4       100.0%     1,891.7       100.0%
                                      =======     =======      =======     =======      =======     =======

                                                         Year Ended December 31, 1995(1)
                                      ---------------------------------------------------------------------
                                                               Regions 5, 6 and 7
                                            Region 9                Combined                   Total
                                      -------------------      -------------------      -------------------
                                        Ps.          %           Ps.          %           Ps.          %
                                      -------     -------      -------     -------      -------     -------
Airtime(2) ......................       331.9        39.4%       156.0        34.7%       488.8        37.7%
Monthly fees ....................       360.6        42.8        200.5        44.3        561.1        43.3
Long distance(3) ................        53.3         6.3         36.1         8.0         89.4         6.9
Value-added services(4) .........        69.2         8.2         41.6         9.2        110.8         8.6
In-roaming(5) ...................        26.4         3.1         15.6         3.4         42.0         3.2
Activation fees .................         1.7         0.2          1.7         0.4          3.4         0.3
                                      -------     -------      -------     -------      -------     -------
  Total cellular service revenues       843.1       100.0%       452.4       100.0%     1,295.5       100.0%
                                      =======     =======      =======     =======      =======     =======

----------

(1) Figures reflect intercompany eliminations. These figures do not include revenues derived from paging, long distance, local telephony and data transmission.
(2) Airtime is charged on a per-minute basis for peak (Monday to Friday, 8:00 A.M. to 10:00 P.M.) and non-peak airtime.
(3) Long distance revenues generated by cellular subscribers were passed through to Telmex.
(4) Includes fees for value-added services such as call waiting, call transfer, emergency service, secretarial service and conference calling, and revenues from activation bonds, insurance-related charges payable by subscribers, rural and public telephony and the Company's cellular magazine. Does not include charges for related airtime. Customers using certain value-added services such as news, weather, sports and entertainment reports are charged only for airtime, which is therefore included in airtime.
(5) See "Business-Cellular Services-Roaming" for a discussion of the differences between in-roaming and out-roaming and the revenues associated therewith. In-roaming revenues are reflected in total service revenues and are paid to the Company by operators from other regions. Out-roaming revenues are reflected in telephone equipment and other revenues and are passed through to the applicable host operator.

      Cellular service revenues declined by 31.5% to Ps. 1,295.5 million (U.S.$163.4 million) from Ps. 1,891.7 million (U.S.$238.5 million) and represented 68.1% and 83.1% of total revenues in 1995 and 1994, respectively. Revenues declined despite a 7.9% increase in total subscribers. The principal reason for this decrease was the Company's inability, due to competitive market conditions, to increase its prices in line with inflation. The Company raised prices by an average of approximately 20% during 1995, when the inflation rate was 52.0%. In 1995, the number of contract subscribers increased 14,079. Iusacell had 210,201 and 194,723 cellular subscribers at December 31, 1995 and 1994, respectively.

      During 1995, contract subscriber churn increased to an average monthly level of 3.62% compared to 2.67% during 1994, which the Company believes was due to the impact of the Peso devaluation on consumer demand.

      Average MOUs for 1995 were 140, a decrease of 21.8% compared to the average of 179 MOUs in 1994. This decline in MOUs was largely due to the impact of the Peso devaluation on consumer demand. In addition, the


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Company has experienced a trend toward lower MOUs as Iusacell's expanded customer base attracts subscribers who tend to generate fewer MOUs. As a result of this decline in MOUs, nominal average monthly cellular revenue per subscriber declined 22% to Ps. 464 in 1995 from Ps. 595 in 1994.

      Other Services. Other service revenues increased substantially to Ps.
320.0 million (U.S.$40.4 million) in 1995 from Ps. 111.5 million (U.S.$14.1 million) in 1994. This increase is principally due to revenues from the Company's data transmission services, which Iusacell began providing in 1995.

      Telephone Equipment and Other. Telephone equipment and other revenues increased to Ps. 287.8 million (U.S.$36.3 million) in 1995 from Ps. 273.3 million (U.S.$34.5 million) in 1994, an increase of 5.3%. This increase is primarily due to an 11% increase in outroaming revenues, offset by a 16% decline in sales of handsets and accessories.

Cost of Sales

      Total cost of sales increased 5.0% to Ps. 752.0 million (U.S.$94.8 million) in 1995 from Ps. 716.5 million (U.S.$90.4 million) in 1994.

      Cost of Services. Cost of services increased by 1.7% to Ps. 592.2 million (U.S.$74.7 million) in 1995 from Ps. 582.2 million (U.S.$73.4 million) in 1994, and increased to 36.7% of total service revenues in 1996 from 29.1% of total service revenues in 1995. The increase was largely due to an increase in technical expenses and the cost of delivering data services, which the Company initiated in 1995.

      Cost of Telephone Equipment and Other. Cost of telephone equipment and other costs increased by 18.9% to Ps. 159.8 million (U.S.$20.2 million) in 1995 from Ps. 134.3 million (U.S.$16.9 million) in 1994 and, as a percentage of telephone equipment and other revenues, increased to 55.5% in 1995, compared to 49.2% in 1994. The increase largely resulted from the effect of the Peso devaluation since the Company purchased equipment in U.S. dollars and sold it in Pesos. For a discussion of the Company's accounting policy for the cost of cellular handsets given to customers, see "-Year Ended December 31, 1996 Compared to Year Ended December 31, 1995" and Note 4(f) to the Audited Consolidated Financial Statements.

Operating Expenses

      Operating expenses decreased 13.2% to Ps. 840.7 million (U.S.$106.0 million) in 1995 from Ps. 969.1 million (U.S.$122.2 million) in 1994, and as a percentage of revenues, increased to 44.2% in 1995 from 42.6% in 1994. Sales and advertising expenses declined 15.7% in 1995 as a result of the economic downturn, while corporate overhead expenses increased 9.2% in 1995. There were no pre-operating expenses in 1995 or 1994 that, under U.S. GAAP, would have been required to be expensed, but, under Mexican GAAP, would have been permitted to be capitalized.

Depreciation and Amortization

      Depreciation and amortization expenses increased to Ps. 669.7 million (U.S.$84.5 million) in 1995 from Ps. 583.2 million (U.S.$73.5 million) in 1994. The upward revaluation of dollar-denominated assets due to the Peso devaluation as well as depreciation associated with new capital investments principally accounted for this increase.

Operating Profit (Loss)

      The Company recorded an operating loss of Ps. 359.1 million (U.S.$45.3 million) in 1995 as compared to an operating profit of Ps. 7.7 million (U.S.$1.0 million) in 1994.


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Integral Financing Cost (Gain)

      Integral financing cost decreased by 44.5% to Ps. 376.9 million (U.S.$47.5 million) in 1995 from Ps. 678.7 million (U.S.$ 85.6 million) in 1994 due principally to an increase in gains on monetary position to Ps. 501.5 million (U.S.$63.2 million) from Ps. 50.0 million (U.S.$6.3 million). The increased gains on monetary position were the result of an increase in the net amount of total debt outstanding and substantially increased inflation in 1995. Net interest expense declined to Ps. 173.3 million (U.S.$21.9 million) in 1995 from Ps. 204.0 million (U.S.$25.7 million) in 1994, a decrease of 15.0%. This decrease in interest expense principally resulted from the retirement of high interest debt with the proceeds of the Company's U.S.$148.7 million global equity offering in June 1994.The decrease in integral financing costs was partially offset by the fact that net foreign exchange losses increased to a loss of Ps. 705.1 million (U.S.$88.9 million) in 1995 from a loss of Ps. 524.7 million (U.S.$66.2 million) in 1994, an increase of 34.4%, principally as a result of the Peso devaluation.

Equity Participation in Net Income (Loss) of Associated Companies

      Equity participation in net income (loss) of associated companies decreased substantially to a loss of Ps. 39.1 million (U.S.$4.9 million) in 1995 from income of Ps. 3.0 million (U.S.$0.4 million) in 1994. This decline was primarily attributable to losses sustained by the Company's Ecuadorean affiliate as a result of the economic crisis experienced throughout Latin America in 1995. Net Income (Loss)

Net Income (Loss)

      As a result of the factors described above, net loss increased 9.7% to Ps.
769.2 million (U.S.$97.0 million) in 1995 from Ps. 701.1 million (U.S.$88.4 million) in 1994.

Income Tax, Asset Tax and Employees' Profit Sharing

      The Company prepares its tax returns on a consolidated basis, thereby benefitting from the ability to offset losses incurred by certain subsidiaries against the gains of others within the consolidated group.

      Iusacell and its subsidiaries are subject to an alternative net asset tax which is levied on the average value of substantially all assets less certain liabilities. This tax, which was 2% in 1994 and 1.8% in 1995 and 1996, is required to be paid if the amount of the asset tax exceeds the computed income tax liability. The Company provided for Ps. 32.5 million (U.S.$4.1 million), Ps.
29.1 million (U.S.$3.7 million) and Ps. 35.2 million (U.S.$4.4 million) of net asset taxes for 1994, 1995 and 1996, respectively. These taxes may be applied in subsequent years against income tax payments, to the extent income tax liabilities for such years exceed the net asset tax calculation. Due to net losses, the Company paid no income taxes in 1994, 1995 and 1996 and paid the asset taxes specified above. See Note 12 to the Audited Consolidated Financial Statements for a discussion of the Company's tax loss.

      While Iusacell has no employees at the holding company level, the Company's subsidiaries are required under Mexican law to pay their employees, in addition to their required compensation and benefits, profit sharing in an aggregate amount equal to 10% of the taxable income of the relevant subsidiary (calculated without reference to inflation adjustments or amortization of tax loss carryforwards). In 1994, 1995 and the first quarter of 1997, statutory profit sharing totalled Ps. 0.6 million (U.S.$0.1 million), Ps. 2.1 million (U.S.$0.3 million) and Ps. 0.3 million (U.S.$0.04 million), respectively. There was no statutory profit sharing in 1996.

Liquidity and Capital Resources

      Liquidity. Historically, the Company's liquidity has been provided by cash from operations, vendor financing, short and long-term borrowings and capital contributions. Total debt as of March 31, 1997 was Ps. 1,457.0 million (U.S.$183.7 million), a decrease of Ps. 211.5 million (U.S.$26.7 million) compared to March 31, 1996. Substantially all of the Company's debt outstanding at March 31, 1997 was U.S. dollar denominated and unhedged. As of March 31, 1997, the Company's bank debt, without accrued interest, consisted primarily of
(i) U.S.$64.8 million under the Chase Facility, (ii) U.S.$35.1 million under the Banco del Atlantico Facility,


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

(iii) U.S.$40.5 million under the Banco Mexicano Facility and (iv) U.S.$23.2 million under the Banamex Facility. All outstanding amounts of principal and accrued interest on each of these facilities were repaid with proceeds of the Financing. The issuance of the New Notes will not result in any change in the aggregate indebtedness of the Company. See "Use of Proceeds."

      On February 18, 1997, as part of the transactions relating to the assumption of management control by Bell Atlantic, U.S.$32.9 million of credit facilities acquired or provided by Bell Atlantic were converted into approximately 47.0 million shares of the Company's capital stock. Simultaneously, U.S.$37.2 million in loans from the Peralta Group was converted into approximately 53.1 million shares of the Company's capital stock. These conversions, together with earlier share acquisitions, resulted in Bell Atlantic owning 44.6% of the Company's voting shares and the Peralta Group owning 52.3% of the Company's voting shares. In addition, Bell Atlantic committed to provide the Company with the Bell Atlantic Facility in an aggregate principal amount of U.S.$150.0 million. For a description of the availability, terms and conditions of the Bell Atlantic Facility, see "Certain Transactions-Bell Atlantic Facility."

      Interest payments on the Notes and interest and principal payments under the Credit Facility will represent significant cash requirements for the Company. See "Risk Factors-Substantial Leverage; Ability to Service Debt." As a result of the Financing, the Company has outstanding approximately U.S.$275.3 million of indebtedness, including the U.S.$150.0 million principal amount of the Notes and the U.S.$125.0 million Term Facility. The Company also has available U.S.$100.0 million under the Revolving Credit Facility. The Notes have no amortization requirements until their maturity date in 2004. The Term Facility has amortization requirements of U.S.$18.8 million in 2000, U.S.$51.2 million in 2001 and U.S.$55.0 million in 2002. Assuming the Revolving Credit Facility is fully drawn, it will have amortization requirements of U.S.$15.0 million in 2000, U.S.$41.0 million in 2001 and U.S.$44.0 million in 2002.

      The Company believes that funds from operating activities and the proceeds of the Financing, including borrowings under the Revolving Credit Facility, will be adequate to meet its debt service and principal payment requirements, working capital requirements and a portion of its capital expenditure needs, although no assurance can be given in this regard. The Company's future operating performance and ability to service and repay the Notes and borrowings under the Credit Facility will be subject to future economic and competitive conditions and to financial, business and other factors, many of which are beyond the Company's control. See "-Capital Expenditures," "Description of Credit Facility" and "Description of Notes."

      The Company's principal source of funds during the first quarter of 1997 was from financing activities, which totaled Ps. 590.1 million (U.S.$74.4 million), and primarily consisted of the shareholder facilities described above and increased borrowings under the Banco del Atlantico Facility. During the first quarter of 1996, the Company's principal source of funds was from operating activities, which generated a total of Ps. 51.9 million (U.S.$6.5 million). During 1996 and 1995, the Company's principal source of funds also was from operating activities, which totaled Ps. 469.3 million (U.S.$59.2 million) and Ps. 557.3 million (U.S.$70.3 million), respectively. This 15.8% decrease in 1996 from 1995 was largely due to (i) a decrease in depreciation and amortization of Ps. 70.3 million from 1995 reflecting a downward revaluation of assets due to lower inflation in 1996 compared to 1995, (ii) a lower contribution from trade accounts payable resulting from stricter payment terms imposed by key suppliers and (iii) taxes and other payables became a use of funds rather than a source of funds.

      The Company's operations used funds totaling Ps. 375.9 million (U.S.$47.4 million) during the first quarter of 1997, primarily as a result of increases in
(i) recoverable taxes and other and (ii) amounts due from related parties. Net cash provided by operating activities during the first quarter of 1996 totaled Ps. 51.9 million (U.S.$6.5 million).

      Net cash provided by financing activities increased to Ps. 590.1 million (U.S.$74.4 million) in the first quarter of 1997 from Ps. 11.8 million (U.S.$1.5 million) in the first quarter of 1996. Net cash used in financing activities in 1996 totaled Ps. 349.3 million (U.S.$44.0 million), compared with Ps. 214.7 million (U.S.$27.1 million) in resources provided by financing activities in 1995. In 1996, the Company repaid Ps. 407.2


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

million (U.S.$51.3 million) of various long-term obligations, offset in part by a Ps. 57.9 million (U.S.$7.3 million) increase in notes payable.

      Resources used for investing activities increased to Ps. 252.4 million (U.S.$31.8 million) during the first quarter of 1997 compared to Ps. 62.9 million (U.S.$7.9 million) during the first quarter of 1996. During the first quarter of 1997, capital expenditures increased to Ps. 31.6 million (U.S.$4.0 million) compared to Ps. 13.2 million (U.S.$1.7 million) in the first quarter of 1996.

      During 1996, the Company's investing activities used resources of Ps. 56.2 million (U.S.$7.1 million) as compared to Ps. 851.3 million (U.S.$107.4 million) used in 1995. This decrease was due to a decline in capital expenditures, which totalled Ps. 211.2 million (U.S.$26.6 million) in 1996, as compared to Ps. 471.3 million (U.S.$59.4 million) in 1995. As a result of financial constraints caused in part by the economic situation in Mexico, the Company reduced its capital expenditure program in 1996, with outlays principally limited to expansion of the cellular network and the startup of long distance and paging.

      Capital Expenditures. The Company expects to have substantial capital expenditures to upgrade its network infrastructure, build out its cellular, long distance, local telephony and paging networks, redesign Iusacell-owned and operated customer service centers and support existing operations and new business opportunities. The degree and timing of capital expenditures will remain strongly dependent on the competitive environment and economic developments in Mexico, including inflation and exchange rates, as well as on the timing of regulatory actions and on the availability of suitable financing.

      The Company expects capital expenditures for 1997, 1998 and 1999 to total approximately U.S.$308 million, of which approximately U.S.$65 million will be invested during 1997. Approximately U.S.$235 million, or 75% of the total of U.S.$308 million, will be for the development of its wireless network, including the deployment of the CDMA digital network beginning in the first quarter of 1998 and ongoing upgrades to the network infrastructure that will support the Company's existing analog and planned digital networks. The balance of U.S.$73 million will be (i) invested in its long distance and other networks, (ii) used to redesign Iusacell-owned and operated customer service centers, (iii) used to fund certain non-network infrastructure, such as the prepay operating platform, an advanced fraud detection system and upgrades to its billing and other management information systems, and (iv) used for other corporate purposes.

      The Company's 1997-1999 capital expenditure program will, beginning in 1998, require additional financing, which the Company expects will be available in the form of additional secured bank financing, vendor financing or export credit agency financing. In the event that these sources of financing would be unavailable, the Company expects to be able to borrow under the U.S.$150.0 million Bell Atlantic Facility. To the extent that financing is not available, the Company could be required to substantially limit its capital expenditure plans. The Indenture and the Credit Facility will limit the ability of the Company to incur debt, and the degree to which the Company is leveraged may also adversely affect its ability to obtain additional financing. See "Risk Factors-Substantial Leverage; Ability to Service Debt" and "-Capital Requirements."

      After 1999, the Company expects to finance its capital expenditure program with funds from operating activities. Capital expenditures after 1999 will continue to be substantial, and there can be no assurance that the Company's results from operations will improve sufficiently to generate enough funds to support these capital expenditures.

      The Company estimates that full compliance with the coverage and technological investment requirements in its long distance concession will require at least U.S.$175.0 million in capital expenditures (a substantial majority of which is not provided for in the above described capital expenditure program). If the Company does not satisfy such requirements, it could be subject to certain fines and penalties and potentially lose its long distance concession. The Company is currently evaluating the commercial feasibility of complying with the concession and may request that relevant government authorities modify the terms of such concession to reflect the results of such evaluation and any corresponding revisions to Iusacell's business plan. See "Business-Other Services-Long Distance."


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

      Dividend Policy. The Company has not paid and currently has no plans to initiate dividend payments. In addition, the Indenture and the Credit Facility will limit the Company's ability to pay dividends. See "Description of Credit Facility" and "Description of Notes."

U.S. GAAP Reconciliation

      The principal differences between Mexican GAAP and U.S. GAAP as they relate to the Company are the treatment of minority interest, deferred income taxes, capitalized pre-operating expenses and revenues for the Company's 450 MHz local wireless project, extraordinary charges and gains and losses on monetary position. See Note 19 to the Audited Consolidated Financial Statements.


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

                           BELL ATLANTIC RELATIONSHIP

      Since making its initial investment in the Company in late 1993, Bell Atlantic has become increasingly involved in the management and operations of Iusacell. From late 1993 through February 1997, Bell Atlantic participated substantially in the financial and technological operations of the Company. Today, Bell Atlantic personnel seconded to Iusacell and Bell Atlantic consultants are integrally involved in managing the day-to-day operations and defining and implementing the long-term strategy of Iusacell. In particular, Bell Atlantic seconded employees are now directing the Company's marketing, distribution, customer service and financial operations. See "Risk Factors-Dependence on Bell Atlantic Personnel."

      Bell Atlantic is one of the largest cellular providers in the United States, serving approximately 5.0 million subscribers along the East Coast and in the Southwest. In addition, Bell Atlantic has substantial investments in wireless telecommunications companies, including PrimeCo Personal Communications, L.P. in the United States, Omnitel Pronto Italia S.p.A. in Italy, Eurotel Praha S.R.D. in the Czech Republic, Eurotel Bratislava S.R.D. in the Slovak Republic, STET Hellas in Greece and Excelcomindo in Indonesia, and has extensive experience in the development and implementation of marketing programs designed to promote subscriber growth. In its wireless markets, Bell Atlantic has emphasized the delivery of high-quality customer service through customer service centers and its extensive distribution system. The Company believes that it will benefit from Bell Atlantic's recent assumption of management control and Bell Atlantic's plans to utilize its expertise gained in other markets to enhance Iusacell's performance.

      In November 1993, Bell Atlantic invested U.S.$520.0 million in exchange for a 23.2% equity interest in Iusacell. Following completion of the Company's initial public offering in June 1994, Bell Atlantic purchased for U.S.$520.0 million an additional interest in the Company. As a result of these transactions, Bell Atlantic owned shares representing 41.9% of the economic interest of Iusacell and 44.3% of the voting rights relating to the Company's common stock.

      In February 1997, Bell Atlantic assumed control of the Board of Directors and management of Iusacell from the Peralta Group. The Peralta Group, however, still retains 52.3% of the voting stock of the Company and certain veto rights. In February 1997 Bell Atlantic also converted U.S.$32.9 million of debt into equity, committed to provide the Company up to U.S.$150.0 million of subordinated convertible debt financing (which will be evidenced by the Bell Atlantic Facility) and granted the Peralta Group put options with respect to all outstanding shares of the Company held by the Peralta Group. See "Certain Transactions" and "Controlling Shareholders." As a result of these transactions, Bell Atlantic currently owns approximately 42.1% of the economic interest of Iusacell and approximately 44.6% of the Company's voting rights. Bell Atlantic consolidates Iusacell's financial results for financial reporting purposes. Recently, Iusacell appointed a new Chief Executive Officer, Director General, Chief Operating Officer and Chief Financial Officer in order to implement the Company's operating strategies. See "Controlling Shareholders" and "Management."

      Bell Atlantic is one of the largest telecommunications companies in the United States in terms of revenue and assets, and has extensive knowledge of the telecommunications and wireless businesses. On August 14, 1997, Bell Atlantic completed its merger with NYNEX Corporation, a global communications and media corporation. Bell Atlantic now provides local exchange telephone service in 12 states and the District of Columbia in a region in the northeastern United States stretching from Maine to Virginia that encompasses 63 million people and 25 million households, utilizing 39 million access lines and employing 141,600 people. Bell Atlantic had operating revenues and net income of approximately U.S.$29.2 billion and U.S.$3.4 billion, respectively, for the fiscal year ended December 31, 1996 and total assets of approximately U.S.$53.3 billion at such date. Bell Atlantic and NYNEX Corporation are reporting companies under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports and information filed by these companies with the Commission may be inspected and copied at the public reference facilities maintained by the Commission as described in "Available Information."

      Neither Bell Atlantic or any of its affiliates (other than the Company and the Subsidiary Guarantors) nor the Peralta Group will guarantee or otherwise be legally obligated or responsible in any way for payment of the Notes.

                                    BUSINESS

Company Overview

      Iusacell is the largest non-wireline cellular telecommunications company in Mexico, owning and operating the non-wireline cellular concessions in four contiguous regions in Mexico. These regions include Mexico City, one of the world's most populous cities, and the cities of Guadalajara, Puebla, Veracruz, Leon, Acapulco and San Luis Potosi, and combined represent approximately 65.1 million POPs or 70% of Mexico's population. The Company had a total of 250,727 cellular subscribers at March 31, 1997, and an average monthly cellular revenue per subscriber during the three months ended March 31, 1997 of Ps. 469 (approximately U.S.$59). In addition to its core cellular services, the Company also provides a wide range of other telecommunications services including paging, long distance, local telephony and data transmission. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "-Cellular Services" and "-Other Services."

      In February 1997, Bell Atlantic, a diversified telecommunications company, assumed control of the Board of Directors and management of Iusacell. Bell Atlantic has invested approximately U.S.$1.1 billion since 1993 for its 42.1% economic interest in the Company. Prior to 1997, Bell Atlantic participated substantially in the financial and technological operations of the Company. In February 1997, Bell Atlantic appointed a new Iusacell management team, which has assumed control of Iusacell's operations, including marketing, distribution and customer service, and has developed, and is in the process of implementing, a comprehensive operating and strategic plan.

      The new management team at Iusacell is able to draw extensively upon Bell Atlantic's expertise in the development and implementation of the Company's new operating strategy. Iusacell's Chief Executive Officer is also President of Bell Atlantic's international wireless operations and has significant experience with Bell Atlantic's wireless operations in the United States. The Company's Chief Operating Officer was formerly the Chief Financial Officer of Iusacell and has 29 years of experience with Bell Atlantic in a variety of operating and financial roles. Iusacell's current Chief Financial Officer has 13 years of experience with Bell Atlantic. In June 1997, the Company appointed as its Director General a Mexican citizen with extensive experience in multinational operations, who most recently had been president of the Mexican cellular company which operates the non-wireline cellular concessions in two contiguous northern regions in which Iusacell does not currently have cellular operations. The new management team is supported by other personnel from Bell Atlantic.

Competitive Strengths

      Large Subscriber Base. Iusacell has built a base of 250,727 cellular subscribers at March 31, 1997, including both "contract" and "prepay" subscribers. Approximately 65% of that cellular subscriber base consists of customers who purchase cellular services pursuant to fixed term contracts with the Company. The Company believes that these customers seek the convenience of uninterrupted mobile cellular service and access to high quality customer service and are willing to pay a monthly fee for the choice of value-added services such as call waiting and *911. Customers who purchase cellular services in advance through prepay calling cards represent the remaining 35% of Iusacell's cellular customers. The prepay subscribers are attractive to the Company due to their higher average per minute airtime charges, lower acquisition costs and the absence of billing costs, credit concerns and collection risk. The Company's large customer base allows Iusacell to cross-sell its services to over a quarter of a million existing customers through a "one-stop-shopping" approach. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

      Proven Bell Atlantic Expertise. Iusacell has begun the implementation of a broad strategic and operating plan modelled upon Bell Atlantic's wireless success in the United States and Europe. Bell Atlantic is one of the largest cellular operators in the United States, serving approximately 5.0 million subscribers along the East Coast and in the Southwest. Bell Atlantic also has substantial investments in other wireless telecommunications companies, including PrimeCo Personal Communications L.P. in the United States, Omnitel Pronto Italia S.p.A. in Italy, Eurotel Praha S.R.D. in the Czech Republic, Eurotel Bratislava S.R.D. in the Slovak Republic, STET Hellas in Greece and Excelcomindo in Indonesia. Iusacell believes that Bell Atlantic's extensive experience in the development and implementation of marketing programs designed to promote substantial subscriber growth will provide the Company with a significant competitive advantage in the Mexican cellular market.

      Significant Brand Equity. The Company believes that its call quality, customer care and accurate billing contribute to its strong, favorable brand awareness. Recent independent market research shows that the Company's contract customers are very satisfied with the overall services they are receiving. In order to maximize brand equity, management has consolidated its brand names under the single, well-recognized IUSACELL brand name.

      Established Technological Platform. Iusacell has an existing integrated network infrastructure that serves as the backbone for its core cellular business and provides a platform for bundled product offerings, such as paging, long distance and other telecommunications services. With the benefit of Bell Atlantic's expertise, the Company has invested in digital switching systems, dedicated microwave links, cell sites and other network infrastructure. The Company has a network of five cellular switches, 236 cell sites and 42 repeaters, which covers approximately 70% of the Company's total POPs. The Company believes that its network provides an excellent platform for technological innovations such as the CDMA overlay which the Company plans to begin implementing in the first quarter of 1998.

      Comprehensive Geographic Coverage. The four contiguous regions in which the Company provides cellular service are among the most attractive cellular markets in Mexico based upon total POPs and demographic characteristics. The regions of Mexico covered by Iusacell's concessions include Mexico City, the nation's economic and political capital, and other parts of the country with high concentrations of industry, tourism and agriculture. The Company's geographic footprint covers 65.1 million POPs, with total Covered POPs of 46.1 million.

      Experienced Management Team. The four senior members of the new management team appointed by Bell Atlantic have an aggregate of 62 years of experience in the telecommunications industry. Individually, the Company's operating managers have established track records of producing subscriber growth, penetrating new markets and developing new telecommunications product offerings. Iusacell's management team is complemented by experienced Bell Atlantic telecommunications executives and consultants.

Business Strategy

      Iusacell's new management team has developed, and is in the process of implementing, a comprehensive operating and strategic plan primarily focused on increasing Iusacell's subscriber base, subscriber usage, revenues and profitability in its core wireless businesses. This strategic plan incorporates the following key elements:

      New Product Offerings and Salesforce Incentives. Iusacell has introduced new product and pricing packages targeted both at high-usage contract customers, who favor value-added products, and at low-usage prepay customers. The Company considers its contract customers to be particularly receptive to bundled product offerings that include paging, long distance and other telecommunications services. In addition, the Company is considering marketing its cellular services to limited zone customers. In May 1997, the Company's salesforce compensation plan was overhauled to be largely performance based and to reward the sales of value-added products as well as any migration of qualified prepay customers to contract plans.

      Enhanced Distribution. Iusacell has developed a plan to improve the distribution of its products based upon the Bell Atlantic model which emphasizes consistent, standardized merchandising through a well-balanced mix of company-owned stores and independent distributors conveniently located throughout the Company's operating regions. By the end of 1999, the Company intends to have significantly increased the number of Iusacell-owned and operated customer service centers, incorporating a new, uniform store design. In 1997, in addition to opening a number of customer service centers with the new store designs, the Company plans to refurbish its existing 57 Iusacell-owned and operated customer service centers. In March 1997, Iusacell signed a contract with Precel, formerly one of the largest distributors for the Company's competitor, adding 75 locations, thereby increasing Iusacell's total points of sale in Mexico City by over 40% and reducing the competition's distribution presence. Iusacell plans to enter into agreements with other distributors to further increase its points of sale.

      Digital Network and Expanded Footprint. The Company plans to launch a fully digital CDMA network in order to upgrade its existing integrated network infrastructure. The overlay will begin in Region 9 in the first quarter of 1998, with the overlay in the remaining regions to be launched by mid-1999. Iusacell believes that it will be the first cellular operator in Mexico with a commercial launch of a digital network. The Company believes that, based on its and Bell Atlantic's evaluation of both CDMA and TDMA technologies, CDMA technology is superior to TDMA. As part of its strategy to improve customer satisfaction, the Company plans to augment capacity by adding a total of 61 new cell sites in 1997. In addition, the Company plans to expand its geographic coverage into northern Mexico by acquiring or forming strategic alliances with cellular concession holders or by acquiring PCS licenses in the 1.9 GHz frequency band.

      Revitalized Customer Service. Iusacell's marketing strategy emphasizes proactive and timely customer service. The Company utilizes welcome packages, customer satisfaction calls, Executive Blue Chip programs for corporate customers and customized billing to communicate its commitment to its customers. In addition, Iusacell's customer service centers offer "one-stop-shopping" for cellular, paging, long distance, local telephony and data transmission services as a convenience to its customers. Iusacell continues to focus on reducing its fraud rate, as evidenced by its plan to deploy CDMA technology with its proven encryption benefits. The Company is considering other fraud prevention measures, including the introduction of authenticated handsets and fingerprinting for analog signals, the investigation of cloning activities and restrictions on international long distance dialing. Iusacell is also installing a new prepay operating system which is expected to improve customer satisfaction through automated card activation and account information, provide voice messaging and other value-added services, and to lower the cost of support for prepay services.

      Realignment of Organizational Structure. Iusacell has consolidated its business divisions in order to increase operating efficiencies, to facilitate cross-marketing of services and to reduce duplicative costs. Overall headcount was reduced by approximately 10% in April 1997 with the elimination of over 230 positions not directly associated with sales and distribution. Furthermore, the Company has signed a long-term lease in Mexico City that will consolidate corporate activities previously conducted at five separate locations.

      Redesigned Brand Image and Promotional Campaigns. Iusacell recently launched its newly designed brand logo and product packages with a new advertising campaign targeted at higher usage customers. For the first time, all product offerings will be marketed under the single, well-recognized IUSACELL brand name. As a result, the Company expects to increase brand awareness and customer loyalty, thereby increasing usage in its addressable market.

      Local Telephony Service Offerings. Iusacell has historically provided local telephony in Mexico on a limited basis through a mobile nationwide IMTS radiotelephony network and through both rural and public cellularbased telephony programs. The Company also has approximately 18,000 customers who participate in a trial of local wireless service in the 450 MHz frequency band, which the Company began in 1994. The Company plans to expand its 450 MHz service or pursue other alternatives for the provision of local telephony on a larger scale, including limited zone product offerings in the 800 MHz (cellular) or 1.9 GHz
(PCS) frequency bands using digital technology that permits mobility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

      Strategic Price Increases for Cellular Service. Since April 1997, Iusacell has announced a weighted average increase of 15% for the per minute airtime price on its contract and prepay plans and has announced a weighted average increase of 8.3% for the fixed monthly charge on all its contract plans. The Company intends to implement future price increases to the extent economic and competitive conditions permit. For a discussion of the Company's experiences with the recent price increases, see "Management's Discussion and Analysis of Financial Condition and Results of Operation-Recent Developments."

The Telecommunications Industry in Mexico

      Market Liberalization

      The Mexican government initiated its efforts to liberalize the telecommunications industry in 1989, dividing Mexico into nine geographic regions for the provision of cellular service. Two concessions were granted in each region, one to Telcel and the other to an independent operator, in order to provide an alternative for cellular customers. In addition, Telmex was required to interconnect non-wireline cellular operators to its network in an effort to facilitate competition.

      In December 1990, the Mexican government initiated the privatization of Telmex, then the sole provider of landline local, long distance and wireline cellular services, when it sold 20.4% of the equity and 50.1% of the voting power in Telmex to a private consortium for U.S.$1.76 billion. The winning consortium consisted of Grupo Carso, S.A. de C.V., a Mexican conglomerate which owns or otherwise controls a majority of the consortium's voting interest, SBC Communications Inc. and France Telecom S.A. Subsequent to the original privatization, the Mexican government further reduced its holdings in Telmex through additional transactions and has now substantially completed the privatization process.

      Telcel obtained the wireline cellular concession in each of the nine cellular regions and is therefore Mexico's largest cellular operator. The non-wireline concession holders and the regions in which they serve are: (i) Baja Celular, S.A. de C.V. in Region 1; (ii) Movitel del Noroeste, S.A. de C.V. in Region 2; (iii) Telefonia Celular de Norte, S.A. de C.V. in Region 3; (iv) Celular de Telefonia, S.A. de C.V. in Region 4 ; (v) Portatel del Sureste, S.A. de C.V. in Region 8; and (vi) subsidiaries of the Company in Regions 5, 6, 7 and
9. Motorola, Inc. is a controlling or significant shareholder in the aforementioned five non-Company concession holders. Telcel is the sole competitor for each non-wireline company.

      In connection with the privatization of Telmex in 1990, the Mexican government granted Telmex a concession to provide public domestic and international long distance telephone service with an exclusivity period of six years. In August 1996, the exclusivity period expired, and full open competition commenced in January 1997. Currently, a presubscription balloting process is being conducted on a city by city basis to enable customers to choose a long distance provider.

      The SCT has also granted long distance concessions to the following applicants: (i) Alestra S. de R.L. de C.V.; (ii) Avantel, S.A. de C.V.; (iii) Marcatel S.A. de C.V.; (iv) Investcom, S.A. de C.V.; (v) Miditel, S.A. de C.V.;
(vi) Amaritel, S.A. de C.V.; (vii) PCM "Extensa", S.A. de C.V.; (viii) Bestel, S.A. de C.V. (ix) Telinor, S.A. de C.V.; and (x) Iusatel, S.A. de C.V. ("Iusatel"), a subsidiary of Iusacell. Each concession has a nationwide scope and a thirty-year term and authorizes domestic and international long distance services and value-added services, including voice and data transmission services.

      The Mexican government has initiated the liberalization process for competition in local telephony service. Accordingly, the SCT has already granted three concessions for local telephone service and has officially announced its plans to auction spectrum in the 450 MHz, 1.9 GHz (PCS) and 3.4-3.7 GHz frequency bands for local wireless service during the fall of 1997.

         Growth Opportunities

      Underserved Telephony Market. The Company believes that there is substantial unmet demand for telephone service in Mexico as demonstrated by the relatively low level of wireline and cellular penetration and the long customer wait for landline service. According to the International Telecommunications Union ("ITU"), an agency of the United Nations, as of December 31, 1995, there were approximately 9.6 lines per 100 inhabitants in Mexico, which is lower than the teledensity rates in certain other Latin American countries and substantially lower than those in developed countries such as the United States. The ITU forecasts that Mexican teledensity will reach 14.6 lines per 100 inhabitants by the end of the year 2000.

      The following table presents, for major Latin American countries and the United States, telephone lines in service per 100 inhabitants as of December 31, 1995.

                         Selected Telephone Penetration

                                                            Lines in service per
Country                                                      100 inhabitants(1)
-------                                                      ------------------

United States...........................................            62.6
Uruguay.................................................            19.6
Argentina...............................................            16.0
Chile...................................................            13.2
Venezuela...............................................            11.1
Colombia................................................            10.0
Mexico..................................................             9.6
Brazil..................................................             7.5
Peru....................................................             4.7

----------
(1) Source: International Telecommunications Union-World Telecommunications Development Report 1997.

      Expected Recovery in Consumer Spending. The Company expects consumer spending to recover following the recent economic crisis in Mexico. According to WEFA forecasts, GDP growth is expected to be 5.4% and 6.4% in 1997 and 1998, respectively. With GDP per capita expected to increase by an average of 4.0% during this period based on an annual population growth rate of 1.8% (as forecasted by WEFA), the Company anticipates increased demand for its services.

      Changing Competitive Dynamics

      The Company's cellular competitor is Telcel, a wholly owned subsidiary of Telmex, which holds the wireline cellular concessions in all nine regions of Mexico. The Company believes that Telmex faces increasing competition, especially in the long distance market, which was fully opened to competition in January 1997. Telmex's major long distance competitors include two joint ventures in which AT&T and MCI are the strategic partners.

      In late 1995, the Company brought a suit charging Telmex with unlawfully cross-subsidizing Telcel's cellular phone operations. The Company believes that the increased competition in the long distance market is hindering Telmex's ability to continue to cross-subsidize Telcel. See "-Legal Proceedings."

Cellular Services

      History and Overview

      Iusacell's predecessor became the first Mexican provider of cellular telecommunications services in 1989, when it commenced operation of the non-wireline cellular network in Region 9. Through a series of transactions from 1990 to 1994, Iusacell acquired 100% beneficial ownership interests in the entities which hold the non-wireline cellular concessions in Regions 5, 6 and 7. Regions 5, 6, 7 and 9 are among the most attractive cellular markets in Mexico based upon total POPs and demographic characteristics. These regions cover a contiguous geographic area in central Mexico, which allows Iusacell to achieve certain economies of scale.

      Iusacell's regions cover a variety of industries. Region 9 includes Mexico City, which has the greatest concentration of service and manufacturing industries and is also the center of Mexico's public and financial services sectors. Region 5 includes Guadalajara, Mexico's second largest city and the commercial and service center of western Mexico. Region 6 includes Leon and San Luis Potosi and has historically been dominated by the agricultural sector, although it has recently begun to develop as an automobile manufacturing center. Region 7 includes Puebla, Veracruz and Acapulco and contains major operations of the Mexican petrochemical industry.

      Subscribers and System Usage

      As of March 31, 1997, Iusacell had a total of 137,425 cellular subscribers in Region 9. Of this number, 68% were contract plan subscribers and 32% were prepay customers. According to Company customer profiles, professionals comprise a large portion of its Region 9 cellular subscriber base. The Company offers a number of value-added services designed specifically to fulfill the demands of this important group of contract subscribers. For example, Iusacell offers secretarial services and provides English-speaking operators to serve the large English-speaking market in Region 9. The Company also provides financial news reporting, emergency services, entertainment information, reservations services and sports reports. The Company believes that these value-added services help increase contract subscriber usage and also enhance Iusacell's market image as a full service cellular provider. Furthermore, the Company also believes that a strong distribution network is necessary in order to develop and sustain a significant presence in this important market. The Company believes it has particularly strengthened its competitive position in Region 9 by entering into a distribution contract with Precel, which increased the Company's number of independent distributors in Region 9 by 40%. See "-Marketing Strategy-Distribution."

      As of March 31, 1997, Iusacell had a combined total of 113,302 cellular subscribers in Regions 5, 6 and 7. Of this number, 61% were contract plan subscribers and 39% were prepay customers. The Company believes that its subscriber base in these regions consists of subscribers engaged in a variety of occupations. Due to the lower landline penetration outside of Region 9, the subscriber base in Regions 5, 6 and 7 includes a number of users who purchase cellular services as a principal means of telecommunications. Compared to Region 9, the marketing programs in these regions have focused more on the benefits inherent in basic cellular service, such as mobility and convenience, than on the benefits that value-added services provide. Although few value-added services are currently being offered to contract subscribers, Iusacell is evaluating the feasibility of offering a broader range of value-added services similar to those offered to its contract subscribers in Region 9.

      The table below sets forth information regarding the cellular subscriber base for Region 9 and Regions 5, 6 and 7 combined at the dates or for the periods indicated.

                     Selected Cellular Subscriber Base Data


                                                       Year Ended December 31,          Three Months
                                                ------------------------------------   Ended March 31,
                                                  1994          1995          1996          1997
                                                --------      --------      --------   ----------------
Region 9
Total POPs (in millions) ...............            23.3          23.8          24.3          24.5
Covered POPs (in millions) .............            19.9          20.3          22.1          22.3
Percentage of population covered .......            85.4%         85.3%         91.0%         91.0%
Subscribers:
  Contract .............................         127,138       129,099        94,218        94,108
  Prepay ...............................              --         1,399        36,100        43,317
                                                --------      --------      --------      --------
         Total .........................         127,138       130,498       130,318       137,425
Non-wireline penetration(1) ............            0.55%         0.55%         0.54%         0.56%
Average monthly MOUs per subscriber(2) .             186           154           133           126
Nominal average monthly cellular revenue
  per subscriber(3) ....................          Ps.586        Ps.469       Ps. 496       Ps. 490
Nominal average monthly cellular revenue
  per subscriber(4) ....................        U.S.$178       U.S.$73       U.S.$65       U.S.$62

Regions 5, 6 and 7 Combined
Total POPs (in millions) ...............            38.9          39.7          40.3          40.6
Covered POPs (in millions) .............            19.6          20.0          23.4          23.8
Percentage of population covered .......            50.4%         50.4%         58.1%         58.6%
Subscribers:
  Contract .............................          67,585        79,703        67,059        68,747
  Prepay ...............................              --            --        35,529        44,555
                                                --------      --------      --------      --------
  Total ................................          67,585        79,703       102,588       113,302
Non-wireline penetration(1) ............            0.17%         0.20%         0.25%         0.28%
Average monthly MOUs per subscriber(2) .             165           117            94            86
Nominal average monthly cellular revenue
  per subscriber(3) ....................         Ps. 612       Ps. 457       Ps. 481       Ps. 442
Nominal average monthly cellular revenue
  per subscriber(4) ....................        U.S.$186       U.S.$71       U.S.$63       U.S.$56

(1) Non-wireline penetration represents the end of period non-wireline subscribers divided by the end of period POPs.

(2) Average monthly MOUs per subscriber is calculated by dividing the total MOUs for the respective period by the average number of subscribers for such period and dividing the resulting quotient by the number of months in such period.

(3) Nominal average monthly cellular revenue per subscriber is calculated by dividing the total cellular service revenue for the respective period (in nominal Pesos) by the average number of subscribers for such period and dividing the resulting quotient by the number of months in such period.

(4) Calculated as described in Note (3) above, converted to U.S. dollars using the Noon Buying Rate for the relevant period. See "Exchange Rates."

      Contract Churn

      Contract churn measures both voluntarily and involuntarily disconnected subscribers. The Company calculates contract churn for a given period by dividing, for each month in that period, the total number of contract subscribers disconnected in such month by the number of contract subscribers at the beginning of such month and dividing the sum of the resulting quotients for all months in such period by the number of months in such period. Voluntarily disconnected subscribers encompass subscribers who choose to (i) no longer subscribe to cellular service, (ii) become a prepay customer of the Company or
(iii) obtain cellular service (either on a contract or a prepay basis) from the Company's competitor. Involuntarily disconnected subscribers encompass customers whose service is terminated after failing to meet the Company's payment requirements. The Company believes that a significant part of its contract churn in 1996 and the first quarter of 1997 was due to customers switching from its contract plans to a prepay program. Following the introduction of Telcel's prepay program in February 1996, the Company launched its Control Plus prepay plan in June 1996 in order to attract, service and retain subscribers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

      Prepay Turnover

      Currently, a prepay customer is no longer considered a customer of the Company when 60 days have elapsed since the customer purchased and activated, or added credit to, his or her last prepay card. The customer's telephone number is then deactivated, and he or she is considered to have turned over. The Company's current prepay customers who want to continue to have cellular service must choose to (i) continue to be prepay customers of the Company by purchasing another card, (ii) become contract customers of the Company or (iii) become customers (either on a contract or a prepay basis) of Telcel. Due to the higher turnover among its prepay customers, the Company is attempting to migrate its qualified prepay customers to contract plans, where customer loyalty and retention have been historically higher. The Company is evaluating different methods of determining turnover, as the current method is dependent upon, among other things, the number of days of use the Company permits before expiration of prepay cards (currently 60 days). Iusacell is installing a new prepay operating system which the Company expects will better track those customers who turn over. Iusacell anticipates that this new operating system, together with initiatives to increase the number of distribution points for prepay cards, improve customer care and otherwise improve the convenience of the Company's prepay program, will enhance the Company's ability to retain prepay customers. See "Risk Factors-Mexican Governmental, Political, Economic and Social Factors," "-Increased Competition; Disputes with Telmex" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

      Roaming

      Iusacell offers its contract cellular subscribers nationwide and international service via roaming agreements. Subscribers can make calls from any location in Mexico served by a non-wireline cellular operator, and can receive any call made to the subscriber's number ("automatic call delivery") regardless of the region in Mexico in which such subscriber is located. Iusacell also provides cellular services to all subscribers of other non-wireline cellular operators in Mexico while such subscribers are temporarily located in a region served by Iusacell.

      An operator (a "host operator") providing service to another operator's subscriber temporarily located in its service region (an "in-roamer") earns usage revenue. Iusacell bills such other operator (the "home operator") of an in-roamer for the in-roamer's usage. In the case of roaming by a Iusacell subscriber in the region of a host operator (an "out-roamer"), Iusacell is billed by the host operator for the subscriber's usage. Iusacell remits the billed amount to the host operator and bills its own customer, the out-roamer, without any mark-up. As a result, Iusacell retains the collection risk for roaming charges incurred by its own subscribers. Conversely, roaming charges billed by Iusacell for in-roaming usage by subscribers of other non-wireline operators are the responsibility of those operators. Roaming charges between non-wireline operators are settled monthly. Interconnection charges owed to Telmex and long-distance charges owed to the carrier as a result of roaming are the responsibility of the host operator. In addition to higher per minute charges for airtime (as compared to home region rates), the host operator is entitled to receive a fee for each day roaming service is initiated. During 1996, in-roaming fees and usage revenue represented 3.2% of Iusacell's total revenues.

      Iusacell has signed over sixty agreements with United States and other foreign operators to provide its subscribers with international roaming capabilities. These operators include Bell Atlantic NYNEX Mobile, AT&T Wireless, BellSouth Mobility, Rogers Cantel and AirTouch Communications. Iusacell is continually reviewing opportunities to enter into agreements with other cellular operators to expand its international roaming capabilities. In addition, Iusacell provides, through the National Automatic Cellular Network, automatic call delivery throughout most of the United States (including Puerto Rico) and Canada, whereby Iusacell subscribers may receive telephone calls from Mexico without the caller having to dial access codes.

Other Services

      Paging

      On December 14, 1995 the Company and Infomin formed Infotelecom as a joint venture to market national and international paging services. The Company owns 51% of Infotelecom, while Infomin owns the other 49%. Infomin has a concession, which expires on July 20, 2009, to provide nationwide paging services in Mexico. Under the Infotelecom joint venture agreement, Infomin is obligated to contribute this concession to Infotelecom. Due to restrictions on foreign ownership under the paging concession, however, Infomin cannot contribute its paging license to the joint venture so long as Bell Atlantic continues to control the management of Iusacell and the Company continues to hold more than 49% of the voting shares of Infotelecom. See "Risk Factors-Potential Lack of Control Over Certain Subsidiaries."

      Pursuant to a marketing agreement that the Company has entered into with Infomin, Infotelecom has the right to market national paging services on behalf of Infomin, and Infotelecom is required to make monthly payments to Infomin equal to 5% of all gross revenues for the preceding month. This payment represents the amount which Infomin as the concession holder must pay the SCT for the right to provide paging services.

      Infotelecom began marketing paging services in August 1996 and service is now provided in Mexico City, Guadalajara, Monterrey, Puebla, Cuernavaca, Toluca and Ciudad Juarez. Infotelecom plans to expand the marketing of paging services to 30 cities by 2001. The Company plans to take advantage of its existing cellular network and of its operating and administrative resources in order to achieve cost efficiencies in the provision of paging services. As of March 31, 1997, Infotelecom had 6,203 paging customers.

      Under the joint venture agreement, the Company and Infomin valued the Infomin paging concession at U.S.$10.5 million, and the Company agreed to fund the first U.S.$10.5 million of Infotelecom's capital needs before Infomin would be required to make pro rata cash contributions. Auctions for paging spectrum held after execution of this joint venture agreement have valued nationwide paging concessions as low as Ps. 1.0 million. Because of this valuation disparity and the restrictions against foreign ownership of Infomin's paging concession, Iusacell is exploring alternatives for the provision of paging services. As of March 31, 1997, the Company had loaned Infotelecom approximately Ps. 61.4 million (U.S.$7.7 million) to fund capital expenditures and operating losses. In the event the Company determines, independently or jointly with Infomin, to abandon or liquidate the Infotelecom joint venture, there can be no assurance as to how much, if any, of such loaned amounts Iusacell would be able to recover.

      Long Distance

      In August 1996, Iusacell became one of Telmex's first competitors in long distance service when Iusacell began to provide long distance services to its subscriber base in Mexico pursuant to the 30-year concession Iusatel was awarded from the SCT on October 16, 1995. The Company's competitors in long distance include the nine other companies granted concessions as well as Telmex, the former long distance monopoly. The Company believes that competition in the Mexican long distance market will stimulate growth in demand for long distance service.

      The Company currently provides long distance service using its own switches and transmission equipment and a combination of fiber optic lines, satellite transmission and lines leased from Telmex. At March 31, 1997, the Company provided long distance service in 21 cities to approximately 275,000 customers, approximately 269,000 of which were existing customers for the Company's other services, and anticipates providing service in at least 60 cities by mid-1998. The Company has chosen not to commit significant marketing resources to the current presubscription balloting process among long distance providers in Mexico and has fared poorly in initial balloting results.

      The Company's long distance concession provides for certain coverage and technological investment requirements. If the Company does not satisfy such requirements, it could be subject to certain fines and penalties and potentially lose its long distance concession. The Company is currently evaluating the commercial feasibility of complying with the concession and may request that relevant government authorities modify the terms of such concession to reflect the results of such evaluation and any corresponding revisions to Iusacell's business plan. See "-Government Regulation-Concessions and Permits-Long Distance Concession" and "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources-Capital Expenditures."

      Local Telephony

      Iusacell operates a mobile nationwide IMTS radiotelephone network in the 440-450 MHz, 485-495 MHz and 138-144 MHz frequency bands, providing local radiotelephone services to commercial and non-commercial customers across Mexico. As of March 31, 1997, Iusacell had 1,598 IMTS radiotelephone subscribers with average monthly billings of approximately Ps. 848 (U.S.$107) per customer. Iusacell is considering the cessation of IMTS service with the migration of IMTS subscribers to other wireless services or local telephony services.

      The Company also operates public and rural telephony programs, utilizing available cellular capacity. These programs provide telecommunications services through cellular telephones in phone booths, intercity buses and rural areas. The provision of services in this way fulfills the terms of the Company's concessions for the provision of cellular telephone service and utilizes the Company's cellular network to provide telecommunications coverage in areas with little or no basic service. As of March 31, 1997, Iusacell had 2,630 cellular telephones in service under its public and rural telephony programs.

      As of March 31, 1997, Iusacell was providing, on a trial basis pending approval from the SCT, local wireless service in the 450 MHz frequency band to 17,980 customers in selected markets in Mexico. The Company believes that there is substantial unmet demand for telephone service in Mexico as demonstrated by the relatively low level of residential, business line and cellular penetration and long customer wait for landline service. See "-The Telecommunications Industry in Mexico-Growth Opportunities." Iusacell has developed a rate plan for local wireless service in the 450 MHz frequency band which, while differing in some respects from the plan used by Telmex, would result in a target revenue range which approximates a typical Telmex customer's monthly bill.

      The Company has experienced substantial delays in obtaining the SCT's approval of its technical and economic plans for local wireless service in the 450 MHz frequency band. However, on June 10, 1997, the SCT and the Company reached agreement on a process by which the Company could obtain a concession issued and recognized by the SCT to provide local wireless service in the 450 MHz frequency band. Under this agreement, Iusacell would convert and consolidate certain of its existing concessioned radiotelephony frequencies into 450 MHz spectrum in Regions 4, 5, 6, 7 and 9 and would have a right of first refusal to acquire the concessions to provide local wireless service over such frequencies at prices derived from the prices of the winning bids in the auctions for 450 MHz and 1.9 GHz (PCS) frequency bands scheduled by the Mexican government for the fall of 1997. Until the conclusion of such auctions, Iusacell has received a provisional authorization to use 450 MHz spectrum to provide local wireless service to up to 50,000 subscribers.

      As a result of the delays experienced by the Company and the uncertainty relating to the Company's ability, at a commercially acceptable cost, to obtain concessions to provide local wireless service in the 450 MHz frequency band, the Company is exploring alternatives for providing local telephony services, including limited zone wireless services in the 800 MHz (cellular) or 1.9 GHz
(PCS) frequency bands deploying digital technology that permits mobility. If the Company were to determine that it would be preferable to pursue such an alternative rather than to continue to pursue local wireless service in the 450 MHz frequency band, such alternative could require the acquisition of concessions, other regulatory approvals and the payment of substantial fees, and the Company would record substantial non-cash losses in writing off assets relating to its 450 MHz local wireless service. See "-Government Regulation-Concessions and Permits-Local Telephony", "Risk Factors-Ability to Implement New Services" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

      In expanding its local telephone services, the Company plans to capitalize on synergies between its cellular and local wireless services, utilizing its existing cellular network for connections with the local subscribers' premises. Furthermore, the Company believes that local wireless service requires a lower infrastructure investment per line than landline service.

      Iusacell also has applied for a license to provide local wireline service, including dedicated circuits, local switching and data service. While the Company currently does not anticipate that the provision of local wireline service will become a significant part of its services, the Company may provide, on a case-by-case basis, local wireline telephone service as part of its overall provision of telecommunications services.

      Data Transmission

      Iusacell began providing data transmission services in 1993. The Company provides both public and private data transmission through its cellular network, utilizing CDPD technology. The Company provides its data transmission services primarily to the financial services and consumer products industries.

Marketing Strategy

      With the assumption of control by Bell Atlantic, Iusacell has redefined its strategy for achieving profitable growth, particularly in its cellular business. The Company seeks to increase its average monthly revenue per


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

subscriber, increase its cellular subscriber base, decrease the cost of acquiring additional subscribers, reduce contract churn and prepay turnover by improving its marketing efforts to its existing and potential cellular subscribers.

      The Company's subscribers consist of contract and prepay customers who can be classified as high, moderate or low-usage customers. Iusacell is implementing distribution, advertising, customer service support and pricing plans targeted to each specific customer segment.

      Contract Subscribers

      Contract subscribers seek uninterrupted mobile cellular service, including long distance, access to high-quality customer service and the ability to choose among value-added services such as call waiting and *911 services, all for one monthly fee.

      High-usage contract subscribers include corporate customers, professionals, owners of small to medium-sized businesses and other subscribers who have a high need for mobility and who rely on cellular service daily. These subscribers are willing to pay a higher monthly fee in exchange for a large block of free minutes, a lower airtime rate and a full range of value-added services and customer service conveniences. These subscribers are concentrated in the Company's premium plans. The Company is aggressively pursuing customer growth in this segment through targeted marketing and distribution (customer service centers, corporate representatives, direct salesforce), advertising campaigns (business and leisure publications, moving billboards) and pricing plans.

      Moderate-usage contract subscribers include some professionals, small business owners and residential customers who use cellular services frequently and require the reliability of a contract plan, but do not generate the monthly MOUs of high-usage contract subscribers. The Company plans to continue to generate revenue from this segment through targeted distribution (customer service centers, direct salesforce, distributors), advertising and pricing plans.

      While the Company does not target low-usage contract customers as aggressively as other customers, it provides service options to meet the requirements of this subscriber group. The low-usage contract plan segment consists primarily of residential customers and small business owners who prefer the reliability of contract plan service, but whose usage may not justify the inclusion of various value-added services in the fixed monthly charge. The Company targets this segment through its group of independent distributors and, to some extent, through its commission agents and advertising programs. Three pricing plans are currently offered to meet the needs of low-usage customers.

      Prepay Subscribers

      Since the inception of the Company's prepay plan in 1996, the number of prepay subscribers has grown to represent approximately 35% of Iusacell's subscribers at March 31, 1997. A prepay subscriber can activate a cellular phone at a Company customer service center, purchase a prepaid card with a fixed amount of credit to be used over a period of no more than 60 days, and credit the prepaid card value to the subscriber's account either at a customer service center or by a phone call. Such a customer will have access to cellular service (including long distance, but without roaming capability and limited access to *911 emergency service) until the credit is fully used or until the card expires at the end of 60 days, whichever occurs first.

      The prepay market is composed of customers who typically cannot afford to purchase a contract plan, do not have the credit profile required to purchase a contract plan or seek cellular services for emergency or limited use only. Iusacell believes that prepay plans are attractive to a wide range of cellular customers. In addition to helping customers control costs, Control Plus has no monthly bill and allows customers to prepay for cellular services in cash. Iusacell is now marketing these features to new classes of potential customers. Currently, prepay subscribers lose their phone numbers 60 days following the purchase and activation of their most recently purchased card, whether or not there is credit remaining on such card. The Company has recently implemented a program under which prepay customers can reacquire their number for a fee within 30 days after expiration. In an effort to discourage turnover, the Company charges an activation fee for prepay subscribers. The Company has recently


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

waived this fee in response to market conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Increase in Prepay Subscriber Base."

      Iusacell believes the prepay service offerings provide an opportunity to improve margins due to higher average per minute airtime charges, the lower cost to acquire prepay subscribers and the absence of billing costs, credit concerns and payment risk. Iusacell is installing a new prepay operating system, allowing it to better track the usage patterns and identity of its prepay subscribers. The new operating system also is expected to improve customer satisfaction through automated reactivation, voice messaging and other value-added services, and to lower the cost of support for prepay services. The Company anticipates that the new operating system, together with initiatives to increase the number of distribution points for prepay cards, will improve customer care and otherwise improve the convenience of the Company's prepay program, and will enhance the Company's ability to retain prepay customers.

      Distribution

      Iusacell targets the various segments of its subscriber base through five sales and distribution channels: customer service centers, independent distributors, corporate representatives, a direct salesforce and commission sales agents. The Company is aggressively increasing the number of its points of distribution in order to acquire additional subscribers.

      Historically, Iusacell's salesforce compensation was based largely upon salary and a commission structure which encouraged the sale of prepay cards. Since the assumption of control of the Company by Bell Atlantic, the Company has overhauled its sales compensation plan. The new plan, implemented in May 1997, is designed to motivate the salesforce within each distribution channel through monetary incentives. In addition, this new plan will provide training so that the salesforce is encouraged to activate profitable and loyal accounts, cross-sell the full line of the Company's service offerings and maintain the Iusacell standards in advertising, promotions and customer service.

      Customer Service Centers. Iusacell has reconfigured each of its customer service centers to offer one-stop-shopping for a variety of cellular, long distance and paging services, as well as accessories. Walk-in customers can subscribe to cellular service contract plans, purchase prepay cards, sign up for long distance service and purchase equipment such as handsets, pagers and accessories. In an effort to maximize customer loyalty, reduce contract churn and prepay turnover and to increase average monthly revenue per subscriber through cross-selling, the Company plans to significantly increase the number of Iusacell-owned and operated customer service centers by the end of 1999, incorporating a new, uniform store design. In 1997, in addition to opening a number of new customer service centers, the Company expects to complete the redesign of its existing 57 owned and operated customer service centers.

      Independent Distributors. In order to broaden its market, Iusacell maintains relationships with a broad network of 61 exclusive distributors in 164 locations. This includes a new distribution contract with Precel, formerly one of Telcel's largest distributors, to obtain exclusive distribution in 75 locations. The Company's distribution arrangement with Precel increased the number of Company locations in Regions 5, 7 and 9, by 7, 3 and 65 locations, respectively, and significantly reduced Telcel's distribution presence in Mexico City. In order to ensure that Iusacell's standards are maintained at all distribution points, the Company provides assistance to its distributors in training, promotions and advertising and provides information on its customer base to allow the distributors to service the Company's customers effectively.

      Corporate Representatives. To service the needs of its large corporate and other high-usage customers, the Company has created a dedicated corporate sales group, which, at March 31, 1997, included 70 full-time sales representatives. This group of trained representatives seeks to increase sales to high-usage customers by (i) "bundling" combinations of services into customized packages designed to meet customers' requirements, (ii) developing and marketing new services to satisfy the demands of such customers and (iii) educating corporate purchasing managers about alternative pricing plans and services. The Company plans to increase the size and geographic reach of this salesforce in the future.

      Direct Salesforce. As of March 31, 1997, the Company employed 15 direct sales representatives to target moderate-usage contract plan subscribers. These direct sales representatives travel extensively to deliver personalized service to subscribers such as small and medium-sized businesses and individuals. The Company carefully selects, trains and motivates this salesforce to maintain Iusacell's service standards.

      Commission Sales Agents. The Company retains commission agents as a flexible salesforce in Regions 5, 6 and 7. The agents function as cellular service brokers for the Company, working out of their own premises to better target their customers. These agents provide additional distribution outlets with minimal Company support. As of March 31, 1997, the Company had an arrangement with 59 commission sales agents who distribute the Company's product with no direct costs to Iusacell.

      Advertising

      Iusacell has launched an integrated media plan emphasizing the benefits of the Company's products and supported by the Iusacell brand image, the logo for which was recently redesigned. For the first time, all product offerings are under the single, well-recognized IUSACELL brand name. The media plan targets the Company's subscribers through a coordinated print, radio, television and fixed and moving outdoor advertising campaign. A key element of this integrated media plan is the periodic agency review wherein the sales results of a given campaign are evaluated. The integrated media plan enables the Company to negotiate more favorable advertising rates. Print advertisements prominently feature an ad-response telephone number to solicit new customer inquiries. A 24-hour line is staffed with trained representatives who are equipped to answer questions regarding services and products. The Company believes that this 24-hour line helps to convey the image of Iusacell as a high-quality, customer service-oriented telecommunications service provider.

      Customer Service

      Iusacell views superior customer service as essential in order to distinguish itself in the competitive Mexican cellular telecommunications market. The Company provides training for its customer service representatives to ensure that each customer receives prompt attention, informed answers to any inquiries and satisfactory resolution of any concerns. The Company believes that enhanced customer service, especially after-sales support, is integral in developing brand loyalty and supports the efforts of its salesforce to cross-sell the Company's services and products. For prepay customers, Iusacell is installing a new operating system that will better track the usage patterns and identities of these subscribers. The new operating system will improve customer satisfaction through automated activation, voice messaging and other value-added services and will lower the cost of support services. To further enhance customer service, Iusacell has installed dedicated personal computer terminals linked to the Company's billing system so that each customer service representative, either personally or through the 24-hour service line, can handle customer inquiries, billing questions and account payments with real-time data and a full customer profile in hand. Customer data gathered from such sources as the activation process, the billing system and exit interviews with customers who terminate service, will allow Iusacell to better tailor its marketing strategy to each customer. Along with providing information as to how the Company can improve its customer service, this data is expected to enable representatives from each of the distribution channels to better target their sales approach to each customer when cross-selling the Company's services and products.

      Pricing

      Since 1994, Iusacell has offered a variety of flexible pricing options for its cellular service. The primary components of the contract pricing plans include monthly fees, per minute usage charges and a certain number of free minutes per month. Additionally, the Company's prepay program markets cards which credit a finite number of Pesos to a customer's account, to be utilized over a period of no more than 60 days.

      The contract pricing plans are designed to target high, moderate and low-usage contract subscribers. High-usage customers are typically willing to pay higher monthly fees in exchange for larger blocks of free minutes, value-added services, a free handset and lower per minute airtime charges under a single contract. The Company offers the Productivity and Premium plans which are specifically targeted at the high end of the market.

Moderate-usage contract subscribers typically prefer pricing options which have a lower monthly charge, fewer free minutes and higher per minute airtime charges than those options chosen by high-usage customers. The Company offers the Flex 75 and Flex 150 plans to satisfy the needs of the moderate-usage contract subscriber base. In addition, on June 7, 1997, the Company launched its Ganador (Winner) plan which is distinct in that it offers, at no additional charge, three-way-dialing, call forwarding and call waiting, and comes with a choice of handsets, including the latest model from Nokia. To satisfy the more limited needs of the low-usage contract subscribers, the Company offers the Security, Standard and Tu Tiempo plans, which offer a moderately priced, fixed monthly charge coupled with a high per minute airtime charge and relatively few free minutes.

      In contrast to contract subscribers, prepay customers typically generate low levels of cellular usage, do not have access to value-added services (except for purchasers of Control Plus Ps. 500 cards) or roaming, generally already own a handset and often cannot afford to or do not have the credit profile to purchase contract plan cellular services. Other prepay customers include vacationers and travelling business people who require cellular service for short periods of time. In addition to helping customers control costs, Control Plus has no monthly bill and allows customers to prepay for cellular services in cash. In June 1996, the Company introduced Control Plus, a prepay cellular telephone service whereby a customer may bring a handset to a customer service center for activation and purchase a prepay card in denominations of Ps. 100, Ps. 250 and Ps. 500 from a customer service center or any of a variety of vendors, including newsstands, lottery stands, supermarkets and other retail outlets. Once the card is purchased and the handset is activated, the customer can call the Company with the card's serial number to credit the corresponding value of cellular service to the customer's account. When this credit occurs, the service is active and ready for the customer's use. A phone number is assigned at the time of activation. That number is terminated when 60 days have elapsed from the date of the last credit.

      With the exception of Tu Tiempo and Control Plus, all packages include a selection of free cellular handsets. The table below sets forth the various contract and prepay plan rate options implemented by the Company as of May 20, 1997 (except in the case of Ganador, which was introduced on June 7, 1997).

                            Cellular Rate Options

                                Fixed                   Peak      Non-Peak     Free     Contract
                               Monthly   Activation  per Minute  per Minute   Monthly    Period
                               Charge      Fee (1)   Charge (2)  Charge (2)   Minutes   (months)
                            -----------  ----------  ----------  ----------  ---------  --------
Contract Plans:
  Premium.................  Ps. 1,039     Ps. --    Ps. 1.80    Ps. 1.25        600        12
  Productivity ...........        729         --        2.30        1.65        300        12
  Flex 150 ...............        419         --        2.60        1.75        150        18
  Flex 75 ................        259         --        3.30        2.15         75        18
  Ganador ................        299         --        2.25        1.30        100        18
  Standard ...............        239         --        2.60        1.95         30        24
  Security ...............        169         --        3.90        2.25         30        24
  Tu Tiempo ..............         99        149        2.75        2.75         --        --
  C300 ...................        569        140        1.50        1.00        300         6
  R150 ...................        259        130        2.25        1.40        150        12
Prepay Plans:
  Control Plus Ps.500 Card         --         --        2.78        2.78         --        NA
  Control Plus Ps.250 Card         --         49        3.16        3.16         --        NA
Control Plus Ps.100 Card .         --         99        3.45        3.45         --        NA

----------

(1) Iusacell waives activation fees from time to time in response to market conditions. It is currently waiving the activation fees for its Control Plus cards.
(2) Peak per minute charges currently apply to usage between 8:00 A.M. and 10:00 P.M. Monday through Friday. Non-peak per-minute charges apply at all other times.

      Since April 1997, the Company has announced two price increases for its cellular plans. On April 1, 1997, the Company announced a weighted average increase of 15% for the per minute airtime price on all its contract and prepay plans. This weighted average price increase was calculated by applying the actual price increases announced in April 1997 to both peak and non-peak per minute airtime charges for each of the Company's contract and prepay plans, weighted by the ratio of each plan's contribution to overall airtime revenues during the month of April 1997. On May 20, 1997, the Company announced a weighted average increase of 8.3% for the fixed monthly charges on all its contract plans. This weighted average price increase was calculated by applying the actual price increases announced on May 20, 1997 for all the Company's contract plans, weighted by the ratio of each plan's contribution to overall monthly fixed charges during the month of April 1997.

      For a discussion of the Company's experiences with the recent price increases, see "Management's Discussion and Analysis of Financial Condition and Results of Operation-Recent Developments." Since Iusacell announced these price increases, Telcel has responded by raising the per minute prices on its prepay plans. The Company intends to continually review its market pricing and will attempt to increase prices, if economic and competitive conditions permit, to keep pace with inflation. See "Risk Factors-Mexican Governmental, Political, Economic and Social Factors" and "-Increased Competition; Disputes with Telmex."

Activation, Billing and Collection Procedures

      The Company can activate a phone within 30 minutes of receiving credit approval for customers who intend to pay their monthly charges with a credit card. For customers who intend to pay their monthly charges in cash, there is a credit review process of no longer than 48 hours prior to the delivery and activation of a cellular telephone and a requirement of a security deposit in an amount equal to double the assigned credit limit. For Control Plus customers, activation time is 30 minutes or less. The Company believes that its ability to activate a cellular telephone number promptly gives the Company a competitive advantage over Telcel.

      The Company mitigates its credit exposure in four ways: (i) for those customers paying by credit card, by obtaining a credit report from the Bureau Nacional de Credito ("National Credit Bureau"), a Mexican affiliate of TransUnion Corporation; (ii) by requiring payment to be made by credit card or, for those customers who do not pay by credit card, by requiring security deposits and conducting a credit investigation; (iii) by requiring that customers paying by credit card purchase a bond, which provides for payment in the event of customer defaults; and (iv) by utilizing prepay cards, which eliminate all credit risk.

      The Company has instituted customer retention procedures whereby a late-paying customer is contacted by a service representative prior to termination to urge such customer to settle his or her account and to inquire about the reasons for nonpayment. Iusacell believes that these follow-up procedures help decrease the rate of nonpayment and improve customer goodwill by allowing Iusacell to address any customer grievances which may have led to customer delinquency, thereby helping to retain potentially profitable accounts.

      Iusacell has also implemented a system to monitor MOU levels and the number of calls to certain geographic areas in order to identify abnormal usage by contract subscribers. When abnormal usage is detected, Iusacell contacts the subscriber to determine whether such usage has been authorized. The Company believes that these procedures are effective in reducing the number of billing disputes with subscribers and losses due to cellular fraud.

      Billing is administered using a customized version of Bell Canada's "Link" billing system in Regions 6, 7 and 9 and the Communication Administration System in Region 5. The Company's current billing and call-rating capacity is sufficient to service its existing subscriber base. In connection with the planned implementation of CDMA, the Company plans to upgrade its current billing system to accommodate future subscriber growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources-Capital Expenditures." The Company compiles billing information on a real-time basis by transmitting the information via dedicated microwave facilities from the Company's switching stations to its billing system. Protective and disaster recovery measures are taken in connection with all billing information. Iusacell continues to evaluate alternative billing and account management system solutions in order to accommodate future growth.

Network and Equipment

      Cellular Services

      Iusacell's integrated cellular network is currently composed of five cellular switches, 236 cell sites and 42 repeaters, and covers approximately 70% of total regional POPs. Iusacell currently uses analog technology to link its subscribers and its cellular network. The Company plans to launch a digital CDMA overlay network in 1998, which will significantly enhance network performance. The overlay will begin in Region 9 in the first quarter of 1998, with the remaining regions to be completed during the remainder of that year.

      The Company has elected to deploy CDMA technology instead of TDMA technology based on its and Bell Atlantic's evaluation of the two technologies. For the past year, Iusacell has used TDMA technology for internal purposes across 106 cell sites in Region 9. Bell Atlantic is successfully using CDMA technology in several of its U.S. markets to favorable customer response. CDMA offers significantly greater call-carrying capacity and superior voice quality and is more compatible for future upgrading than TDMA. The Company believes that it will be the first cellular operator in Mexico to launch a fully digital CDMA network. Iusacell will maintain transmitting equipment to serve both analog and digital formats, and the Company expects to market dual-mode cellular telephones capable of sending and receiving both analog and digital transmissions. See "Risk Factors-Rapid Technological Change." Depending on the choice of vendor for CDMA equipment, the Company may be required to discontinue using a substantial portion of its existing network infrastructure, particularly the TDMA technology now being used for internal purposes in Region 9 and, accordingly, could record substantial non-cash losses in respect thereof. The Company cannot anticipate the magnitude of any such potential write-off at this time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

      Iusacell's cellular network consists of digital switching systems that are capable of serving multiple markets. Regions 6, 7 and 9 are served by four Northern Telecom DMS 250 (MTX) switches, and Region 5 is served by one Motorola switch (EMX 2500). All switching equipment is fully networked. Iusacell installed its first mobile switching center in 1989 in Region 9 and currently operates 141 cell sites, providing telephone coverage to substantially all of the populated territory and major highway routes of Region 9. Regions 5, 6 and 7 currently operate with a total of 95 cell sites, resulting in cellular telephone coverage in all major population centers as well as along the principal highway routes in the regions. Iusacell plans to install an additional 39 cell sites and 31 repeaters in its regions during 1997 in an effort to increase geographic coverage, as well as boost call-carrying capacity within areas already covered. The Company increases call-carrying capacity and coverage by three principal means: "cell splitting," deploying "micro-cells," and using cell site repeaters or enhancers. Approximately 70% of the cells in Region 9 were created as a result of cell splitting.

      Digital microwave links between cell sites and the landline system are supplied by various equipment manufacturers. The entire microwave network consists of 329 individual microwave point to point links (hops). Taking advantage of the ability of its various switching systems to run customized software, Iusacell has developed a proprietary software package which is able to track and report, in real-time, all aspects of network performance, including traffic analysis, call quality and alarms. Iusacell seeks to upgrade and improve its cellular network as new technologies become available.

      The Company has a network operations and control center in Mexico City, which oversees, administers and provides technical support to all regions. The Company plans to upgrade its control center, utilizing a more flexible platform, capable of adjusting to an increasingly more complex network. This effort is currently under evaluation and implementation of the new system is expected during the first half of 1998.

      Other Services

      Iusacell provides paging services primarily using its own cellular network facilities. For long distance, the Company uses fiber optics and state-of-the-art digital systems. In particular, Iusacell uses its three long distance switches and its own transmission equipment, as well as other facilities leased from Telmex.

      Iusacell provides private data transmission services primarily using excess capacity in the Company's microwave backbone in its existing cellular network in Region 9, its X.25 packet switching network and its nationwide satellite transmission through Satelitron, S.A. de C.V. ("Satelitron"), a shared hub for private networks which is being developed as part of a joint venture with Hughes Network Systems and other entities. Iusacell also provides private and public data transmission through its cellular network, utilizing CDPD technology.

      The Company's local wireless network, if implemented in the 450 MHz frequency band, is expected to be based on the most modern digital switching, transmission and subscriber connection equipment that is readily available and commercially feasible. The Company intends to utilize its existing infrastructure to the extent possible. If the Company opts to provide local wireless service through its 800 MHz or 1.9 GHz frequency bands, the digital technology that would be employed would offer additional features such as out-of-zone mobility.

      In April 1994, the Company and Northern Telecom Limited ("Nortel") entered into a five-year, U.S.$315.0 million agreement (the "Nortel Agreement") pursuant to which Nortel has in the past supplied and, upon approval of the Company's technical and economic plans by the SCT, will continue to supply network switching equipment, switching center transmission equipment and radio base station equipment, as well as associated software and technical services, for the development of the 450 MHz local wireless network. The Nortel Agreement is currently suspended and will terminate if the Company's technical and economic plans for the 450 MHz project are not approved by, or if the Company does not receive a concession to provide local wireless telephony in the 450 MHz frequency band from, the SCT on or before December 31, 1997. The Company has made U.S.$26.8 million in purchases under the Nortel Agreement to date and, if the suspension is lifted, anticipates making a total of U.S.$288.2 million in additional purchases under the agreement. In addition, the Company has made an advance payment of U.S.$15.0 million for future purchases as required under the agreement. The Company has also entered into a U.S.$5.0 million agreement with Nortel for the purchase of 12,000 450 MHz local wireless terminals and a U.S.$82.0 million purchase agreement with Telrad Telecommunications Electronics Industries, Ltd. ("Telrad") for terminals. Although the Company believes that it has no further liability under the Telrad contract and would have no further liability under the Nortel Agreement if it were unable to acquire the necessary concession or receive the required approval from the SCT on or before December 31, 1997, there can be no assurance that Telrad or Nortel will not seek legal redress against the Company or that Telrad or Nortel will not succeed in obtaining damages from the Company. See "Risk Factors-Ability to Implement New Services" and "-Mexican Government Regulation."

      Infrastructure Synergies

      While cellular transmitters are unique to cellular service, towers can be used for cellular and paging transmissions, and the same physical infrastructure (land, shelter, etc.) can be used for cellular, paging and long distance equipment. Synergies also exist in maintenance, workforce training and equipment purchasing. For example, since plugs (electronic circuit boards used in switches) can be used in both cellular and long distance switches, a proportionately lower inventory of plugs can be maintained. The Company believes that, as it expands its non-cellular offerings, these synergies will allow it to reduce its infrastructure costs significantly and will reduce the time needed for implementation of a new service.

      For a discussion of the Company's capital expenditure plans for its cellular and other services, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Capital Expenditures."

Competition

      The offering of cellular services in Mexico is currently a regulated duopoly in each region. Iusacell's cellular competitor in all regions in which it provides service is Telcel, the holder of the wireline cellular concession for service throughout Mexico and the country's largest cellular provider. Cellular systems compete principally on the basis of quality of telecommunications services, customer service, roaming capabilities, value-added services, breadth of coverage area and, more recently, price. Operators are largely free to set their own rates, provided such rates are set on the basis of cost. See "-Government Regulation."

      While Iusacell currently faces limited competition from entities providing telecommunications services utilizing other existing technologies, the Company will likely face increased competition from technologies being developed or to be developed in the future. Emerging technologies such as enhanced specialized mobile radio, PCS and satellite telephone will compete with current cellular services. The Mexican government has announced its intention to auction spectrum in the 450 MHz, 1.9 GHz (PCS) and 3.4-3.7 GHz frequency bands in the fall of 1997. Several of the Company's competitors have announced their intention to enter these auctions to obtain access to the local wireless markets.

      In paging services, the Company competes with established companies such as Comunicaciones MTEL (Skytel), S.A. de C.V., Enlaces Radiofonicos, S.A. de C.V. (Digitel), Telecomunicaciones Elektra, S.A. de C.V. (Biper), Grupo Radio Beep, S.A. de C.V., Codime and Buscatel, S.A. de C.V., a Telmex subsidiary. In addition, several new concessions have been awarded in the last year. Other companies have publicly announced their intention to provide similar services in Mexico.

      In providing long distance telephone service, Iusacell faces competition from ten other concession holders, including Telmex and joint venture companies in which AT&T and MCI have beneficial ownership interests. Presubscription balloting is currently taking place in certain cities whereby telephone customers choose their long distance carrier. The Company has chosen not to commit significant marketing resources to the balloting process and has fared poorly in initial balloting results.

      In the local telephony market, the Company expects to face significant competition from both Telmex, the existing monopoly, and new competitors entering this market through the upcoming 450 MHz and 1.9 GHz (PCS) auctions.

      In providing data transmission services, Iusacell competes for customers with Telmex and Telecom. In addition, the Company believes that the current Mexican data transmission industry includes over 1,000 private networks that provide data transmission services.

      International Joint Ventures

      On September 30, 1997, the Company consummated the sale of its direct and indirect minority interests in its Ecuadorean cellular company, Conecel, and its Ecuadorean paging company Corptilor, S.A. to a corporation controlled by the controlling shareholder of the majority shareholder of these companies. At the closing, Iusacell received U.S.$29.4 million in cash consideration for its direct interests in these companies and anticipates receiving an additional U.S.$3.4 million in respect of its indirect interests by the end of 1997.

      In December 1996, Iusacell agreed to sell its wholly-owned subsidiary, Iusatel Chile, a Chilean long distance company, to Inversiones Druma, S.A. ("Inversiones") for U.S.$5.0 million. The sale transaction also includes a capitalization of U.S.$13.3 million of obligations of the Company to Iusatel Chile. In March 1997, Inversiones notified Iusacell that it seeks to rescind the transaction due to alleged omissions and misrepresentations and therefore was not going to pay the purchase price. Iusacell intends to seek to enforce the December 1996 agreement.


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Government Regulation

      Telecommunications systems in Mexico are regulated by the SCT and the Mexican Federal Telecommunications Commission, an independent regulatory body within the SCT, pursuant to the Ley Federal de Telecomunicaciones (the "1995 Telecommunications Law"), which became effective on June 8, 1995, although certain rules set forth in the Ley de Vias Generales de Comunicacion, the Reglamento de Telecomunicaciones and the rules promulgated thereunder (collectively, the "Original Communications Laws") generally remain effective. These laws and regulations define the regulatory structure applicable to the nationwide telecommunications infrastructure and the provision of telecommunications services. They govern, among other things, applications to install, maintain and operate telecommunications systems; the establishment of technical standards for the provision of telecommunications services; and the granting, revocation and modification of concessions and permits. In particular, concessions and permits granted under the Original Communications Laws (which is the case for most concessions and permits granted to the Company and its subsidiaries) should be governed by the Original Communications Laws, except for provisions included in the 1995 Telecommunications Law which grant rights enhancing those set forth in the Original Communications Laws. However, rates charged by holders of concessions and permits granted under the Original Communications Laws will continue to require prior approval from the SCT, unless such concession or permit is amended.

      Concessions and Permits

      To provide public telecommunications services in Mexico through a public network, the service provider must first obtain a concession from the SCT. Pursuant to the 1995 Telecommunications Law, concessions for public networks may not exceed a term of 30 years, and concessions for radioelectric spectrum may not exceed a term of 20 years. Concessions may be extended for a term equivalent to the term for which the concession was originally granted. Concessions specify, among other things, (i) the type of network, system or service, (ii) the allocated spectrum, if applicable, (iii) the geographical region in which the holder of the concession may provide the service, (iv) the required capital expenditure program, (v) the term during which such service may be provided,
(vi) the payment, where applicable, required to be made to acquire the concession, including, where applicable, the participation of the Mexican government in the revenues of the holder of the concession, and (vii) any other rights and obligations affecting the concession holder. In addition to concessions, the SCT may also grant permits for (i) establishing, operating or exploiting private telecommunications services not constituting a public network and (ii) installing, operating or exploiting transmission-ground stations. There is no specified maximum term for permits. Under the 1995 Telecommunications Law, only registration with the SCT is required to provide value-added telecommunications services.

      Under the 1995 Telecommunications Law and the Ley de Inversion Extranjera (the "Foreign Investment Law"), concessions may only be granted to Mexican individuals and to Mexican corporations whose foreign investment participation does not exceed 49% of the voting shares thereof or who are not otherwise controlled by non-Mexicans, except that, in the case of concessions for cellular communications services, foreign investment participation may exceed 49% with the prior approval of the Mexican Foreign Investment Commission. There are no foreign investment participation restrictions in respect of operations conducted under permits. See "Risk Factors-Potential Lack of Control Over Certain Subsidiaries."

      A concession or a permit may be terminated pursuant to the 1995 Telecommunications Law upon: (i) expiration of its term, (ii) resignation by the concession holder or the permit holder, (iii) revocation, (iv) expropriation or
(v) dissolution or bankruptcy of the concession holder or the permit holder.

      A concession or a permit may be revoked prior to the end of its term under certain circumstances, such as: (i) unauthorized interruption of service, (ii) the taking of any action that impairs the rights of other concessionaires or permit holders, (iii) failure to comply with the obligations or conditions specified in the concession or permit, (iv) failure to provide interconnection services with other holders of telecommunications concessions and permits, (v) loss of the concession or permit holder's Mexican nationality, (vi) unauthorized assignment, transfer or encumbrance of the concession or permit, any rights thereunder or assets used for the exploitation of the concession or permit,
(vii) failure to pay to the Mexican government its fee for the concession


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

or, where applicable, its participation in the revenues of the holder of the concession and (viii) participation of any foreign government in the capital stock of the holder of the concession. In addition, the SCT may establish for any concession further events which could result in revocation of that concession.

      The Mexican government, through the SCT, may also temporarily seize all assets related to a concession or permit in the event of a natural disaster, war, significant public disturbance or threats to internal peace and for other reasons related to preserving public order or for economic reasons. In addition, the government has the statutory right to expropriate related assets for public interest reasons. Under Mexican law, the Mexican government is obligated to compensate the owner of the assets in the case of a statutory expropriation or temporary seizure, except in the event of war. If the Mexican government temporarily seizes such assets, it must indemnify the concession holder for all losses and damages, including lost revenues. In the case of an expropriation, the amount of the compensation is to be determined by appraisers. If the party affected by the expropriation disagrees with the amount appraised, such party may initiate judicial action against the government. Should no agreement be reached on the amount of the indemnity in the case of a seizure or expropriation, such determination will be made by an independent appraiser. Iusacell is not aware of any instance in which the SCT has exercised any of the foregoing powers in connection with a cellular company.

      The Original Concession. Iusacell's right to provide radiotelephony, local wireless and data transmission services nationwide, as well as cellular service in Region 9, is based upon the concession granted to the predecessor of Iusacell's wholly owned subsidiary, SOS Telecomunicaciones, S.A. de C.V. ("SOS"), on April 1, 1957, as amended (the "Original Concession"). The term of the Original Concession is 50 years, and it expires on April 1, 2007. The Original Concession may, however, be revoked prior to such date in the event that SOS fails to comply with its terms or applicable law. In consideration for the Original Concession, SOS must make payments to the Mexican government equal to 5% of all gross revenues derived from services provided through its Region 9 cellular network and payments in an amount which is the greater of (i) 4% of all gross revenues and (ii) 10% of net income, in either case, derived from services provided through its nationwide radiocommunication network. Under the terms of the Original Concession, SOS must continually modernize its services. In updating its services, SOS must submit technical and economic plans for approval by the SCT. In determining whether to approve these plans, the SCT is authorized to consider whether the plans sufficiently address factors such as the public interest and efficiency and uniformity in telecommunications throughout Mexico. The Original Concession is renewable upon timely application to the SCT, provided that SOS has complied with all of the requirements of the Original Concession and agrees to any new terms and conditions established by the SCT at the time of such renewal.

      Initially, the Original Concession authorized only the installation and commercial operation of nationwide mobile (vehicle-installed) radiotelephone public service in the 132-144 Mhz frequency range. Since then, however, the Original Concession has been amended numerous times, thereby allowing Iusacell to expand the types of telecommunications services which it may offer. In 1978, the Original Concession was amended to grant SOS an additional allocation in the 440-450 MHz and 485-495 MHz frequency ranges in return for yielding a portion of its 132-144 MHz frequency range allocation. SOS retained the frequencies between 138 and 144 MHz. Between 1986 and 1989, the Original Concession was further amended to enable SOS to provide fixed rural radiotelephone service, to offer telex and data transmission with the obligation to link its subscribers to the network owned by Telecom, and to interconnect its radiocommunications ground stations through satellite. In 1989, SOS was authorized to install, operate and maintain a mobile public radiocommunications network with cellular technology in the 825-835 MHz and 870-880 MHz frequency ranges in Region 9. In 1990, SOS was authorized to carry intra-regional cellular-to-cellular communications throughout Region 9 without being required to interconnect with the long distance carrier. In 1992, SOS was authorized to provide public data transmission service nationwide through its radio communications networks without the obligation to link its subscribers to the Telecom network. In 1993, SOS was granted an additional 5 MHz band in the 800 MHz frequency range for the provision of cellular service, due to the high volume of cellular traffic experienced in Region 9. In the same year, SOS was authorized to improve its radiocommunications public service in the 440-450 MHz and 485-495 MHz frequency ranges by utilizing digital technology and to interconnect its telecommunications systems through fiber optic, satellite and microwave technologies. The SCT also clarified the ability, and indeed the obligation, of SOS to interconnect customers of its nationwide radio communications network regardless of whether such customers use fixed, mobile or portable telephones.


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

      In accordance with the 1995 Telecommunications Law, SOS applied to renew the Original Concession in March 1995. Given the nearly 10 years remaining on the term of the Original Concession, the Company does not expect any definitive determination by the SCT with respect to the renewal application in the near term.

      Cellular Concessions. Mexico is divided into nine cellular regions. The SCT has allocated cellular telephone system frequencies in each region from the 825-835 and 870-880 MHz frequency bands ("Band A") and from the 835-845 and 880-890 MHz frequency bands ("Band B") of the radio spectrum. In each region, Telcel, the holder of the wireline cellular concession, is assigned Band B, and the holder of the non-wireline cellular concession in each region is assigned Band A.

      In Region 9, Iusacell holds the right to provide cellular service pursuant to an authorization granted to SOS by the SCT in 1989 under the Original Concession. In Regions 5, 6 and 7, Iusacell holds the right to provide cellular service through its subsidiaries Comcel, Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. ("Portacel") and Telecomunicaciones del Golfo, S.A. de C.V. ("Telgolfo"), respectively. See Note 2 to the Audited Consolidated Financial Statements. Comcel, Portacel and Telgolfo each hold 20-year concessions expiring in 2010 which authorize these subsidiaries to install, operate, maintain and exploit mobile public radiotelephone networks with cellular technology for commercial use in Band A. In consideration for these authorizations and concessions, the subsidiaries made initial payments to the Mexican government and, in addition, must make payments as follows:

                                                           Percent of Gross
                                                          Revenues Payable To
                                                          Mexican Government
                                                          ------------------

Comcel...............................................             8%
Portacel.............................................             7
Telgolfo.............................................             8

      By the terms of their concessions, Comcel, Portacel and Telgolfo must continually modernize their services after receiving approval of their technical and economic plans from the SCT. In determining whether to approve these plans, the SCT is authorized to consider whether the plans sufficiently address factors such as the public interest and efficiency and uniformity in telecommunications throughout Mexico. These concessions may be revoked or terminated prior to their expiration dates in the event the concession holder fails to comply with certain conditions set forth in the concessions or applicable law. The concessions may, however, be renewed for a term equal to the original term upon timely application to the SCT, provided that the concession holder had complied with all of the requirements of its concession and agrees to any new terms and conditions established by the SCT at the time of such renewal.

      Paging. On December 14, 1995, the Company and Infomin formed Infotelecom as a joint venture to market national and international paging services. Infomin has a concession, which expires on July 20, 2009, to provide nationwide paging services in Mexico. Although the joint venture agreement between Iusacell and Infomin contemplates that Infomin will ultimately transfer its paging concession to Infotelecom, Infomin's paging concession prohibits foreign ownership of more than 49% of the voting shares of the entity holding the concession. As a result, Infomin will be unable to contribute its paging license to the joint venture so long as Bell Atlantic continues to control the management of Iusacell and Iusacell continues to hold more than 49% of the voting shares of Infotelecom. See "Risk Factors-Potential Lack of Control over Certain Subsidiaries" and "-Other Services-Paging." Infotelecom is required to make monthly payments to Infomin equal to 5% of all gross revenues for the preceding month. This payment represents the amount which Infomin as concession holder must pay the SCT for the right to provide paging service.

      Long Distance Concession. Iusacell's right to provide international long distance services is based upon a long distance concession granted by the SCT to Iusatel on October 16, 1995. The term of the long distance concession is 30 years and may be renewed upon timely application to the SCT, for an equal period of time, provided that Iusatel complies with certain requirements. Pursuant to the concession, Iusatel is required to comply with certain technical specifications and must serve with its own facilities a minimum of 60 cities by May 31, 1998 and 22 additional cities by December 31, 2000. See "-Other Services-Long Distance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Capital Expenditures."

      Local Telephony. Iusacell believes its right to provide local telephony service is derived from the Original Concession. The Original Concession, as originally granted, permitted the Company to provide radiocommunications service to vehicle-mounted terminal equipment nationwide. In 1986, the SCT amended the Original Concession to authorize the Company to provide fixed public radiotelephony service in rural areas nationwide in accordance with plans to be approved by the SCT. In 1990, the Reglamento de Telecomunicaciones was promulgated by the Mexican government which further modified the Original Concession. These regulations classified radiocommunications services on the basis of the networks used to provide such services rather than upon the basis of subscriber terminal equipment. Radiocommunications networks are generally classified as either "fixed" or "mobile." Iusacell's radiocommunications network is a mobile network. In 1993 the SCT clarified the ability, and indeed the obligation, of SOS to interconnect customers of its nationwide radiocommunications network regardless of whether such customers use fixed, mobile or portable telephones.

      Pursuant to the Original Concession, the commencement of construction and marketing of local wireless service in the 450 MHz frequency band on a commercial basis requires the prior approval of the SCT. The Company has experienced substantial delays in obtaining the SCT's approval of its technical and economic plans for local wireless service in the 450 MHz frequency band. However, on June 10, 1997, the SCT and the Company reached agreement on a process by which the Company could obtain a concession issued and recognized by the SCT to provide local wireless service in the 450 MHz frequency band. Under this agreement, Iusacell would convert and consolidate certain of its existing concessioned radiotelephony frequencies into 450 MHz spectrum in Regions 4, 5, 6, 7 and 9 and would have a right of first refusal to acquire the concessions to provide local wireless service over such frequencies at prices derived from the prices of the winning bids in the auctions for 450 MHz and 1.9 GHz (PCS) frequency bands scheduled by the Mexican government for the fall of 1997. Until the conclusion of such auctions, Iusacell has received a provisional authorization to use 450 MHz spectrum to provide local wireless service to up to 50,000 subscribers.

      The Company is exploring alternatives for providing local telephony services, including limited zone wireless services in the 800 MHz (cellular) or
1.9 GHz (PCS) frequency bands deploying digital technology that will permit mobility. If the Company were to determine that it would be preferable to pursue such an alternative, the acquisition of concessions, other regulatory approvals and the payment of substantial fees could be required. See "Risk Factors-Ability to Implement New Services" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Local Telephony in the 450 MHz Frequency Band; CDMA Overlay."

      Data Transmission. Iusacell's right to offer telex and provide public data transmission service throughout Mexico is derived from the Original Concession. Iusacell utilizes its allocations in the 138-144 MHz, 440-450 MHz and 485-495 MHz frequency bands nationwide to provide data transmission services.

      Satellite Transmission Permit. On December 15, 1991, Satelitron, a joint venture formed among Hughes Network Systems, Iusacell and two other investors, was granted a 15-year permit to provide dedicated circuit services and private networks through Mexican satellites or any other satellites designated by the Mexican government. The Satelitron permit is renewable for 15 additional years upon timely application to the SCT, provided Satelitron has complied with all of the requirements of the permit and agrees to any new terms and conditions established by the SCT at the time of such renewal. Under this permit, Satelitron is required to make monthly payments to the SCT equal to 2.5% of all gross revenues derived from its provision of access to its satellite bandwidth, and 2.5% of all such gross revenues to Telecom for supervision and supporting services.

      Dedicated Microwave Circuit Services Permit. On December 8, 1993, the SCT authorized SOS to use its microwave network's excess capacity to provide dedicated circuit services. In accordance with the terms of this permit, these dedicated microwave circuits cannot be interconnected to public exchange networks, and the service must only be provided through the links of the microwave network authorized by the SCT. On February 1, 1994, the SCT authorized SOS to carry voice, data and video conferencing through these dedicated circuit services.


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

      Value-Added Services Permit. On June 17, 1993, SOS was granted a permit to provide through its public network the following value-added telecommunications services to its cellular subscribers: (i) secretarial service, (ii) voice mail and (iii) data transmission. The term of this permit is the same as that of the authorization for using the Region 9 cellular network through which the value-added services are to be provided. Under this permit SOS is required to make annual payments to the Mexican government equal to 5% of all gross revenues derived directly from the provision of these services. In October 1994, Comcel, Telgolfo and Portacel were each granted a permit to provide secretarial services under the same terms granted to SOS, including the making of the aforementioned payments to the Mexican government.

      Foreign Ownership Restrictions

      Pursuant to the 1995 Telecommunications Law and the Foreign Investment Law, holders of concessions to provide telecommunications services in Mexico (including long distance and local telephony, but not cellular service) cannot have a majority of their voting shares owned by, and cannot be otherwise controlled by, foreign persons. In February 1997, the Mexican Foreign Investment Commission conditioned its approval of Bell Atlantic assuming management control over the Company and its subsidiaries upon the requirement that, within a renewable period of 180 days, Iusacell would transfer at least 51% of the voting shares of Iusatelecomunicaciones and Iusatel to Mexican investors on terms acceptable to the Foreign Investment Commission. Iusacell intends to comply with this requirement by transferring 51% of the voting shares of these subsidiaries to Mexican nationals while retaining a larger equity interest through the ownership of "neutral" limited-voting shares (inversion neutra).

      Iusacell has commenced discussions with Mexican nationals with respect to the sale of the requisite voting interest in Iusatelecomunicaciones and Iusatel. Iusacell intends that, as part of any such transfer, it will enter into a shareholders agreement with the purchaser that will contain adequate protections for Iusacell, including governance rights commensurate with Iusacell's equity interest in such subsidiaries. There can be no assurance, however, that a sale can be effected on such terms, or at all, or whether such terms will be acceptable to the Mexican Foreign Investment Bureau. See "Risk Factors-Potential Lack of Control Over Certain Subsidiaries."

      In order to participate in the auctions for concessions for microwave frequencies scheduled to be held in July 1997, the Company recently formed a joint venture with Mr. Jose Ramon Elizondo, a Director of the Company and a Mexican investor. The Mexican Foreign Investment Commission has approved a capital structure substantially similar to that authorized for Iusatel and Iusatelecomunicaciones for the microwave joint venture.

      In order to participate in the auctions for concessions for PCS and wireless local loop frequencies, the Company also recently formed a joint venture with Mr. Jose Ramon Elizondo. The Company will soon petition the Mexican Foreign Investment Commission to approve a capital structure substantially similar to that authorized for Iusatel, Iusatelecomunicaciones and the microwave joint venture.

      The concession pursuant to which the Company commercializes paging services is also subject to foreign ownership restrictions. See "-Concessions and Permits-Paging."

      Rates for Telecommunications Services

      Under the Original Communications Laws, SCT approval was required for rates charged for all basic and certain value-added cellular services and for data transmission services. Historically, the SCT permitted rate increases based on the cost of service, the level of competition, the financial situation of the carrier and certain macroeconomic factors. Carriers were not allowed to discount the rates authorized by the SCT, although operators occasionally waived activation fees on a promotional basis. Interconnection rates were also authorized by the SCT. All terms of interconnection (such as point of interconnection) other than interconnection rates were negotiated between the regional non-wireline cellular carriers and Telmex under the SCT's supervision. Rates for dedicated circuit services through microwave networks, and dedicated circuits and private networks through satellites, were not regulated under the Original Communications Laws.

      Under the 1995 Telecommunications Law, rates for telecommunications services (including cellular and long distance services) are now freely determined by the providers of such services. Providers are prohibited from adopting discriminatory practices in the application of rates. In addition, the SCT is authorized to impose specific rate requirements on those companies determined by the Federal Competition Commission to have substantial market power. All tariffs for telecommunications services (other than value-added services) must be registered with the Federal Telecommunications Commission prior to becoming effective.

      United States Regulation

      Bell Atlantic, like all other regional Bell operating companies, was subject to a consent decree (the "Decree") entered in a United States federal court in 1982 resulting from antitrust litigation brought by the United States Department of Justice against AT&T. The Decree required AT&T to divest itself of its local telephone companies. Under the Decree, Bell Atlantic was prohibited from providing interLATA (long distance) telecommunications, engaging in the manufacture of customer premises equipment ("CPE"), or engaging in the manufacture or sale of telecommunications equipment.

      The Telecommunications Act of 1996 (the "1996 Act"), which became effective on February 8, 1996, includes provisions that would open local telephony markets to competition and would permit regional Bell operating companies, such as Bell Atlantic, to provide interLATA services (long distance) and video programming and to engage in manufacturing. Under the 1996 Act, Bell Atlantic was allowed to provide certain interLATA (long distance) services immediately upon enactment, including interLATA (long distance) services originating outside the states where its subsidiaries provide local exchange telephone services or interLATA (long distance) services that are "incidental" to other permitted business such as wireless services. However, the ability of Bell Atlantic and its affiliates to engage in businesses previously prohibited by the Decree, including providing interLATA (long distance) services originating in the states where Bell Atlantic's subsidiaries provide local exchange telephone service, and manufacturing CPE or telecommunications equipment, is largely dependent on satisfying certain conditions contained in the 1996 Act and any regulations promulgated thereunder.

      As a company affiliated with Bell Atlantic, the operations of Iusacell had been subject to the Decree and the various waivers granted thereunder. Bell Atlantic obtained waivers under the Decree in 1986 and 1993 that together permitted it to conduct business outside the United States, subject to certain exceptions and restrictions. Under such exceptions and restrictions, a foreign telecommunications entity affiliated with Bell Atlantic (an "FTE"), such as Iusacell, could not provide interexchange (long distance) telecommunications services between points in the United States or own any international telecommunications facilities in the United States. As to telecommunications traffic between the United States and a foreign country, an FTE could provide only the foreign "half" of such traffic. An FTE was also subject to certain prohibitions on discrimination in handling traffic to and from the United States and limitations on interests it could own in international cables and satellite facilities to and from the United States. Finally, an FTE was subject to prohibitions on exporting to the United States any telecommunications equipment or CPE manufactured outside the United States.

      The 1996 Act eliminated the restrictions under the Decree that preclude an FTE from providing the United States "half" of traffic originating in a foreign county, from exporting to the United States telecommunications equipment or CPE manufactured outside the United States and, subject to the same conditions that Bell Atlantic must satisfy under the 1996 Act and any regulations promulgated thereunder only with respect to interLATA (long distance) telecommunications services originating in Bell Atlantic's local exchange territories, from providing interLATA (long distance) telecommunications services between points in the United States or international long distance service originating in the United States and owning international telecommunications facilities in the United States. Under the 1996 Act, Iusacell may now provide both the foreign "half" and the United States "half" of telecommunications traffic originating in Mexico (or any other foreign country) and may now carry "transit" traffic (that is, international telecommunications traffic which, though routed through the United States, neither originates nor terminates in the United States) through the United States. In addition, Iusacell may, on a resale basis, carry United States originated traffic bound for Mexico (or other foreign countries) so long as the point of interconnection is, and the traffic originates, outside the states where Bell Atlantic's subsidiaries provide local exchange telephone service. Activities permitted by the 1996 Act are not subject to the prohibitions set forth in the Decree and the waivers issued thereunder on discrimination in handling traffic to and from the United States and on limitations on interests an FTE could own in international cables and satellite facilities to and from the United States.

      In 1996, Iusatel applied for and received authorization under Section 214 of the Communications Act of 1934 to become a facilities-based provider of international long distance services from the United States (the "Section 214 Authorization"). The Section 214 Authorization was transferred to a Peralta Group entity in January 1996 in anticipation of the consummation of the 1996 Share Conversion Agreement (as defined). Upon the completion of the restructuring of Iusatel to comply with the 1995 Telecommunications Law and the Foreign Investment Law, Iusatel and such Peralta Group entity will seek to formally return control of the Section 214 Authorization to Iusatel. The Company has not yet determined whether it will engage in activities permitted by the 1996 Act or, upon any reassignment to Iusatel, the Section 214 Authorization. If the Company chooses to engage in such activities, no definitive prediction can be made as to the specific impact of such activities on the Company's business, financial condition or results of operations.

      Other laws of the United States may restrict certain activities of Iusacell by virtue of Bell Atlantic's ownership interest. Such laws may include the United States Trading with the Enemy Act, the United States Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996 and other laws and regulations that restrict trade with, and investments in, certain countries, including Cuba, and the United States Foreign Corrupt Practices Act.

      The New Shareholders Agreement contains, and the predecessor agreement thereto contained, certain provisions, designed to require Iusacell to refrain from taking any actions that would cause Bell Atlantic to be in violation of applicable law.

Employees

      As of March 31, 1997, the Company and its subsidiaries had an aggregate of 2,339 full-time and part-time employees, of whom approximately 23% were members of a labor union. In April 1997, as part of its reorganization, Iusacell implemented a headcount reduction. As of May 31, 1997, Iusacell had approximately 1,996 employees. The Company has never experienced a work stoppage and management considers its relationship with its employees to be good.

Properties

      Throughout the regions served by its cellular operations, Iusacell operates 57 customer service centers and a total of 236 cell sites, 42 repeaters, five mobile switching centers, two switches for local wireless service and three switches for long distance service.

      The Company generally leases the land where the Iusacell customer service centers, cell sites and mobile switching centers are located. Iusacell owns and leases administrative offices in Mexico City as well as in Guadalajara, Puebla, Monterrey, Leon and Ciudad Juarez. The Company generally owns its cellular network equipment subject to certain liens.

Legal Proceedings

      Although Iusacell is a party to certain legal proceedings in the ordinary course of its business, the Company's management believes that none of these proceedings, individually or in the aggregate, is likely to have a material adverse effect on the Company.

      On August 14, 1997 the Company and Telmex entered into a settlement agreement with respect to the fees charged by Telmex to Iusacell through May 31, 1997 for interconnection services, switched long distance services and certain other services billed by Telmex as of the date of the settlement agreement. The Company paid Telmex Ps. 170.0 million (U.S.$21.8 million) of which Ps. 22.2 million (U.S.$2.8 million) constituted value-added tax and Ps. 28.6 million (U.S.$3.7 million) were accounted for as interest expense. The billed, disputed interconnection charges had totalled approximately Ps. 79 million (U.S.$9.9 million) as of March 31, 1997.

      In August 1997, the Company and Telmex also entered into amendments to the current interconnection agreement pursuant to which Iusacell agreed to pay Telmex an interim interconnection rate of Ps. 0.31 (U.S.$0.04) per minute retroactive to June 1, 1997 (as opposed to the Ps. 0.45 (U.S.$0.056) per minute rate previously charged by Telmex) and Telmex agreed to extend to the Company the 38% discount available to other large business customers for use of its long distance network. Iusacell and Telmex are currently negotiating the terms of an entirely new interconnection agreement the terms of which will also be retroactive to June 1, 1997. The Company anticipates that this new interconnection agreement will implement an even lower interconnection rate and will provide for some form of reciprocal payments by Telmex for interconnecting with Iusacell's networks.

      A ruling by the Federal Competition Commission is still pending on the suit filed by the Company in November 1995, against Telmex and Telcel, claiming that the two companies have engaged in monopolistic practices in the Mexican telecommunications market, including unlawful cross-subsidies by Telmex of Telcel's cellular phone operations. Telmex and Telcel filed eight motions against the suit, all of which motions were rejected by the Federal Competition Commission. In February 1997, the Federal Competition Commission imposed a fine of Ps. 847,500 (U.S.$107,537) on Telmex and Telcel for their refusal to provide the expert appointed by the Company with the necessary information to prepare his opinion on the cross-subsidies claim. Telmex and Telcel filed for an injunction (amparo) against the Federal Competition Commission asserting that Mexican antitrust laws do not apply to Telmex and Telcel and questioning the constitutionality of the Federal Competition Commission. A Mexican appellate court recently ruled against Telmex and Telcel on these matters. The Company is now awaiting the determination by the Federal Competition Commission on the process by which the expert appointed by the Company shall engage in discovery in connection with the preparation of his opinion.

      Mitsubishi Electronics America, Inc. ("Mitsubishi") filed a complaint in the United States on July 18, 1996 against the Company, Bell Atlantic and Bell Atlantic Latin American Holdings, Inc. alleging, among other things, that the Company breached a purported contract for the purchase of 60,000 local wireless telephone terminals at a cost of U.S.$510 each. The Company's motions to dismiss the complaint for lack of personal jurisdiction and on substantive grounds were rejected, although the court reserved judgment on the Company's motion to dismiss for forum non conveniens. The Company is unable at this time to estimate its potential liability, if any, and accordingly has not created any contingency reserve with respect to the litigation.

      On August 2, 1996, the SCT ordered Comcel, the Company's Region 5 concession holder, to pay a Ps. 50.3 million (U.S.$6.3 million) penalty for alleged late payments of fees in connection with the original granting of the cellular concession for Region 5. Comcel filed a request for review of the order with the SCT on August 22, 1996, which in October 1997 ruled in Comcel's favor and rescinded the penalty in its entirety.

      The Company's minority partners in Rentacell, S.A. de C.V. ("Rentacell"), by notarized letter, charged the Company with (i) failing to provide it with certain developmental and operational support services purportedly mandated by contract and (ii) using software purportedly owned by Rentacell to operate Iusacell's prepay business. The Company and its partners in Rentacell have reached a verbal settlement of their various business disputes, pursuant to which Iusacell has agreed to pay such Rentacell partners Ps. 18.5 million in consideration of the purchase of the 30% of the shares of capital stock of Rentacell which the Company does not already own. The Company expects the settlement to be formalized and consummated during the fourth quarter of 1997.


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

                            CONTROLLING SHAREHOLDERS

      The Peralta Group currently owns approximately 47.7% of the economic interest of Iusacell and approximately 52.3% of the Company's voting rights. Bell Atlantic currently owns approximately 42.1% of the economic interest of Iusacell and approximately 44.6% of the Company's voting rights. The following table sets forth the ownership of all classes of the capital stock of Iusacell by the Peralta Group and Bell Atlantic. Excluding shares held by the Peralta Group as disclosed below, the Company's remaining directors and executive officers as a group own less than 1% of the outstanding Series D shares and less than 5% of the outstanding Series L shares.

                                Identity of
Title of Class                Person or Group    Amount Owned   Percent of Class
--------------                ---------------    ------------   ----------------

Series A......................  Peralta Group    332,966,159          44.6%
                                Bell Atlantic    413,787,251          55.4
Series B......................  Bell Atlantic      5,562,450         100.0
Series D......................  Peralta Group    158,613,110          84.9
Series L......................  Peralta Group     27,834,000          18.6
                                Bell Atlantic     38,792,690          25.9

      In February 1997, Bell Atlantic and the Peralta Group consummated certain of the transactions contemplated by the 1996 Share Conversion Agreement entered into among the Peralta Group, Bell Atlantic and the Company (the "1996 Share Conversion Agreement"). As a result of the surrender to the Company by Bell Atlantic and the Peralta Group of shares of certain series of the Company's capital stock for conversion into shares of other series of the Company's capital stock, Bell Atlantic obtained management control of Iusacell despite the Peralta Group maintaining a majority of the voting rights pertaining to the Company's capital stock. Bell Atlantic paid the Peralta Group U.S.$50.0 million as consideration for such conversions. In addition, Bell Atlantic granted the Peralta Group put options with respect to all outstanding shares of the Company held by the Peralta Group; the Peralta Group has the right to put one-third of the total number of its current outstanding Iusacell shares to Bell Atlantic on December 31 of each of 1997, 1998 and 1999 at a per share price of U.S.$0.85, U.S.$0.96 and U.S.$1.07, respectively. In order to effect the change of management control, the bylaws of the Company were amended. Pursuant to these amendments to Iusacell's bylaws, Bell Atlantic has the ability to determine the outcome of any action requiring the approval of the Company's shareholders, except that the Peralta Group's concurrence is currently required in order to change the nationality, corporate nature or corporate purpose of the Company, to amend the Company's bylaws, to merge or dissolve the Company, to spin off parts of the Company, to increase the fixed capital of the Company, to issue bonds or preferred capital stock, to redeem shares of capital stock, to cancel the registration of the Series L Shares of the Company on the Mexican Stock Exchange or any other securities exchange, to sell or acquire, or exercise withdrawal rights with respect to, shares of other companies if the relevant consideration exceeds 20% of the stockholders' equity of the Company and with respect to any other matter which, pursuant to applicable law or the Company's bylaws, may require a special quorum at the relevant shareholders meeting.

      In accordance with the bylaws of the Company and the Amended and Restated Shareholders Agreement dated as of February 18, 1997 (the "New Shareholders Agreement"), Iusacell's Board of Directors consists of 21 members. The Series A shareholders have the right to appoint ten Series A Directors and their alternates, the Series B shareholders have the right to appoint nine Series B Directors and their alternates, the Series D shareholders have the right to appoint one Series D Director and an alternate and the Series L shareholders have the right to appoint one Series L Director and an alternate. Pursuant to the New Shareholders Agreement, Bell Atlantic and the Peralta Group each have the right to nominate two Series A Directors and their respective alternates and have agreed to vote their respective Series A shares to elect all such nominees. Bell Atlantic and the Peralta Group have also agreed to consult with each other to attempt to agree upon the remaining six Series A Directors and their alternates; in the absence of any such agreement, Bell Atlantic, as holder of a majority of the Series A Shares, has the right to nominate and elect such remaining Series A Directors and their alternates.

      The Company's bylaws provide that resolutions of the Board of Directors shall be valid when approved by a majority of the vote of the members present, including the favorable vote of at least one Series A Director and one Series B Director. As a result, the Directors nominated by Bell Atlantic have the power under the bylaws to approve, without the affirmative vote of any other Directors, all resolutions of the Board of Directors. The New Shareholders Agreement, however, grants the Peralta Group supermajority rights with respect to certain transactions. For actions of the Board of Directors, a "supermajority vote" means the affirmative vote of a majority of the members of the Board of Directors, including at least one Series A Director, one Series B Director and one Series D Director. The following transactions are subject to a supermajority vote by the Company's Board of Directors: (i) acquisitions of non-telecommunications businesses for a purchase price in excess of U.S.$30.0 million; (ii) certain acquisitions, joint ventures and mergers within the telecommunications business involving assets in excess of U.S.$100.0 million;
(iii) certain dispositions of assets for a consideration in excess of U.S.$30.0 million in any twelve month period; (iv) certain incurrences of indebtedness after January 1, 1998 in an amount exceeding U.S.$100.0 million in the aggregate within any twelve month period; (v) certain issuances of capital stock in an amount exceeding U.S.$50.0 million in the aggregate within any twelve month period; (vi) entering into, amending or terminating contracts with or for the benefit of certain affiliates of the Company, except for any renewals or extensions on substantially similar terms of certain consulting and seconded employee arrangements with Bell Atlantic affiliates; (vii) termination or disposition of any telecommunication transmission business with annual revenues of more than U.S.$10.0 million in each of the two most recent fiscal years; and
(viii) certain terminations of concessions relating to telecommunications operations.

      After January 1, 1998, each of Bell Atlantic Latin America Holdings, Inc. ("BALAH") and Bell Atlantic International, Inc. ("BAII"), acting on behalf of itself, its affiliates and its transferees, and one member of the Peralta Group, acting on behalf of the Peralta Group and its transferees, will have the right to cause Iusacell to facilitate two registered secondary public offerings of its shares, subject to certain minimum ownership requirements. In addition, after January 1, 1998, each of BALAH and BAII and such Peralta Group member has a one-time option to cause Iusacell to effect a six-month shelf registration of its shares. After one party's exercise of its registration rights, all other parties having registration rights may elect to include their shares in the offering. Any party holding registration rights may not exercise such rights during the 90-day period commencing on the effective date of any registration statement filed by Iusacell for a primary equity offering in which gross proceeds are expected to exceed U.S.$30.0 million. The New Shareholders Agreement also provides that if Iusacell registers any equity securities for a primary or secondary offering after January 1, 1998, it must permit BALAH and BAII and the Peralta Group (and anyone to whom they have transferred shares otherwise than in a public offering) to include their shares in such offering. Iusacell has agreed to bear all expenses of any of the above-described primary or secondary offerings (other than the fees of counsel to the holders of the registration rights). In addition, the Company has agreed not to effect any public sale or distribution of securities similar to those being registered during the period commencing 21 days prior to the effective date of a registration statement covering the registered securities and continuing until 90 days following such effective date.

                                   MANAGEMENT

            Iusacell is currently managed by a 21-member Board of Directors (the "Board of Directors"). The Directors nominated by Bell Atlantic have the power under the Company's bylaws to approve, without the affirmative vote of any other Directors, all resolutions of the Board of Directors. However, the New Shareholders Agreement grants the Peralta Group supermajority rights with respect to certain transactions. See "Controlling Shareholders."

            Pursuant to the New Shareholders Agreement, Mr. Lawrence T. Babbio, Jr., Vice Chairman of Bell Atlantic, automatically became the Chairman of the Board of Directors of Iusacell upon the death of Mr. Alejo Peralta, founder of Iusacell, on April 8, 1997. That position was reaffirmed at the annual shareholders' meeting of Iusacell on April 10, 1997.

            Generally, the Board of Directors is authorized to elect or appoint Iusacell's executive officers as well as officers of wholly owned subsidiaries and employees or agents of the Company. However, Mr. Babbio (or his successor as Chairman of the Board of Directors, as the case may be) has the power under the New Shareholders Agreement to appoint and dismiss the Chief Executive Officer, President, Director General, Chief Operating Officer and Director of the Cellular Division of Iusacell. If Bell Atlantic no longer has control of the Board of Directors, the Chief Financial Officer and the two principal officers responsible for strategic and network planning at Iusacell will continue to be nominated by Bell Atlantic, provided that Bell Atlantic maintains certain minimum ownership requirements.

Directors and Executive Officers

            The following table sets forth certain information with respect to the current directors and principal executive officers of the Company:

  Name                              Age                Position(s)
                                    ---  --------------------------------------
  Lawrence T. Babbio, Jr..........  52   Chairman of the Board of Directors and
                                         Series A Director
* Thomas A. Bartlett..............  39   President and Chief Executive Officer
                                         and Series B Director
  Fulvio V. del Valle.............  47   Director General
* Edward R. Kingman, Jr...........  49   Executive Vice President and Chief
                                         Operating Officer and Series L Director
* Howard F. Zuckerman.............  53   Vice President-Finance and Audit and
                                         Chief Financial Officer and Series B
                                         Director
  Carlos Peralta Quintero.........  45   Series A Director
  Luis Felipe Gonzalez Munoz......  42   Series A Director
  William O. Albertini............  54   Series A Director

  Dennis F. Strigl................  51   Series A Director

  Manuel Somoza Alonso............  50   Series A Director
  Jose Ramon Elizondo Anaya.......  43   Series A Director
  Rodolfo Garcia Muriel...........  52   Series A Director
  Gabriel Alarcon Velazquez.......  60   Series A Director
  Eduardo Rihan Azar..............  75   Series A Director
  Thomas R. McKeough..............  50   Series B Director
* Noah S. Asher...................  35   Vice President-Administration and
                                         Series B Director
* Ruben G. Perlmutter.............  39   Vice President-Mergers and Acquisitions
                                         and General Counsel and Series B
                                         Director


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

  Mack E. Treece..................  38   Series B Director
  Robert Van Brunt................  44   Series B Director
  Fernando de Ovando..............  45   Series B Director
  Javier Martinez del Campo Lanz..  39   Series B Director
  Ernesto Canales Santos..........  56   Series D Director

----------
(*) Indicates an employee of Bell Atlantic who is currently serving as an officer of Iusacell pursuant to consulting or secondment arrangements. See "Risk Factors- Dependence on Bell Atlantic Personnel" and "Certain Transactions."

            Lawrence T. Babbio, Jr. has been a member of the Board of Directors of Iusacell since November 1993, became Vice Chairman of the Board in February 1994 and, upon the death of Alejo Peralta y Diaz Ceballos on April 8, 1997, became Chairman of the Board. Since 1966, Mr. Babbio has served in a variety of capacities with affiliates of Bell Atlantic and its predecessors. In August 1997, Mr. Babbio was elected president and chief executive officer of the Network Group and chairman of the Global Wireless Group of Bell Atlantic. From January 1995 until August 1997, Mr. Babbio served as vice chairman of Bell Atlantic. From May 1994 to January 1995, he served as executive vice president and chief operating officer of Bell Atlantic. From February 1991 to May 1994 he served as chairman, president and chief executive officer of Bell Atlantic Enterprises International, Inc. Prior to that, he served as president of Bell Atlantic Mobile Systems, Inc., a position he had held since November 1990. He currently serves on the board of directors of Bell Atlantic and Compaq Computer Corporation. Mr. Babbio holds an undergraduate degree in electrical engineering from Stevens Institute of Technology and received an M.B.A. from New York University.

            Carlos Peralta Quintero has been a member of the Board of Directors of Iusacell since October 1992 and served as Vice Chairman of the Company from October 1992 to February 1997. He also currently serves as vice chairman of Grupo Industrial IUSA, S.A. de C.V. Mr. Peralta founded the Mexican Association of Non-Wireline Cellular Telephone Licensees, is a member of the board of directors of the Cellular Telephone Industry Association and was actively involved in the formation, and is currently honorary chairman of, the Asociacion Latinoamericana de Telefonia Celular, A.C. Mr. Peralta is also a member of the boards of directors of Cambridge Lee Industries Ltd. and Alper Holdings Ltd.

            Thomas A. Bartlett has been a member of the Board of Directors of Iusacell since September 1995 and President and Chief Executive Officer of the Company since February 1997. Since 1983, Mr. Bartlett has served in a variety of capacities with affiliates of Bell Atlantic. In August 1995, he was appointed president of Bell Atlantic's international wireless operations. For more than three years prior thereto, Mr. Bartlett served in several capacities with Bell Atlantic Mobile Systems, Inc. and Bell Atlantic NYNEX Mobile: as president of the New England and Upstate New York region for Bell Atlantic NYNEX Mobile in July and August 1995, as regional vice president for the Philadelphia Tri-State region for Bell Atlantic Mobile Systems, Inc. from May 1992 through June 1995, and as vice president for business development for Bell Atlantic Mobile Systems, Inc. from July 1991 to May 1992. From December 1988 to July 1991, Mr. Bartlett served as chief financial officer of Bell Atlantic Business Systems Services, Inc. Mr. Bartlett holds an industrial engineering degree from Lehigh University and an M.B.A. from Rutgers University.

            Fulvio V. del Valle has been the Director General of Iusacell since June 1997. From August 1996 until June 1997, Mr. del Valle served as managing director of the non-wireline cellular companies in Regions 3 (Norcel) and 4 (CedeTel). For more than 20 years prior thereto, Mr. del Valle served in senior Latin America region executive positions for several multinational corporations. Mr. del Valle was employed by AMP Inc., as regional director, Latin America, from January 1996 through July 1996 and as managing director, Mexico from August 1992 until January 1996. From September 1986 until July 1992, Mr. del Valle served as Regional Director for South America, Electronics Division for DuPont Latin America Corp. and from March 1980 through August 1986, he served as general manager, Latin American North Region for National Semiconductor Corp. Mr. del Valle holds an undergraduate degree in electrical engineering from the Instituto Politecnico Nacional of Mexico and a master's degree in physics from Virginia Polytechnic Institute.

            Gabriel Alarcon Velazquez has been a member of the Board of Directors of Iusacell since November 1993. He is currently president and chief executive officer of the Mexican newspaper El Heraldo de Mexico, Grupo Alarcon, S.A. de C.V. and Cadena Real, S.A. de C.V. He is also currently on the board of directors of Grupo Financiero Bancomer, S.A. de C.V. and Grupo Financiero Interacciones, S.A. de C.V. Mr. Alarcon was chief executive officer of Portacel from 1989 to 1993. Mr. Alarcon holds a degree in business administration from Instituto Tecnologico Autonomo de Mexico.

            William O. Albertini has been a member of the Board of Directors of Iusacell since November 1993. Since 1967, Mr. Albertini has served in a variety of capacities with affiliates of Bell Atlantic and its predecessors. In August 1997, Mr. Albertini was elected group vice president and chief financial officer of the Global Wireless Group of Bell Atlantic. Mr. Albertini served as executive vice president of Bell Atlantic between February 1995 and August 1997 and as chief financial officer of Bell Atlantic from February 1991 until August 1997. From February 1991 until February 1995, he served as vice president of Bell Atlantic. He currently serves on the board of directors of Bell Atlantic, American Water Works Company, Inc. and Compass Capital Funds. Mr. Albertini holds an undergraduate degree from the University of Notre Dame, an M.B.A. from Lehigh University and a master's degree from the Massachusetts Institute of Technology.

            Noah S. Asher has been Vice President-Administration of Iusacell and a member of the Board of Directors of Iusacell since February 1997. Mr. Asher has served in two capacities for Bell Atlantic International Wireless since March 1995-as vice president of Latin American operations from September 1996 until February 1997 and as chief financial officer from March 1995 until September 1996. For more than four years prior thereto, Mr. Asher worked in a variety of financial management capacities for Scott Paper Company, including more than two years as the financial manager of Grupo Crisoba, S.A. de C.V., a Scott Paper Company joint venture based in Mexico City, and eighteen months in Brussels, Belgium as manager of European treasury. From September 1984 until May 1987, Mr. Asher was employed as an auditor by Coopers & Lybrand. Mr. Asher is a Certified Public Accountant. Mr. Asher holds an undergraduate degree in economics and a masters degree in international relations from the University of Pennsylvania and an M.B.A. from the Wharton School of Business.

            Ernesto Canales Santos has been a member of the Board of Directors of Iusacell since November 1993. Mr. Canales is a founding partner of Canales y Rios Zertuche, S.C., a law firm formed in 1988. Previously, he was chief legal counsel of Grupo Industrial Alfa, S.A. de C.V., from 1974 to 1986. Mr. Canales is a member of the boards of directors of Grupo Financiero Banamex/Accival, S.A. de C.V., Industrias AXA, S.A. de C.V., Grupo Financiero InverMexico, S.A. de C.V., Grupo Financiero Promex-Finamex, S.A. de C.V., and Banco del Atlantico. Mr. Canales is also a commissioner of Telecab, S.A. de C.V., and a member of the Patronato del Museo de Historia Mexicana. Mr. Canales holds a law degree from Escuela Libre de Derecho and a master's degree in comparative law from Columbia University.

            Fernando de Ovando has been a member of the Board of Directors of Iusacell since February 1997 and was the Secretary of the Company from November 1993 until February 1997. Mr. de Ovando has been a partner in the law firm of De Ovando y Martinez del Campo, S.C. and its predecessors since 1984. Mr. de Ovando serves on the board of directors of Grupo Financiero Inverlat, S.A. de C.V. and Q.B. Industrias, S.A. de C.V., and is a member of the boards of directors and/or secretary of several other private Mexican corporations and Mexican subsidiaries of foreign corporations. Mr. de Ovando holds a law degree from the Universidad Anahuac and an LL.M. degree from the University of Toronto.

            Jose Ramon Elizondo Anaya has been a member of the Board of Directors of Iusacell since February 1997. Since June 1991, Mr. Elizondo has served as chairman of the board and chief executive officer of Union de Capitales, S.A. de C.V. (UNICA), a capital investment fund. For more than ten years prior thereto, Mr. Elizondo was a manager of Operadora de Bolsa, Casa de Bolsa, including managing director of the investment banking department and president of its investment banking committee and managing director of the mergers and acquisitions and corporate finance departments. Mr. Elizondo is a member of the boards of directors of Ekco, S.A., Banca Quadrom, S.A. de C.V., Grupo Embotelladoras, S.A. de C.V., Grupo Financiero BanCrecer, S.A., Grupo Marti, S.A., Q Tel, S.A. de C.V., TV Azteca, S.A. de C.V.. as well as the companies in which UNICA has invested. Mr. Elizondo holds an undergraduate public accounting degree from Universidad LaSalle and received an M.B.A. from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

            Rodolfo Garcia Muriel was an alternate member of the Board of Directors of the Company from November 1993 to May 1994 and became a Director in May 1994. He is currently general director of Compania Industrial de Parras, S.A. de C.V. Mr. Garcia Muriel has been a member of the boards of directors of Cementos Mexicanos, S.A. de C.V., Cementos Maya, S.A., Cementos Tolteca, S.A. de C.V., and Grupo Financiero InverMexico, S.A. de C.V. He also served as chairman of the boards of directors of Corporacion Industrial Mexico Francia, Fondo de Optimacion de Capitales, Consejo Regional Metropolitano de Banco Mexicano, Parras Cone de Mexico, S.A. de C.V. and Lavapar, S.A. de C.V., and is currently the vice president of the National Chamber of the Textile Industry (Canaitex).

            Luis Felipe Gonzalez Munoz has been a member of the Board of Directors of Iusacell since April 1997 and between May 1994 and December 1996; between December 1996 and April 1997, Mr. Gonzalez was an alternate member of the Board of Directors. Mr. Gonzalez is a member of the Finance and Audit Committee. Mr. Gonzalez has served as chief financial officer of Industrias Unidas, S.A. de C.V. since November 1993. For more than ten years prior thereto, Mr. Gonzalez was employed by Vitrocrisa, S.A. de C.V. and its affiliates, including as director of administration, finance and human resources from September 1990 until July 1993, and as director of administration and finance from February 1988 to September 1990. Mr. Gonzalez is a member of the board of directors of Grupo Industrial Iusa, S.A. de C.V., Propulsora de Negocios, S.A. de C.V., Cambridge Lee Industries Inc. and Hilpar, S.A. de C.V. Mr. Gonzalez holds an undergraduate business administration degree and M.B.A. from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

            Edward R. Kingman, Jr. has been Executive Vice President and Chief Operating Officer of Iusacell since February 1997 and a member of the Board of Directors of Iusacell since April 1997. Prior thereto, between December 1993 and February 1997, he served as Senior Vice President, Chief Financial Officer and Treasurer of Iusacell, and was an alternate member of the Board of Directors from April 1995 until April 1997. Previously, Mr. Kingman served as vice president of finance at Bell Atlantic Network Services, Inc., executive director of finance for Bell Atlantic Network Services, Inc., principal financial executive, treasurer and controller for Bell Atlantic-Washington, D.C. (formerly The Chesapeake and Potomac Telephone Company) and treasurer of each of Bell Atlantic-Maryland (formerly The Chesapeake and Potomac Telephone Company of Maryland), Bell Atlantic-Virginia (formerly The Chesapeake and Potomac Telephone Company of Virginia) and Bell Atlantic-West Virginia (formerly The Chesapeake and Potomac Telephone Company of West Virginia). Mr. Kingman holds an undergraduate degree in communications from the American University. Mr. Kingman's post-graduate training includes an M.B.A. from the American University and he has advanced post-graduate training in finance from Harvard University and the University of Pennsylvania.

            Javier Martinez del Campo Lanz has been a member of the Board of Directors of Iusacell since February 1997. Mr. Martinez del Campo has been a partner in the law firm of De Ovando y Martinez del Campo, S.C. and its predecessors since 1984. Mr. Martinez del Campo serves on the board of directors of Grupo Gigante, S.A. de C.V. and is a member of the boards of directors or secretary of several other Mexican subsidiaries of foreign corporations. Mr. Martinez del Campo holds a law degree from the Universidad Anahuac and a masters degree in comparative law from the University of San Diego.

            Thomas R. McKeough has been a member of the Board of Directors of Iusacell since June 1994. Since 1984, Mr. McKeough has been a member of the legal department of Bell Atlantic and its affiliates, with principal responsibilities for mergers and acquisitions and for the legal affairs of Bell Atlantic Enterprises International, Inc. for more than five years. In December 1994, Mr. McKeough was elected vice president-mergers and acquisitions and associate general counsel of Bell Atlantic. Prior thereto, from December 1992 to December 1994, Mr. McKeough served as assistant general counsel of Bell Atlantic, and from November 1988 to December 1992 as general attorney, mergers and acquisitions and enterprises. Mr. McKeough holds an undergraduate degree from Providence College and a law degree from the University of Pennsylvania Law School.

            Ruben G. Perlmutter has served as Vice President, Mergers & Acquisitions and General Counsel and a member of the Board of Directors of Iusacell since February 1997. From November 1993 through February 1997, Mr. Perlmutter was employed as an attorney by Bell Atlantic Network Services, Inc. For more than four years prior thereto, Mr. Perlmutter was a corporate associate at Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, a New York law firm. Mr. Perlmutter holds degrees from Harvard College and Harvard Law School.

            Eduardo Rihan Azar was an alternate member of the Board of Directors from November 1993 to May 1994 and has been a member of the Board of Directors of Iusacell since May 1994. Mr. Rihan is president of Acco Mexicana, S.A. de C.V., Wearever de Mexico, S.A. de C.V., Mex-Internacional, S.A. de C.V., Inmobiliaria Chihuahua, S.A. de C.V. and Promotora de Maquiladoras DNC, S.A. de C.V. Mr. Rihan serves as a member of the board of directors of Baja del Mar, S.A. de C.V., Grupo Iusa, S.A. de C.V. and Desarrollo Industrial de Tijuana, S.A. de C.V. Mr. Rihan attended the University of Southern California where he studied chemical engineering.

            Manuel Somoza Alonso has been a member of the Board of Directors of Iusacell since February 1997. Since 1966, Mr. Somoza has served in a variety of capacities within the banking and brokerage industries. Since April 1996, Mr. Somoza has served as chairman of the board of directors of Somoza, Cortina y Asociados, Casa de Bolsa and, since December 1996, as chairman of the board of directors of Grupo Financiero BanCrecer, S.A. Prior thereto, from November 1991 through June 1995, Mr. Somoza served as director general of Grupo Financiero Invermexico, S.A. de C.V. and, from April through June 1995, as director general of Banco Mexicano. Mr. Somoza serves on the board of directors of Bolsa Mexicana de Valores, S.A. de C.V., Corporacion Industrial San Luis, S.A. de C.V. and Mexicana de Inversiones Femac, S.A. de C.V. Mr. Somoza holds an undergraduate degree in economics from Universidad Anahuac and received an M.B.A. from the Instituto Tecnologico y de Estudios Superiores de Monterrey.

            Dennis F. Strigl has been a member of the Board of Directors of Iusacell since April 1997 and was a member of the Board of Directors between November 1993 and September 1995. Mr. Strigl has served as president and chief executive officer of Bell Atlantic Mobile Systems, Inc. and Bell Atlantic NYNEX Mobile since 1991, and in August 1997 was elected group president and chief executive officer of the Global Wireless Group of Bell Atlantic. Prior thereto, Mr. Strigl was vice president for operations and chief operating officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its board of directors. Between 1984 and 1989, Mr. Strigl served in a variety of capacities for Ameritech Corporation. Mr. Strigl holds an undergraduate degree in business administration from Canisius College and an M.B.A. from Fairleigh Dickinson University.

            Mack E. Treece has been a member of the Board of Directors of Iusacell since February 1997. Since 1985, Mr. Treece has served in a variety of finance and treasury capacities with affiliates of Bell Atlantic. In September 1996, he was appointed chief financial officer of Bell Atlantic's international wireless operations. Prior thereto, Mr. Treece served as chief financial officer of Eurotel Praha, S.R.D. and Eurotel Bratislava, S.R.D. between July 1993 and September 1996, as managing director of Bell Atlantic Financial Services International, B.V. from July 1992 until July 1993, as director of financing for Bell Atlantic Financial Services International from January 1990 until July 1992, and as the manager for the debt portfolio of Bell Atlantic Financial Services, Inc. from 1987 until January 1990. Mr. Treece received an undergraduate degree in commerce with a concentration in finance and marketing from the University of Virginia and an M.B.A. from Widener University.

            Robert Van Brunt has been a member of the Board of Directors of Iusacell since February 1997. Since December 1984, Mr. Van Brunt has served in a variety of business development, planning and financial analysis capacities with affiliates of Bell Atlantic. In January 1996, Mr. Van Brunt was appointed vice president, investments for Bell Atlantic's international wireless operations. Prior thereto, between November 1993 and December 1995, Mr. Van Brunt served as vice president, wireless operations and investments for Bell Atlantic International, Inc. and its Bell Atlantic's international wireless operations. Between October 1989 and November 1993, Mr. Van Brunt served as vice president, business development for Bell Atlantic Mobile Systems, Inc. From 1975 to 1984, Mr. Van Brunt was employed as an accountant and auditor by Deloitte, Haskins & Sells. Mr. Van Brunt received an undergraduate degree in commerce, with a concentration in accounting, from Rider University.

            Howard F. Zuckerman has been Vice President and Chief Financial Officer of Iusacell since February 1997 and a member of the Board of Directors of Iusacell since April 1997. Since March 1984, Mr. Zuckerman has served in a variety of financial management positions with affiliates of Bell Atlantic. In May 1993, he was appointed vice president, finance of the carrier services division (serving the United States interexchange carrier market) of Bell


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

Atlantic Network Services, Inc., the service company for Bell Atlantic's regulated operations. For more than nine years prior thereto, Mr. Zuckerman had served in a variety of executive capacities with Bell Atlantic Enterprises International, Inc. and related affiliates of the unregulated businesses of Bell Atlantic, including chief financial officer of Bell Atlantic Investment Development Corporation from 1988 to 1992 and director of accounting of Bell Atlantic Enterprises, Inc. From 1975 to 1983, Mr. Zuckerman held financial management positions with Squibb Corporation, a diversified pharmaceutical company based in the United States, and was appointed an Assistant Corporate Controller in July 1982. From 1970 to 1975, Mr. Zuckerman was employed by the audit division of the New York office of Arthur Andersen & Co. Mr. Zuckerman is a Certified Public Accountant in New York and New Jersey. He holds an economics degree from Cornell University and an M.B.A. from the University of Chicago.

Alternate Directors

            The Company's bylaws authorize Alternate Directors to serve on the Board of Directors in place of Directors who are unable to attend meetings or otherwise participate in the activities of the Board of Directors. The Series A Alternate Directors are Marco Antonio de la Torre Barranco, Gabriel Alarcon Brockmann, Victor Barreiro Cortes, Antonio Cortina Icaza, Carlos Garcia Muriel, Ignacio Gomez Morin, Roberto Legriba Castilla, Alejandro Portilla Garceran, Manuel Romano M. and Pedro Santamarina N. The Series B Alternate Directors are Katherine A. Dunne, Jose Estandia F., Teresa Gomez Fernandez del Castillo, Silvia Malagon Soberanes, Armando Olivares, Pilar Olmedo Martell, and Xavier Sanchez Gavito. The Series D Alternate Director is Francisco Jose Flores Melendez. The Series L Alternate Director is David A. Riffelmacher.

Committees of the Board of Directors

            The Company has established Executive, Finance and Audit, Human Resources and Compensation, and Strategic Planning and Technology Committees of the Board of Directors. All decisions of these committees require a majority vote of their members, including the favorable vote of at least one member appointed by each of the Series A and Series B shareholders, except for decisions on matters over which the New Shareholders Agreement provides for a supermajority vote. See "Controlling Shareholders."

            The Executive Committee, an administrative and decision-making body of the Board of Directors, may act for the Board of Directors except where Mexican law requires action of the Board of Directors. The members of the Executive Committee are Messrs. Albertini, Asher, Babbio, Bartlett, Canales, McKeough, Peralta and Strigl. The Finance and Audit Committee recommends the Company's independent public accountants, reviews Iusacell's annual consolidated financial statements, provides oversight of Iusacell's auditing, accounting, financial reporting and internal control functions, and reviews with management and the Company's independent public accountants the plans and results of the auditing function. The members of the Finance and Audit Committee are Messrs. Albertini, Bartlett, Canales, Gonzalez, McKeough and Treece. The Human Resources and Compensation Committee reviews, evaluates and makes recommendations to the Board of Directors regarding Iusacell's executive compensation standards and practices, including salaries, bonus distributions, grants under the Stock Purchase Plan (as defined) and deferred compensation arrangements. The members of the Human Resources and Compensation Committee are Messrs. Asher, Bartlett, McKeough and Rihan. The Strategic Planning and Technology Committee reviews and advises management with respect to long-term business goals, strategies and resource allocations, and monitors and assesses the Company's technology strategies, policies and investments. The members of the Strategic Planning and Technology Committee are Messrs. Babbio, Bartlett, Peralta and Strigl.

Compensation

            The aggregate amount of compensation paid by the Company during the year ended December 31, 1996 to all directors and executive officers as a group was Ps. 32.8 million (U.S.$4.1 million). As part of its general compensation policy, the Company conducts periodic reviews of its management and employees to determine bonus compensation.


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

Executive Employee Stock Purchase Plan

            In March 1997, Iusacell adopted an executive employee stock purchase plan (the "Stock Purchase Plan") in order to help retain key executives and better align their interests with those of the Company. The Stock Purchase Plan is administered by a management trust with the assistance of the trust division of Bancrecer, S.A. Under the Stock Purchase Plan, the technical committee of the management trust (the "Technical Committee"), which is composed of certain executive officers of the Company, determines the executive employees to whom Series L Shares of Iusacell will be offered for purchase under the Stock Purchase Plan. The Technical Committee determines the number of Series L Shares to be offered for purchase to such executive employees, the purchase price per share for such purchase rights (which will be the closing price for the Series L Shares on the Mexican Stock Exchange on the business day selected by the Technical Committee as the date of sale), the vesting schedule for such purchase rights, the payment terms and all other terms and conditions therefor. The number of Series L Shares that may be granted under the Stock Purchase Plan cannot exceed 4.9% of the aggregate number of issued and outstanding Iusacell shares.

            In December 1996, the shareholders of Iusacell approved the issuance of 7,812,500 Series L Shares for sale under the Stock Purchase Plan. In March, June and September 1997, the Human Resources and Compensation Committee and, in April, June and September 1997, the Technical Committee of the Company's Board of Directors granted purchase rights with respect to a total of 8,663,963 Series L Shares to 44 executive employees at a purchase price of Ps. 8.48 per Series L Share in April 1997 and Ps. 13.82 per Series L Share in June 1997, and Ps. 14.00 per Series L Share in September 1997. All such purchase rights vest either in three equal annual installments commencing a year after the date of grant or in a lump sum two years after the date of the grant.

            As of October 1, 1997, purchase rights with respect to 7,212,716 Series L Shares were outstanding, and purchase rights with respect to 1,451,247 Series L Shares had been forfeited.

                              CERTAIN TRANSACTIONS

General Policy

            The Company adopted a policy on transactions with related parties in November 1993 in connection with the acquisition by Bell Atlantic of its holdings in the Company. This policy provides that the Company will not, and will not permit any of its subsidiaries to, enter into any contract or transaction with or for the benefit of any of their affiliates (other than transactions with, between or among wholly-owned subsidiaries), including any member of the Peralta Group and Bell Atlantic and its subsidiaries, which is not at a price and on other terms at least as favorable to the Company or the subsidiary as those which could be obtained on an arm's-length basis from an unaffiliated third party. Because certain of the transactions described below were effected before adoption of this policy, certain of these transactions were not necessarily effected on an arm's-length basis.

Bell Atlantic Facility

            Prior to or concurrently with the closing of the Financing, Bell Atlantic and the Company will enter into a debenture purchase agreement to elaborate the terms of the Bell Atlantic Facility. The convertible subordinated debentures (the "Debentures") to be issued under the Bell Atlantic Facility will mature on December 31, 1999, and will bear interest at an annual rate equal to six-month LIBOR plus 500 basis points, payable semi-annually in cash or by issuance of additional Debentures, at the option of Bell Atlantic, subject to the terms of the Subordination Agreement (as defined) described below.

            The principal amount of the Debentures will be convertible at any time prior to maturity into Series A Shares of the Company at a conversion price of U.S.$0.70 per share. Any Debentures issued in lieu of cash interest will be convertible at any time prior to maturity into Series A Shares at a conversion price equal to the average closing price on the New York Stock Exchange of the American Depository Receipts evidencing Series D American Depositary Shares and Series L American Depositary Shares of the Company over 10 trading days preceding such


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

interest payment date. The Debentures will be transferable only to affiliate of Bell Atlantic, subject to certain exceptions to be agreed upon.

            Bell Atlantic has entered into a subordination agreement
(the "Subordination Agreement") with Chase, as administrative agent under the Credit Facility, the Trustee (as defined herein), on behalf of the holders of the Notes, and the Company. The Subordination Agreement provides that no payments of principal, interest or other amounts may be made with respect to the Debentures if a default or event of default has occurred and is continuing or would result therefrom under the Credit Facility or the Indenture. In addition, the Subordination Agreement also prohibits the payment of principal, cash interest and other amounts (except for certain withholding taxes) except to the extent permitted under the covenant described in "Description of Notes-Certain Covenants-Limitation on Restricted Payments." The Credit Agreement contains a similar prohibition on such payments. No amendments, waivers or other modifications of the Bell Atlantic Facility that would or could have a negative adverse effect on the holders of the Notes will be permitted except with the consent of the Required Lenders (as defined under the Credit Facility) and the consent of the Trustee or the holders of a majority of the principal amount of the Notes. Breaches of the Subordination Agreement by Bell Atlantic or the Company will constitute a default under the Credit Facility and the Indenture.

            Iusacell intends to satisfy its future funding needs with borrowings under the Credit Facility and from other independent sources such as additional bank debt, export credit agency financing and vendor financing. If such financing is not available, the Company intends to borrow under the Bell Atlantic Facility. Iusacell may also use the Bell Atlantic Facility to cover any short-term funding deficiencies. Because Bell Atlantic controls Iusacell, there can be no assurance, however, that Iusacell will be permitted to borrow under the Bell Atlantic Facility. The Indenture permits the Company to borrow up to an aggregate amount of U.S.$12.0 million under the Bell Atlantic Facility for purposes of funding Iusacell's local 450 MHz wireless subsidiary, which initially will be an Unrestricted Subsidiary under the Indenture. Any Debentures issued in connection with such borrowings must be promptly converted into Series A Shares of Iusacell. In the Subordination Agreement, Bell Atlantic will covenant not to cause or permit the termination of the Bell Atlantic Facility.

            During the first and second quarters of 1997, the Company borrowed an aggregate principal amount of U.S.$25.0 million in BANZHI Loans. See "Use of Proceeds."

Other Transactions

            Iusacell and certain subsidiaries of Bell Atlantic have entered into a series of consulting and secondment agreements pursuant to which Bell Atlantic has agreed, for an indefinite term, to provide Iusacell with management, technical, marketing, legal and other consulting services and certain seconded employees. Seconded employees generally agree to expatriate assignments of two to three years duration, with such employees' salaries being paid by Bell Atlantic and reimbursed by the Company. Bell Atlantic charges the Company for the provision of consulting services at cost. With respect to consulting services rendered in the 1996 fiscal year, Iusacell has been invoiced by Bell Atlantic for a total of U.S.$3.6 million, which amount includes a fixed management consulting fee of U.S.$1.1 million for the services of certain senior Bell Atlantic officials, U.S.$1.5 million in reimbursement of the actual cost of seconded employees and U.S.$1.1 million in respect of other consulting services. As part of the 1996 Share Conversion Agreement, consulting services for 1997 after the close of business on February 18, 1997 and for subsequent years will not include a fixed management consulting fee for the services provided by certain senior Bell Atlantic officials. With respect to consulting services rendered in the first quarter of 1997, Iusacell has been invoiced by Bell Atlantic for a total of U.S.$0.7 million in respect of consulting services and U.S.$0.7 million for reimbursement of the actual cost of seconded employees. See "Risk Factors-Dependence on Bell Atlantic Personnel."

            Pursuant to the 1996 Share Conversion Agreement, in February 1997, Fiusa Pasteje, S.A. de C.V., a member of the Peralta Group ("FIUSA"), and BAII, an affiliate of Bell Atlantic, converted U.S.$37.2 million and U.S.$32.9 million of Iusacell indebtedness, respectively, into Series A Shares and Series D Shares at a conversion price of U.S.$0.70 per share. The indebtedness converted by FIUSA represented indebtedness acquired by FIUSA


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

from Merrill Lynch International Bank Limited, Merchant Bank in August 1996 (plus accrued interest thereon) and U.S.$6.0 million in loans made to Iusacell by FIUSA in December 1996 and January 1997 at an annual interest rate of LIBOR plus 500 basis points (plus accrued interest thereon). FIUSA received 4,390,619 Series A Shares and 48,754,000 Series D Shares upon such conversion. The indebtedness converted by BAII represented indebtedness acquired by BAII from Chase in February 1997 and U.S.$6.0 million in loans made to Iusacell by BAII in January and February 1997 at an annual interest rate of LIBOR plus 500 basis points (plus accrued interest thereon). BAII received 47,017,491 Series A Shares upon such conversion. See "Controlling Shareholders."

            Desarrollo de Sistemas de Seguridad Privada, S.A. de C.V. ("Desarrollo"), a member of the Peralta Group, and Sistecel S.A. de C.V., a wholly owned subsidiary of the Company, entered into a Services Agreement dated January 2, 1996 pursuant to which Desarrollo provided security and secretarial services for Mr. Peralta. The total amount charged by Desarrollo to Iusacell in 1996 was approximately U.S.$400,000. As part of the 1996 Share Conversion Agreement, this arrangement was terminated effective at the close of business on February 18, 1997.

            Inmobiliaria Montes Urales 460, S.A. de C.V., a subsidiary of the Company, leases office space to Servicios Corporativos IUSA, S.A. de C.V. ("Servicios"), a member of the Peralta Group pursuant to one-year leases which are re-priced on January 1 of each year. Currently, payments under the lease equal U.S.$15,347 per month. In addition, Servicios has agreed to pay Iusacell Ps. 0.7 million for the purchase of certain vehicles for Mr. Carlos Peralta.

            The Peralta Group owns Fraccionadora y Constructora Mexicana, S.A. de C.V. ("Fracomex"), a company engaged in real estate investment and management that has entered into lease agreements with certain subsidiaries of the Company. The total amount paid by Iusacell to Fracomex per month is approximately U.S.$27,000 (such amount being based upon the market rate for such services). In 1996 these payments totalled approximately U.S.$320,000.

            In 1996, Inmobiliaria Reforma Lomas Altas, S.A. de C.V., a company controlled by the Peralta Group, acquired certain office space from a subsidiary of Iusacell for approximately Ps. 16.4 million.

            Industrias Unidas, S.A. de C.V. ("IUSA"), a company controlled by the Peralta Group, leases land, buildings, houses and a warehouse to Iusacell at IUSA's industrial complex in Pasteje. In addition, IUSA has agreed to sell to Iusacell equipment to provide energy and air conditioning services to the leased buildings. Iusacell pays IUSA approximately U.S.$26,600 per month for the foregoing leases and paid Ps. 1.6 million for the purchased equipment. In addition, Iusatelecomunicaciones, a subsidiary of the Company, has agreed to pay to IUSA approximately Ps. 32,200 for reimbursement of payroll and related expenses for workers providing technical service in Pasteje. In turn, IUSA has agreed to pay Iusacell for cellular telephone services provided in the operations of automatic teller machines installed at Pasteje, at cost plus 10%.

            Iusacell owns 68.3% of Cellular Solutions de Mexico, S.A. de C.V. ("Cellular Solutions"), a company involved in the sale of cellular accessories. Mr. Marco Antonio de la Torre Barranco, an alternate director of the Company, owns the remaining 31.7% of Cellular Solutions. Iusacell and Mr. de la Torre own 70% and 15%, respectively, of Rentacell, S.A. de C.V., a company engaged in the Mexican cellular telephone rental business. Iusacell owns 75% of Promotora Celular, S.A. de C.V. ("Promotora"), a company involved in distributing cellular services for Iusacell. Mr. de la Torre owns 10% of Promotora.

            Mr. Marco Antonio Mestre Cardenas, an Alternate Director of Iusacell until December 1996, is the controlling shareholder of Administracion de Riesgos, Agente de Seguros S.A., a company which provides insurance brokerage services for Iusacell.

            Iusacell and Jose Ramon Elizondo Anaya, a Director of the Company, have organized Punto-a-Punto Iusacell, S.A. de C.V. to participate in the auctions for microwave frequencies scheduled to be held in July 1997. Iusacell owns 94.9% of the economic interest and 49% of the voting shares of this company; Mr. Elizondo owns 51% of the voting shares thereof.


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

                         DESCRIPTION OF CREDIT FACILITY

            The Credit Facility was provided by a syndicate of banks and other financial institutions, led by Chase, as administrative agent (in such capacity, the "Agent"), in an aggregate principal amount of U.S.$225.0 million. Chase Securities Inc., one of the Initial Purchasers, acted as advisor, arranger and syndication agent in connection with the Credit Facility. The following is a summary of the principal terms of the Credit Facility and is subject to and qualified in its entirety by reference to the definitive credit documentation relating hereto, which will be available upon request from the Company when completed.

            Structure. The Credit Facility consists of (i) the five-year senior secured Term Facility in an aggregate principal amount of U.S.$125.0 million and
(ii) the five-year senior secured Revolving Credit Facility in an aggregate principal amount of U.S.$100.0 million. Although the Company obtained a commitment from the lenders under the Term Facility to lend an aggregate principal amount of U.S.$150.0 million thereunder, the Company only borrowed an aggregate principal amount of U.S.$125.0 million under the Term Facility. Borrowings under the Term Facility, together with the net proceeds from the Offering, were used to refinance the Existing Indebtedness and to fund certain capital expenditures of the Company as described under "Use of Proceeds." Proceeds of borrowings under the Revolving Credit Facility will be used to fund other capital expenditures and for general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

            Guarantees, Security. The obligations of the Company under the Credit Facility are unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors. The Credit Facility and the guarantees thereof are secured by, subject to applicable regulatory approvals, (i) a valid and perfected first priority pledge of all the capital stock and equity interests held by the Company, any guarantors thereunder or any subsidiary owning an interest in any of such guarantors, subject to certain exceptions, and (ii) all cellular concessions and, to the extent related to such concessions, all assets used in the construction, exportation, repair and maintenance of the relevant means of communications, and all capital contributions, cash in hand and receivables and rights arising for the benefit of the relevant concessions. See "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees," "-Holding Company Structure," "-Possible Limitations on Enforceability of Guarantees" and "Description of Notes-Ranking."

            Availability. The availability of the Credit Facility is subject to various conditions precedent typical of bank loans, including the absence of any material adverse change on the part of the Company in particular or in the financial, banking or capital markets in general. Loans under the Term Facility were made available in a single drawing on July 25, 1997 (the "Closing Date"), subject to an additional drawing as described below. Amounts repaid or prepaid under the Term Facility may not be reborrowed. Loans under the Revolving Credit Facility will be available at any time after the Closing Date and prior to the termination of the Revolving Credit Facility commitments, which will not be later than the first anniversary of the Closing Date. Amounts repaid or prepaid under the Revolving Credit Facility may be reborrowed prior to the termination of the Revolving Credit Facility. The Company may request from time to time until December 31, 1999 that the commitments and loans under the Term Facility or the Revolving Credit Facility be increased in an aggregate principal amount not to exceed U.S.$100.0 million (with a minimum increase of U.S.$25.0 million).

            Amortization, Interest. Loans outstanding under each of the Term Facility and the Revolving Credit Facility bear interest at a rate per annum equal to (at the Company's option) (i) one-, two-, three- or six-month LIBOR plus 1.75% or (ii) an Alternate Base Rate (equal to the higher of the Agent's prime rate, the reserve adjusted secondary market rate for certificates of deposit plus 1% per annum and the Federal Funds effective rate plus 1/2 of 1% per annum). The Term Facility has amortization requirements of U.S.$18.8 million in 2000, U.S.$51.2 million in 2001 and U.S.$55.0 million in 2002. Assuming the Revolving Credit Facility is fully drawn, it will have amortization requirements of U.S.$15.0 million in 2000, U.S.$41.0 million in 2001 and U.S.$44.0 million in 2002.

            Each of the Term Facility and the Revolving Credit Facility will mature on the fifth anniversary of the Closing Date.

            Prepayments. The Company may prepay loans and permanently reduce commitments under the Credit Facility, in whole or in part, at any time. In addition, the Company will be required to make mandatory prepayments of loans under the Term Facility (and, after the Term Facility shall have been prepaid in full, to prepay and reduce commitments under the Revolving Credit Facility) in amounts equal to (i) 50% of the Company's consolidated excess cash flow for each fiscal year and (ii) 100% of the net proceeds of asset dispositions (other than from dispositions of the Company's interests in its Ecuadorean and Chilean investments, the Company's corporate headquarters and certain asset sales in the ordinary course of business). However, up to 50% of the net proceeds of any such asset disposition may be held by the Company for reinvestment in certain assets and, if so reinvested within 12 months from the date of such disposition, will not be required to be applied to prepay and reduce loans and commitments under the Credit Facility. Prepayments will be applied ratably against the remaining amortization payments due in respect of the Term Facility or the Revolving Credit Facility, as the case may be.

            Fees. The Company is required to pay the lenders under the Credit Facility, on a quarterly basis, a commitment fee equal to 0.50% per annum on the undrawn portion of the commitments under the Revolving Credit Facility. The Company is also required to pay annual administration fees and agent, arrangement and other similar fees.

            Covenants. The Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness or amend other debt instruments and material agreements, pay dividends or make distributions, create liens on assets, enter into sale and leaseback transactions and other lease financings, make loans or investments, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Credit Facility, the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios, maximum leverage ratios and maximum capital expenditure levels.

            Events of Default. The Credit Facility contains customary events of default, including defaults relating to payments, breach of representations and warranties, breach of covenants, cross-defaults and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, judgment defaults, actual or asserted invalidity of any security interest, change of control, any adverse event with respect to cellular concessions or material permits, any governmental action to compulsorily acquire a substantial part of the assets of the Company and any event limiting the acquisition or transfer of foreign exchange by the Company in performing its obligations under the Credit Facility.


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

                              DESCRIPTION OF NOTES

General

            The Old Notes were issued and the New Notes offered hereby will be issued under an Indenture dated as of July 25, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and First Union National Bank, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

            The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA (as defined). For purposes of this Section "Description of Notes" only, the term "Company" shall mean Grupo Iusacell, S.A. de C.V. alone, and shall not include any of its subsidiaries. Certain terms used herein and not otherwise defined have the meanings set forth in "-Certain Definitions."

            The New Notes will have terms substantially identical in all material respects to the Old Notes (except that the New Notes will not (i) contain terms with respect to transfer restrictions under the Securities Act and
(ii) contain certain provisions that would require an increase in their interest rates were the Old Notes not exchanged for New Notes, or otherwise be registered pursuant to the Securities Act, within specified periods. The New Notes will not be listed on any stock exchange nor quoted on NASDAQ.

            Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 40 Broad Street, New York, New York 10004), except that, at the option of the Company, payment of interest may be made by check mailed to the registered Holders of the Notes at their registered addresses.

            The New Notes will be issued only in fully registered form, without coupons, in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the New Notes

            The New Notes will be unsecured senior obligations of the Company, of U.S.$150.0 million aggregate principal amount, and will mature on July 15, 2004. Each New Note will bear interest at a rate per annum shown on the front cover of this Prospectus from July 25, 1997, or from the most recent date to which interest has been paid or provided for, payable in cash semiannually to Holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing January 15, 1998.

Optional Redemption

            The Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after July 15, 2001, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:


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                                                   Redemption
Period                                                Price
------                                             ----------

2001..........................................      105.000%
2002..........................................      102.500%
2003..........................................      100.000%

            In addition, at any time and from time to time prior to July 15, 2000, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Public Equity Offerings by the Company at a redemption price (expressed as a percentage of the principal amount thereof) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

Selection

            In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of U.S.$1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

Mandatory Redemption

            The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Redemption for Tax Reasons

            The Notes may be redeemed, at the option of the Company, in whole but not in part, at any time, upon giving not less than 30 nor more than 60 days' notice by mail to the Holders of the Notes (which notice will be irrevocable), at a price equal to 100% of the outstanding principal amount thereof plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and including Additional Amounts payable in respect of such payment, if the Company determines and certifies to the Trustee immediately prior to the giving of such notice that as a result of any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of Mexico or any political subdivision thereof or taxing authority therein, or any amendment to or change in an official interpretation or application regarding such laws, regulations or rulings, which amendment, change, application or interpretation becomes effective on or after July 15, 1997, the Company pays, or would be obligated for reasons outside its control, and after taking reasonable measures available to it to avoid such obligation, to pay, Additional Amounts in respect of any Note pursuant to the terms and conditions thereof which exceed the Additional Amounts that would have been payable if Mexican withholding tax at a rate of 15% would be imposed on payments to Holders ("Excessive Additional Amounts"); provided, however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would, but for such redemption, be obligated to pay such Excessive Additional Amounts and (ii) at the time such notice is given, the Company's obligation to pay such Additional Amounts (including any Excessive Additional Amounts) remains in effect; provided further, however, that such notice shall not be deemed effectively given if on the date on which the notice is given, the Company no longer has an obligation to pay Excessive Additional Amounts as a result of a subsequent change in law.

            Prior to the publication of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have


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

occurred and (b) an opinion of Mexican legal counsel acceptable to the Trustee to the effect that the Company has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this provision.

Additional Amounts

            All payments in respect of the Notes will be made after withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by Mexico or any political subdivision thereof or taxing authority therein. The Company or any Subsidiary Guarantor, as appropriate, will pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such Additional Amounts will be payable with respect to any payment on any Note to the extent:

            (a) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for a connection between the Holder or beneficial owner of such Note and Mexico or any political subdivision thereof or taxing authority therein, other than the holding of such Note and the receipt of payments with respect to such Note;

            (b) of any such taxes, duties, assessments or other governmental charges with respect to a Note presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to the Holders pursuant to the terms of the Indenture, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period; or

            (c) of any such estate, inheritance, gift or other similar taxes imposed with respect to such Note.

            Any reference herein, in the Indenture or in the Notes to principal, premium or interest, or any other payment in respect of the Notes, will be deemed also to refer to any Additional Amounts which may be payable.

            The Company or other Person making such payment will provide the Trustee with documentation evidencing the payment of Mexican taxes in respect of which the Company or such Person has paid any Additional Amounts, which documentation shall be legally sufficient to obtain foreign tax credits for U.S. Federal income tax purposes. Copies of such documentation will be made available to the Holders upon request therefor.

Ranking

            The indebtedness evidenced by the New Notes, like the Old Notes, will be unsecured Senior Indebtedness of the Company, will rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, will be senior in right of payment to all existing and future Subordinated Obligations of the Company and will be Guaranteed on an unsecured, senior subordinated basis by Subsidiaries of the Company which generate a substantial majority of the Company's revenue, and certain future Subsidiaries of the Company. The Notes and the Subsidiary Guarantees will be effectively subordinated to any Secured Indebtedness of the Company and its subsidiaries (including Indebtedness under the Credit Facility) to the extent of the value of the assets securing such Secured Indebtedness. See Note 20 to the Audited Consolidated Financial Statements.

            As further described below, the payment of any Subsidiary Guarantee will be subordinate in right of payment to the prior payment in full of all Designated Senior Indebtedness. Each Subsidiary Guarantee will rank pari passu with all other Senior Subordinated Indebtedness of the applicable Subsidiary Guarantor and will be senior in right of payment to all existing and future Subordinated Obligations of such Subsidiary Guarantor. The Company has agreed that no Subsidiary Guarantor will Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness of a


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

Subsidiary Guarantor is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured. The Notes and the Subsidiary Guarantees will also be effectively subordinated to Indebtedness (including trade payables), contingent liabilities and obligations in respect of any Preferred Stock of Subsidiaries, including future Subsidiaries, of the Company that are not Subsidiary Guarantors. The Company's Ownership Regulated Subsidiaries and non-Wholly Owned Subsidiaries will not be Subsidiary Guarantors. In addition, the Subsidiary Guarantees could be effectively subordinated to all the obligations of the Subsidiary Guarantors under certain circumstances. See "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees," "-Holding Company Structure" and "- Possible Limitations on Enforceability of Guarantees."

            At March 31, 1997, after giving effect to the Financing and the application of the proceeds thereof as described under "Use of Proceeds," the outstanding Senior Indebtedness of the Company and the Subsidiary Guarantors would have been Ps. 2,183.0 million (U.S.$275.3 million), of which Ps. 991.3 million (U.S.$125.0 million) would have been Secured Indebtedness, assuming no amounts would have been outstanding under the U.S.$100.0 million senior secured Revolving Credit Facility. Although the Indenture and the Credit Facility contain limitations on the amount of additional Indebtedness which the Company and the Restricted Subsidiaries may Incur, the amount of such additional Indebtedness could be substantial. See "-Certain Covenants-Limitation on Indebtedness." At March 31, 1997, the aggregate balance sheet liabilities (including trade payables and accrued liabilities but excluding intercompany payables) of Subsidiaries of the Company which were not Subsidiary Guarantors was Ps. 64.4 million (U.S.$8.1 million).

            The Subsidiary Guarantors may not pay any principal of, or premium (if any) or interest on, the Notes or make any deposit for the purpose of the discharge of liabilities under the Indenture, or otherwise purchase, redeem or otherwise retire any Notes pursuant to the Subsidiary Guarantees (collectively, "pay the Notes"), if (i) any amount due in respect of any Designated Senior Indebtedness is not paid when due or (ii) any other default under any Designated Senior Indebtedness occurs and the maturity thereof is accelerated in accordance with its terms, unless, in either case, such default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Subsidiary Guarantors may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clauses (i) and (ii) of the immediately preceding sentence has occurred and is continuing.

            During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Subsidiary Guarantors may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative of the Designated Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the Representative of the Designated Senior Indebtedness or holders of Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Subsidiary Guarantors may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

            Upon any payment or distribution of the assets of a Subsidiary Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Subsidiary Guarantor or its property, the holders of Designated Senior Indebtedness will be entitled to receive payment in full of such Designated Senior Indebtedness before Holders of the Notes are entitled to receive any such payment, and, until all Designated Senior Indebtedness is paid in full, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Designated Senior Indebtedness as


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their respective interests may appear. If a payment or distribution is made to
Holders of the Notes that, due to the subordination provisions of the Indenture, should not have been made to them, such Holders are required to hold such payment or distribution in trust for the holders of Designated Senior Indebtedness and pay it over to them as their respective interests may appear.

            If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to the Subsidiary Guarantee, the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of such demand. If any Designated Senior Indebtedness is outstanding, no Subsidiary Guarantor may pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, the Subsidiary Guarantors may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

            By reason of the subordination provisions contained in the Indenture, and the security interests in the assets of the Company and its Subsidiaries granted in favor of the holders of Indebtedness under the Credit Facility (or that may be granted in the future to holders of other Designated Senior Indebtedness), such holders may recover more, ratably, than the Holders of the Notes in the event of the insolvency of the Company.

            The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-Defeasance."

Subsidiary Guarantees

            The Subsidiary Guarantors and, in the future, certain other subsidiaries of the Company (as described below), as primary obligors and not merely as sureties, will unconditionally Guarantee on an unsecured, senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the "Guaranteed Obligations") by executing a Subsidiary Guarantee. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantee. Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. Each of the Company's existing Wholly Owned Subsidiaries (including those holding the Company's four cellular service concessions) will be a Subsidiary Guarantor, other than those engaged in the Company's long-distance, local 450 MHz wireless and certain microwave operations, each of which is expected to become a majority-owned Subsidiary of the Company following the Issue Date in accordance with applicable laws and regulations restricting foreign ownership of such Subsidiaries and other than those Subsidiaries whose assets have a fair market value of less than U.S.$10,000. See "Business-Government Regulation." The Company currently has seven non-Wholly Owned Subsidiaries (the Company's Colombian and Chilean Subsidiaries, as well as the Subsidiaries engaged in the Company's paging, satellite transmission, accessories and hotel services businesses and a Subsidiary engaged in distribution activities), none of which will initially be Subsidiary Guarantors. The Company will cause each Person (other than an Ownership Restricted Subsidiary) that becomes a Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at such time as such Person becomes a Restricted Subsidiary. The Company will also cause each Subsidiary of the Company (other than an Ownership Restricted Subsidiary) in existence on the Issue Date which is not a Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee upon the earlier of the time that the Company or a Restricted Subsidiary acquires 100% of the outstanding Capital Stock thereof and the time that such Subsidiary is not prohibited from making such Guarantee without the approval of such Subsidiary's other shareholders and, in either case, such Subsidiary is a Restricted Subsidiary. The Company will cause each Ownership Regulated Subsidiary to execute and deliver a Subsidiary Guarantee upon the later of the time that applicable laws and regulations shall not prohibit the making of such a Subsidiary Guarantee and the time that such Subsidiary is not prohibited from making such Guarantee


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

without the approval of such Subsidiary's other shareholders and, in either case, such Ownership Regulated Subsidiary is a Restricted Subsidiary. However, in no event shall the Company be required to cause a Subsidiary of the Company to become a Subsidiary Guarantor if, at the applicable time, the aggregate fair market value of such Subsidiary's assets is less than U.S.$10,000; provided, however, that, subject to the foregoing three sentences, at such time as the aggregate fair market value of such assets equals or exceeds U.S.$10,000, the Company shall cause such Subsidiary to execute and deliver a Subsidiary Guarantee. See "-Certain Covenants-Future Subsidiary Guarantors" and "Risk Factors-Asset Encumbrance; Subordination of Subsidiary Guarantees."

            If a Subsidiary Guarantee were to be rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally, it could be subordinated by a court to all other obligations (including Guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of such obligations, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors-Possible Limitations on Enforceability on Guarantees."

            Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to, any other Person to the extent described below under "- Certain Covenants-Merger and Consolidation." If the Capital Stock of a Subsidiary Guarantor is sold by the Company or any Subsidiary of the Company (or any pledgee of the Company) where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company, or if a Subsidiary Guarantor is consolidated or merged with or into any person other than the Company or a Subsidiary where such Subsidiary Guarantor is not the surviving entity to such consolidation or merger, such Subsidiary Guarantor shall be automatically and unconditionally released and discharged from all obligations under its Subsidiary Guarantee and the Indenture without any further action required on the part of the Trustee or any Holder, provided such sale, consolidation or merger (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) complies with the covenant described below under "-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock."

Change of Control

            Upon the occurrence of any of the following events (each a "Change of Control"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

            (i) (A) the Permitted Holders cease to possess, directly or indirectly, the power to elect a majority of the members of the Board of Directors and thereby direct or cause the direction of the management or policies of the Company, whether through the ownership of voting securities or by contract, or (B) individuals elected by the Permitted Holders cease to constitute a majority of the members of the Board of Directors;

            (ii) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (ii), the Permitted Holders shall be deemed to own beneficially any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

            (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (ii) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the Voting Stock of the


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

      Company and (B) the Permitted Holders "beneficially own" (as defined in clause (ii) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (iii), such other person shall be deemed to own beneficially any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in this clause (iii)), directly or indirectly, more than 30% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

            (iv) the sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company, whether in one or more transactions or to one or more Persons, other than a sale, conveyance, transfer, lease or other disposition of all or substantially all the assets of the Company to a Person that is controlled by the Permitted Holders.

            Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

            The Company will comply, to the extent applicable, with Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

            The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

            The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Facility. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under other Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Certain Covenants

            Set forth below are certain covenants contained in the Indenture. All calculations required to be made pursuant to the Indenture will be made using amounts determined according to GAAP and translated into Dollar Equivalents.


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            Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date thereof (after giving effect to such Incurrence and the application of the proceeds thereof) the Company's Leverage Ratio would be equal to or less than 7.5:1, if such Indebtedness is Incurred on or prior to July 15, 1999 and 6.5:1 if such Indebtedness is Incurred thereafter.

            (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur the following Indebtedness: (i) Indebtedness under the Credit Facility (as the same may be amended from time to time without increasing the committed amount outstanding, except as otherwise permitted by this covenant) and any Refinancing Indebtedness with respect thereto, including in connection with Permitted Securitization Transactions, in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed U.S.$350.0 million less the sum of (A) the aggregate amount of Indebtedness Incurred and then outstanding pursuant to clause (ix) below and (B) the aggregate amount of all prepayments and required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facility or any Refinancing Indebtedness with respect thereto, including pursuant to "-Limitation on Sales of Assets and Subsidiary Stock"; (ii) Subordinated Obligations under the Bell Atlantic Facility or under other credit facilities granted to the Company by Strategic Investors, provided that (A) any such other credit facility shall have a final maturity that is no less than one year later than the final maturity of the Notes and shall otherwise be on terms no less favorable to the Holders than the terms of the Bell Atlantic Facility as in effect on the Issue Date (including with respect to the subordination and other provisions set forth in the Subordination Agreement) and (B) participation by any member of the Peralta Group in such other credit facility shall be limited to a pro-rata portion thereof corresponding to the portion of the outstanding Capital Stock of the Company then beneficially owned by the Peralta Group; (iii) Indebtedness of the Company owing to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof; (iv) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i) through (iii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause
(iv), clause (viii) below or paragraph (a) above; (v) Indebtedness (A) not in excess of an amount equal to the sum of (1) U.S.$5.0 million in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business and which do not secure other Indebtedness and (2) U.S.$10.0 million with respect to any such performance bonds provided to secure telecommunications concessions, permits and similar governmental instruments of the Company and the Restricted Subsidiaries or (B) under Currency Agreements and Interest Rate Agreements, in each case entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (vi) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence which, when added to all other Indebtedness Incurred pursuant to this clause (vi) and then outstanding, will not exceed U.S.$15.0 million;
(vii) Indebtedness represented by the Subsidiary Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) above; (viii) Indebtedness incurred in connection with the Company making an offer to purchase the Notes pursuant to any Change of Control, as described above under the heading "Change of Control," provided that 100% of the proceeds of such Indebtedness shall be used to repurchase Notes or to pay expenses or fees of the Company reasonably incurred in connection therewith; (ix) Indebtedness Incurred in respect of Capitalized Lease Obligations, Purchase Money Indebtedness and any Refinancing Indebtedness with respect thereto, provided that (A) the principal amount of such Indebtedness does not exceed 100% of the Fair Market Value of the property or assets subject to such Capitalized Lease Obligations, Purchase Money Indebtedness or Refinancing Indebtedness and (B) the aggregate principal amount of all Indebtedness Incurred and then outstanding under this clause does not exceed U.S.$100.0 million less the amount, if any, by which all Indebtedness Incurred and then outstanding pursuant to clause (i) above exceeds U.S.$250.0 million; and (x) Indebtedness Incurred by the Company, all the proceeds of which are promptly used by the trust


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administering the Company's executive employees' stock purchase plan to purchase from the Company shares of the Company's Series L Common Stock, provided that such Indebtedness is repaid in full within three Business Days following the date of Incurrence.

            (c) Notwithstanding the foregoing in paragraph (b), neither the Company nor any Restricted Subsidiary may Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligation unless such Indebtedness (i) will be subordinated to the Notes to at least the same extent as such Subordinated Obligation, (ii) has a Stated Maturity no earlier than the Stated Maturity of such Subordinated Obligation and
(iii) has an Average Life at the time such Indebtedness is Incurred that is equal to or greater than the Average Life of such Subordinated Obligation.

            (d) Notwithstanding any other provision of this covenant, neither the Company nor any Restricted Subsidiary shall be deemed to have Incurred any Indebtedness solely as a result of fluctuations in the exchange rates of currencies; provided, however, that to determine the amount of Indebtedness outstanding at any time, the currency exchange rates in effect at the time of such determination shall be used. For purposes of determining the outstanding principal amount of Indebtedness Incurred pursuant to this covenant, (i) Indebtedness Incurred pursuant to the Credit Facility prior to or on the date of the Indenture shall be treated as Incurred pursuant to clause (i) of paragraph
(b) above, (ii) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness and (iii) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

            (e) The Company will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is subordinate or junior in right of payment to any other Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor will, directly or indirectly, Guarantee any Indebtedness of the Company that is subordinated in right of payment to any other Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks pari passu with, the applicable Subsidiary Guarantee. In addition, a Subsidiary Guarantor may not, directly or indirectly, Incur any Secured Indebtedness which is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the applicable Subsidiary Guarantee equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

            Limitation on Indebtedness of Non-Guarantor Subsidiaries. Notwithstanding the covenant "- Limitation on Indebtedness" above, the Company shall not permit any Restricted Subsidiary which is not a Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness except: (i) Indebtedness outstanding on the Issue Date and any Refinancing Indebtedness with respect thereto; and (ii) Indebtedness Incurred pursuant to clause (iii), (v) or (ix) of paragraph (b) under "- Limitation on Indebtedness".

            Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) pay any principal, cash interest or other amounts with respect to the Bell Atlantic


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Facility (other than for Mexican withholding taxes with respect to interest paid in kind in the form of additional Debentures in an amount not to exceed 15% of the aggregate principal amount of such additional Debentures) or (v) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company could not Incur at least U.S.$1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of: (A) the excess of (I) Cumulative EBITDA over (II) the product of 1.5 and Cumulative Interest Expense; (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, provided that Net Cash Proceeds received by the Company from payments in respect of purchases of its Capital Stock by employees of the Company pursuant to its executive employees' stock purchase plan shall be included in the calculation of the amount of Net Cash Proceeds under this clause (B) to the extent that such payments are not financed, directly or indirectly, by the Company or any Subsidiary of the Company); (C) the amount by which Senior Indebtedness of the Company or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Senior Indebtedness of the Company or the Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (excluding any Joint Venture Investment) in Unrestricted
Subsidiaries resulting from (i) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments.

            (b) The provisions of the foregoing paragraph (a) will not prohibit:
(i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments under clause
(3) of the foregoing paragraph (a) and (B) the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of the foregoing paragraph (a) but only to the extent of the Net Cash Proceeds applied to such purchase or redemption; (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of Refinancing Indebtedness which is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Subordinated Obligations to be purchased or redeemed and is permitted to be Incurred pursuant to paragraph (b) of the covenant described under "-Limitation on Indebtedness"; provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments under clause
(3) of the foregoing paragraph (a); (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend will be included in the calculation of the amount of Restricted Payments under clause (3) of the foregoing paragraph (a); or (iv) Investments, not to exceed in the aggregate U.S.$10.0 million, by the Company or any Restricted Subsidiary in Persons engaged in Related Businesses; provided, however, that the amount of such Investments will be included in the calculation of the amount of Restricted Payments under clause (3) of the foregoing paragraph (a).

            Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any


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consensual encumbrance or restriction on the ability of any Restricted
Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except: (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement constituting Refinancing Indebtedness of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements; (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or (B) contained in security agreements or mortgages permitted under the Indenture and securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

            Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from Senior Indebtedness at the time of such Asset Disposition) at least equal to the fair market value of the shares, property and other assets subject to such Asset Disposition, (ii) 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other assets of a type ordinarily used in a Related Business that are to be used by the Company or a Restricted Subsidiary in the conduct of its business, except that (A) up to 80% of the consideration received by the Company in connection with any disposition of the Company's equity interests in Conecel may be in the form of promissory notes that must be paid in cash within three years following the consummation of such disposition and (B) this clause (ii) shall not apply to any disposition of the Company's equity interests in Iusatel Chile, and (iii) the proceeds of such Asset Disposition are applied as set forth in the remainder of this paragraph. An amount equal to 100% of the Net Available Cash from such Asset Disposition may be applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), (x) to prepay, repay or purchase Senior Indebtedness (other than Senior Indebtedness owed to the Company or an Affiliate of the Company); provided, however, that in connection with any such prepayment, repayment or purchase, the Company or such Restricted Subsidiary will permanently retire such Senior Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased or (y) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary). Any Net Available Cash from an Asset Disposition that is not used in accordance with the preceding sentence within 365 days from the later of the date of such Asset Disposition or the receipt of Net Available Cash relating thereto shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds U.S.$5.0 million (taking into account income earned on such Excess Proceeds), the Company shall make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in section
(b) of this covenant. To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Notes for repurchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose not prohibited by the Indenture. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.


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            For the purposes of this covenant, (x) the assumption of Senior
Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash shall be deemed to be "cash."

            (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to the fourth sentence of paragraph (a) of this covenant, the Company will be required to use the Excess Proceeds to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in the Indenture.

            (c) The Company will comply, to the extent applicable, with Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

            Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of U.S.$1.0 million, have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event such Affiliate Transaction involves an amount in excess of U.S.$5.0 million, have not been determined to be fair to the Company or such Restricted Subsidiary from a financial point of view pursuant to the written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms of the type of transaction or series of related transactions.

            (b) The provisions of the foregoing paragraph (a) will not prohibit
(i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-Limitation on Restricted Payments," (ii) the payment of reasonable fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries, (iii) transactions pursuant to the Secondment Agreement, provided that, in the event such transactions involve an aggregate amount exceeding U.S.$10.0 million in any calendar year, such transactions to the extent they exceed U.S.$10.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph
(a) above, (iv) transactions pursuant to the Master Technical Services Agreement, provided that, in the event such transactions involve an aggregate amount exceeding U.S.$3.0 million in any calendar year, such transactions to the extent they exceed U.S.$3.0 million must be approved by a majority of the members of the Board of Directors having no personal stake therein and, in the event such transactions involve an aggregate amount exceeding U.S.$5.0 million in any calendar year, such transactions to the extent they exceed U.S.$5.0 million must be determined to be fair to the Company and the applicable Restricted Subsidiaries from a financial point of view pursuant to a written opinion of an investment banking firm or other expert as provided in paragraph
(a) above, (v) transactions pursuant to the Bell Atlantic Facility or (vi) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

            Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company will not sell any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except: (i) to the Company or a Wholly Owned Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute


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a Subsidiary of the Company, (iii) in respect of capital contributions to
Restricted Subsidiaries which are not Wholly Owned Subsidiaries and (iv) in connection with the recapitalization of any Ownership Regulated Subsidiary that results in Persons other than the Company owning a majority of the Voting Stock thereof. Any such sale or issuance permitted by clause (ii), (iii) or (iv) above will be treated as an Asset Disposition and must comply with the terms of the covenant described under "-Limitation on Sales of Assets and Subsidiary Stock."

            Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock of Subsidiaries of the Company), whether owned on the Issue Date or thereafter acquired, securing any obligation unless contemporaneously therewith (or prior thereto) effective provision is made to secure the Notes or the Subsidiary Guarantees, as the case may be, on an equal and ratable basis with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee) such obligation. The preceding sentence will not require the Company or any Restricted Subsidiary to secure the Notes or the relevant Subsidiary Guarantee in any manner if the Lien consists of Permitted Liens.

            Provision of Financial Information. So long as any Notes are outstanding, the Company will file with the Trustee and provide Holders of
Notes: (i) within 180 days after the end of each fiscal year of the Company, annual reports on Form 20-F (or any successor form) containing information required to be contained therein (or required in such successor form); (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form) containing unaudited, consolidated financial statements for such quarter; and (iii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K (or any successor form). At any time when the Company is not required to be subject to Section 13(a) or 15(d) of the Exchange Act (or any successor provision thereto), the Company will file with the Trustee and provide Holders of Notes (i) within 180 days after the end of each fiscal year of the Company, annual audited consolidated financial statements and (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited, consolidated financial statements for such quarter, and, unless it is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, will make available the information contemplated by Rule 144A(d)(4) under the Securities Act upon the request of a Holder of a Note to such Holder or to a prospective purchaser of a Note from such holder. The financial statements referred to in this paragraph will, unless otherwise required by applicable law or by the SEC, be prepared in accordance with GAAP; provided that all annual, audited consolidated financial statements will contain a reconciliation to U.S. GAAP (as defined under "-Certain Definitions") of net income and stockholders' equity.

            Future Subsidiary Guarantors. The Company will cause: (i) each Person (other than an Ownership Regulated Subsidiary) that becomes a Restricted Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Restricted Subsidiary;
(ii) each Subsidiary (other than an Ownership Regulated Subsidiary) in existence on the Issue Date which is not a Subsidiary Guarantor on the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee upon the earlier of the time that such Subsidiary becomes a Wholly Owned Subsidiary and the time that such Subsidiary is not prohibited from making such Guarantee without the approval of such Subsidiary's other shareholders, and, in either case, such Subsidiary is a Restricted Subsidiary; and (iii) each Ownership Regulated Subsidiary to execute and deliver to the Trustee a Subsidiary Guarantee upon the later of the time that applicable laws and regulations shall not prohibit the Guarantee of the Notes by such Ownership Regulated Subsidiary and the time that such Subsidiary is not prohibited from making such Guarantee without the approval of such Subsidiary's other shareholders, and, in either case, such Ownership Regulated Subsidiary is a Restricted Subsidiary. References in this covenant to "other shareholders" shall not include the Company or any of its Affiliates. However, in no event will the Company be required to cause a Subsidiary of the Company to become a Subsidiary Guarantor if the aggregate fair market value of such Subsidiary's assets is less than U.S.$10,000; provided, however, that, subject to the foregoing three sentences, at such time as the aggregate fair market value of such assets equals or exceeds U.S.$10,000, the Company shall cause such Subsidiary to execute and deliver a Subsidiary Guarantee.

            Limitation on Lines of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.


                                      126
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            Limitation on Sale/Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Subsidiary would be entitled to (i) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-Limitation on Indebtedness" and "-Limitation on Indebtedness of Non-Guarantor Subsidiaries" and (ii) create a Lien on such property securing such Attributable Debt without securing the Notes or the Subsidiary Guarantees, as the case may be, pursuant to the covenant described under "-Limitation on Liens" and (b) the transfer of such property is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "-Limitation on Sale of Assets and Subsidiary Stock".

Merger and Consolidation

            Neither the Company nor any Subsidiary Guarantor will consolidate with or merge with or into any Person (other than a consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor and other than a consolidation or merger of a Subsidiary Guarantor where the resulting or surviving Person is not the Company or a Subsidiary of the Company), or in one transaction or a series of transactions, sell, convey, transfer, lease or dispose of all or substantially all its assets, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional U.S.$1.00 of Indebtedness under paragraph (a) of the covenant described under "-Limitation on Indebtedness"; (iv) in the case of a conveyance, transfer, lease or disposition of all or substantially all of the Company's or any Subsidiary Guarantor's assets, such assets shall have been transferred as an entirety or virtually as an entirety to one Person; and (v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. In addition, the Company shall deliver to the Trustee (A) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such transaction had not occurred and (B) an Opinion of Counsel in Mexico to the effect that Holders of the Notes will not recognize income, gain or loss for Mexican tax purposes as a result of such transaction and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

            The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, under the Indenture, but the predecessor company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes or obligations pursuant to the Subsidiary Guarantees, as the case may be.

            Notwithstanding the foregoing clauses (ii) and (iii), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

Defaults

            An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under "-Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "-Change of Control," "-Certain Covenants" or "-Additional Amounts"


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above (in each case, other than a failure to purchase Notes), (v) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds U.S.$5.0 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) the rendering of any judgment or decree for the payment of money in excess of U.S.$10.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"), (ix) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days (the "guarantee default provision") or (x) the failure by Bell Atlantic, the Company or any of their respective successors, assigns or other Transferees (as defined in the Subordination Agreement) to comply with any of its obligations under the Subordination Agreement.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (iv) or (v) after receipt of such notice.

            If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

            Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.


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            The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

            Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver of the Indenture may, among other things,
(i) reduce the amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" and "-Redemption for Tax Reasons" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vii) make any change in the amendment or waiver provisions which require each Holder's consent, (viii) modify the Subsidiary Guarantees in any manner adverse to the Holders or (ix) make any change in the subordination provisions with respect to the Subsidiary Guarantees that adversely affects the rights of any Holder under such provisions. However, no amendment or waiver may make any change that adversely affects the rights under the subordination provisions of any holder of Designated Senior Indebtedness of any Subsidiary Guarantor then outstanding unless the holders of such Designated Senior Indebtedness (or any group or representative thereof) consent to such change.

            Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture (provided that the Company delivers to the Trustee
(i) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such assumption had not occurred and (ii) an Opinion of Counsel in Mexico to the effect that Holders of the Notes will not recognize income, gain or loss for Mexican tax purposes as a result of such assumption by a successor corporation and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such assumption had not occurred), to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to change the subordination provisions to limit or terminate the benefits of any holder of Designated Senior Indebtedness of the Subsidiary Guarantors, to add further Guarantees with respect to the Notes or to release Subsidiary Guarantors from the Subsidiary Guarantees as provided by the terms of the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

            The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.


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

            After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

            The Subordination Agreement may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and, in certain circumstances, by the Trustee without the consent of any Holder.

Transfer and Exchange

            A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of such Note for all purposes.

Defeasance

            The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under the covenants described under "Certain Covenants", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries of the Company, the judgment default provision and the guarantee default provision described under "Defaults" above and the limitations contained in clause (iii) under "Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) with respect to Subsidiaries of the Company, (vi), (vii) with respect to Subsidiaries of the Company, (viii) or (ix) under "Defaults" above or because of the failure of the Company to comply with clause (iii) under "Merger and Consolidation" above.

            In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of (i) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law) and (ii) an Opinion of Counsel in Mexico to the effect that Holders of the Notes will not recognize income, gain or loss for Mexican tax purposes as a result of such deposit and defeasance and will be subject to Mexican taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.


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Concerning the Trustee

            First Union National Bank is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing Law

            The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

            Under the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), in the event that proceedings were brought in Mexico seeking to enforce in Mexico the Company's obligations under the Notes, the Company would not be required to discharge such obligations in Mexico in a currency other than Mexican currency. According to such law, an obligation in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Pesos at the rate of exchange in effect on the date and in the place payment occurs. Such rate is currently determined by Banco de Mexico every business banking day in Mexico and published the following business banking day in the Mexican Diario Oficial de la Federacion.

Consent to Jurisdiction and Service of Process

            The Indenture provides that the Company and each Subsidiary Guarantor will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any Federal or state court located in New York City and submit to the jurisdiction thereof.

Certain Definitions

            "Additional Assets" means (i) any property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary which is used in a Related Business and (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary.

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of "-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock" and "-Limitation on Transactions with Affiliates" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

            "Annualized EBITDA" means, with respect to any Person, such Person's Pro Forma EBITDA for such Person's two most recent fiscal quarters ended at least 45 days prior to the determination date, multiplied by two.

            "Asset Disposition" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) for purposes of the provisions described under "-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock" only, a disposition subject to (and complying with)


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the covenant described under "-Certain Covenants-Limitation on Restricted
Payments", (iv) Permitted Securitization Transactions and (v) Joint Venture Investments to the extent permitted pursuant to clause (ix) of the definition of "Permitted Investment."

            "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, (i) if such Sale/Leaseback Transaction is a Capitalized Lease Obligation, the amount of Indebtedness represented thereby according to the definition of "Capitalized Lease Obligation" and (ii) in all other instances, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years (including fractions thereof) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bell Atlantic Facility" means the debenture purchase agreement, which will be entered into prior to or on the Issue Date, between the Company and Bell Atlantic, without giving effect to any subsequent amendment, waiver or other modification thereof.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

            "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

            "Chase" means The Chase Manhattan Bank.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its Consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) noncash interest expense, (v) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financing, (vi) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary; provided that payment of such amounts by the Company or any Restricted Subsidiary is being made to, or is sought by, the holders of such Indebtedness pursuant to such


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Guarantee, (vii) net costs associated with Hedging Obligations (including amortization of fees and premiums) permitted under the Indenture, (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that Consolidated Interest Expense shall not include any expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its Consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income
(loss) of any Person if such Person is not a Restricted Subsidiary, except that
(A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purpose of the covenant described under "-Certain Covenants-Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

            "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Consolidated Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication): (i) the excess of cost over fair market value of assets or businesses acquired; (ii) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; (iii) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (iv) minority interests in Consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary; (v) treasury stock; (vi) cash set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (vii) Investments in and assets of Unrestricted Subsidiaries.


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

            "Consolidation" means the consolidation of the amounts of each of the Subsidiaries of a Person with those of such Person in accordance with GAAP consistently applied; provided, however, that, in the case of the Company, "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Credit Facility" means the credit agreement dated as of or prior to the Issue Date, as amended, waived or otherwise modified from time to time, among the Company, the lenders named therein and Chase, as administrative agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).

            "Cumulative EBITDA" means, at any date of determination, the cumulative EBITDA of the Company from and after the first day of the fiscal quarter of the Company following the end of the most recent fiscal quarter of the Company preceding the Issue Date to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

            "Cumulative Interest Expense" means, at any date of determination, the aggregate amount of Consolidated Interest Expense Incurred by the Company from and after the first day of the fiscal quarter of the Company following the end of the most recent fiscal quarter of the Company preceding the Issue Date to the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made.

            "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Designated Senior Indebtedness" means (i) Senior Indebtedness under the Credit Facility and (ii) any Refinancing Indebtedness with respect thereto Incurred in accordance with the provisions described in clause (i) of paragraph
(b) under "-Certain Covenants-Limitation on Indebtedness" which constitutes Senior Indebtedness and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness", provided that, in the case of the foregoing clause (ii), at the date of determination, the aggregate principal amount of such Senior Indebtedness then outstanding, together with any available lending commitment with respect thereto, is not less than $35.0 million.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is or could become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is or could become convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is or could become redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

            "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the noon buying rate for the purchase of U.S. dollars with the applicable foreign currency reported by the Federal Reserve Bank of New York, or if no noon buying rate is so reported, at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by The Chase Manhattan Bank in New York City at approximately 11:00 a.m. (New York City time), (i) with respect to the calculation of Leverage Ratio, Cumulative EBITDA and Cumulative Interest Expense, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made or (ii) with respect to the monetary amount of a transaction occurring subsequent to the end of such fiscal quarter, on the date two Business Days prior to such determination.


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            "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income and asset tax expense and employee profit sharing expense, (ii) Consolidated Interest Expense, (iii) depreciation expense,
(iv) amortization expense, (v) foreign exchange losses that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements and (vi) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated income statements, including monetary losses (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less the following to the extent included in calculating such Consolidated Net Income:
(i) income and asset tax benefit, (ii) foreign exchange gains that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income, and (iii) all non-cash items that are reported below the "Operating profit (loss)" line on the Company's consolidated statements of income, including monetary gains (other than items that will result in the receipt of cash payments), in each case for such period. In addition, the cost of handsets given to customers in such period shall be deducted from EBITDA to the extent not already deducted in determining Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income (loss) of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (or with approval that has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

            "Fair Market Value" means, with respect to any property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property has a Fair Market Value of less than U.S.$5.0 million, by an Officer of the Company or (ii) if such Property has a Fair Market Value in excess of U.S.$5.0 million, by a majority of the Board of Directors and evidenced by a resolution, dated within 30 days of the relevant transaction, of the Board of Directors promptly delivered to the Trustee.

            "GAAP" means generally accepted accounting principles in Mexico as in effect as of the Issue Date. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary or a Subsidiary Guarantor (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary or a Subsidiary Guarantor, as the case may be; provided further, that solely for purposes of determining compliance with "-Certain Covenants-Limitation on Indebtedness," amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness; provided further, that in the case of


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Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capitalized Lease Obligations and all Attributable Debt of such Person; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to the Company, any Preferred Stock of the Restricted Subsidiaries (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date. The amount of Indebtedness with respect to Hedging Obligations shall be (x) zero, if such Hedging Obligation is permitted pursuant to clause (b)(v)(B) of "-Certain Covenants-Limitation on Indebtedness" or (y) the notional amount of such Hedging Obligation, if such Hedging Obligation is not so permitted.

            "Initial Purchasers" means Chase Securities Inc. and Salomon Brothers Inc.

            "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

            "Investment" in any Person means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "-Certain Covenants-Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

            "Issue Date" means the date on which the Notes are originally issued.

            "Joint Venture Investment" means any sale, lease, transfer, issuance or other disposition of shares of Capital Stock of a Subsidiary, property or other assets by the Company or any of the Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) which is engaged in or used


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in, as applicable, a Related Business, in exchange for which the Company or a
Restricted Subsidiary receives Capital Stock of another Person (other than the Company or a Restricted Subsidiary) engaged primarily in a Related Business, provided that the fair market value of such Capital Stock is at least equal to the fair market value of such shares, property or assets that are the subject of such disposition.

            "Leverage Ratio" means the ratio of (i) the outstanding consolidated Indebtedness of a Person and its Subsidiaries (or in the case of the Company, the Restricted Subsidiaries) divided by (ii) the Annualized EBITDA of such Person.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Master Technical Services Agreement" means the Master Technical Services Agreement by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V., effective as of January 1, 1997, without giving effect to any amendment, waiver or other modification thereof.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a promissory note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the shares, properties or other assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

            "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Officer" of any Person means the Chairman of the Board, the Chief Executive Officer, the Director General, the Chief Financial Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer or the Secretary of such Person.

            "Officers' Certificate" means a certificate signed by two Officers of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Ownership Regulated Subsidiaries" means each of Infotelecom (paging services), Iusatel (long distance services), Iusatelecomunicaciones (local wireless services), Punto-a-Punto Iusacell, S.A. de C.V. (certain microwave operations) and any other Subsidiary of the Company, in each case as to which applicable law or regulation prohibits the Company from owning a majority of the Voting Stock thereof.

            "Peralta Group" means Carlos Peralta Quintero and his Affiliates (other than the Company and its Subsidiaries).


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            "Permitted Holders" means Bell Atlantic and any Affiliate of Bell
Atlantic.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and not exceeding U.S.$3.0 million in the aggregate outstanding at any one time;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) any securities or other Investments received in compliance with the covenant described under "-Certain Covenants-Limitation on Sales of Assets and Subsidiary Stock"; (ix) Joint Venture Investments in an aggregate amount not to exceed the greater of (A) U.S.$50 million and (B) 5% of Consolidated Net Tangible Assets, provided that the amount of any such Joint Venture Investment shall be deemed to equal the Fair Market Value at the time of disposition of the shares of Capital Stock, property or other assets disposed of in connection with such Joint Venture Investment; and (x) Iusatelecomunicaciones as an Unrestricted Subsidiary in an aggregate amount not to exceed U.S.$12.0 million, provided such Investment is made with the proceeds of borrowings under the Bell Atlantic Facility that are promptly converted into Capital Stock of the Company pursuant to the terms of the Bell Atlantic Facility.

            "Permitted Liens" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; (c) Liens for property taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens on property or assets that are the subject of Indebtedness permitted under clause (ix) of paragraph (b) under "-Certain Covenants-Limitation on Indebtedness" (other than the Refinancing Indebtedness referred to in such clause (ix) which Refinancing Indebtedness shall be the subject of clause (o) below); provided, however, that
(x) any such Lien is limited to the specific property or asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached, (y) such Indebtedness is Incurred solely for the purpose of financing the acquisition, construction or lease of such property or asset and (z) such Indebtedness is incurred within 365 days after the later of the acquisition, completion of construction, repair, improvement or addition or commencement of full operation of such property or asset by the Company or a Restricted Subsidiary; (g) Liens existing on the Issue Date; (h) Liens on property of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such Person becoming such a Subsidiary of the Company; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (i) Liens on


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property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (j) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary; (k) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations; (l) Liens in an aggregate amount not in excess of U.S.$10.0 million or its foreign currency equivalent at any time outstanding securing one or more judgments or decrees against the Company or one of its Subsidiaries, so long all such judgments or decrees are being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of any such judgment or decree shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(m) leases and subleases (other than Sale/Leaseback Transactions) of real property entered into in the ordinary course of the business of the Company or the applicable Restricted Subsidiary which do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary, and which are made on customary and usual terms applicable to similar properties; (n) any interest or title by a lessor or sublessor, or any Lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of the Restricted Subsidiaries is a lessee, sublessee or subtenant and which the Company or such Restricted Subsidiary entered into in the ordinary course of its business (other than any Lien securing any Capitalized Lease Obligation, Purchase Money Indebtedness or Sale/Leaseback Transaction); and (o) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h) and (i); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (f), (g), (h) or (i) at the time the original Lien became a Permitted Lien under the Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

            "Permitted Securitization Transaction" means any sale, discount, conveyance or other disposition of receivables generated through the Company's Consolidated operations that (i) is made without representation or warranty (except for representations and warranties normally and customarily given by sellers and servicers in connection with asset securitization transactions),
(ii) is made pursuant to bona fide transactions with third parties for Fair Market Value, (iii) in respect of which the Company and the Restricted Subsidiaries neither incur nor accept any risk other than risk in respect of the representations and warranties as described in clause (i) above, risk arising in connection with the obligation to service such receivables and other risks normally and customarily incurred or accepted by sellers and servicers and their affiliates in connection with asset securitization transactions and (iv) the Company in good faith accounts for as, and intends that such transactions will be characterized under U.S. GAAP (as defined below) as, a "true sale" and not a liability.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

            "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

            "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a Consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if,


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during or after such period, such Person or any of its Subsidiaries shall have made any disposition of any Person or business, Pro Forma EBITDA of such Person and its Subsidiaries shall be computed so as to give pro forma effect to such disposition as if such disposition occurred at the beginning of such period,
(ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business as if such acquisition occurred at the beginning of such period and (iii) if during or after such period, such Person or any of its Subsidiaries Incurs or repays any Indebtedness, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Incurrence or repayment; provided, however, that, with respect to the Company, all the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to "Restricted Subsidiaries."

            "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred in the ordinary course of business solely to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such asset, including repairs, additions and improvements thereto.

            "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) the Refinancing Indebtedness shall not be senior in right of payment to the Indebtedness being refinanced and (iv) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (A) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, and (B) the amount of prepayment premiums, if any, owed, not in excess of the amount provided for by the preexisting prepayment provisions of such Indebtedness being refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

            "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

            "Representative" means the trustee, agent or representative (if any) for an issue of Designated Senior Indebtedness.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.


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            "Secondment Agreement" means the Agreement for the Reimbursement of
Compensation Expense (Secondment Agreement) by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V. , effective as of January 1, 1997, without giving effect to any subsequent amendment, waiver or other modification thereof.

            "Secured Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary secured by a Lien.

            "Senior Indebtedness" means all Indebtedness of the Company or a Restricted Subsidiary including interest thereon, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing such Indebtedness or pursuant to which the same is outstanding it is provided, in the case of the Company or a Restricted Subsidiary which is not a Subsidiary Guarantor, that such obligations are junior in right of payment to the Notes or, in the case of a Subsidiary Guarantor, that such obligations are not superior in right of payment to the applicable Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company or any Subsidiary of the Company to any other Subsidiary of the Company, (ii) any liability for federal, state, local, foreign or other taxes owed or owing by the Company or any Subsidiary of the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) (a) any Indebtedness or obligation of the Company or a Restricted Subsidiary (whether or not a Subsidiary Guarantor) which is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Restricted Subsidiary, including Subordinated Obligations, and (b) any Indebtedness or obligation of a Subsidiary Guarantor which ranks pari passu in right of payment with the applicable Subsidiary Guarantee, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of the Indenture.

            "Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, its Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with such Subsidiary Guarantee and is not by its terms subordinated to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Stated Maturity" means, with respect to any security or Indebtedness, the date specified in such security or credit document as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption or prepayment provision (but excluding any provision providing for the repurchase of such security or prepayment of such Indebtedness at the option of the holder thereof or creditor thereunder upon the happening of any contingency beyond the control of the issuer or borrower unless such contingency has occurred).

            "Strategic Investor" means any Person beneficially owning at least 10% of the Company's outstanding Capital Stock (on a fully diluted basis) and any Affiliate of such Person.

            "Subordinated Obligation" means any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement.

            "Subordination Agreement" means the Subordination Agreement dated as of or prior to the Issue Date, among Bell Atlantic, Chase, as administrative agent under the Credit Facility, and the Trustee, on behalf of the Holders.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person; provided, however, that each Ownership Regulated Subsidiary shall be deemed to be


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

a Subsidiary of the Company for so long as (a) the Company beneficially owns a majority of the outstanding Capital Stock thereof and (b) applicable law or regulation prohibits the Company from beneficially owning a majority of the Voting Stock of such Ownership Regulated Subsidiary.

            "Subsidiary Guarantee" means any Guarantee of the Notes that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the terms of the Indenture.

            "Subsidiary Guarantor" means any Subsidiary that has issued a Subsidiary Guarantee.

            "Temporary Cash Investments" means any of the following: (i) direct obligations of the United States of America or any agency or instrumentality thereof with a maturity of 365 days or less from the date of acquisition and other obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (ii) demand deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has combined capital and surplus and undivided profits of not less than U.S.$500.0 million (or any foreign currency equivalent thereof) and has outstanding indebtedness rated at least A by Standard & Poor's Ratings Group and at least A2 by Moody's Investors Service, Inc.;

            (iii) commercial paper, loan participation interests, medium term notes, asset backed securities and other promissory notes, including floating or variable rate obligations, issued by any Person other than the Company or an Affiliate of the Company, with a remaining maturity of 365 days or less from the date of acquisition and rated at least A-1 or A-, as applicable, by Standard & Poor's Rating Group and at least P-1 or A3, as applicable, by Moody's Investors Service, Inc.;

            (iv) repurchase agreements and reverse repurchase agreements relating to marketable obligations directly or indirectly issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depositary Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

            (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A2 by Moody's Investors Service, Inc.;

            (vi) instruments backed by letters of credit of institutions satisfying the requirements of clause (ii) above;

            (vii) Certificados de la Tesoreria de la Federacion (Cetes), Bonos de Desarrollo del Gobierno Federal (Bondes) or Bonos Ajustables del Gobierno Federal (Ajustabonos), in each case, issued by the Mexican government and having a maturity of 365 days or less from the date of acquisition;

            (viii) any other instruments issued or guaranteed by the Mexican government and denominated and payable in pesos and having a maturity of 365 days or less from the date of acquisition;

            (ix) demand deposits, certificates of deposit and bankers' acceptances denominated in pesos and issued by any of the five top-rated banks (as evaluated by any internationally recognized rating agency) organized under the laws of Mexico or any state thereof; and

            (x) investment funds which invest solely in any of the instruments described in clauses (i) through (ix) above.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

            "Trust Officer" means any Officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Unrestricted Subsidiary" means (i) Iusatelecomunicaciones (local wireless service), (ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of U.S.$1,000 or less or (B) if such Subsidiary has consolidated assets greater than U.S.$1,000, then such designation would be permitted under "-Certain Covenants-Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary, including Iusatelecomunicaciones, to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur U.S.$1.00 of additional Indebtedness under paragraph (a) of "-Certain Covenants-Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

            "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.


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

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

            The Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Exchange and Registration Rights Agreement prior to the issuance of the Old Notes. Pursuant to the Exchange and Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed, among other things, that if (i) because of any change in law or applicable interpretations thereof by the Commission or its staff, the Company and the Subsidiary Guarantors are not permitted to effect the Exchange Offer as contemplated hereby, (ii) for any other reason the Exchange Offer is not consummated by January 21, 1998, (ii) an Initial Purchaser so requests with respect to Notes or Private Exchange Notes (as defined) not eligible to be exchanged for New Notes in the Exchange Offer,
(iv) any applicable law or interpretations do not permit one or more holders of Notes to participate in the Exchange Offer, (v) any holder of Notes that participates in the Exchange Offer does not receive freely transferable New Notes in exchange for tendered Notes, or (vi) the Company so elects, then the Company and the Subsidiary Guarantors will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Old Note until the date on which such Note has been exchanged for a freely transferable New Note in the Exchange Offer, (ii) each Old Note or Private Exchange Note until the date on which it has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) each Old Note or Private Exchange Note until the date on which it is distributed to the public pursuant to Rule 144 under the Securities act or is saleable pursuant to Rule 144(k) under the Securities Act.

            The Company and the Subsidiary Guarantors will use their reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to January 21, 1998. If applicable, the Company and the Subsidiary Guarantors will use their reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date.

            If the Exchange Offer is not consummated on or prior to January 21, 1998, or, if applicable, the Shelf Registration Statement is filed and declared effective on or prior to December 22, 1997 but shall thereafter cease to be effective (at any time that the Company and the Subsidiary Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event, a "Registration Default"), the Company and each of the Subsidiary Guarantors will be obligated, jointly and severally, to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration defaults, in an amount equal to U.S.$0.192 per week per U.S.$1,000 principal amount of transfer Restricted Securities held by such holder until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

            The Exchange and Registration Rights Agreement also provides that the Company (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes and (ii) shall pay all expenses incident to the Exchange Offer (including reasonable, customary and documented expenses of one counsel, in each relevant jurisdiction, to the Initial Purchasers) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

            If, prior to the consummation of the Exchange Offer, any person holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or any holder of Notes is not entitled to participate in the Exchange Offer, the Company will, upon the request of any such holder, simultaneously with the delivery of the New Notes in the Exchange Offer, issue and deliver to any such holder, in exchange for the Old Notes held by such holder, a like aggregate principal amount of debt securities


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

of the Company (the "Private Exchange Notes") that are identical in all material respects to the New Notes, except for the transfer restrictions relating to such Private Exchange Notes, and the Company shall use its reasonable best efforts to cause the Private Exchange Notes to bear the same CUSIP number as the New Notes.

            Each holder of Old Notes who wishes to exchange such Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the New Notes; (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities act) of the Company, a Subsidiary Guarantor or an Exchanging Dealer (as defined), or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and (iv) it is not an Initial Purchaser holding Notes that have, or that are reasonably likely to have, the status of an unsold allotment in an initial distribution.

            If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities (an "Exchanging Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

            Holders of the Old Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Old Notes included in the Shelf Registration Statement and benefit form the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sale and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

            For so long as Notes are outstanding and the Company is no longer a reporting company under the Exchange Act, the Company and the Subsidiary Guarantors will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(e)(4) under the Securities act, unless the Company is exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act.

            The foregoing description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement. The Company will provide a copy of the Exchange and Registration Rights Agreement to prospective purchasers of Notes identified to the Company by an Initial Purchaser upon request.

                             UNITED STATES TAXATION

            The following is Rogers & Wells', New York, opinion regarding the material United States Federal income tax consequences resulting from the beneficial ownership of New Notes and the exchange of the Old Notes for the New Notes. This summary does not purport to consider all the possible United States Federal tax consequences of the purchase, ownership and disposition of the New Notes and is not intended to reflect the individual tax position of any beneficial owner. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. It deals only with Notes held as capital assets by initial purchasers (unless otherwise specified) and does not purport to deal with purchasers in special tax situations, such as financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency (as defined in section 985 of the Code) is not the United States dollar. The summary does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the New Notes or the Holders thereof. Prospective holders of the New Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the exchange, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

            As used herein, the term "United States Holder" or "U.S. Holder" means a beneficial owner of a New Note who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any state thereof (including the District of Columbia), or (iii) any other person who is subject to United States Federal income taxation on a net income basis with respect to the Notes. As used herein, the term "non-United States Holder" or "non-U.S. Holder" means a beneficial owner of a Note that is not a United States Holder. In the case of a holder of Notes that is a partnership for United States tax purposes, each partner will take into account its allocable share of income or loss from the Notes, and will take such income or loss into account under the rules of taxation applicable to such partner, taking into account the activities of the partnership and the partner.

Tax Consequences to United States Holders

            Payments of Interest and Additional Amounts

            Generally, payments of interest and Additional Amounts will be taxable to a United States Holder as ordinary income at the time such payments are accrued or are received, in accordance with the United States Holder's regular method of accounting for Federal income tax purposes.

            Market Discount

            A Note will be treated as purchased at a market discount (a "Market Discount Note") if the amount for which a United States Holder purchased the
Note is less than the Note's stated redemption price at maturity and such excess is greater than or equal to 1/4 of one percent of such Note's stated redemption price at maturity multiplied by the number of complete years to the Note's maturity. If such excess is not sufficient to cause the Note to be a Market Discount Note, then such excess constitutes "de minimis market discount."

            Any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Note. Such election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first year to which the election applies and may not be revoked without the consent of the IRS.

            Market discount accrues on a straight-line basis unless the U.S. Holder elects to accrue such market discount on a constant yield basis. Such an election shall apply only to the Note with respect to which it is made


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

and may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

            Acquisition Premium

            Generally, a United States Holder that purchases a New Note for an amount that is in excess of its principal amount due at maturity will be considered to have purchased the New Note with "amortizable bond premium" equal to such excess. A U.S. Holder of such a New Note may elect to amortize such premium using a constant yield method over the remaining term of the New Note and may offset interest and Additional Amounts otherwise required to be included in respect of the New Note during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium with respect to any Note (or general debt obligation) applies to all taxable debt obligations held by the Holder at the beginning of the first taxable year to which the election applies and to all debt obligations thereafter acquired in all subsequent tax years. The election may not be revoked without the consent of the IRS.

            On June 27, 1996, the Treasury Department proposed new Regulations concerning the proper tax treatment of amortizable bond premium. The newly proposed Regulations would substantially revise existing Regulations concerning the amortization of bond premium. The proposed effective date of the newly proposed Regulations is 60 days after the date that the Regulations are finalized. Until such time as the proposed Regulations become effective, the treatment of amortizable bond premium continues to be governed by the existing Regulations. U.S. Holders of New Notes should consult their own tax advisers concerning the appropriate treatment of amortizable bond premium.

            Sale, Exchange or Retirement of a Note

            Except as discussed above, upon the sale, exchange or retirement of a New Note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note generally will equal such U.S. Holder's initial investment in the New Note increased by any accrued market discount included in income, and decreased by the amount of any principal payments and any amortizable bond premium applied to reduce interest or Additional Amounts with respect to such New Note. Such gain or loss generally will be long-term capital gain or loss if the New Note has been held for more than one year at the time of such sale, exchange or retirement.

Foreign Tax Credit

            Interest and Additional Amounts

            Interest and Additional Amounts paid on Notes will constitute income from sources outside the United States, and, with certain exceptions, will be grouped together with other items of "passive" income, for purposes of computing the foreign tax credit allowable to a U.S. Holder. If the interest and Additional Amounts are subject to a withholding tax imposed by a foreign country at a rate of 5 percent or more, the interest and Additional Amounts may be considered "high withholding tax interest" for purposes of computing the foreign tax credit. If a U.S. Holder is predominantly engaged in the active conduct of a banking, insurance, financing or similar business, the interest and Additional Amounts may be considered "financial services income" for purposes of computing the foreign tax credit.

            Effect of Withholding Taxes

            A United States Holder will be required to include foreign withholding taxes, if any, imposed on payments on a New Note (including any Additional Amounts payable by the Company) in gross income as interest income. Such treatment will be required regardless of whether, as will generally be true, the Company is required to pay additional amounts so that the amount of Mexican withholding taxes does not reduce the net amount actually received by the Holder of the New Note.

            Subject to certain limitations, a U.S. Holder may be entitled to a credit against its United States Federal income tax liability, or a deduction in computing its United States Federal taxable income, for foreign income taxes withheld by the Company (which, as described above, would include amounts withheld on Additional Amounts paid by the Company with respect to Mexican taxes). A U.S. Holder may be required to provide the IRS with a certified copy of the receipt evidencing payment of withholding tax imposed in respect of payments on the New Notes in order to claim a foreign tax credit in respect of such foreign withholding tax.

Non-U.S. Holders

            Subject to the discussion of backup withholding below, (a) payment of principal, interest and Additional Amounts by the issuer to a Non-U.S. Holder will not be subject to United States Federal income or withholding tax, (b) gain realized by a Non-U.S. Holder on the sale or redemption of the New Notes is not subject to United States Federal income tax or withholding tax and (c) the New Notes are not subject to United States Federal estate tax, if held by an individual who was a Non-U.S. Holder at the time of his death. Special rules may apply in the case of Non-U.S. Holders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or former long-term residents of the United States, "controlled foreign corporations," "foreign personal holding corporations," corporations which accumulate earnings to avoid U.S. Federal income tax, and certain foreign charitable organizations, each within the meaning of the Code, or (iii) certain non-resident aliens individuals who are present in the United States for 183 days or more during a taxable year. Such persons are urged to consult their U.S. tax advisor before exchanging Notes.

Information Reporting and Backup Withholding

            For each calendar year in which the New Notes are outstanding, each DTC participant or indirect participant holding an interest in a New Note on behalf of a beneficial owner of a New Note and each paying agent making payments in respect of a New Note will generally be required to provide the IRS with certain information, including such beneficial owner's name, address and taxpayer identification number (either such beneficial owner's Social Security number or its employer identification number, as the case may be), and the aggregate amount of interest, principal and Additional Amounts paid to such beneficial owner during the calendar year. These reporting requirements, however, do not apply with respect to certain beneficial owners, including corporations, securities broker-dealers, other financial institutions, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

            In the event that a beneficial owner of a New Note fails to establish its exemption from such information reporting requirements or is subject to the reporting requirements described above and fails to supply its correct taxpayer identification number in the manner required by applicable law, or underreports its tax liability, as the case may be, the DTC participant or indirect participant holding such interest on behalf of such beneficial owner or paying agent making payments in respect of a New Note may be required to "backup" withhold a tax equal to 31% of each payment of interest, principal and Additional Amounts with respect to New Notes. This backup withholding tax is not an additional tax and may be credited against the beneficial owner's United States Federal income tax liability if the required information is furnished to the IRS. Compliance with the identification procedures contained within IRS Form W-8 will establish an exemption from information reporting and backup withholding for those non-U.S. Holders who are not exempt recipients.

            Prospective purchasers of New Notes are advised to consult their own tax advisers as to the consequences of an exchange of New Notes, including, without limitation, (i) the applicability and effect of any state, local or non-U.S. tax laws to which they may be subject, and of any legislative or administrative changes in law, (ii) the United States Federal income tax consequences of foreign withholding taxes by the Company (and of the payment by the Company of Additional Amounts with respect thereto) and (iii) the availability of a credit or deduction for foreign withholding taxes.

Exchange Offer

            No gain or loss will be realized for U.S. federal income tax purposes upon an exchange of the Old Notes for the New Notes pursuant to the Exchange Offer, because the Old Notes will be exchanged for property that does not differ materially either in kind or extent from the Old Notes. A U.S. Holder will have the same basis and holding period in the New Notes that it had in the Old Notes immediately prior to the exchange.

            The Company believes that the possibility of liquidated damages being paid to U.S. Holders upon a Registration Default, as described in "Exchange and Registration Rights Agreement", will not cause the New Notes to be deemed to be issued with more than a de minimis amount of original issue discount. If, contrary to the Company's expectations, liquidated damages become payable upon the New Notes, such payments would be included in the U.S. Holder's income as interest income. The time at which such liquidated damages would be so included would depend upon the facts at the time liquidated damages become payable.

            Under Treasury regulations dealing with contingent payments, a holder might be required to include liquidated damages in income in a period prior to the receipt of cash in respect thereof.

                                MEXICAN TAXATION

            The following is a summary of the principal consequences under Mexican federal tax law, as currently in effect, and the Tax Treaty (as defined below), of the purchase, ownership and disposition of the New Notes by an initial purchaser that is not a resident of Mexico and that will not hold New Notes or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment or a fixed base in Mexico (a "Foreign Holder"). For purposes of Mexican taxation, an individual is a resident of Mexico if such person has established his home in Mexico, unless such person has resided in another country for more than 183 days, whether consecutive or not, during a calendar year and can demonstrate that such person has become a resident of that country for tax purposes. In general, a legal entity established under Mexican law is a resident of Mexico. A permanent establishment or a fixed base in Mexico will be regarded as a resident of Mexico, and such permanent establishment or fixed base will be required to pay taxes in Mexico in accordance with applicable law in respect of all income attributable thereto.

            This summary is based on the federal tax laws of Mexico as in effect on the date of this Prospectus, as well as regulations thereunder now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the validity of this summary.

            Prospective purchasers of the New Notes should consult their tax advisors as to Mexican or other tax consequences of the purchase, ownership and disposition of the New Notes, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

United States/Mexico and Other Tax Treaties

            The United States and Mexico have signed and ratified a Convention for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income and Protocols thereto (collectively, the "Tax Treaty"). The Tax Treaty is currently in effect and provisions of the Tax Treaty that may affect holders of the New Notes that are residents of the United States (as defined in the Tax Treaty) are summarized below. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

            Mexico has also entered into and is negotiating several other similar tax treaties for the avoidance of double taxation with several other countries. Prospective purchasers of the New Notes should consult their own tax advisors as to the tax consequence, if any, of such treaties.

Taxation of Payments of Interest and Principal

            Under Mexico's Income Tax Law (the "Income Tax Law"), payments of interest made by the Company in respect of the New Notes to a Foreign Holder will be subject to a Mexican withholding tax assessed at a rate of 15% assuming that the New Notes are, as contemplated, (i) placed outside of Mexico through a bank or broker (as is the case), and (ii) as expected, registered with the Special Section of the RNVI. Pursuant to the Income Tax Law, payments of interest made by the Company in respect of the New Notes to a Foreign Holder will be subject to a reduced 4.9% Mexican withholding tax rate (the "Reduced Rate") if (x) the effective beneficiary resides in a country which has entered into a treaty to avoid double taxation with Mexico which is in effect, (y) the requirements for the application of a lower rate established in the applicable treaty are satisfied and (z) the requirements set forth in (i) and (ii) above are satisfied.

            Notwithstanding the foregoing, pursuant to general rules issued by the Ministry of Finance and Public Credit (the "Reduced Rate Regulation"), payments of interest made by the Company to Foreign Holders with respect to the New Notes will be subject to withholding taxes imposed at the Reduced Rate until March 1998 (or thereafter if, as has been the case in the past, the effectiveness of a rule equivalent to the Reduced Rate Regulation is extended), regardless of the place of residence or tax regime applicable to the Foreign Holder recipient of such interest, if (a) the requirements set forth in (i) and
(ii) above are satisfied, (b) the Company timely files with the Ministry of Finance and Public Credit certain information relating to the issuance of the New Notes and this

Prospectus after completion of the transaction contemplated by this Prospectus,
(c) the Company timely files with the Ministry of Finance and Public Credit, after the date of each interest payment under the New Notes, information representing that no party related to the Company (which is defined under the Reduced Rate Regulation as parties other than (x) shareholders of the Company that own, directly or indirectly, individually or collectively with related persons (within the meaning of the Reduced Rate Regulation) more than 10% of the voting stock of the Company, or (y) corporations more than 20% of the stock of which is owned directly or indirectly, individually or collectively, with related persons of the Company), directly or indirectly, is the effective beneficiary of 5% or more of the aggregate amount of each such interest payment, and (d) the Company maintains records which evidence compliance with (c) above.

            In the event the effectiveness of the Reduced Rate Regulation is not extended beyond March 1998, other reduced rates of Mexican withholding income tax may apply. In particular under the Tax Treaty, the rate would be reduced to 10% for certain holders that are residents of the United States (within the meaning of the Tax Treaty) under certain circumstances contemplated therein. The 10% rate will be further reduced to 4.9% starting on January 1, 1999.

            Interest paid on New Notes held by a non-Mexican pension or retirement fund will be exempt from Mexican withholding tax provided any such fund (i) has been duly incorporated as such pursuant to the laws of its country of origin, (ii) is exempt from income tax in such country, and (iii) has been registered with the Ministry of Finance and Public Credit for that purpose.

            The Company has agreed, subject to certain exceptions and limitations, to pay Additional Amounts in respect of the above-mentioned Mexican withholding taxes to the holders of New Notes. See "Description of New Notes-Additional Amounts."

            Under the Income Tax Law, a Foreign Holder will not be subject to any Mexican taxes in respect of payments of principal made by the Company in connection with the Notes.

Taxation of Dispositions

            Capital gains resulting from the sale or other disposition of the New Notes by a Foreign Holder will not be subject to Mexican income or other taxes.

Transfer and Other Taxes

            There are no Mexican stamp, registration, or similar taxes payable by a Foreign Holder in connection with the purchase, ownership or disposition of the New Notes. A Foreign Holder of New Notes will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the New Notes.

Exchange Offer

            No gain or loss will be realized for Mexican federal income tax purposes upon an exchange of the Old Notes for the New Notes pursuant to the Exchange Offer. If liquidated damages are paid by the Company to Foreign Holders upon a Registration Default, as described under "Exchange and Registration Rights Agreement," such payment will not be subject to Mexican withholding. Under current Mexican law, the registration of a New Note in the name of a person other than the registered tendering holder of the Old Note, absent any consideration, may result in the imposition of a transfer tax.

                          BOOK-ENTRY; DELIVERY AND FORM

            The Old Notes were initially issued in the form of two registered Notes in global form without coupons. Each such global Note was deposited on the Closing Date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, and remains in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

            Except as set forth in "--Certificated Notes," it is expected that the New Notes issued pursuant to the Exchange Offer will be issued in global form (the "New Global Note").

            DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

            The Company expects that, pursuant to procedures established by DTC,
(i) upon deposit of the New Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the New Global Note and (ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants), the Participants and the Indirect Participants. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer New Notes or to pledge the New Notes as collateral will be limited to such extent.

            So long as DTC or its nominee is the registered owner of the New Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the New Global Note will not be entitled to have New Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in New Notes represented by the New Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

            Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest (including Euroclear or Cedel, if applicable), to exercise any rights of a holder of New Notes under the Indenture or the New Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders of New Notes, or a holder that is an owner of a beneficial interest in the New Global Note desires to take any action that DTC, as the holder of the New Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

            Payments with respect to the principal of, and premium, if any, and interest on, any New Notes represented by the New Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the New Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the New Notes, including the New Global Note, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in the New Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the New Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the owners of beneficial interests in the New Global Note will be governed by standing instructions and customary industry practice (and, in the case of Cedel or Euroclear, in accordance with their respective rules and procedures) and will be the responsibility of the Participants or the Indirect Participants and DTC.

Certificated Securities

            If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of the New Global Note, New Notes in physical, certificated form ("Certificated Securities") will be issued to each person that DTC identifies as the beneficial owner of the New New Notes represented by the New Global Note. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

            Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant (including Euroclear or Cedel) or Indirect Participant in identifying the beneficial owners of the related New Notes and each of the Company and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                              PLAN OF DISTRIBUTION


            Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") in connection with resales of New Notes received in exchange for Old Notes. For a period of 180 days after the Expiration Date, the Company will make this Prospectus, amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale, provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a broker-dealer. In addition, until January 29, 1997, (90 days after the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


            Neither the Company nor any of the Subsidiary Guarantors will receive any proceeds from the exchange of Old Notes for New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers and/or the purchasers of any New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such New Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such broker-dealer may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act.

            For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. In addition, the Company will make copies of the Prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any New Notes for a period of not less than 90 days after the consummation of the Exchange Offer. The Company has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify the holder of the Old Notes (including Participating Broker-Dealers) participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

            By acceptance of this Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company gives any such notice to suspend the use of the Prospectus, it will extend the 180-day period referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of New Notes.

            Based on existing interpretations of the Securities Act by the staff of the Commission set forth in the several no-action letters to third parties, and subject to the immediately following sentence, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned no-action letters,
(ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

            Each holder of the Old Notes (other than certain specified holders) who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) any New Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of the commencement of the Exchange Offer, it has not arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resales of New Notes, any Participating Broker-Dealer who acquired the Old Notes of its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sale of the Notes) with this Prospectus. Under the Exchange and Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this Prospectus in connection with the resale of such New Notes.

            Except as aforesaid, this Prospectus may not be used for any offer to resell, resale or other retransfer of New Notes.

            The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

            There has not been any market for the New Notes. The New Notes will not be listed on any securities exchange and will not be quoted through NASDAQ. The Company has been advised by Chase Securities Inc. and Salomon Brothers Inc that they presently intend to make a market in the New Notes; however, Chase Securities Inc. and Salomon Brothers Inc are not obligated to do so and any market making may be discontinued at any time. In addition, such market making activity may be limited during the Exchange Offer. See "Exchange and Registration Rights Agreement." Therefore, there can be no assurance that an active market for the New Notes will develop or as to the liquidity of any such market.

                                  LEGAL MATTERS

            Certain legal matters will be passed upon by Rogers & Wells, New York, New York, special United States counsel for Iusacell, with respect to matters of New York law, and by De Ovando y Martinez del Campo, S.C., Mexico City, Mexico, special Mexican counsel to Iusacell, with respect to matters of Mexican law. As to certain matters of Mexican law, Rogers & Wells will rely, without independent verification, on the opinion of De Ovando y Martinez del Campo, S.C.

                             INDEPENDENT ACCOUNTANTS

            The consolidated financial statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of and for the years ended December 31, 1995 and 1996, have been included herein in reliance on the report of Coopers & Lybrand, Despacho Roberto Casas Alatriste, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of and for the year ended December 31, 1994, have been included herein in reliance on the report of Mancera, S.C., a member of Ernst & Young International, given on the authority of that firm as experts in accounting and auditing. As stated in the report of Mancera, S.C., which appears elsewhere herein, such report is based in part upon the report of Prieto, Ruiz de Velazco y Cia., S.C., a member of Clark, Kenneth Leventhal, and in part upon the report of Coopers & Lybrand, Despacho Roberto Casas Alatriste. With respect to the Unaudited Consolidated Financial Statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of and for the three month period ended March 31, 1996 and 1997, appearing in this Prospectus, Coopers & Lybrand, Despacho Roberto Casas Alatriste have applied review procedures in accordance with standards for reviews established by the Mexican Institute of Accountants, which do not differ in any significant respect from the standards established by the American Institute of Certified Public Accountants. However, their report dated July 15, 1997 appearing elsewhere herein does not express an opinion on the Unaudited Consolidated Financial Statements of Grupo Iusacell, S.A. de C.V. Coopers & Lybrand, Despacho Roberto Casas Alatriste has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included in this Prospectus. Accordingly, the degree of reliance on their report on such information should be restricted in the light of the limited nature of the review procedures applied. Coopers & Lybrand, Despacho Roberto Casas Alatriste are not subject to the liability provisions of the Securities Act of 1933 for their report on the unaudited interim consolidated financial information because their report is not a "report" or "a part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act. The pro forma condensed balance sheet of Grupo Iusacell, S.A. de C.V. and subsidiaries as of March 31, 1997, and the pro forma condensed statements of income for the year ended December 31, 1996 and the three month period ended March 31, 1997, appearing in this Prospectus, have been reviewed by Coopers & Lybrand, Despacho Roberto Casas Alatriste, independent accountants, as stated in their report appearing elsewhere herein.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
  Reports of Independent Accountants.......................................................................        F-2
  Consolidated Balance Sheets as of December 31, 1995 and 1996.............................................        F-6
  Consolidated Income Statements for the years ended December 31, 1994, 1995 and 1996......................        F-7
  Consolidated Statements of Changes in Stockholders' Equity for the years ended December 31, 1994, 1995
    and 1996...............................................................................................        F-8
  Consolidated Statements of Changes in Financial Position for the years ended December 31, 1994, 1995 and
    1996...................................................................................................        F-9
  Notes to Audited Consolidated Financial Statements.......................................................       F-10
UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
  Review Report of Independent Accountants.................................................................       F-43
  Consolidated Balance Sheets as of March 31, 1996 and 1997................................................       F-44
  Consolidated Income Statements for the three months ended March 31, 1996 and 1997........................       F-45
  Consolidated Statements of Changes in Stockholders' Equity for the three months ended March 31, 1996 and
    1997...................................................................................................       F-46
  Consolidated Statements of Changes in Financial Position for the three months ended March 31, 1996 and
    1997...................................................................................................       F-47
  Notes to Unaudited Consolidated Financial Statements.....................................................       F-48
  Report of Independent Accountants on Unaudited Pro Forma Consolidated Financial Information..............       F-69

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Grupo Iusacell, S.A. de C.V.:

    We have audited the accompanying consolidated balance sheet of Grupo Iusacell, S.A. de C.V. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards in Mexico, which are not significantly different than U.S. auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and are prepared in accordance with generally accepted accounting principles. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

    As of December 31, 1996, the Company established a reserve for restructuring costs for Ps.145,192,000, which was charged to the income statement as an extraordinary expense (see Notes 2, 4.d and 8.b to the consolidated financial statements).

    In our opinion, the consolidated financial statements referred to above present fairly in all material respects the consolidated financial position of Grupo Iusacell, S.A. de C.V. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of its operations, changes in stockholders' equity and changes in its consolidated financial position for the years then ended, in conformity with accounting principles generally accepted in Mexico.

    Accounting principles generally accepted in Mexico vary in certain respects from accounting principles generally accepted in the United States. In our opinion, based on our audits, application of accounting principles generally accepted in the United States would have affected the determination of the amount shown as net loss for the years ended December 31, 1996 and 1995 and the total amount of stockholders' equity at December 31, 1996 and 1995 to the extent summarized in Note 19 to the consolidated financial statements.

                                          COOPERS & LYBRAND
                                          Despacho Roberto Casas Alatriste
                                          Juan Manuel Ferron Solis
                                          PUBLIC ACCOUNTANT

Mexico City, D.F., Mexico.
February 21, 1997
(June 26, 1997 for
Note 20 and September
30, 1997 for Note 18.b,
18.c and 18.d)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Grupo Iusacell, S.A. de C.V. and Subsidiaries

    We have audited the consolidated balance sheet of Grupo lusacell, S.A. de C.V. and subsidiaries as of December 31, 1994 and the related consolidated income statements, changes in stockholders' equity and changes in financial position, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of two consolidated subsidiaries in 1994, which statements reflect total revenues constituting 14% of the related consolidated total. Those financial statements were audited by other independent auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for these subsidiaries, is based solely on the reports of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards in Mexico and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grupo lusacell, S.A. de C. V. and subsidiaries as of December 31, 1994 and the consolidated results of operations changes in stockholders' equity, and changes in its consolidated financial position for the year then ended in conformity with accounting principles generally accepted in Mexico which differ in certain respects from those followed in the United States (see Note 19 to the consolidated Financial Statements).

                                                      Mancera, S.C.
                                                A Member of Ernst & Young
                                                  International, L.L.P.

Mexico City,
February 17, 1995

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SOS Telecomunicaciones, S.A. de C.V.

    We have audited the balance sheet of SOS Telecomunicaciones, S.A. de C.V. at December 31, 1994, and the related statements of income, changes in stockholders' equity, and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards in Mexico and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SOS Telecomunicaciones, S.A. de C.V. at December 31, 1994, and the results of their operations, changes in stockholders' equity and changes in its financial position for the year then ended in conformity with accounting principles generally accepted in Mexico which differ in certain respects from those followed in the United States.

                                           Prieto, Ruiz de Velasco y Cia., S.C.
                                                Ignacio Pineda Luna C.P.A.
                                                         PARTNER

Mexico City
February 10, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
Comunicaciones Celulares de Occidente, S.A. de C.V.

    We have audited the balance sheet of Comunicaciones Celulares de Occidente, S.A. de C.V. as of December 31, 1994, and the related statements of income, changes in stockholders' equity, and changes in financial position for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards in Mexico, which are not significantly different than U.S. auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and are prepared in accordance with generally accepted accounting principles. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Comunicaciones Celulares de Occidente, S.A. de C.V. and subsidiaries as of December 31, 1994, and the consolidated results of its operations, changes in stockholders' equity and changes in its consolidated financial position for the year then ended, in conformity with accounting principles generally accepted in Mexico, which vary in certain respects from accounting principles generally accepted in the United States.

                                          COOPERS & LYBRAND
                                          Despacho Roberto Casas Alatriste
                                          Juan Manuel Ferron Solis
                                          PUBLIC ACCOUNTANT

Mexico City, D.F., Mexico.
February 10, 1995

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1995 AND 1996
                             (NOTES 1, 2, 3 AND 4)
          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
                OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                                                   1995           1996
                                                                                               -------------  -------------
                                           ASSETS
CURRENT:
  Cash and cash equivalents..................................................................    Ps. 178,102    Ps.  96,750
  Accounts receivable:
    Trade, net of Ps.118,479 and Ps.98,988 of allowance for doubtful accounts (Note 4.d).....        178,637        140,359
    Related parties (Note 5).................................................................         33,590          7,522
    Recoverable taxes and other..............................................................         60,661         86,003
                                                                                               -------------  -------------
                                                                                                     272,888        233,884
                                                                                               -------------  -------------
  Inventories (Note 6).......................................................................        162,661        106,437
                                                                                               -------------  -------------

      Total current assets...................................................................        613,651        437,071
INVESTMENT IN ASSOCIATED COMPANIES (Note 7)..................................................         86,220         93,516
PROPERTY AND EQUIPMENT, net (Note 8).........................................................      4,286,080      3,307,418
OTHER ASSETS, net (Note 9)...................................................................        744,483        660,763
EXCESS OF COST OF INVESTMENTS IN SUBSIDIARIES OVER BOOK VALUE, net of accumulated
  amortization of Ps.117,202 in 1995 and Ps.165,600 in 1996 (Note 4.i).......................      1,555,168      1,462,276
                                                                                               -------------  -------------
      Total assets...........................................................................   Ps.7,285,602   Ps.5,961,044
                                                                                               =============  =============
                                         LIABILITIES
CURRENT:
  Notes payable (Note 10)....................................................................    Ps. 686,529    Ps. 744,428
  Current portion of long-term debt (Note 10)................................................        140,971        112,332
  Trade accounts payable (Note 11)...........................................................        886,306        461,588
  Related parties (Note 5)...................................................................         71,242        374,061
  Taxes and other payables...................................................................        271,433        367,798
  Income tax (Note 12).......................................................................          1,237          6,507
  Employee profit sharing (Note 12)..........................................................            341            132
                                                                                               -------------  -------------
    Total current liabilities................................................................      2,058,059      2,066,846
                                                                                               -------------  -------------
LONG-TERM DEBT (Note 10).....................................................................        832,426        547,949
TRADE ACCOUNTS PAYABLE, LONG-TERM (Note 11)..................................................          5,191         10,328
COMMITMENTS AND CONTINGENCIES (Notes 4.K and 13).............................................          1,954          2,015
                                                                                               -------------  -------------
    Total liabilities........................................................................      2,897,630      2,627,138
                                                                                               -------------  -------------
STOCKHOLDERS' EQUITY
CONTRIBUTED CAPITAL (Note 14):
Capital stock:
  Nominal....................................................................................      2,356,153      2,356,153
  Restatement................................................................................      2,872,580      2,872,580
                                                                                               -------------  -------------
                                                                                                   5,228,733      5,228,733
                                                                                               -------------  -------------
Capital contributed:
  Nominal....................................................................................         18,655         18,655
  Restatement................................................................................         37,689         37,689
                                                                                               -------------  -------------
                                                                                                      56,344         56,344
                                                                                               -------------  -------------
                                                                                                   5,285,077      5,285,077
                                                                                               -------------  -------------
EARNED CAPITAL (Note 15):
Accumulated losses:
  Legal reserve..............................................................................          3,080          3,080
  For prior years............................................................................       (326,193)    (1,095,439)
  For the year...............................................................................       (769,246)      (363,263)
                                                                                               -------------  -------------
                                                                                                  (1,092,359)    (1,455,622)
  Excess (deficit) from restatement..........................................................        220,876       (501,112)
                                                                                               -------------  -------------
    Total majority stockholders' equity......................................................      4,413,594      3,328,343

MINORITY INTEREST............................................................................        (25,622)         5,563
                                                                                               -------------  -------------
      Total stockholders' equity.............................................................      4,387,972      3,333,906
                                                                                               -------------  -------------
      Total liabilities and stockholders' equity.............................................   Ps.7,285,602   Ps.5,961,044
                                                                                               =============  =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                             (NOTES 1, 2, 3 AND 4)
          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
                OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                     1994             1995             1996
                                                                ---------------  ---------------  ---------------
REVENUES
  Services....................................................  Ps.   2,003,185  Ps.   1,615,433  Ps.   1,463,998
  Telephone equipment and other revenues......................          273,278          287,840          236,140
                                                                ---------------  ---------------  ---------------
                                                                      2,276,463        1,903,273        1,700,138
                                                                ---------------  ---------------  ---------------
COST OF SALES
  Cost of services............................................          582,161          592,259          536,737
  Cost of telephone equipment and other.......................          134,363          159,761          131,651
                                                                ---------------  ---------------  ---------------
                                                                        716,524          752,020          668,388
                                                                ---------------  ---------------  ---------------
    Gross profit..............................................        1,559,939        1,151,253        1,031,750

OPERATING EXPENSES............................................          969,131          840,650          736,547
DEPRECIATION AND AMORTIZATION (Notes 4.h
  and 8)......................................................          583,217          669,711          604,602
                                                                ---------------  ---------------  ---------------
    Operating profit (loss)...................................            7,591         (359,108)        (309,399)
                                                                ---------------  ---------------  ---------------
INTEGRAL FINANCING COST (GAIN) (Notes 4.b and 16)
  Interest expense, net.......................................          204,024          173,249          281,067
  Foreign exchange loss (gain), net...........................          524,647          705,137          (62,115)
  Gain on net monetary position...............................          (49,969)        (501,535)        (348,293)
                                                                ---------------  ---------------  ---------------
                                                                        678,702          376,851         (129,341)
                                                                ---------------  ---------------  ---------------
EQUITY PARTICIPATION IN NET (INCOME) LOSS OF ASSOCIATED
  COMPANIES (Note 7)..........................................           (3,098)          39,141            5,993
                                                                ---------------  ---------------  ---------------
  Loss from continuing operations before assets tax employee profit sharing, minority interest and extraordinary
    item......................................................         (668,013)        (775,100)        (186,051)
                                                                ---------------  ---------------  ---------------
PROVISIONS FOR (Note 12)
  Assets tax..................................................           32,462           29,093           35,199
  Employee profit sharing.....................................              647            2,082        --
                                                                ---------------  ---------------  ---------------
                                                                         33,109           31,175           35,199
                                                                ---------------  ---------------  ---------------
    Loss before minority interest and extraordinary item......         (701,122)        (806,275)        (221,250)

MINORITY INTEREST.............................................               45           37,029            3,179
                                                                ---------------  ---------------  ---------------
  Loss before extraordinary item..............................         (701,077)        (769,246)        (218,071)

EXTRAORDINARY ITEM
  Reorganization charge (Notes 2, 4.d and 8.b)................        --               --                 145,192
                                                                ---------------  ---------------  ---------------
  Net loss for the year.......................................  (Ps.    701,077) (Ps.    769,246) (Ps.    363,263)
                                                                ===============  ===============  ===============

   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                        FOR THE YEARS ENDED DECEMBER 31,
                              1994, 1995 AND 1996
                             (NOTES 1, 2, 3 AND 4)
        (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                      ACCUMULATED LOSSES
                              CAPITAL                      -----------------------------------------    (DEFICIT)
                               STOCK          CAPITAL        LEGAL       FOR THE          PRIOR        EXCESS FROM    MINORITY
                             SUBSCRIBED    CONTRIBUTIONS    RESERVE        YEAR           YEARS        RESTATEMENT    INTEREST
                           --------------  --------------  ---------  --------------  --------------  -------------  -----------

Balance at December 31,
  1993...................    Ps.3,562,076      Ps.56,344    Ps.3,080    Ps.(205,078)      Ps.579,962      Ps.85,019    Ps.11,338

Application of 1993 net
  loss...................                                                   205,078         (205,078)

Sale of capital stock....       1,824,341

Costs of stock issuance..        (157,684)

Recognition of the
  effects of inflation on
  the financial
  statements.............                                                                                   559,051

Minority interest for the
  year...................                                                                                                 (4,092)

Net loss for the year....                                                  (701,077)

Balance at December 31,
  1994...................       5,228,733         56,344       3,080       (701,077)         374,884        644,070        7,246
                           --------------  -------------   ---------  -------------   --------------  -------------  -----------

Application of 1994 net
  loss...................                                                   701,077         (701,077)

Recognition of the
  effects of inflation on
  the financial
  statements.............                                                                                  (423,194)

Minority interest for the
  year...................                                                                                                (32,868)

Net loss for the year....                                                  (769,246)

Balance at December 31,
  1995...................       5,228,733         56,344       3,080       (769,246)        (326,193)       220,876      (25,622)
                           --------------  -------------   ---------  -------------   --------------  -------------  -----------

Application of 1995 net
  loss...................                                                   769,746         (769,246)

Recognition of the
  effects of inflation on
  the financial
  statements.............                                                                                  (721,988)

Minority interest for the
  year...................                                                                                                 31,185

Net loss for the year....                                                  (363,263)

Balance at December 31,
  1996...................       5,228,733         56,344       3,080       (363,263)      (1,095,439)      (501,112)       5,563
                           ==============  =============   =========  =============   ==============  =============  ===========


                               TOTAL
                           STOCKHOLDERS'
                               EQUITY
                           --------------
Balance at December 31,
  1993...................   Ps.4,092,741
Application of 1993 net
  loss...................        --
Sale of capital stock....      1,824,341
Costs of stock issuance..       (157,684)
Recognition of the
  effects of inflation on
  the financial
  statements.............        559,051
Minority interest for the
  year...................         (4,092)
Net loss for the year....       (701,077)
                                 --
Balance at December 31,
  1994...................      5,613,280
                           -------------
Application of 1994 net
  loss...................        --
Recognition of the
  effects of inflation on
  the financial
  statements.............       (423,194)
Minority interest for the
  year...................        (32,868)
Net loss for the year....       (769,246)
Balance at December 31,
  1995...................      4,387,972
                           -------------
Application of 1995 net
  loss...................        --
Recognition of the
  effects of inflation on
  the financial
  statements.............       (721,988)
Minority interest for the
  year...................         31,185
Net loss for the year....       (361,263)
Balance at December 31,
  1996...................      3,333,906
                           =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                             IN FINANCIAL POSITION

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                             (NOTES 1, 2, 3 AND 4)
          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
                OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                          1994           1995           1996
                                                                      -------------  -------------  -------------
OPERATING ACTIVITIES:
Loss before extraordinary item......................................  (Ps.  701,077) (Ps.  769,246) (Ps.  218,071)
Items not requiring the use of resources:
  Depreciation and amortization.....................................        592,182        674,912        604,602
  Equity participation in net loss (income) of associated
    companies.......................................................         (3,098)        39,141          5,993
  Minority interest.................................................            (45)       (37,029)        (3,179)
                                                                      -------------  -------------  -------------
                                                                           (112,038)       (92,222)       389,345
Resources provided by (used in) operating activities:
  Trade accounts receivable.........................................        (71,258)       124,035         38,278
  Related parties...................................................         99,838         39,877        328,887
  Recoverable taxes and other.......................................        (48,230)        79,188        (25,342)
  Inventories.......................................................       (112,076)        47,692         56,224
  Trade accounts payable............................................        495,130        272,617       (419,582)
  Taxes and other payables..........................................        (20,807)        85,560         96,365
  Income tax........................................................       --                1,237          5,270
  Employee profit sharing...........................................            300           (842)          (209)
  Other.............................................................            555            186             61
                                                                      -------------  -------------  -------------
    Resources provided by operating activities before extraordinary
      item..........................................................        231,415        557,328        469,297
Extraordinary item: Reorganization charge...........................       --             --              145,192
                                                                      -------------  -------------  -------------
    Resources provided by operating activities......................        231,415        557,328        324,105
                                                                      -------------  -------------  -------------

FINANCING ACTIVITIES:
  (Payments of) proceeds from long-term debt........................        556,009         27,765       (104,869)
  Principal payments on long-term debt..............................       (675,436)      (437,928)      (302,293)
  Net change in notes payable.......................................       (324,169)       624,898         57,898
  Proceeds from issuance of common stock, net of costs of
  issuance..........................................................      1,666,655       --             --
                                                                      -------------  -------------  -------------
    Resources provided by (used in) financing activities............      1,223,061        214,735       (349,264)
                                                                      -------------  -------------  -------------

INVESTING ACTIVITIES:
  Purchase of property and equipment................................     (1,229,942)      (471,262)      (211,247)
  Sale (acquisition) of common stock of associated companies........       (153,787)       (51,305)        21,074
  Disposal (purchase) of other assets...............................       (529,427)      (328,755)       133,980
                                                                      -------------  -------------  -------------
    Resources used in investing activities..........................     (1,913,156)      (851,322)       (56,193)
                                                                      -------------  -------------  -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS...........................       (458,681)       (79,259)       (81,352)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR..............        716,042        257,361        178,102
                                                                      -------------  -------------  -------------
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR....................  Ps.   257,361  Ps.   178,102  Ps.    96,750
                                                                      =============  =============  =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

1. ENTITY AND NATURE OF BUSINESS

    Grupo Iusacell, S.A. de C.V. (the "Company") is a holding company which was incorporated on October 6, 1992. Its subsidiaries are primarily engaged in the wireless telecommunications business and hold concessions to operate cellular telephone systems in four proximate market areas ("Regions") in Mexico. In October 1995, the Company received a concession from the Mexican Government to operate as a long distance carrier and started its operations in this market on August 11, 1996. During 1996, the Company signed a joint venture agreement for the operation of nationwide and international paging services. The Company started to provide paging services in August 1996.

    The Peralta Family and Bell Atlantic Corporation ("Bell Atlantic") hold substantial ownership interests (direct or indirect) in the Company.

    On November 26, 1996, the Company's shareholders announced that they signed an agreement in principle to change the management control of Grupo Iusacell, S.A. de C.V., from the Peralta Family to Bell Atlantic, subject to certain Mexican Government approvals. Bell Atlantic assumed such management control on February 18, 1997 (see Notes 14 and 18).

    The Company and its subsidiaries are referred to collectively herein as the "Group" or "Grupo Iusacell".

2. ACQUISITIONS AND GROUP REORGANIZATION

ACQUISITION OF REGION 6 AND 7

    In 1993, the Company obtained ownership of Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. ("Portacel") and Telecomunicaciones del Golfo, S.A. de C.V. ("Telgolfo"). Portacel and Telgolfo hold the non-wireline cellular concessions for Region 6 and Region 7, respectively.

    The cost incurred in 1993 to acquire control of Portacel and Telgolfo amounted to Ps. 850,574, of which Ps. 725,610 represented the excess of investment cost over the book value.

    In February 1994 the Company purchased the remaining minority ownership interest of Telgolfo for Ps. 51,843, of which Ps. 48,256 represented the excess of investment cost over the book value.

ACQUISITION OF REGION 5

    In 1993, the Company acquired 67% of Hermes Telecomunicaciones, S.A. de C.V. ("Hermes"), a company that owns 51% of Comunicaciones Celulares de Occidente, S.A. de C.V. ("Comcel"). Comcel holds the non-wireline cellular concession for Region 5. The Company could not exercise significant influence over Comcel as an arbitration proceeding was initiated by a minority shareholder of Comcel. Although this arbitration was settled in November 1993, the settlement agreement provided for a stand-still arrangement until January 3, 1994. The expenses related to the arbitration were charged to excess of cost of investment in subsidiaries over book value in 1994. Accordingly, the Company's investment in Comcel was accounted for using the cost basis of accounting from the date of acquisition through December 30, 1993. In December 1993, the Company reached an agreement to purchase the remaining interests in both Comcel and Hermes. The Company's cost of acquiring Comcel and Hermes totaled Ps. 1,110,674, of which Ps. 900,422 represented the excess of investment cost over the book value.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
OTHER ACQUISITIONS

    In 1994, the Company acquired 51% of Telecomunicaciones Digitales Internacionales, S.A. de C.V. (now Iusatel Chile, S.A. de C.V.). The Company purchased this ownership interest for Ps. 20,430, which was the book value of the shares acquired. During 1996, the Company increased its ownership in Iusatel Chile, S.A. de C.V. from 51% to 100% through the capitalization of certain liabilities and the payment of U.S.$100 to the minority shareholders. In December 1996, the Company sold its debt and equity in Iusatel Chile, S.A. de C.V. for U.S.$5,000. Payment was received in the form of three promissory notes which mature between March and July 1997.

    In August 1994, the Company increased its ownership in Compania Colombiana de Telefonia Celular, S.A. ("Telecel") from 28.5% to 63.25%, by acquiring an additional 34.75% interest. The cost to acquire this interest was Ps. 32,859, of which Ps. 23,277 represented the excess of investment cost over the book value. In March 1995, the Company increased its ownership interest in Telecel through a capital contribution of Ps. 772. Through this contribution, the Company increased its ownership in Telecel from 63.25% to 70.14%.

    On December 13, 1994, Iusacell, S.A. de C.V. (subsidiary company) acquired 99.99% of Inmobiliaria Montes Urales 460, S.A. de C. V.. The cost was Ps. 70,977, of which Ps. 13,337 represented the excess of investment cost over the book value.

    In August 1995, the Company acquired from a related party 100% of Iusatel, S.A. de C.V. Starting August 11, 1996 Iusatel began to provide national and international long distance basic telephone services pursuant to a concession received from the Mexican Government in October 1995.

    In August 1995, the Company incorporated as a new subsidiary, Grupo Iusacell de Nicaragua, S.A.. This company holds the shares of a company named Radio Telefonia Rural de Nicaragua, S.A. which in July 1995 entered into a joint venture agreement with the Nicaraguan Telecommunications Ministry for the provision of fixed wireless local telephone services. In May 1996, the Nicaraguan Telecommunications Ministry revoked the agreement. As of December 31, 1996, the Company has not made any investment in this project and has no commitments for any such investments.

    In December 1995, the Company signed a joint venture agreement with Infomin, S.A. de C.V., a Mexican company which holds a fifteen-year concession to provide nationwide and international paging services through July 2009. Pursuant to this agreement, in March 1996, the Company and Infomin established a joint venture company, Infotelecom, S.A. de C.V., which is owned 51% and 49% by the Company and Infomin, respectively. The Company committed to contribute up to U.S.$10,500; as of December 31, 1996 the Company has invested U.S.$3,300 in the joint venture.

    In January 1996, the Company increased its ownership in Rentacell, S.A. de C.V. from 33.33% to 70%. As of December 31, 1995 the investment in Rentacell, S.A. de C.V. was accounted for using the equity method. Starting January 1996, the Company consolidated the assets, liabilities and operating results of this subsidiary which rents cellular phones.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
GROUP REORGANIZATION

    In late 1995 and during 1996, the Company's subsidiaries were reorganized. This reorganization consisted of the following operations:

    At an extraordinary stockholders' meeting held on December 29, 1995, the subsidiaries, Telcom Celular, S.A. de C.V. (Region 7) and Portacom, S.A. de C.V. (Region 6) were merged with and into Iusacell, S.A. de C.V.. This merger was made based on the financial statements of the three companies as of December 31, 1995.

    At an extraordinary stockholders' meeting held on December 29, 1995, Servicios Corporativos Iusacell, S.A. de C.V. was merged with and into Sistecel, S.A. de C.V.. This merger was made based on the financial statements of both companies as of December 31, 1995.

    At an extraordinary stockholders' meeting held on December 31, 1996, the respective stockholders of Hermes Telecomunicaciones, S.A. de C.V., GMD Comunicaciones, S.A. de C.V. and Portaserv, S.A. de C.V., voted to dissolve these companies. From such date, these three companies will not perform any transactions except those necessary to wind-up their pending businesses.

    At the end of 1996, and based on the reorganization of the Company and the change in the managerial and administrative control of the Group, the Company established a reserve of Ps. 145,192 for the restructuring expenses associated with the reorganization. The plan provides for the termination of 252 employees in the second quarter of 1997. This reserve, due to its characteristics of being non-recurrent and unusual, has been presented as an extraordinary item in the consolidated income statement. This reserve is as follows:

Provision for loss on sale of building...........................  Ps.76,318
Employee severance...............................................     28,313
Fixed assets obsolescence reserve................................     35,125
Change in estimate for allowance for doubtful accounts...........      5,436

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
SUMMARY

    The subsidiary companies which are included within the consolidated financial statements are as follows (directly or indirectly):

                                                                                    OWNERSHIP
                                                                                      AS OF
                                                                                   DECEMBER 31,
                                                                             ------------------------
SUBSIDIARY                                                                      1995         1996
---------------------------------------------------------------------------     -----        -----
S.O.S. Telecomunicaciones, S.A. de C.V.....................................         100%      100%
Iusacell, S.A. de C.V......................................................         100%      100%
Servicios Corporativos Iusacell, S.A. de C.V...............................         100%      --
Sistecel, S.A. de C.V......................................................         100%      100%
Satelitron, S.A. de C.V....................................................          51%       51%
Comunicaciones Celulares de Occidente, S.A. de C.V. (Region 5).............         100%      100%
Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. (Region 6).........         100%      100%
Telecomunicaciones del Golfo, S.A. de C.V. (Region 7)......................         100%      100%
Inflight Phone de Mexico, S.A de C.V.......................................         100%      100%
GMD Comunicaciones, S.A. de C.V............................................         100%      100%
Hermes Telecomunicaciones, S.A. de C.V.....................................         100%      100%
Inmobiliaria Montes Urales 460, S.A. de C.V................................         100%      100%
Portacom, S.A. de C.V......................................................         100%      --
Portaserv, S.A. de C.V.....................................................         100%      100%
Telcom Celular, S.A. de C.V................................................         100%      --
Mexican Cellular Investments, Inc..........................................         100%      100%
Iusanet, S.A. de C.V.......................................................         100%      100%
Iusatel Chile, S.A. de C.V.................................................          51%      --
Compania Colombiana de Telefonia Celular, S.A..............................          70%       70%
Promotora Celular, S.A. de C.V.............................................          75%       75%
Cellular Solutions de Mexico, S.A. de C.V..................................          68%       68%
Iusatelecomunicaciones, S.A. de C.V........................................         100%      100%
Iusatel, S.A. de C.V.......................................................         100%      100%
Grupo Iusacell Nicaragua, S.A..............................................         100%      100%
Infotelecom, S.A. de C.V...................................................         --         51%
Rentacell, S.A. de C.V.....................................................          33%       70%

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

3. BASIS OF PRESENTATION

    A) BASIS OF PRESENTATION

    The Group's consolidated financial statements have been prepared in conformity with accounting principles generally accepted in Mexico ("Mexican GAAP").

    The consolidated financial statements for the two periods have been presented in thousands of constant Mexican pesos as of March 31, 1997 as required by Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information", as amended, issued by the Mexican Institute of Public Accountants ("Bulletin B-10"). All amounts presented in U.S. dollars are in thousands.

    The amounts as of December 31, 1994, 1995 and 1996, presented in the financial statements and in the notes have been restated based on the inflation rate in order to present them in pesos of purchasing power as of March 31, 1997.

    B) CONSOLIDATED FINANCIAL STATEMENTS

    Those companies in which the Group holds 50% or more of the capital stock and exercises control over operating and financing activities are included in the consolidated financial statements.

    All significant intercompany balances and transactions have been eliminated in consolidation.

    C) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. ACCOUNTING POLICIES

    A summary of the Group's significant accounting policies is as follows:

    A) MONETARY UNIT

    The statements are presented in Mexican pesos, the currency that, based on the Mexican laws, must be used to prepare the accounting records of the Company and of its Mexican subsidiaries. All amounts presented in the 1994, 1995 and 1996 consolidated financial statements are expressed in thousands of Mexican pesos.

    B) EFFECTS OF INFLATION ON THE FINANCIAL STATEMENTS

    The consolidated financial statements of the Group have been prepared in accordance with Bulletin B-10. The Third Amendment of Bulletin B-10, effective for fiscal years beginning January 1, 1990 and thereafter, requires the restatement of all comparative financial statements to constant Mexican pesos as

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
of the date of the most recent balance sheet presented. Accordingly, the consolidated financial statements have been restated as follows:

    - Consolidated income statements for the current and prior year have been restated to constant Mexican pesos as of December 31, 1996 using the NCPI (National Consumer Price Index), published by Banco de Mexico (The Mexican Central Bank) from the periods in which the transactions (income and expenses ) occurred.

    - Bulletin B-12, "Statement of Changes in Financial Information", issued by the Mexican Institute of Public Accountants ("Bulletin B-12"), addresses the appropriate presentation of the statement of changes in financial position where financial statements have been restated to constant pesos as of the latest balance sheet date. Bulletin B-12 identifies the generation and application of resources representing differences between beginning and ending balance sheet balances in constant Mexican pesos, excluding the effect of holding non-monetary assets. Bulletin B-12 also provides that monetary and foreign exchange gains and losses should not be eliminated from resources provided by operating activities, nor from financing activities.

    The items which originate from the recognition of effects of inflation on financial information are as follows:

    Restatement of non-monetary assets:

    Inventories are valued at the average price of the purchases made during the period, and are restated using the NCPI, without exceeding the net realizable value.

    Property and equipment other than real estate are stated at net replacement cost. Real estate properties are stated at their fair market value. Net replacement cost and fair market values were determined from appraisals performed by independent appraisers registered with the Comision Nacional Bancaria y de Valores (Mexican National Banking and Securities Commission). The last appraisal is dated December 31, 1996.

    Property and equipment are depreciated using the straight-line method, based on the restated values. Useful lives are determined by independent appraisers. The average annual rates used by the Company are as follows:

                                                                           1994         1995         1996
                                                                           -----        -----        -----
Buildings and facilities................................................     3%           3%           3%
Communication equipment.................................................     7%           8%          10%
Furniture and fixtures..................................................    11%           9%           8%
Transportation equipment................................................    17%          19%          15%
Computer equipment......................................................    23%          23%          21%
Cellular rental telephones..............................................    41%          50%          49%

    Investments in associated companies are accounted for using the equity method based on the investees' equity adjusted for the effects of inflation in accordance with Bulletin B-10.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
    Restatement of stockholders' equity:

    The common stock and retained earnings accounts include the effect of restatement determined by applying the NCPI factor from the date capital was contributed or earned. The restatement represents the amount required to maintain the contributions and accumulated results in constant Mexican pesos as of March 31, 1997.

    The excess or deficit from restatement of capital is an element of stockholders' equity that includes surplus or deficit from holding non-monetary assets, which represents the excess or deficit in specific values of net non-monetary assets in comparison with the increase attributable to general inflation as measured by the NCPI.

    Integral financing cost (gain):

    Integral financing result comprises net interest expense, foreign exchange gains and losses, and gains and losses from net monetary position.

    Foreign exchange gains and losses on transactions denominated in currency other than Mexican pesos result from fluctuations in exchange rates from the date transactions are recorded to the time of settlement or valuation at the end of the period.

    Gains and losses from monetary position represent the effects of inflation, as measured by the NCPI, on the Group's monetary assets and liabilities at the beginning of each month. If monetary liabilities exceed monetary assets, there is a gain from monetary position. Otherwise, if monetary liabilities are less than monetary assets, there is a resulting loss from monetary position.

    C) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist primarily of short term, fixed rate investments and bank deposits. The Company invests its excess cash in deposits with major banks. The investments are carried at cost plus accrued interest, which approximates market value. These investments are highly liquid cash equivalents, having a maturity of ninety days or less when acquired.

    D) ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The Company cancels services to those customers with invoices that are 60 days past due. Beginning in 1996, the Company began to fully reserve accounts receivable that were 90 days past due. Prior to 1996, the Company fully reserved accounts receivable over 120 days past due. The accumulated effect at the beginning of the year for the change of this estimate was Ps. 5,406 and such amount is presented as part of the reorganization reserve. During 1994, 1995 and 1996 the Company wrote off accounts receivable against this allowance for Ps. 39,202, Ps. 72,997 and Ps. 70,909, respectively. The charge to income for the year, to increase the allowance for doubtful accounts, amounted to Ps. 63,555, Ps. 82,576 and Ps. 70,909, in 1994, 1995 and 1996, respectively.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
    E) INVESTMENT IN ASSOCIATED COMPANIES

    Long-term investments in common stock of companies in which the Group owns not less than 20% nor more than 50% of the entity's voting common stock and over which the Company can exercise significant influence are accounted for using the equity method. Under the equity method such investments are carried at cost adjusted for the Company's share of the net income or losses of these companies and the effects of their restatement of non-monetary assets. There are immaterial transactions with such associated companies that have been eliminated before recognizing the equity method.

    Investments of less than 20% of an entity's voting common stock or over which the Company cannot exercise significant influence are stated at cost.

    F) CELLULAR TELEPHONES

    Cellular telephones given to customers through an exclusive service contract, are amortized over the initial contract period. The amortization is periodically reviewed and adjusted if the customer does not fulfill the original agreement. The cost of such telephones is included in other assets, net of amortization.

    The cost of cellular telephones sold to customers is recorded as a cost of telephone equipment sold. Telephones leased to customers are included in fixed assets and are depreciated over the initial contract period, generally two years.

    G) CONCESSIONS

    Costs related to the acquisition of concessions issued by the Mexican Government to provide cellular telephone services have been capitalized and are included in other assets. Such costs are amortized on a straight-line basis over a twenty year period, which is the period of the concession. The Mexican Government requires that the Company comply with the specific requirements of each concession. The Company has substantially complied with such requirements through December 31, 1996, except for certain informational requirements of the authorities. The Company believes this does not expose the concession to any regulatory risk.

    H) ADVERTISING

    Prepaid media advertising costs are included in other assets in the accompanying balance sheet. Such costs are expensed, as incurred, and are included in current operating expenses. Advertising expenses amounted to Ps. 191,809, Ps. 109,319 and Ps. 113,399, for 1994, 1995 and 1996, respectively.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)

    I) EXCESS OF COST OF INVESTMENT IN SUBSIDIARIES OVER BOOK VALUE

    The excess of cost over the book value of net assets of acquired subsidiaries is amortized on a straight-line basis over twenty years. Amortization expense was Ps. 81,571, Ps. 81,269 and Ps. 92,892 in 1994, 1995 and 1996, respectively.

    The carrying amount applicable to each acquired subsidiary is reviewed if the facts and circumstances suggest that it might be impaired.

    J) INCOME TAXES AND EMPLOYEE PROFIT SHARING

    Income taxes are computed in accordance with the partial liability method, as required by Bulletin D-4, "Accounting treatment for Income Tax and Employee Profit Sharing", issued by the Mexican Institute of Public Accountants ("Bulletin D-4"), under which deferred income taxes are provided for identifiable, non-recurring temporary differences (i.e., those expected to reverse over a definite period of time) at rates in effect at the time such differences arise, and reversed at the rates in effect at the time such differences reverse. In accordance with Bulletin D-4, the Company did not make a provision for deferred taxes as of December 31, 1994, 1995 and 1996.

    Employee profit sharing is a statutory labor obligation payable to employees which is determined on the basis of each subsidiary's pre-tax income as adjusted in accordance with the provisions of the Mexican Labor Law and the Mexican Tax Law.

    K) SENIORITY PREMIUMS

    In accordance with Mexican Labor Law, the Group's employees are entitled to seniority premiums after 15 years of service or upon dismissal, disability or death. The Group follows Bulletin D-3, "Labor Obligations", issued by the Mexican Institute of Public Accountants ("Bulletin D-3"). Under Bulletin D-3, the actuarially determined projected benefit obligation is computed using estimates of salaries that will be in effect at the time of payment. Personnel not yet eligible for seniority premiums are also included in the determination of the obligation with necessary adjustments made in accordance with the probability that these employees will reach the required seniority. At December 31, 1996, the average seniority of the employees is less than 3 years.

    Also, in accordance with Mexican Labor Law, the Company is liable for severance payments to employees who are dismissed under certain circumstances. Such compensation is recognized when paid.

    The Company has no employee pension plans and does not provide any other post retirement benefits.

    L) REVENUE RECOGNITION

    Cellular air time is recorded as revenue when provided. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance and

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
recognized when the services are provided. Other revenue, mainly from paging and long distance services, are recognized on provision of these services.

    M) FOREIGN CURRENCY TRANSACTIONS

    Foreign currency transactions are recorded at the exchange rates in effect at the transaction date. Assets and liabilities denominated in foreign currencies are translated to Mexican pesos using the exchange rates in effect at the time of settlement or valuation at each balance sheet date with resulting exchange differences being recognized as exchange gains or losses.

5. RELATED PARTIES

    The Peralta Family and Bell Atlantic hold substantial ownership interests (direct or indirect) in the Company. In addition, the Peralta Family holds ownership interests in various other entities, primarily Industrias Unidas, S.A. de C.V. ("IUSA") and related entities which are customers of or suppliers to the Company.

    A summary of related party accounts and notes receivable as of December 31, is as follows:

                                                                        1995         1996
                                                                    ------------  -----------
IUSA and related entities.........................................    Ps. 29,642    Ps. 4,418
Peralta Family entities...........................................         3,948        3,104
                                                                    ------------  -----------
  Total...........................................................    Ps. 33,590    Ps. 7,522
                                                                    ============  ===========


    Accounts receivable result from the sale of cellular telephone services, operating lease contracts and the transfer during 1995 to IUSA of the investment in a real estate project.

    Accounts and notes payable to related parties as of December 31, are as follows:

                                                                     1995           1996
                                                                 ------------  --------------
IUSA and related entities......................................    Ps. 17,948     Ps.     725
Peralta Family entities........................................            21             557
FIUSA Pasteje..................................................       --              303,140
Bell Atlantic..................................................        53,273          69,639
                                                                 ------------  --------------
  Total........................................................    Ps. 71,242     Ps. 374,061
                                                                 ============  ==============


    The payable accounts result from the leasing of some facilities and services received. The notes payable to FIUSA Pasteje and Bell Atlantic result from the financing of the Company's operations.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

5. RELATED PARTIES (CONTINUED)
    Following is an analysis of the related party transactions described above for the years ended December 31:

                                                        1994          1995          1996
                                                    ------------  ------------  ------------
Service revenue...................................    Ps.  7,178    Ps. 11,530    Ps.  9,927
Lease income......................................           426         2,333         2,112
Interest income...................................         9,678           436          --
                                                    ------------  ------------  ------------
    Total income..................................    Ps. 17,282    Ps. 14,299    Ps. 12,039
                                                    ============  ============  ============


                                                       1994          1995           1996
                                                   ------------  ------------  --------------
Commission expenses..............................    Ps. 10,029    Ps. 16,791     Ps.   3,287
Technical expenses...............................        21,558        36,473          63,307
Lease expenses...................................         2,217         2,614           6,354
Interest expense.................................         6,894        14,730          31,501
Operating expenses...............................       --             11,755           6,741
                                                   ------------  ------------  --------------
    Total expenses...............................    Ps. 40,698    Ps. 82,363     Ps. 111,190
                                                   ============  ============  ==============


6. INVENTORIES

    As of December 31, inventories are made up by the following:

                                                                     1995            1996
                                                                --------------  --------------
Cellular telephones and accessories...........................     Ps. 144,738     Ps.  86,840
Allowance for obsolete and slow-moving inventories............          52,176          34,279
                                                                --------------  --------------
    Net.......................................................          92,562          52,561
Advances to suppliers.........................................          70,099          53,876
                                                                --------------  --------------
    Total inventories.........................................     Ps. 162,661     Ps. 106,437
                                                                ==============  ==============


7. INVESTMENT IN ASSOCIATED COMPANIES

    As of December 31, the Group's investment in associated companies is as follows:

                                                   1995                         1996
                                        ---------------------------  ---------------------------
ENTITY                                    OWNERSHIP     INVESTMENT     OWNERSHIP     INVESTMENT
--------------------------------------  -------------  ------------  -------------  ------------
Editorial Celular, S.A. de C.V........     40.00%      Ps. 3,676        40.00%     Ps.  2,327
Consorcio Ecuatoriano de
  Telecomunicaciones, S.A.............     27.53%         74,601        27.53%         81,511
Rentacell, S.A. de C.V................     33.33%           (290)         --             --
Other.................................                     8,233                        9,678
                                                      ----------                   ----------
    Total.............................                Ps. 86,220                   Ps. 93,516
                                                      ==========                   ==========


                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

7. INVESTMENT IN ASSOCIATED COMPANIES (CONTINUED)
    Starting in 1996, Rentacell, S.A. de C.V. is being consolidated (see Note
2).

    Summarized financial information for these associated companies accounted for by the equity method as of and for the years ended December 31, 1995 and 1996, is as follows:

                                                                     1995            1996
                                                                --------------  --------------
Total assets..................................................     Ps. 552,980     Ps. 477,900
Total liabilities.............................................         346,838         253,421
Revenues......................................................         280,126         260,034
Gross income (loss)...........................................         (13,947)         13,515
Net income (loss).............................................         (54,008)          5,664
Group's share of net loss.....................................         (39,141)         (5,993)

8. PROPERTY AND EQUIPMENT

    a) At December 31, property and equipment consist of:

                                                                  1995              1996
                                                            ----------------  ----------------
Buildings and facilities..................................     Ps. 1,086,365     Ps.   975,519
Communication equipment...................................         3,845,372         3,209,722
Furniture and fixtures....................................            59,715            64,188
Transportation equipment..................................            32,094            36,333
Computer equipment........................................           177,771           177,032
Cellular rental telephones................................            22,816            24,701
                                                            ----------------  ----------------
                                                                   5,224,133         4,487,495
Accumulated depreciation..................................        (1,322,334)       (1,487,966)
                                                            ----------------  ----------------
                                                                   3,901,799         2,999,529
Land......................................................            41,425            34,956
Construction in progress..................................           224,602           157,356
Advances to suppliers.....................................           118,254           115,577
                                                            ----------------  ----------------
                                                               Ps. 4,286,080     Ps. 3,307,418
                                                            ================  ================


    b) Depreciation expense was Ps. 171,036, Ps. 292,812 and Ps. 304,199 for 1994, 1995 and 1996, respectively. In 1996, the Company established an obsolescence reserve of Ps. 35,125 for certain communication equipment, which is included in the accumulated depreciation and is part of the restructuring expenses classified as an extraordinary item.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

9. OTHER ASSETS

    At December 31, other assets consist of the following:

                                                                      1995           1996
                                                                  -------------  -------------
Concessions.....................................................  Ps.   172,790  Ps.   161,715
Cellular telephones to be amortized.............................        260,225         94,920
Prepaid expenses................................................         69,068         46,726
Advertising expenses............................................         59,479           --
Preoperating expenses...........................................        152,018        352,416
Other...........................................................         30,903          4,986
                                                                  -------------  -------------
                                                                  Ps.   744,483  Ps.   660,763
                                                                  =============  =============


    Cellular telephones amortization expense was Ps. 272,120, Ps. 292,224 and Ps. 207,510 in 1994, 1995 and 1996, respectively.

    Preoperating expenses mainly represent the investment in the Project 450 (see Note 17).

10. NOTES PAYABLE AND LONG-TERM DEBT

    At December 31, the notes payable and long-term debt consist of the following:

    Notes payable at December 31, are as follows:

                                                                                          1995           1996
                                                                                      -------------  -------------
Short-term loan of U.S.$24,282 bearing interest at a variable rate of LIBOR plus
  5.75% and maturing on February 28, 1997...........................................  Ps.      --    Ps.   202,436
Unsecured business short-term loan of U.S.$65,000 bearing interest at a variable
  rate of LIBOR plus 4% and maturity dates from February through March 1997.........        511,921        541,992
Short-term loan of Ps. 6,000 bearing interest at a fixed rate of 57% and maturing on
  February 23, 1996.................................................................          8,111           --
Short-term loan of U.S.$4,842 bearing interest at a fixed rate of 5.30% and maturing
  on March 13, 1996.................................................................         48,863           --
Short-term loan of U.S.$5,086 bearing interest at a fixed rate of 10.25% and
  maturing on March 13, 1996........................................................         51,319           --
Short-term loan of U.S.$6,296 bearing interest at variable rates that range from
  11.09% to 11.8% and maturity dates from April to November 1996....................         65,871           --
Other...............................................................................            444           --
                                                                                      -------------  -------------
    Total...........................................................................  Ps.   686,529  Ps.   744,428
                                                                                      =============  =============


                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

10. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)
    Long-term debt at December 31, consists of:

                                                                      1995           1996
                                                                  -------------  -------------
Medium term loan of U.S.$134 bearing interest at a variable rate of LIBOR plus 3% and maturing on February 18, 1998. Interest and principal are payable semiannually commencing August
  1993..........................................................  Ps.     2,340  Ps.     1,118
Long-term loan of U.S.$2,096 bearing interest at a rate of
  Treasury Notes plus 5% maturing September 30, 1998. Interest and principal are payable semiannually commencing September
  1993..........................................................         32,893         17,474
Obligations for equipment under capitalized leases for U.S.$593 at a variable rate of LIBOR plus 2.5% maturing on December 28,
  1998. Interest and principal are payable semiannually
  commencing June 1994..........................................          9,501          4,943
Long-term loan of U.S.$18,000 bearing interest at a variable rate of LIBOR plus 2.9375% maturing December 2001. Interest and principal are payable semiannually commencing June 15,
  1994..........................................................        113,777        150,069
Long-term loan of U.S.$3,333 bearing interest at a rate of LIBOR plus 2.4375% maturing April 15, 2002. Interest and principal
  are payable semiannually commencing April 1993................         41,210         27,786
Long-term loan of U.S.$7,935 bearing interest at a rate of
  12.55% maturing on July 15, 2002. Interest and principal are
  payable semiannually commencing January 1994..................         96,857         66,155
Long-term loan of U.S.$33,952 bearing interest at a variable rate of LIBOR plus 4% maturing on January 28, 2004. Interest and principal are payable semiannually commencing June
  1994..........................................................        380,312        283,057

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

10. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

                                                                      1995           1996
                                                                  -------------  -------------
Long-term loan of U.S.$13,156 bearing interest at a variable rate of LIBOR plus 3.75% maturing on November 14, 2004.
  Interest and principal are payable semiannually commencing
  July 1994.....................................................  Ps.    25,438  Ps.   109,679
Long-term loan of U.S.$10,726 bearing interest at a variable rate of LIBOR plus 2.9375% maturing on December 19, 2001.
  Interest and principal are payable semiannually commencing
  March 1996....................................................        112,214           --
Long-term loan of U.S.$16,445 bearing interest at a variable rate of LIBOR plus 3.75% maturing on November 14, 2004.
  Interest and principal are payable semiannually commencing May
  1995..........................................................        154,845           --
Other...........................................................          4,010           --
                                                                  -------------  -------------
Total...........................................................  Ps.   973,397  Ps.   660,281
  Less current portion..........................................        140,971        112,332
                                                                  -------------  -------------
                                                                  Ps.   832,426  Ps.   547,949
                                                                  =============  =============


    LIBOR at December 31, 1996 was 6%.

    Certain loan agreements, among other conditions, impose certain restrictive covenants such as maintenance of certain ratios, restrictions on incurring of additional debt, and restrictions on the sale or lease of the Group's assets.

    Long term maturities for the years subsequent to December 31, 1996 are as follows:

YEAR
-------------------------------------------------------------------------------  -------------
1998...........................................................................  Ps.   111,339
1999...........................................................................        100,069
2000...........................................................................        100,067
2001...........................................................................        100,067
2002...........................................................................         51,903
2003 and thereafter............................................................         84,504
                                                                                 -------------
                                                                                 Ps.   547,949
                                                                                 =============


    At December 31, 1996 unused lines of credit totaled Ps. 665,763 (U.S.$ 85,000). The Company has paid no commitment fees for these lines of credit.

    At December 31, 1995 and 1996 assets collateralizing long-term debt include substantially all assets, (including the Government concessions) of Region 5 and 6, and their property and equipment.

    The Group leases certain communication equipment and transportation equipment under agreements which are classified as capital leases. Most equipment leases have purchase options at the end of

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

10. NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED) the original lease term. Leased capital assets, included in property and equipment at December 31, 1995 and 1996, are as follows:

                                                                        1995         1996
                                                                     -----------  -----------
Communication equipment............................................  Ps.  21,585  Ps.  24,204
Transportation equipment...........................................        2,477         --
                                                                     -----------  -----------
    Total equipment leased.........................................       24,062       24,204
Accumulated depreciation...........................................       (3,797)      (4,766)
                                                                     -----------  -----------
    Net equipment leased...........................................  Ps.  20,265  Ps.  19,438
                                                                     ===========  ===========


11. TRADE ACCOUNTS PAYABLE

    At December 31, trade accounts payable consist of the following:

                                                                      1995           1996
                                                                  -------------  -------------
Current accounts................................................  Ps.   306,316  Ps.   270,851
Notes payable...................................................        579,990        190,737
                                                                  -------------  -------------
  Total.........................................................  Ps.   886,306  Ps.   461,588
                                                                  -------------  -------------
Long-term notes payable.........................................  Ps.     5,191  Ps.    10,328
                                                                  =============  =============


    As of December 31, 1996, the Company has only partially paid amounts invoiced by Telefonos de Mexico, S.A. de C.V. ("Telmex") since it believes that Telmex did not have the legal right to charge certain invoiced amounts. These disputed charges are being negotiated with Telmex. At December 31, 1996 the Company has established adequate reserves to cover these liabilities. Additionally, the Group's subsidiaries have claimed from Telmex the payment of certain fees for reciprocal termination charges which the Company has the right to collect, based on the Federal Telecommunications Law (Ley Federal de Telecomunicaciones) published on June 7, 1995 and the regulations issued thereunder.

12. INCOME TAX, ASSETS TAX AND EMPLOYEE PROFIT SHARING

    In December 1993, the Mexican tax authorities granted the Group permission to file a consolidated income tax return commencing with the tax year beginning January 1, 1994.

    The income tax rate is 34%. The provision for income tax differs from the statutory income tax rate due to temporary and permanent differences in the determination of the income for tax reporting and financial reporting purposes. The most significant temporary differences are the tax deduction for inventory purchases and certain liability accruals which are deductible only when paid for tax purposes. The most important permanent items are the differences between book and tax depreciation, the goodwill amortization and non-deductible expenses.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

12. INCOME TAX, ASSETS TAX AND EMPLOYEE PROFIT SHARING (CONTINUED)
    In accordance with Mexican accounting principles, no deferred taxes have been provided on temporary differences since such differences are of a recurring nature and their realization cannot be foreseen in a defined period of time.

    The 1.8% (2% in 1994) net assets tax is calculated on the average value of substantially all assets less certain liabilities. This tax is required to be paid if this computation exceeds the amount of income tax. The 1.8% assets tax paid may be utilized as a credit against future income tax in the years in which the Company generates an income tax in excess of the assets tax. The assets tax is available as a carry forward for up to ten years and is subject to restatement based on the National Consumer Price Index when used. As of December 31, 1996, the net assets tax available as a carry forward is Ps. 83,194.

    At December 31, 1996, the Group had the following net operating losses for income tax purposes that may be carried forward and applied against future taxable earnings:

YEAR OF LOSS                                                                      AMOUNT OF LOSS    EXPIRATION YEAR
--------------------------------------------------------------------------------  ---------------  -----------------
1991............................................................................   Ps.    17,474            2001
1992............................................................................             260            2002
1993............................................................................         388,931            2003
1994............................................................................         821,344            2004
1995............................................................................         424,397            2005
1996............................................................................          28,166            2006

    These losses are indexed for inflation from the year incurred to the sixth month of the year utilized. Accordingly, these amounts include the inflation up to June 1996. Losses include Ps. 237,327 and Ps. 157,684 of capital stock issuance costs expensed for tax purposes in 1993 and 1994. Such amounts were charged to stockholders' equity in the consolidated financial statements.

    Employee profit sharing, generally (10%), is computed on taxable income, with adjustments to exclude inflationary effects and the restatement of depreciation expense. In the years ended December 31, 1994 and 1996 there was no profit sharing expense. In the year ended December 31, 1995 employee profit sharing expense amounted to Ps. 2,082.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

12. INCOME TAX, ASSETS TAX AND EMPLOYEE PROFIT SHARING (CONTINUED)
    The effective rate reconciliation as of December 31, is as follows:

DESCRIPTION                                                              1994            1995            1996
------------------------------------------------------------------  --------------  --------------  --------------
Income tax benefit at statutory rate..............................     (Ps.226,934)    (Ps.263,534)    (Ps.124,867)
  Add (deduct):
    Inventory purchases less cost of sales........................         (40,123)        (83,518)        (33,775)
    Depreciation and amortization                                          (19,682)       (122,454)       (100,667)
    Differences between interest and inflationary gains or
      losses......................................................          25,699         206,516         152,498
    Net assets tax................................................          31,422          29,093          35,199
    Application of income tax loss carryforwards..................         192,119         150,993          10,193
    Provision for doubtful accounts...............................          13,662           6,706          (1,313)
    Telephones to be amortized....................................         (23,643)         79,513          54,164
    Goodwill amortized............................................          27,733          23,729          25,631
    Other.........................................................          52,209           2,050          18,136
                                                                    --------------  --------------  --------------
Effective income tax expense at effective rate....................       Ps.32,462       Ps.29,093       Ps.35,199
                                                                    ==============  ==============  ==============


    The effective income tax expense represents basically 1.8% tax on assets, which is the alternative minimum tax in Mexico.

13. COMMITMENTS AND CONTINGENCIES

    As of December 31, 1996 the Company has the following commitments and contingent liabilities:

    a) The Company has entered into operating lease agreements for administrative offices, sales branches, and service facilities. Such lease agreements expire at various dates through 2002. Some contain options for renewal. Rental expense was Ps. 42,267, Ps. 50,921 and Ps. 50,046 for the years ended December 31, 1994, 1995 and 1996, respectively.

    Future minimum rental payments under existing leases with terms in excess of one year as of December 31, 1996 are as follows:

1997.............................................................  Ps.33,007
1998.............................................................     17,489
1999.............................................................     15,038
2000.............................................................     11,652
Thereafter.......................................................      6,249

    b) For the taxes and penalties that the tax authorities may collect if they disagree with the criteria applied by the Company regarding the calculation of some taxes, rights and federal contributions as a result of prior years' tax returns. As of this date there has been no notification of disagreement from the authorities. In February 1996, the Tax authorities (Secretaria de Hacienda y Credito Publico) started an audit in three companies of the Group (Grupo Iusacell, S.A. de C.V., Iusacell, S.A. de C.V. and SOS

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)
Telecomunicaciones, S.A. de C.V.). The Company does not anticipate that any tax difference or penalties will be originated by this audit which would be material to the Company's financial position, results of operations or liquidity.

    c) Mitsubishi Electronics America Inc. filed a complaint in the United States on July 18, 1996 against Grupo Iusacell, S.A. de C.V. and Bell Atlantic Corporation. Essentially, Mitsubishi alleges that it had a contract with Grupo Iusacell for the sale of telephone terminals and that Iusacell has breached the contract by not purchasing the terminals. Mitsubishi alleges the contract was for the sale of 60,000 units at a cost of U.S.$0.510 each. Grupo Iusacell has filed a motion to dismiss for lack of personal jurisdiction. Based on the opinion of external lawyers and because of the pending motions it is too early to evaluate the possibility of settlement or the extent of Grupo Iusacell's exposure, if any, to loss by judgment.

    d) In 1996, the Company received a notification from the authorities requesting the payment of surcharges related to the purchase completed in three installments in 1990 of the Region 5 concession. This Region was bought by Grupo Iusacell in 1993 (see Note 2). The opinion of external counsel is that this request is legally unfounded.

14. CONTRIBUTED CAPITAL

    Series A, B and D represent shares entitling the holder of each share to one vote at the Company's stockholders' meetings. The stockholders of Series L shares may vote only in limited circumstances as described in the Company's by-laws. Stockholder actions on certain matters require approval by both Series A and Series B stockholders.

    Series A shares must always represent not less than 51% of the capital stock with full voting rights and, until February 1997, were only acquirable by Mexicans. Series B, D and L shares may be acquired by foreigners or Mexicans.

    Series B and D shares cannot exceed 24.5% of the total capital stock. Series L shares cannot exceed 19% of the total capital stock. Series L shares are not considered in determining the amount or proportion of foreign investment in the Company as long as the shares are listed on the Mexican Stock Exchange.

    In May 1994, the stockholders authorized a 10 for 1 stock split applicable to all outstanding shares of capital stock at December 31, 1993. Information contained in these consolidated financial statements has been retroactively adjusted to reflect this split.

    On May 20, 1994, 28,291,350 series D and 66,013,150 series L shares were issued and sold through a public offering for Ps. 1,824,341. Capital stock includes Ps. 1,426,371 of amounts paid in excess of nominal value. Fees charged by outside advisors for assisting in this sale amounted to Ps. 157,684 and were charged to stockholders' equity. In addition 23,957,620 series A shares were converted into an equal number of series L shares. The converted series A shares were canceled.

    As mentioned in Note 1, on November 26, 1996, the Company's shareholders signed an agreement in principle to change the controlling interest of Grupo Iusacell to Bell Atlantic. Following the signed

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

14. CONTRIBUTED CAPITAL (CONTINUED)
agreement, on December 18, 1996, at an extraordinary stockholders' meeting, the following resolutions modifying the Company's by-laws were adopted:

        1) Series A shares may be acquired by Mexicans and/or foreigners.

        2) The conversion of 200,000,000 Series "B" shares and 166,769,760 Series "D" shares, for 366,769,760 Series "A" shares.

        3) The conversion of 100,000,000 Series "A" shares for 100,000,000 Series "D" shares.

    These resolutions were subject to the authorizations requested before the Foreign Investment National Commission and the Competition Federal Commission (see Note 18).

    Subject to the above mentioned authorizations and the adoption of such resolutions, the stockholders decided to increase the fixed portion of the capital stock by up to Ps. 766,000 through the issuance of up to 74,163,591 Series "A" shares and up to 54,407,837 Series "D" shares. The present holders of the Series "D" shares had the right to acquire additional Series "D" shares in order to allow them to keep their actual ownership proportion; this right expired fifteen days after the publication of these resolutions in the Diario Oficial de la Federacion (Mexican Federal Official Journal) (See Note 18). After such term expires the remaining shares will be offered for their subscription and payment as follows:

        a) Up to 57,142,857 Series "A" shares to Bell Atlantic Latin America Holdings, Inc. through the capitalization of certain liabilities.

        b) Up to 17,020,734 Series "A" shares and up to 54,407,837 Series "D" shares to FIUSA Pasteje, S.A. de C.V. through the capitalization of certain liabilities.

    At the same stockholders' meeting, a Stock Purchase Plan for the Company's executives was approved. In this regard, the stockholders decided to increase the fixed portion of the capital stock of up to Ps. 106,000 through the issuance of up to 15,625,000 Series "L" shares. The present holders of the Series "L" shares had the right to acquire additional shares in order to allow them to keep their actual ownership proportion; this right expired fifteen days after the publication of these resolutions in the Diario Oficial de la Federacion (Mexican Federal Official Journal). After such term expires the remaining shares will be canceled, except for 7,812,500 shares which will be designated to the above mentioned Stock Purchase Plan.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

14. CONTRIBUTED CAPITAL (CONTINUED)
    The changes in the number of shares of common stock for the period January 1, 1994 through December 31, 1996 are analyzed as follows:

                                                                             NUMBER OF SHARES
                                                                            ------------------
January 1, 1994 balance (restated for stock split)........................        887,319,930
  May 20, 1994--issuance of common stock through primary public
    offering..............................................................         94,304,500
                                                                            -----------------
December 31, 1994 balance.................................................        981,624,430
  No changes..............................................................          --
                                                                            -----------------
December 31, 1995 balance.................................................        981,624,430
  No changes..............................................................          --
                                                                            -----------------
December 31, 1996 balance.................................................        981,624,430
                                                                            =================


    At December 31, 1995 and 1996, the authorized and outstanding shares of common stock, without par value, consist of the following:

Series A..................................................................        428,575,540
Series B..................................................................        205,562,450
Series D..................................................................        204,920,220
Series L..................................................................        142,566,220
                                                                            -----------------
  Total...................................................................        981,624,430
                                                                            =================


15. EARNED CAPITAL

    In accordance with the Mexican Corporate Law, a legal reserve must be created, and annually increased by 5% of the annual net earnings until it reaches 20% of the common stock amount. This reserve is not available for dividends, but may be used to reduce a deficit or may be transferred to capital.

    As defined in the Federal Income Tax Law, a tax on dividends is calculated based on the paid dividends which exceed the taxable net income. The accumulated taxable net income of the Company as of December 31, 1996 was approximately Ps. 68,477.

    The Company cannot pay dividends until it collects them from its subsidiaries. Two subsidiaries (Comcel in Region 5 and Portacel in Region 6) have bank debt that partially restricts their ability to pay dividends to the holding company if certain financial ratios are not met. As of December 31, 1996, such ratios were met. Both companies have accumulated losses at December 31, 1996.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

    The earned capital accounts consist of the following:

                                                                                  DECEMBER 31, 1995
                                                                   -----------------------------------------------
                                                                                      ACCUMULATED
                                                                                      ADJUSTMENTS
                                                                      HISTORICAL          FOR
                                                                        VALUE          INFLATION        TOTAL
                                                                   ----------------  -------------  --------------
Legal reserve....................................................  Ps.        1,499   Ps.   1,581   Ps.      3,080
Accumulated losses from prior years..............................          (325,251)         (942)        (326,193)
Net loss for the year............................................          (805,911)       36,665         (769,246)
Excess from restatement..........................................         --              220,876          220,876
                                                                   ----------------  ------------   --------------
  Total..........................................................  (Ps.   1,129,663)  Ps. 258,180   (Ps.   871,483)
                                                                   ================  ============   ==============


                                                                                DECEMBER 31, 1996
                                                                --------------------------------------------------
                                                                                   ACCUMULATED
                                                                                   ADJUSTMENTS
                                                                   HISTORICAL          FOR
                                                                     VALUE          INFLATION          TOTAL
                                                                ----------------  --------------  ----------------
Legal reserve.................................................  Ps.        1,499  Ps.      1,581  Ps.        3,080
Accumulated losses from prior years...........................        (1,131,162)         35,723        (1,095,439)
Net loss for the year.........................................          (515,635)       (152,372)         (363,263)
Deficit from restatement......................................         --               (501,112)         (501,112)
                                                                ----------------  --------------  ----------------
  Total.......................................................  (Ps.   1,645,298) (Ps.   311,436) (Ps.   1,956,734)
                                                                ================  ==============  ================


16. FOREIGN CURRENCY POSITION

    The balance sheet as of December 31, includes assets and liabilities denominated in U.S. dollars as follows:

                                                                                      1995             1996
                                                                                 ---------------  ---------------
Monetary assets................................................................  U.S.$    16,028  U.S.$    12,752
Monetary liabilities...........................................................          234,538          254,629
                                                                                 ---------------  ---------------
  Net liability position in U.S. dollars.......................................  U.S.$   218,510  U.S.$   241,877
                                                                                 ---------------  ---------------
Equivalent in nominal Mexican pesos............................................    Ps. 1,691,180    Ps. 1,894,502
                                                                                 ===============  ===============


                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

16. FOREIGN CURRENCY POSITION (CONTINUED)
    During 1994, 1995 and 1996, interest expense paid and interest income collected on assets and liabilities denominated in U.S. dollars were as follows:

                                                                        1994            1995            1996
                                                                   --------------  --------------  --------------
Interest income..................................................  U.S.$    2,935  U.S.$    7,749  U.S.$   18,298
Interest expense.................................................          14,660          28,779          52,011
                                                                   --------------  --------------  --------------
  Net interest expense...........................................  U.S.$   11,725  U.S.$   21,030  U.S.$   33,713
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Equivalent in nominal Mexican pesos..............................       Ps.58,566      Ps.162,764      Ps.264,057
                                                                   ==============  ==============  ==============


    The exchange rate as of December 31, 1994, 1995 and 1996 was Ps. 4.995, Ps.
7.7396 and Ps. 7.8325 per U.S.$ 1, respectively. At the issuance date of these consolidated financial statements the exchange rate in effect was Ps. 7.778 per U.S.$ 1.

17. PROJECT 450

    During 1994, the Company created a subsidiary to be in charge of providing fixed wireless local telephony services (Project 450). At December 31, the following has been incurred during the start-up phase of the project:

                                                                                1995           1996
                                                                            -------------  -------------
Fixed assets..............................................................     Ps.454,081     Ps.422,407
Capitalized interest......................................................         32,306        144,032
Inventory.................................................................         14,809         21,263
Pre-operating expenses....................................................         43,006         64,086
                                                                            -------------  -------------
Total.....................................................................     Ps.544,202     Ps.651,788
                                                                            =============  =============


    Capitalized interest and pre-operating expenses are included in "Other assets" in the attached consolidated balance sheet (see Note 9).

    The Company has an agreement with a foreign supplier under which it anticipates buying approximately U.S.$ 315,000 of network switching equipment and radio base station equipment as well as associated software and technical services for the development of the local wireless network, in a five year period commencing when the Ministry of Communications and Transportation ("SCT") grants the required licenses. The SCT has announced that by the end of 1997 it will auction the frequencies in the 450 MHz band to enable operators to provide services therein.

    The realization of these assets is subject to the acquisition of this frequency. However, the Company's management believes that at least 75% of such fixed assets could be used in its cellular operations.

18. SUBSEQUENT EVENTS

    a) New Share Ownership

    On February 12, 1997, Grupo Iusacell's new share ownership and management control structure described more fully in the Notes 1 and 14, received the required Mexican Government authorizations.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

18. SUBSEQUENT EVENTS (CONTINUED)
    The increase in the fixed portion of the capital stock, agreed at the extraordinary stockholder's meeting held on December 18, 1996 (see Note 14), was approved on February 18, 1997. The subscription of shares was as follows:

a) Bell Atlantic...........................  47,017,491 Series "A" shares
b) Peralta Family..........................  4,390,619 Series "A" shares
                                             48,754,000 Series "D" shares

    After such subscription and the resolutions adopted to modify the Company's by-laws, Series B shares cannot exceed 29.1% of the total capital stock and Series D shares cannot exceed 19.9% of the total capital stock.

    b) Telmex Settlement

    On August 14, 1997, a settlement was reached with Telmex for disputed cellular interconnection charges and other services. As a result of the settlement the Company paid a total amount of Ps.170,000 to Telmex related to disputed amounts for the period June 1995 to May 1997. Of this total amount, Ps.22.2 million pesos constituted value-added tax and Ps.28.6 million pesos were accounted for as interest expense. As of December 31, 1996, the Company had sufficient accruals to cover the amounts in dispute at that date.

    c) Sale of Conecel

    On September 30, 1997, the Company sold its direct interest in Consorcio Ecuatoriano de Telecomunicaciones and its Ecuadorean paging company, Corptilor, S.A. for U.S.$29.4 million and expects to record a gain on the sale.

    d) Purchase of Rent A Cell

    The Company has agreed to purchase the remaining 30% of Rent a cell which it did not already own for Ps.18,500. The Company's management expects the purchase to take place during October 1997.

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

    The Company's consolidated financial statements are prepared based on accounting principles generally accepted in Mexico ("Mexican GAAP"), which differ in certain significant respects from United States generally accepted accounting principles ("U.S. GAAP").

    The following reconciliation to U.S. GAAP does not include the reversal of the adjustments to the financial statements for the effects of inflation required under Mexican Bulletin B-10. The application of Bulletin B-10 represents a comprehensive measure of the effects of price-level changes in the financial statements based on historical cost for Mexican and U.S. accounting purposes. The principal differences, other than inflation accounting, between Mexican and U.S. GAAP are listed below, together with an explanation where appropriate, of the adjustments that affect consolidated net income and stockholders' equity for each of the years ended December 31, 1994, 1995 and 1996.

    A) DEFERRED INCOME TAXES AND EMPLOYEE PROFIT SHARING

    Under Mexican GAAP deferred income taxes are provided for identifiable, non-recurring timing differences (those expected to reverse over a definite period of time) at rates in effect at the time such differences originate. Benefits from loss carryforwards are not allowed to be recognized before the period in which the carryforward is utilized. For purposes of this reconciliation to U.S. GAAP the Company has applied Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), for all periods presented.

    SFAS 109 requires an asset and liability method of accounting whereby deferred taxes are recognized for the tax consequences of all temporary differences between the financial statements carrying amounts and the related tax basis of assets and liabilities. Under U.S. GAAP, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    SFAS 109 requires deferred tax assets to be reduced by a valuation allowance if, based in the weight of available evidence, including cumulative losses in recent years, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

    As described in Note 12, Mexican tax law requires payment of a 1.8% (2% in 1994) tax on the Company's net assets which may be used to offset future income tax obligations. Under Mexican GAAP

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)
the net asset tax is charged to the provision for income taxes. Under SFAS 109, such amounts are treated as a deferred tax benefit and offset by a valuation allowance, if required.

    Employee profit sharing expense, which is based on each subsidiary's taxable income after certain statutory adjustments, is included in the income tax provision under Mexican GAAP. The provision for employee profit sharing is charged to operations for U.S. GAAP purposes.

    B) CAPITALIZED INTEREST

    Under Mexican GAAP, capitalization of interest on assets under construction is allowed but not required. For Mexican GAAP purposes the Company began capitalizing interest on January 1, 1995. Prior to such date interests costs were expensed for Mexican GAAP. Under Mexican GAAP, interest on those obligations which are identified as relating to construction projects is subject to capitalization. For U.S. GAAP purposes interest is capitalized by applying the weighted average rate of borrowings to the average amount of accumulated expenditures for the asset. In 1994, the interest capitalized under Mexican GAAP was adjusted to reconcile with U.S. GAAP. For the years ended December 31, 1995 and 1996, there was no difference in the amounts capitalized under Mexican and U.S. GAAP. As of December 31, 1995 and 1996, the capitalized interest amounted to Ps. 30,351 and Ps.160,540 respectively.

    C) ACQUISITIONS

    Under Mexican GAAP, assets and liabilities of acquired subsidiaries are carried over to the acquiring entity's financial statements at their book value as of the date of acquisition. The excess of cost over such book value is recorded as "excess of cost of investment in subsidiaries over book value" ("goodwill") in the accompanying balance sheets.

    Under U.S. GAAP, for acquisitions accounted for using the purchase method, the cost of acquiring another entity is allocated to the tangible and identifiable intangible assets based on their fair values at the date of acquisition and liabilities assumed are recorded at their then current fair values. Any excess of cost over such fair values is recorded as goodwill.

    In the accompanying balance sheet the concessions acquired in the acquisitions of Regions 5, 6 and 7, have been recorded at their book value under Mexican GAAP and not at their fair value as required by U.S. GAAP. Substantially all goodwill recorded under Mexican GAAP would be assigned to cellular concessions under U.S. GAAP. However, since acquired concessions are amortized over the same twenty year period as goodwill, there is no effect on U.S. GAAP net income or stockholders' equity.

    D) INVESTMENT IN PROJECT 450

    Under Mexican GAAP amounts of capital expenditures, the related finance costs and pre-operating costs related to the Project 450 have been capitalized.

    Under U.S. GAAP the amount of these pre-operating costs that meet the definition of deferred start up costs would be expensed as incurred.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)
    E) MINORITY INTEREST

    Under Mexican GAAP, the minority interest in consolidated subsidiaries is presented as a separate component within the stockholders' equity section of the consolidated balance sheet. For U.S. GAAP purposes, minority interest is not included in stockholders' equity and accordingly is deducted as a reconciling item to arrive at U.S. GAAP equity.

    F) EARNINGS (LOSS) PER SHARE

    Until 1997, there was no requirement for the disclosure of earnings per share ("EPS") under Mexican GAAP. Under U.S. GAAP, disclosure of earnings per share is required for public companies. Accordingly, EPS has been computed for the years ended December 31, 1994, 1995 and 1996, based on the weighted average number of common shares outstanding during such periods.

    G) EFFECT OF INFLATION ACCOUNTING ON U.S. GAAP ADJUSTMENTS

    In order to determine the net effect on the financial statements of recognizing certain of the adjustments described above, it is necessary to recognize the effects of applying the Mexican GAAP inflation accounting principles (described in Note 4) to such adjustments.

    H) EXTRAORDINARY ITEM

    In the financial statements prepared in accordance with Mexican GAAP amounts of Ps.145,192 relating to restructuring charges have been classified as an extraordinary item. Under U.S. GAAP such amounts would be classified as operating expenses.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

    I) The following is a summary of net loss and stockholders' equity adjusted to take into account certain material differences between Mexican GAAP and U.S. GAAP.

                                                                             YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1994             1995             1996
                                                                ---------------  ---------------  ---------------
Net loss as reported under Mexican GAAP.......................    (Ps.  701,077)   (Ps.  769,246)   (Ps.  363,263)
Deferred income taxes.........................................           59,380          242,148          179,675
Income tax benefit of stock issuance costs, recorded in
  capital.....................................................          (53,613)            --               --
Deferred profit sharing.......................................           14,014             --               --
Capitalized interest expense..................................           (5,447)            --
Project 450 investment........................................             --               --            (64,106)
Gain on net monetary position.................................            1,660          163,856          105,957
                                                                ---------------  ---------------  ---------------
Net loss under U.S. GAAP......................................    (Ps.  685,083)   (Ps.  363,242)   (Ps.  141,737)
                                                                ===============  ===============  ===============
  Weighted average number of shares outstanding (thousands)...          945,711          981,624          981,624
                                                                ===============  ===============  ===============
  Net loss per share (in Mexican pesos).......................    (Ps.     0.72)   (Ps.     0.37)   (Ps.     0.14)
                                                                ===============  ===============  ===============


                                                                             YEAR ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                     1994             1995             1996
                                                                ---------------  ---------------  ---------------
Stockholders' equity as reported under Mexican GAAP...........    Ps. 5,613,280    Ps. 4,387,972    Ps. 3,333,906
  Minority interest...........................................           (7,245)          25,622           (5,563)
  Capitalized interest expense................................           71,785             --               --
  Deferred income taxes.......................................         (244,350)        (702,430)        (251,726)
  Project 450 investment......................................             --               --            (64,106)
                                                                ---------------  ---------------  ---------------
  Stockholders' equity as reported under U.S. GAAP............    Ps. 5,433,470    Ps. 3,711,164    Ps. 3,012,511
                                                                ===============  ===============  ===============

    In 1994 the income tax benefit of Ps. 53,613 relating to stock issuance costs, included in the above reconciliation of net loss to U.S. GAAP, would be recorded directly in the capital contributions account in stockholders' equity under U.S. GAAP.

    J) SUPPLEMENTARY U.S. GAAP DISCLOSURES

      1) Cash flow information

      Since Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" (SFAS 95), does not provide any specific guidance with respect to inflation adjusted financial statements. For U.S. GAAP purposes, the following cash flow statement is presented, using U.S. GAAP balance sheets restated for inflation. Monetary gains and losses, and unrealized foreign exchange gains and losses have been included as operating cash flow reconciling items. Other items have been included based on their cash flows, adjusted by inflation.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

                                                                               YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1994            1995           1996
                                                                    ---------------  -------------  -------------
Operating activities:
Net loss under U.S. GAAP..........................................    (Ps.  685,083)  (Ps. 363,242)  (Ps. 141,737)
  Adjustments to reconcile net loss to cash provided by (used in)
    operating activities:
    Depreciation..................................................          171,036        292,812        304,200
    Amortization..................................................          417,628        382,101        300,402
      Equity in loss (earnings) of associated companies...........           (3,098)        39,141          5,994
  Increase in allowance for doubtful accounts.....................           75,378         82,576         70,909
  Increase in allowance for obsolete and slow-moving
    inventories...................................................           33,553         52,176          4,109
  Minority interest...............................................              (45)       (37,029)        (3,179)
  Deferred income taxes and employee profit sharing...............          (19,781)      (242,148)      (179,675)
  Gain (loss) on net monetary position and foreign exchange
    losses........................................................          472,986       (665,391)      (608,533)
  Group reorganization reserve....................................             --             --          145,192
  Other...........................................................           18,871           --             --
Changes in operating assets and liabilities:
  Accounts receivable.............................................         (119,488)         7,354        (86,829)
  Inventories.....................................................         (145,628)        (4,484)        52,117
  Trade accounts payable and related parties......................          594,967        489,536        (67,425)
  Taxes and other payable.........................................          (20,807)       205,372        127,717
  Income tax......................................................              300            395          5,061
  Other...........................................................           (3,584)           186             61
                                                                    ---------------  -------------  -------------
Net cash provided by (used in) operating activities...............          787,205        239,355        (71,616)
                                                                    ---------------  -------------  -------------
Financing activities:
  Proceeds from notes payable and long-term debt..................          567,640      1,710,543        138,284
  Payments of notes payable and long-term debt....................       (1,525,241)    (1,177,836)      (275,089)
  Proceeds from issuance of capital stock
    net of issuance costs.........................................        1,614,029           --             --
                                                                    ---------------  -------------  -------------
Total cash provided by (used in) financing activities.............          656,428        532,707       (136,805)
                                                                    ---------------  -------------  -------------
Investing activities:
  Purchase of property and equipment, net.........................   (Ps. 1,136,754)  (Ps. 471,262)  (Ps. 211,247)
  Acquisition of Regions and investment in associated companies,
    net of cash acquired..........................................         (153,786)       (51,305)        21,074
  Purchase of other assets........................................         (611,773)      (328,754)       317,242
                                                                    ---------------  -------------  -------------
Total cash (used in) provided by investing activities.............       (1,902,313)      (851,321)       127,069
                                                                    ---------------  -------------  -------------

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)

                                                                               YEAR ENDED DECEMBER 31,
                                                                    ---------------------------------------------
                                                                         1994            1995           1996
                                                                    ---------------  -------------  -------------
Net decrease in cash and cash equivalents.........................     Ps. (458,680)   Ps. (79,259)   Ps. (81,352)
Cash and cash equivalents investments at beginning of year........          716,041        257,361        178,102
                                                                    ---------------  -------------  -------------
Cash and cash equivalents investments at end of year..............     Ps.  257,361    Ps. 178,102    Ps.  96,750
                                                                    ===============  =============  =============
Interest expense paid.............................................     Ps.  145,271    Ps. 138,874    Ps. 164,430
                                                                    ===============  =============  =============
Income tax paid...................................................     Ps.   29,185    Ps.  22,518    Ps.  31,592
                                                                    ===============  =============  =============

Supplemental disclosure of non-cash activities:

    As detailed in Note 2, the sale of the investment in Iusatel Chile and the increase in the participation in the equity of Rentacell, are non-cash operations.

    (2) Deferred income taxes

    (i) The charge for income taxes for the years ended December 31, 1994, 1995 and 1996 was as follows

                                                                               Year ended December 31,
                                                                    ---------------------------------------------
                                                                         1994            1995           1996
                                                                    ---------------  -------------  -------------
Current Income Tax................................................     Ps.   53,613    Ps.    --      Ps.    --
Asset tax not offset by current taxes.............................           32,462         29,093         35,199
Deferred taxes....................................................          (59,380)      (242,148)      (179,675)
                                                                    ---------------  -------------  -------------
Total.............................................................     Ps.   26,695    Ps.(213,055)   Ps.(144,476)
                                                                    ===============  =============  =============

    (ii) Significant components of deferred income taxes under U.S. GAAP are as follows:

                                                                                             December 31,
                                                                   ----------------------------------------------------------------
                                                                        1995                              1996
                                                                   --------------  ------------------------------------------------
                                                                                   SFAS 109 applied  SFAS 109 applied
                                                                                   to Mexican GAAP      to US GAAP         Total
                                                                                       balances         adjustments
                                                                                   ----------------  ----------------  ------------
Deferred liabilities:
    Inventories..................................................    Ps.   55,304     Ps.  36,188       Ps.     --      Ps.  36,188
    Property and equipment.......................................       1,169,468         898,438               --          898,438
    Cellular telephones to be amortized..........................          88,476          32,273               --           32,273
    Concessions..................................................          37,531          11,068               --           11,068
                                                                   --------------    ------------     --------------   ------------
  Total deferred tax liabilities.................................       1,350,779         977,967               --          977,967
                                                                   ==============    ============     ==============   ============
Deferred assets:
    Allowance for doubtful accounts..............................    Ps.   39,117     Ps.  33,656       Ps.     --      Ps.  33,656
    Net operating loss and tax credit carryforward...............         684,757         696,743               --          696,743
    Group reorganization reserve.................................            --            49,365               --           49,365
    Preoperating expenses........................................            --              --               21,796         21,796
    Allowance for deferred tax assets............................         (75,526)        (53,526)           (21,796)       (75,322)
                                                                   --------------    ------------     --------------   ------------
  Total deferred tax assets......................................         648,348         726,238               --          726,238
                                                                   ==============    ============     ==============   ============
  Net Deferred tax liabilities...................................    Ps.  702,431     Ps. 251,729       Ps.     --      Ps. 251,729
                                                                   ==============    ============     ==============   ============

      The effect of the restatement of non-monetary assets is recorded directly to stockholders' equity. Accordingly, the deferred taxes related to such assets would be reflected directly in equity under U.S. GAAP. Deferred taxes recorded directly to stockholders' equity relating to the restatement of non-monetary assets were Ps. 192,550, Ps. 664,365 and (Ps. 271,029) for the years ended December 31, 1994, 1995 and 1996, respectively.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)
    The Company has recorded a deferred tax asset of Ps. 726,240 reflecting the benefit of tax loss carryforwards (see paragraph 2 above), which expire in varying amounts between 2001 and 2006. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. However, the amount of the deferred tax asset considered realizable could be reduced in the near term if estimates of future taxable income during the carryforward periods are reduced.

    3) Fair values of financial instruments

    The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments at December 31, 1995 and 1996.

    Cash and cash equivalents: The carrying amount reported in the balance sheet approximates fair value.

    Notes payable: The carrying amount approximates fair value because of the relatively short period of time between the origin of the obligations and their expected settlement.

        Management believes that the fair value of the Company's long-term debt is not materially different to its carrying value due to the fact that:

           (i) Most of the Company's long-term debt is at variable interest rates.

           (ii) The fixed rate debt is at interest rates which are not materially different from market rates.

        Consequently the carrying values and the fair values of the Company's long-term debt are as follows:

                                                                 1995                           1996
                                                     -----------------------------  -----------------------------
                                                     CARRYING VALUE    FAIR VALUE   CARRYING VALUE    FAIR VALUE
                                                     ---------------  ------------  ---------------  ------------
                                                        Ps. 973,397    Ps. 973,397     Ps. 660,281    Ps. 660,281
                                                     ==============   ============  ==============   ============


    4) Economic environment

    The Company is a Mexican corporation with substantially all its operations situated in Mexico and approximately 99.5% of its revenues in 1996 resulted from sales generated within Mexico. Accordingly, the economic environment within Mexico, which is significantly affected by the actions taken by the Mexican government, can be expected to have significant impact on the Company's financial condition and results of operations and on the Company's ability to meet its future obligations. The Company imports handsets, cellular sites and other telecommunication equipment, while their pricing and receivable are quoted and stated in Mexican pesos.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

19. DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP") (CONTINUED)
    5) Disclosure of certain significant risks and uncertainties

    The carrying values of the Company's property, plant and equipment are dependent on the assumption that these assets will continue to be used in the operations of the Company.

    The Company is currently:

         i) Planning to introduce digital CDMA technology into its communications system. The extent to which the current communication equipment of the Company will become obsolete will depend on the extent to which digital technology is introduced and the compatibility of the choice of the digital technology with the Company's existing technology. As yet the Company has not made a decision regarding the extent of the digital roll out nor the choice of the equipment supplier.

         ii) Exploring alternatives to Project 450 in the provision of local telephony services. The Company has not made a decision whether to continue Project 450 or to pursue alternatives and accordingly, is continuing its trial program to provide local wireless service in the 450 MHz frequency band.

    Based on any such decisions, it is reasonably possible that the estimated useful lives of the Company's communication equipment will be reduced significantly in the near term. As a result, the carrying amount of the Company's communication equipment may be reduced materially in the near term.

The Financial Accounting Standards Board has issued several new pronouncements that include the following:

SFAS 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities after December 31, 1996, is not expected to have a material effect on the financial position and results of operations of the Company due to the absence of material transactions of this nature.

SFAS 128, "Earnings per Share", effective for financial statements issued for periods ending after December 15, 1997, simplifies the calculation of earnings per share by excluding the requirement to calculate common stock equivalents. Additionally, a restatement of all previously reported earnings per share data is required as well as a dual presentation of basic and diluted EPS for all entities with complex capital structures. The new standard has no impact on historically reported earnings per share by the Company.

SFAS No. 129, "Disclosure of Information about Capital Structure", effective for fiscal years beginning after December 15, 1997, establishes guidelines for the reporting and presentation of information about various securities outstanding and requires disclosure of information about the liquidation preference of preferred stock and the redemption requirements of all issues of capital stock that are redeemable in each of the five years following the date of the latest statement of financial position presented. This standard is not expected to have a material effect on the disclosures in the financial statements due to the absence of preferred stock and redeemable capital stock.

SFAS 130, "Reporting Comprehensive Income", effective for fiscal years beginning after December 15, 1997, establishes guidelines for the reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements; it does not address issues of recognition or measurement. The Company is currently assessing the impact of adoption of this standard on its financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", effective for fiscal years beginning after December 15, 1997, establishes guidelines for the way that public enterprises report information about operating segments in financial statements. This statement also established guidelines for related disclosures about products and services, geographic areas, and major customers. The Company is currently assessing the impact of adoption of this standard on its financial statements.

20. CONDENSED CONSOLIDATED INFORMATION

    In June 1997, the Company is considering issuing U.S.$125,000 of senior unsecured notes (the "Notes") as part of its refinancing program. The Notes will be guaranteed on a senior subordinated, unsecured basis pursuant to guarantees by most of the Company's subsidiaries both directly and indirectly wholly-owned.

    The following condensed consolidating information presents:

    1. The Parent Company with its investments in subsidiaries accounted for on the equity method.

    2. Condensed combined balance sheet as of December 31, 1996 and condensed combined statement of income for the year then ended, for the guarantor subsidiaries.

    3. Condensed combined balance sheet as of December 31, 1996 and condensed combined statement of income for the year then ended, for the non-guarantor subsidiaries.

    4. Elimination entries necessary to consolidate the Parent Company and all of its subsidiaries.

    The condensed information does not include the cash flow statements, since the non-guarantor subsidiaries are immaterial for this effect.

    The condensed information of 1994 and 1995 is not presented since the non-guarantor subsidiaries were inconsequential in those years.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

          CONDENSED CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996

                                                    COMBINED        COMBINED
                                      PARENT        GUARANTOR     NON-GUARANTOR
                                      COMPANY     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS   CONSOLIDATED
                                   -------------  -------------  ---------------  --------------  -------------

                                                    ASSETS
Current Assets:
Cash and short-term
  investments....................  Ps.    78,358  Ps.    11,169   Ps.     4,968   Ps.      2,255  Ps.    96,750
Accounts receivable:
  Trade..........................           --          137,144          24,272          (21,057)       140,359
  Related parties................        220,826        125,583            --           (338,887)         7,522
  Recoverable taxes and other....         12,952         94,919          46,961          (68,829)        86,003
                                   -------------  -------------  --------------   --------------  -------------
                                         312,136        368,815          76,201         (426,518)       330,634

Inventories......................         10,161         63,094          27,835            5,347        106,437
                                   -------------  -------------  --------------   --------------  -------------
Total current assets.............        322,297        431,909         104,036         (421,171)       437,071
                                   -------------  -------------  --------------   --------------  -------------
Investment in associated
  companies......................      1,440,304         24,028            --         (1,370,816)        93,516
Property and Equipment, net......      1,724,593      1,095,194         496,528           (8,897)     3,307,418
Other assets.....................         37,992        263,426         360,835           (1,490)       660,763
Excess of investment cost over
  book value                           1,441,336         20,885            --                 55      1,462,276
                                   -------------  -------------  --------------   --------------  -------------
Total assets.....................  Ps. 4,966,522  Ps. 1,835,442   Ps.   961,399   Ps. (1,802,319) Ps. 5,961,044
                                   =============  =============  ==============   ==============  =============

                                                  LIABILITIES
Current Liabilities:
Notes payable....................  Ps.   744,428  Ps.    55,574   Ps.      --     Ps.    (55,574) Ps.   744,428
Current portion of long-term
  debt...........................         56,758           --              --             55,574        112,332
Trade accounts payable...........        306,545        122,079          34,843           (1,879)       461,588
Related parties..................           --             --           712,946         (338,885)       374,061
Taxes and other payable..........        172,971        272,879          19,399          (97,319)       367,930
Income tax.......................          6,228             85             194             --            6,507
                                   -------------  -------------  --------------   --------------  -------------
Total current liabilities........      1,286,930        450,617         767,382         (438,083)     2,066,846
                                   -------------  -------------  --------------   --------------  -------------
Long-term debt...................        340,921        207,028            --               --          547,949
Trade accounts payable, long-
  term...........................         10,328           --              --               --           10,328
Commitments and contingencies....           --            1,918              42               55          2,015
                                   -------------  -------------  --------------   --------------  -------------
Total liabilities................      1,638,179        659,563         767,424         (438,028)     2,627,138
                                   -------------  -------------  --------------   --------------  -------------
Stockholders' equity:
Capital contributions............      5,285,077      2,583,684         295,461       (2,879,145)     5,285,077
Earned capital...................     (1,956,734)    (1,407,805)       (101,486)       1,509,291     (1,956,734)
Minority interest................           --             --              --              5,563          5,563
                                   -------------  -------------  --------------   --------------  -------------
Total stockholders' equity.......      3,328,343      1,175,879         193,975       (1,364,291)     3,333,906
                                   -------------  -------------  --------------   --------------  -------------
Total liabilities and
  stockholders' equity...........  Ps. 4,966,522  Ps. 1,835,442   Ps.   961,399   Ps. (1,802,319) Ps. 5,961,044
                                   =============  =============  ==============   ==============  =============

Total stockholders' equity
  under Mexican GAAP.............  Ps. 3,328,343  Ps. 1,175,879   Ps.   193,975   Ps. (1,364,291) Ps. 3,333,906

Minority interest................                                                         (5,563)        (5,563)
Deferred income taxes............       (141,592)       (46,530)        (64,764)           1,160       (251,726)
Project 450 investment...........                       (64,106)                                        (64,106)
                                   -------------  -------------  --------------   --------------  -------------
Total stockholders' equity
  under US GAAP..................  Ps. 3,186,751  Ps. 1,065,243   Ps.   129,211   Ps. (1,368,694) Ps. 3,012,511
                                   =============  =============  ==============   ==============  =============

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                     AS OF DECEMBER 31, 1994, 1995 AND 1996

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
 OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND THOUSANDS OF U.S. DOLLARS)

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                   COMBINED        COMBINED
                                    PARENT        GUARANTOR      NON-GUARANTOR
                                    COMPANY      SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS     CONSOLIDATED
                                 -------------  --------------  ---------------  ---------------  --------------
Total revenues.................    Ps. 311,997   Ps. 2,398,900      Ps. 90,870    Ps. (1,101,629)  Ps. 1,700,138
Total cost of sales............          5,436       1,073,409          67,059          (477,516)        668,388
                                 -------------------------------------------------------------------------------
  Gross profit.................        306,561       1,325,491          23,811          (624,113)      1,031,750
Operating expenses.............         66,627       1,177,328          42,555          (549,963)        736,547
Depreciation and
  amortization.................        246,343         357,121           1,403              (265)        604,602
                                 -------------  --------------  --------------   ---------------  --------------
  Operating loss...............         (6,409)       (208,958)        (20,147)          (73,885)       (309,399)
                                 -------------  --------------  --------------   ---------------  --------------
Integral financing cost:
  Interest expense, net........        106,308          30,751          82,551            61,457         281,067
Foreign exchange loss, net.....        (59,835)         (1,052)         (1,228)                          (62,115)
Gain from monetary position....       (151,257)        (57,127)        (81,580)          (58,329)       (348,293)
                                 -------------  --------------  --------------   ---------------  --------------
                                      (104,784)        (27,428)           (257)            3,128        (129,341)
                                 -------------  --------------  --------------   ---------------  --------------
Equity participation in net
  income (loss) of associated
  companies....................        300,964            --              --            (294,971)          5,993
Provisions for:
  Assets tax...................         20,918          50,869            (177)          (36,411)         35,199
  Employee profit sharing......           --              --              --                --              --
                                 -------------  --------------  --------------   ---------------  --------------
                                        20,918          50,869            (177)          (35,411)         35,199
                                 -------------  --------------  --------------   ---------------  --------------
Minority interest..............           --            (2,770)           --                (409)         (3,179)
                                 -------------  --------------  --------------   ---------------  --------------
Extraordinary item.............        139,756           5,436            --                --           145,192
Net loss for the year..........   Ps. (363,263)   Ps. (235,065)    Ps. (19,713)      Ps. 254,778    Ps. (363,263)
                                 =============  ==============  ==============   ===============  ==============

Net loss for the year
  under Mexican GAAP...........   Ps. (363,263)   Ps. (235,065)    Ps. (19,713)      Ps. 254,778    Ps. (363,263)

Deferred income taxes..........         83,354          96,321                                           179,675
Project 450 investment.........                        (64,106)                                          (64,106)
Gain on net monetary position..       (141,517)        247,474                                           105,957
                                 -------------  --------------  --------------   ---------------  --------------
Net gain (loss) for the year
  under US GAAP................   Ps. (421,426)   Ps.   44,624     Ps. (19,713)      Ps. 254,778    Ps. (141,737)
                                 =============  ==============  ==============   ===============  ==============

                        INDEPENDENT ACCOUNTANT'S REPORT

We have reviewed the accompanying consolidated financial statements of Grupo Iusacell, S.A. de C.V. and subsidiaries as of March 31, 1997 and 1996, and for the three-month periods then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with generally accepted auditing standards in Mexico, which are not significantly different than U.S. auditing standards. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquires of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

                               Coopers & Lybrand
                        Despacho Roberto Casas Alatriste

                            Juan Manuel Ferron Solis
                               Public Accountant

Mexico City, D.F. Mexico
April 18, 1997

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                         AS OF MARCH 31, 1996 AND 1997
                             (NOTES 1, 2, 3 AND 4)
          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
                OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                                                 MARCH 31,      MARCH 31,
                                                                                                   1996           1997
                                                                                               -------------  -------------
                                                          ASSETS
CURRENT:
  Cash and cash equivalents..................................................................    Ps. 178,959    Ps.  57,950
  Accounts receivable:
    Trade, net of Ps.127,519 and Ps.99,171 of allowance for doubtful accounts (Note 4.d).....        205,199        144,501
    Related parties (Note 5).................................................................         32,201          8,946
    Recoverable taxes and other..............................................................         55,782        148,600
                                                                                               -------------  -------------
                                                                                                     293,182        302,047
                                                                                               -------------  -------------
  Inventories (Note 6).......................................................................        124,136         71,759
                                                                                               -------------  -------------
      Total current assets...................................................................        596,277        431,756
INVESTMENT IN ASSOCIATED COMPANIES (Note 7)..................................................         73,730         94,931
PROPERTY AND EQUIPMENT, net (Note 8).........................................................      3,912,568      3,353,392
OTHER ASSETS, net (Note 9)...................................................................        680,065        705,131
EXCESS OF COST OF INVESTMENTS IN SUBSIDIARIES OVER BOOK VALUE, net of accumulated
  amortization of Ps.138,436 in 1996 and Ps.185,869 in 1997 (Note 4.i).......................      1,519,405      1,433,662
                                                                                               -------------  -------------
      Total assets...........................................................................   Ps.6,782,045   Ps.6,018,872
                                                                                               =============   ============

                                                        LIABILITIES
CURRENT:
  Notes payable (Note 10)....................................................................    Ps. 813,945    Ps. 793,353
  Current portion of long-term debt (Note 10)................................................        126,892        105,907
  Trade accounts payable (Note 11)...........................................................        688,130        256,709
  Related parties (Note 5)...................................................................         77,745        119,536
  Taxes and other payables...................................................................        233,583        371,286
  Income tax (Note 12).......................................................................          3,370         17,071
  Employee profit sharing (Note 12)..........................................................            902            124
                                                                                               -------------  -------------
    Total current liabilities................................................................      1,944,567      1,663,986
                                                                                               -------------  -------------
LONG-TERM DEBT (Note 10).....................................................................        727,650        506,272
TRADE ACCOUNTS PAYABLE, LONG TERM (Note 11)..................................................          4,061          8,300
COMMITMENTS AND CONTINGENCIES (Notes 4.k and 13).............................................          1,979          2,123
                                                                                               -------------  -------------
    Total liabilities........................................................................      2,678,257      2,180,681
                                                                                               -------------  -------------

STOCKHOLDERS' EQUITY
CONTRIBUTED CAPITAL (Note 14):
Capital stock:
  Nominal....................................................................................      2,356,153      2,937,742
  Restatement................................................................................      2,872,580      2,873,013
                                                                                               -------------  -------------
                                                                                                   5,228,733      5,810,755
                                                                                               -------------  -------------
Capital contributed:
  Nominal....................................................................................         18,655         18,655
  Restatement................................................................................         37,689         37,689
                                                                                               -------------  -------------
                                                                                                      56,344         56,344
                                                                                               -------------  -------------
                                                                                                   5,285,077      5,867,099
                                                                                               -------------  -------------
EARNED CAPITAL (Note 15):
Accumulated losses:
  Legal reserve..............................................................................          3,080          3,080
  For prior years............................................................................     (1,095,439)    (1,458,702)
  For the year...............................................................................        105,915        (32,249)
                                                                                               -------------  -------------
                                                                                                    (986,444)    (1,487,871)
  Excess (deficit) from restatement..........................................................       (165,958)      (546,148)
                                                                                               -------------  -------------
    Total majority stockholders' equity......................................................      4,132,675      3,833,080

MINORITY INTEREST............................................................................        (28,887)         5,111
                                                                                               -------------  -------------
      Total stockholders' equity.............................................................      4,103,788      3,838,191
                                                                                               -------------  -------------
      Total liabilities and stockholders' equity.............................................   Ps.6,782,045   Ps.6,018,872
                                                                                               =============   ============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
            FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996 AND 1997
                             (NOTES 1, 2, 3 AND 4)
          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
                 OF CONSTANT MEXICAN PESOS AS OF MARCH 31,1997)

                                                                                     THREE MONTHS    THREE MONTHS
                                                                                        ENDED           ENDED
                                                                                    MARCH 31, 1996  MARCH 31, 1997
                                                                                    --------------  --------------
REVENUES
  Services........................................................................   Ps.  398,599    Ps.  318,766
  Telephone equipment and other revenues..........................................         53,918          51,474
                                                                                    -------------   -------------
                                                                                          452,517         370,240
                                                                                    -------------   -------------
COST OF SALES
  Cost of services................................................................        131,148         103,645
  Cost of telephone equipment and other...........................................         20,249          28,317
                                                                                    -------------   -------------
                                                                                          151,397         131,962
                                                                                    -------------   -------------
    Gross profit..................................................................        301,120         238,278

OPERATING EXPENSES................................................................        176,776         167,295
DEPRECIATION AND AMORTIZATION (Notes 4.h
  and 8)..........................................................................        157,933         132,883
                                                                                    -------------   -------------
    Operating loss................................................................        (33,589)        (61,900)
                                                                                    -------------   -------------
INTEGRAL FINANCING (GAIN) (Notes 4.b and 16)
  Interest expense, net...........................................................         73,035          54,810
  Foreign exchange (gain) loss, net...............................................        (49,822)         16,890
  Gain on net monetary position...................................................       (167,075)       (111,600)
                                                                                    -------------   -------------
                                                                                         (143,862)        (39,900)
                                                                                    -------------   -------------
EQUITY PARTICIPATION IN NET LOSS (INCOME) OF ASSOCIATED COMPANIES (Note 7)........             72            (331)
                                                                                    -------------   -------------
  Income (loss) from continuing operations before assets tax, employee profit
    sharing, and minority interest................................................        110,201         (21,669)
                                                                                    -------------   -------------
PROVISIONS FOR (Note 12)
  Assets tax......................................................................          8,109          10,822
  Employee profit sharing.........................................................             32            --
                                                                                    -------------   -------------
                                                                                            8,141          10,822
                                                                                    -------------   -------------
    Income (loss) before minority interest........................................        102,060         (32,491)

MINORITY INTEREST.................................................................          3,855            (242)
                                                                                    -------------   -------------

  Net income (loss) for the year..................................................   Ps.  105,915    (Ps.  32,249)
                                                                                    =============   =============
Weighted Average number of shares outstanding (thousands).........................        981,624       1,035,094
                                                                                    =============   =============
Net earnings (loss) per share (in pesos)..........................................     Ps    0.11      Ps   (0.03)
                                                                                    =============   =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

      UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                        FOR THE YEARS ENDED DECEMBER 31,
                       1994, 1995 AND 1996 AND THE THREE
                       MONTH PERIOD ENDED MARCH 31, 1997
                             (NOTES 1, 2, 3 AND 4)
        (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                                   ACCUMULATED LOSSES
                                           CAPITAL                      -----------------------------------------    (DEFICIT)
                                            STOCK          CAPITAL        LEGAL       FOR THE          PRIOR        EXCESS FROM
                                          SUBSCRIBED    CONTRIBUTIONS    RESERVE        YEAR           YEARS        RESTATEMENT
                                        --------------  --------------  ---------  --------------  --------------  -------------
Balance at December 31, 1993..........    Ps.3,562,076      Ps.56,344    Ps.3,080    Ps.(205,078)      Ps.579,962      Ps.85,019

Application of 1993 net loss..........                                                   205,078         (205,078)

Sale of capital stock.................       1,824,341

Costs of stock issuance...............        (157,684)

Recognition of the effects of
  inflation on the financial
  statements..........................                                                                                   559,051

Minority interest for the year........

Net loss for the year.................                                                  (701,077)

Balance at December 31, 1994..........       5,228,733         56,344       3,080       (701,077)         374,884        644,070
                                        --------------  -------------   ---------  -------------   --------------  -------------

Application of 1994 net loss..........                                                   701,077         (701,077)

Recognition of the effects of
  inflation on the financial
  statements..........................                                                                                  (423,194)

Minority interest for the year........

Net loss for the year.................                                                  (769,246)

Balance at December 31, 1995..........       5,228,733         56,344       3,080       (769,246)        (326,193)       220,876
                                        --------------  -------------   ---------  -------------   --------------  -------------

Application of 1995 net loss..........                                                   769,746         (769,246)

Recognition of the effects of
  inflation on the financial
  statements..........................                                                                                  (721,988)

Minority interest for the year........

Net loss for the year.................                                                  (363,263)

Balance at December 31, 1996..........       5,228,733         56,344       3,080       (363,263)      (1,095,439)      (501,112)
                                        --------------  -------------   ---------  -------------   --------------  -------------

Application of 1996 net loss..........                                                   363,263         (363,263)

Increase of capital stock.............         582,022

Recognition of the effects of
  inflation on the financial
  statements..........................                                                                                   (45,036)

Minority interest for the period......

Net loss for the period...............                                                   (32,249)

Balance at March 31, 1997.............    Ps.5,810,755      Ps.56,344    Ps.3,080     Ps.(32,249)   Ps.(1,458,702)   Ps.(546,148)
                                        ==============  =============   =========  =============   ==============  =============



                                                         TOTAL
                                         MINORITY    STOCKHOLDERS'
                                         INTEREST        EQUITY
                                        -----------  --------------
Balance at December 31, 1993..........    Ps.11,338   Ps.4,092,741
Application of 1993 net loss..........                        --
Sale of capital stock.................                   1,824,341
Costs of stock issuance...............                    (157,684)
Recognition of the effects of
  inflation on the financial
  statements..........................                     559,051
Minority interest for the year........       (4,092)        (4,092)
Net loss for the year.................                    (701,077)
                                                              --
Balance at December 31, 1994..........        7,246      5,613,280
                                        -----------  -------------
Application of 1994 net loss..........                        --
Recognition of the effects of
  inflation on the financial
  statements..........................                    (423,194)
Minority interest for the year........      (32,868)       (32,868)
Net loss for the year.................                    (769,246)
Balance at December 31, 1995..........      (25,622)     4,387,972
                                        -----------  -------------
Application of 1995 net loss..........                        --
Recognition of the effects of
  inflation on the financial
  statements..........................                    (721,988)
Minority interest for the year........       31,185         31,185
Net loss for the year.................                    (361,263)
Balance at December 31, 1996..........        5,563      3,333,906
                                        -----------  -------------
Application of 1996 net loss..........                     --
Increase of capital stock.............                     582,022
Recognition of the effects of
  inflation on the financial
  statements..........................                     (45,036)
Minority interest for the period......         (452)          (452)
Net loss for the period...............                     (32,249)
Balance at March 31, 1997.............        5,111   Ps.3,838,191
                                        ===========  =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

       UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

            FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996 AND 1997
                             (NOTES 1, 2, 3 AND 4)
        (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF
                  CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997)

                                                                                     THREE MONTHS    THREE MONTHS
                                                                                        ENDED           ENDED
                                                                                      MARCH 31,       MARCH 31,
                                                                                         1996            1997
                                                                                    --------------  --------------
OPERATING ACTIVITIES:
Net income (loss) for the year....................................................     Ps.105,915     Ps. (32,249)
  Items not requiring the use of resources:
    Depreciation and amortization.................................................        157,933         132,883
    Equity participation in net loss (income) of associated companies.............             72            (331)
    Minority interest.............................................................         (3,855)           (242)
                                                                                    -------------   -------------
                                                                                          260,065         100,061
                                                                                    -------------   -------------
Resources provided by (used in) operating activities:
  Trade accounts receivable.......................................................        (26,912)         (4,907)
  Related parties.................................................................          7,967        (253,952)
  Recoverable taxes and other.....................................................          4,760         (63,065)
  Inventories.....................................................................         38,206          34,098
  Trade accounts payable..........................................................       (197,557)       (204,335)
  Taxes and other payable.........................................................        (37,362)          5,493
  Income tax......................................................................          2,136          10,600
  Employees profit sharing........................................................            563              (7)
  Other...........................................................................             27             119
                                                                                    -------------   -------------
    Resources provided by (used in) operating activities..........................         51,893        (375,895)
                                                                                    -------------   -------------
FINANCING ACTIVITIES:
  (Payments of) proceeds from long-term debt......................................     Ps.(83,456)    Ps. 236,173
  Principal payments on long-term debt............................................        (33,490)       (280,678)
  Net change in notes payable.....................................................        128,760          52,550
  Increase of capital stock.......................................................           --           582,022
                                                                                    -------------   -------------
    Resources provided by financing activities....................................         11,814         590,067
                                                                                    -------------   -------------
INVESTING ACTIVITIES:
  Purchase of property and equipment..............................................        (13,222)        (31,608)
  Sale (acquisition) of common stock of associated companies......................         12,247          (1,594)
  Disposal (purchase) of other assets.............................................        (62,430)       (219,064)
  Minority interest...............................................................            540            (179)
                                                                                    -------------   -------------
    Resources used in investing activities........................................        (62,865)       (252,445)
                                                                                    -------------   -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............................            842         (38,273)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD..................................        178,117          96,223
                                                                                    -------------   -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD........................................     Ps.178,959      Ps. 57,950
                                                                                    =============   =============


   The accompanying notes are an integral part of these financial statements

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

1. ENTITY AND NATURE OF BUSINESS

    Grupo Iusacell, S.A. de C.V. (the "Company") is a holding Company which was incorporated on October 6, 1992. Its subsidiaries are primarily engaged in the wireless telecommunications business and hold concessions to operate cellular telephone systems in four proximate market areas ("Regions") in Mexico. In October 1995, the Company received a Concession from the Mexican Government to operate as a long distance carrier and started its operations in this market on August 11, 1996. During 1996, the Company signed a joint venture agreement for the operation of nationwide and international paging services. The Company started to provide paging services in August, 1996.

    The Peralta Family and Bell Atlantic Corporation ("Bell Atlantic") hold substantial ownership interests (direct or indirect) in the Company.

    On November 26, 1996, the Company's shareholders announced that they signed an agreement in principle to change the management control of Grupo Iusacell, S.A. de C.V., from the Peralta Family to Bell Atlantic, subject to certain Mexican Government approvals. Bell Atlantic assumed such management control on February 18, 1997. (See Note 14.)

    The Company and its subsidiaries are referred to collectively herein as the "Group" or "Grupo Iusacell".

2. ACQUISITIONS AND GROUP REORGANIZATION

ACQUISITION OF REGION 6 AND 7

    In 1993, the Company obtained ownership of Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. ("Portacel") and Telecomunicaciones del Golfo, S.A. de C.V. ("Telgolfo"). Portacel and Telgolfo hold the non-wireline cellular concessions for Region 6 and Region 7, respectively.

    The cost incurred in 1993 to acquire control of Portacel and Telgolfo amounted to Ps.845,939, of which Ps.721,656 represented the excess of investment cost over the book value.

    In February 1994 the Company purchased the remaining minority ownership interest of Telgolfo for Ps.51,560, of which Ps.47,993 represented the excess of investment cost over the book value.

ACQUISITION OF REGION 5

    In 1993, the Company acquired 67% of Hermes Telecomunicaciones, S.A. de C.V. ("Hermes"), a company that owns 51% of Comunicaciones Celulares de Occidente, S.A. de C.V. ("Comcel"). Comcel holds the non-wireline cellular concession for Region 5. The Company could not exercise significant influence over Comcel as an arbitration proceeding was initiated by a minority shareholder of Comcel. Although this arbitration was settled in November 1993, the settlement agreement provided for a stand-still arrangement until January 3, 1994. The expenses related to the arbitration were charged to excess of cost of investment in subsidiaries over book value in 1994. Accordingly, the Company's investment in Comcel was accounted for using the cost basis of accounting from the date of acquisition through December 31, 1993. In December 1993, the Company reached an agreement to purchase the remaining interests in both Comcel and Hermes. The Company's cost of acquiring Comcel and Hermes totaled Ps.1,104,622, of which Ps.895,515 represented the excess of investment cost over book value.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
OTHER ACQUISITIONS

    In 1994, the Company acquired 51% of Telecomunicaciones Digitales Internacionales, S.A. de C.V. (now Iusatel Chile, S.A. de C.V.). The Company purchased this ownership interest for Ps.30,319, which was the book value of the shares acquired. During 1996, the Company increased its ownership in Iusatel Chile, S.A. de C.V. from 51% to 100% through the capitalization of certain liabilities and the payment of U.S.$100 to the minority shareholders. In December 1996, the Company sold its debt and equity in Iusatel Chile, S.A. de C.V. for U.S.$5,000. Payment was received in the form of three promissory notes which mature between March and July 1997.

    In August 1994, the Company increased its ownership in Compania Colombiana de Telefonia Celular, S.A. ("Telecel") from 28.5% to 63.25%, by acquiring an additional 34.75% interest. The cost to acquire this interest was Ps.32,680, of which Ps.23,150 represented the excess of investment cost over book value. In March 1995, the Company increased its ownership interest in Telecel through a capital contribution of Ps.767. Through this contribution, the Company increased its ownership in Telecel from 63.25% to 70.14%.

    On December 13, 1994, Iusacell, S.A. de C.V. (subsidiary company) acquired 99.99% of Inmobiliaria Montes Urales 460, S.A. de C.V. The cost was Ps.70,591, of which Ps.13,264 represented the excess of cost of investment over book value.

    In August 1995, the Company acquired from a related party 100% of Iusatel, S.A. de C.V. Starting August 11, 1996 this company began to provide national and international long distance basic telephone pursuant to a concession received from the Mexican Government in October 1995.

    In August 1995, the Company incorporated as a new subsidiary, Grupo Iusacell de Nicaragua, S.A..This company holds the shares of a company named Radio Telefonia Rural de Nicaragua, S.A. which in July 1995 entered into a joint venture agreement with the Nicaraguan Telecommunications Ministry for the provision of fixed wireless local telephone services. In May 1996, the Nicaraguan Telecommunications Ministry revoked the agreement. As of December 31, 1996, the Company has not made any investment in this project and has no commitments for any such investments.

    In December 1995, the Company signed a joint venture agreement with Infomin, S.A. de C.V., a Mexican company which holds a fifteen-year concession to provide nationwide and international paging services through July 2009. Pursuant to this agreement, in March 1996, the Company and Infomin established a joint venture company, Infotelecom, S.A. de C.V., which is owned 51% and 49% by the Company and Infomin, respectively. The Company committed to contribute up to U.S.$10,500; as of December 31, 1996 the Company has invested U.S.$3,300 in the joint-venture.

    In January 1996, the Company increased its ownership in Rentacell, S.A. de C.V. from 33.33% to 70%. As of December 31, 1995 the investment in Rentacell, S.A. de C.V. was accounted for using the equity method. Starting January 1996, the Company consolidated the assets, liabilities and operating results of this subsidiary which rents cellular phones.

    In December 1996, the Company increased its ownership in Promotora Celular, S.A. de C.V. from 75% to 100% through the capitalization of certain liabilities.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
GROUP REORGANIZATION

    In late 1995 and during 1996, the Company's subsidiaries were reorganized. This reorganization consisted of the following operations:

    At an extraordinary stockholders' meeting held on December 29, 1995, the subsidiaries, Telcom Celular, S.A. de C.V. (Region 7) and Portacom, S.A. de C.V. (Region 6) were merged with and into Iusacell, S.A. de C.V. This merger was made based on the financial statements of the three companies as of December 31, 1995.

    At an extraordinary stockholders' meeting held on December 29, 1995, Servicios Corporativos Iusacell, S.A. de C.V. was merged with and into Sistecel, S.A. de C.V. This merger was made based on the financial statements of both companies as of December 31, 1995.

    At an extraordinary stockholders' meeting held on December 31, 1996, the respective stockholders of Hermes Telecomunicaciones, S.A. de C.V., GMD Comunicaciones, S.A. de C.V. and Portaserv, S.A. de C.V., voted to dissolve these companies. From such date, these three companies will not perform any transactions except for those necessary to wind-up their pending businesses.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

2. ACQUISITIONS AND GROUP REORGANIZATION (CONTINUED)
SUMMARY

    The subsidiary companies which are included within the consolidated financial statements are as follows (directly or indirectly):

                                                                                         OWNERSHIP AS OF
                                                                                            MARCH 31,
                                                                                     ------------------------
SUBSIDIARY                                                                              1996         1997
-----------------------------------------------------------------------------------     -----        -----
S.O.S. Telecomunicaciones, S.A. de C.V.............................................     100%         100%
Iusacell, S.A. de C.V..............................................................     100%         100%
Sistecel, S.A. de C.V..............................................................     100%         100%
Satelitron, S.A. de C.V............................................................      51%          51%
Comunicaciones Celulares de Occidente, S.A. de C.V. (Region 5).....................     100%         100%
Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. (Region 6).................     100%         100%
Telecomunicaciones del Golfo, S.A. de C.V..........................................     100%         100%
Inflight Phone de Mexico, S.A. de C.V..............................................     100%         100%
GMD Comunicaciones, S.A. de C.V....................................................     100%         100%
Hermes Telecomunicaciones, S.A. de C.V.............................................     100%         100%
Inmobiliaria Montes Urales 460, S.A. de C.V........................................     100%         100%
Portaserv, S.A. de C.V.............................................................     100%         100%
Mexican Cellular Investments, Inc..................................................     100%         100%
Iusanet, S.A. de C.V...............................................................     100%         100%
Iusatel Chile, S.A. de C.V.........................................................      51%          --
Compania Colombiana de Telefonia Celular, S.A......................................      70%          70%
Promotora Celular, S.A. de C.V.....................................................      75%         100%
Cellular Solutions de Mexico, S.A. de C.V..........................................      68%          68%
Iusatelecomunicaciones, S.A. de C.V................................................     100%         100%
Iusatel, S.A. de C.V...............................................................     100%         100%
Grupo Iusacell Nicaragua, S.A......................................................     100%         100%
Infotelecom, S.A. de C.V...........................................................      --           51%
Rentacell, S.A. de C.V.............................................................      33%          70%

3. BASIS OF PRESENTATION

    A) BASIS OF PRESENTATION

    The Group's consolidated financial statements have been prepared in conformity with accounting principles generally accepted in Mexico ("Mexican GAAP").

    The consolidated financial statements for the two periods have been presented in thousands of constant Mexican pesos as of March 31, 1997 as required by Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information", as amended, issued by the Mexican Institute of Public Accountants ("Bulletin B-10"). All amounts presented in U.S. dollars are in thousands.

    The amounts as of March 31, 1996, presented in the financial statements and in the notes have been restated based on the 1996 inflation rate in order to present them in Mexican pesos of purchasing power as of March 31, 1997.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

3. BASIS OF PRESENTATION (CONTINUED)

    In management's opinion, the interim consolidated financial statements as of March 31, 1996 and 1997 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for such an interim period. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted; however, the Company believes that the disclosures made are adequate to make the information presented not misleading.

    The Unaudited Consolidated Financial Statements as of March 31, 1996 and 1997 and for the three-month periods then ended, have been prepared in accordance with Mexican GAAP. Significant differences between Mexican and U.S. GAAP are described in note 19 to the Audited Consolidated Financial Statements included elsewhere herein. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--U.S. GAAP Reconciliation". As of March 31, 1996 and 1997, and for the three-month periods then ended, there are no significant variations that are not quantified with respect to their occurrence in the Audited Consolidated Financial Statements as of December 31, 1994, 1995, and 1996.

    B) CONSOLIDATED FINANCIAL STATEMENTS

    Those companies in which the Group holds 50% or more of the capital stock and exercises control over operating and financing activities are included in the consolidated financial statements.

    All significant intercompany balances and transactions have been eliminated in consolidation.

    C) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. ACCOUNTING POLICIES

    A summary of the Group's significant accounting policies is as follows:

    A) MONETARY UNIT

    The statements are presented in Mexican pesos, the currency that, based on the Mexican laws, must be used to prepare the accounting records of the Company and of its Mexican subsidiaries. All amounts presented in the 1996 and 1997 consolidated financial statements are expressed in thousands of Mexican pesos.

    B) EFFECTS OF INFLATION ON THE FINANCIAL STATEMENTS

    The consolidated financial statements of the Group have been prepared in accordance with Bulletin B-10. The Third Amendment of Bulletin B-10, effective for fiscal years beginning January 1, 1990 and thereafter, requires the restatement of all comparative financial statements to constant Mexican pesos as

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
of the date of the most recent balance sheet presented. Accordingly, the consolidated financial statements have been restated as follows:

    - Consolidated income statements for the current and prior year have been restated to constant Mexican pesos as of March 31, 1997 using the NCPI (National Consumer Price Index), published by Banco de Mexico (The Mexican Central Bank) from the periods in which the transactions (income and expenses) ocurred.

    - Bulletin B-12, "Statement of Changes in Financial Information", issued by the Mexican Institute of Public Accountants ("Bulletin B-12"), addresses the appropriate presentation of the statement of changes in financial position where financial statements have been restated to constant pesos as of the latest balance sheet date. Bulletin B-12 identifies the generation and application of resources representing differences between beginning and ending balance sheet balances in constant Mexican pesos, excluding the effect of holding non-monetary assets.

    The items which originate from the recognition of effects of inflation on financial information are as follows:

    Restatement of non-monetary assets:

    Inventories are valued at the average price of the purchases made during the period, and are restated using the NPCI, without exceeding the net realizable value.

    Property and equipment other than real estate are stated at net replacement cost. Real estate properties are stated at their fair market value. Net replacement cost and fair market values were determined from appraisals performed by independent appraisers registered with the Comision Nacional Bancaria y de Valores (Mexican National Banking and Securities Commission). The last appraisal is dated March 31, 1997.

    Property and equipment are depreciated using the straight-line method, based on the restated values. Useful lives are determined by independent appraisers. The average annual rates used by the Company are as follows:

                                                                                    1996         1997
                                                                                    -----        -----
Buildings and facilities.......................................................       3%           3%
Communication equipment........................................................      10%           9%
Furniture and fixtures.........................................................       8%           9%
Transportation equipment.......................................................      15%          17%
Computer equipment.............................................................      21%          21%
Cellular rental telephones.....................................................      49%          50%

    Investments in associated companies are accounted for using the equity method based on the investees' equity adjusted for the effects of inflation in accordance with Bulletin B-10.

    Restatement of stockholders' equity:

    The common stock and retained earnings accounts include the effect of restatement determined by applying the NCPI factor from the date capital was contributed or earned. The restatement represents the amount required to maintain the contributions and accumulated results in constant Mexican pesos as of March 31, 1997.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
    The excess or deficit from restatement of capital is an element of stockholders' equity that includes surplus or deficit from holding non-monetary assets, which represents the excess or deficit in specific values of net non-monetary assets in comparison with or below the increase attributable to general inflation as measured by the NCPI.

    Integral financing result:

    Integral financing result comprises net interest expense, foreign exchange gains and losses, and gains and losses from net monetary position.

    Foreign exchange gains and losses on transactions denominated in currency other than Mexican pesos result from fluctuations in exchange rates from the date transactions are recorded to the time of settlement or valuation at the end of the period.

    Gains and losses from monetary position represent the effects of inflation, as measured by the NCPI, on the Group's monetary assets and liabilities at the beginning of each month. If monetary liabilities exceed monetary assets, there is a gain from monetary position. Otherwise, if monetary liabilities are less than monetary assets, there is a resulting loss from monetary position.

    C) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents consist primarily of short term, fixed rate investments and bank deposits. The investments are carried at cost plus accrued interest, which approximates market value. These investments are highly liquid cash equivalents, having a maturity of ninety days or less when acquired.

    D) ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The Company cancels service to those customers with invoices that are 60 days past due. Beginning in 1996, the Company began to fully reserve accounts receivable that were 90 days past due. Prior to 1996, the Company fully reserved accounts receivable over 120 days past due. The accumulated effect at the beginning of the year for the change of this estimate was Ps.5,406 and such amount is presented as part of the reorganization reserve. The charge to income for the period, to increase the allowance for doubtful accounts, amounted to Ps.21,503 and Ps.5,368, in 1996 and 1997, respectively.

    E) INVESTMENT IN ASSOCIATED COMPANIES

    Long-term investments in common stock of companies in which the Group owns not less than 20% nor more than 50% of the entity's voting common stock and over which the Company can exercise significant influence are accounted for using the equity method. Under the equity method such investments are carried at cost adjusted for the Company's share of the net income or losses of these companies and the effects of their restatement of non-monetary assets.

    Investments of less than 20% of an entity's voting common stock or over which the Company can not exercise significant influence are stated at cost.

    F) CELLULAR TELEPHONES

    Cellular telephones given to customers through an exclusive service contract are amortized over the initial contract period. The amortization is periodically reviewed and adjusted if the customer does not

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
fulfill the original agreement. The cost of such telephones are included in other assets, net of amortization.

    The cost of cellular telephones sold to customers is recorded as a cost of telephone equipment sold. Telephones leased to customers are included in fixed assets and are depreciated over the initial contract period, generally two years.

    G) CONCESSIONS

    Costs related to the acquisition of concessions issued by the Mexican Government to provide cellular telephone services have been capitalized and are included in other assets. Such costs are amortized on a straight-line basis over a twenty year period, which is the period of the concession. The Mexican Government requires that the Company comply with the specific requirements of each concession. The Company has substantially complied with such requirements through March 31, 1997, except for certain informational requirements of the authorities. The Company believes this does not expose the concessions to any regulatory risk.

    H) ADVERTISING

    Prepaid media advertising costs are included in other assets in the accompanying balance sheet. Such costs are expensed as incurred and are included in current operating expenses. Advertising expenses amounted to Ps.26,670 and Ps.36,730, for 1996 and 1997, respectively.

    I) EXCESS OF COST OF INVESTMENT IN SUBSIDIARIES OVER BOOK VALUE

    The excess of cost over the book value of net assets of acquired subsidiaries is amortized on a straight-line basis over twenty years. Amortization expense was Ps.19,855 and Ps.20,269 in 1996 and 1997, respectively.

    The carrying amount applicable to each acquired subsidiary is reviewed if the facts and circumstances suggest that it might be impaired.

    J) INCOME TAXES AND EMPLOYEE PROFIT SHARING

    Income taxes are computed in accordance with the partial liability method, as required by Bulletin D-4, "Accounting Treatment for Income Tax Employee Profit Sharing", issued by the Mexican Institute of Public Accountants ("Bulletin D-4"), under which deferred income taxes are provided for identifiable, non-recurring temporary differences (i.e., those expected to reverse over a definite period of time) at rates in effect at the time such differences arise, and reversed at the rates in effect at the time such differences reverse. In accordance with Bulletin D-4, the Company did not make a provision for deferred taxes as of March 31, 1996 and 1997.

    Employee profit sharing is a statutory labor obligation payable to employees which is determined on the basis of each subsidiary's pre-tax income as adjusted in accordance with the provisions of the Mexican Labor Law and the Mexican Tax Law.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

4. ACCOUNTING POLICIES (CONTINUED)
    K) SENIORITY PREMIUMS

    In accordance with Mexican Labor Law, the Group's employees are entitled to seniority premiums after 15 years of service or upon dismissal, disability or death. The Group follows Bulletin D-3, "Labor Obligations", issued by the Mexican Institute of Public Accountants ("Bulletin D-3"). Under Bulletin D-3, the actuarially determined projected benefit obligation is computed using estimates of salaries that will be in effect at the time of payment. Personnel not yet eligible for seniority premiums are also included in the determination of the obligation with necessary adjustments made in accordance with the probability that these employees will reach the required seniority.

    Also, in accordance with Mexican Labor Law, the Company is liable for severance payments to employees who are dismissed under certain circumstances. Such compensation is recognized when paid.

    The Company has no employee pension plans and does not provide any other post retirement benefits.

    L) REVENUE RECOGNITION

    Cellular air time is recorded as revenue when provided. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance and recognized when the services are provided. Other revenue, mainly paging and long distance services, are recognized on provision of these services.

    M) FOREIGN CURRENCY TRANSACTIONS

    Foreign currency transactions are recorded at the exchange rates in effect at the transaction date. Assets and liabilities denominated in foreign currencies are translated to Mexican pesos using the exchange rates in effect at the time of settlement or valuation at each balance sheet date with resulting exchange differences being recognized as exchange gains or losses.

    N) NEW ACCOUNTING BULLETINS

    As of January 1, 1997, the Company adopted the following new bulletins:

     1. The Fifth Amendment to Bulletin B-10 requires that the amounts for non-monetary assets be restated only for changes in the NCPI after December 31, 1996. The specific cost method will no longer be used. Replacement cost at December 31, 1996 will become the basis for future adjustments for general price level increases. In May 1997, changes to this Amendment were proposed for approval of the Mexican Accounting Stardards Commission.

     2. Bulletin B-14 requires the disclosure of basic and diluted earnings per share and the basis for calculating such amounts.

5. RELATED PARTIES

    The Peralta Family and Bell Atlantic hold substantial ownership interests (direct or indirect) in the Company. In addition, the Peralta Family holds ownership interests in various other entities, primarily

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

5. RELATED PARTIES (CONTINUED)
Industrias Unidas, S.A. de C.V. ("IUSA") and related entities which are customers of or suppliers to the Company.

    A summary of related party accounts and notes receivable as of March 31, is as follows:

                                                                       1996          1997
                                                                   ------------  ------------
IUSA and related entities........................................    Ps. 25,703     Ps. 3,367
Peralta Family entities..........................................         6,498         5,579
                                                                   ------------  ------------
    Total........................................................    Ps. 32,201     Ps. 8,946
                                                                   ============  ============


    Accounts receivable result from the sale of cellular telephone services, operating lease contracts and the transfer during 1995 to IUSA of the investment in a real estate project.

    Accounts and notes payable to related parties as of March 31, are as follows:

                                                                     1996           1997
                                                                 ------------  --------------
IUSA and related entities......................................    Ps. 16,972     Ps.    --
Peralta Family entities........................................         1,842           2,381
FIUSA Pasteje..................................................          --               497
Bell Atlantic..................................................        58,931         116,658
                                                                 ------------  --------------
    Total......................................................    Ps. 77,745     Ps. 119,536
                                                                   ============  ============


    The payable accounts result from the leasing of some facilities and services received. The notes payable to FIUSA Pasteje and Bell Atlantic result from the financing of the Company's operations.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

6. INVENTORIES

    As of March 31, inventories are made up by the following:

                                                                       1996          1997
                                                                   -------------  -----------
Cellular telephones and accesories...............................     Ps.111,578    Ps.66,620
Allowance for obsolete and slow-moving inventories...............        (44,683)     (26,827)
                                                                   -------------  -----------
  Net............................................................     Ps. 66,895    Ps.39,793
Advances to suppliers............................................         57,241       31,966
                                                                   -------------  -----------
  Total inventories..............................................     Ps.124,136    Ps.71,759
                                                                   =============  ===========


7. INVESTMENT IN ASSOCIATED COMPANIES

    As of March 31, the Company's investment in associated companies is as follows:

                                                                                1997
                                                                     --------------------------
ENTITY                                                                 OWNERSHIP    INVESTMENT
-------------------------------------------------------------------  -------------  -----------
Editorial Celular, S.A. de C.V.....................................      40.00%       Ps. 2,498
Consorcio Ecuatoriano de Telecomunicaciones, S.A...................      27.53%          86,506
Other..............................................................                       5,927
                                                                                    -----------
    Total..........................................................                   Ps.94,931
                                                                                    ===========


    Since 1996, Rentacell, S.A. de C.V. has been consolidated, see Note 2.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

8. PROPERTY AND EQUIPMENT

    a) At March 31, property and equipment consisted of:

                                                                   1996             1997
                                                              ---------------  ---------------
Buildings and facilities....................................     Ps.1,043,510     Ps.  974,547
Communication equipment.....................................        3,527,283        3,183,566
Furniture and fixtures......................................           61,082           65,384
Transportation equipment....................................           31,395           36,527
Computer equipment..........................................          162,000          178,277
Cellular rental telephones..................................           23,127           24,539
                                                              ---------------  ---------------
                                                                 Ps.4,848,397     Ps.4,462,840
Accumulated depreciation....................................       (1,302,541)      (1,518,513)
                                                              ---------------  ---------------
                                                                 Ps.3,545,856     Ps.2,944,327
Land........................................................           36,679           34,767
Construction in progress....................................          213,574          140,879
Advances to suppliers.......................................          116,459          233,419
                                                              ---------------  ---------------
                                                                 Ps.3,912,568     Ps.3,353,392
                                                              ===============  ===============


    b) Depreciation expense was Ps.77,071 and Ps.73,326 for 1996 and 1997, respectively. In 1996 the Company established an obsolescence reserve of Ps.34,152 for certain communication equipment, which is included in the accumulated depreciation and is part of the restructuring expenses classified as an extraordinary item.

9. OTHER ASSETS

    At March 31, other assets consisted of the following:

                                                                      1996           1997
                                                                  -------------  -------------
Concessions.....................................................     Ps.170,412     Ps.158,100
Cellular telephones to be amortized.............................        171,380         77,041
Prepaid expenses................................................         66,295         44,263
Advertising expenses............................................         35,345         28,309
Preoperating expenses...........................................        218,567        389,014
Other...........................................................         18,066          8,404
                                                                  -------------  -------------
                                                                     Ps.680,065     Ps.705,131
                                                                  =============  =============


    Cellular telephones amortization expense was Ps.58,319 and Ps.34,395 in 1996 and 1997, respectively.

    Preoperating expenses mainly represent the investment in Project 450 (See
Note 17).

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

10. NOTES PAYABLE AND LONG-TERM DEBT

    At March 31, the notes payable and long-term debt consisted of the following:

    Notes payable at March 31, are as follows:

                                                                      1996           1997
                                                                  -------------  -------------
Short-term loan of U.S.$35,175 bearing interest at a variable rate of LIBOR plus 4% and maturing on
  August 22, 1997...............................................     Ps.   --       Ps.278,326
Unsecured business short term loan of U.S.$65,000 bearing
  interest at a variable rate of LIBOR plus 4% and maturity
  dates from February through March 1997........................        188,350        514,319
Short-term loan of U.S.$40,666 bearing interest at a fixed rate
  of LIBOR + 9/16 + 5.5% and maturing on June 28, 1996..........        382,970           --
Short-term loan of U.S.$5,900 bearing interest at a fixed rate of LIBOR + 9/16 + 5.5 and maturing on
  May 10, 1996..................................................         55,563           --
Short-term loan U.S.$3,000 bearing interest at a fixed rate of
  LIBOR + 9/16 + 5.5 and maturing on
  April 18, 1996................................................         28,253           --
Short-term loan of U.S.$5,308 bearing interest at a fixed rate
  of 5.30% and maturing on May 15, 1996.........................         48,377           --
Short-term loan of U.S.$5,576 bearing interest at a fixed rate
  of 10.25% and maturing on May 15, 1996........................         50,818           --
Short-term loan of U.S.$6,296 bearing interest at variable rates that range from 11.09% to 11.8% and maturity dates from April
  to November 1996..............................................         59,291           --
Other...........................................................            323            708
                                                                  -------------  -------------
    Total.......................................................     Ps.813,945     Ps.793,353
                                                                  =============  =============


    Long-term debt at March 31, consisted of:

                                                                      1996           1997
                                                                  -------------  -------------
Medium term loan of U.S.$179 bearing interest at a variable rate of LIBOR plus 3% and maturing on
  February 18, 1998. Interest and principal are payable
  semiannually commencing August 1993...........................  Ps.    1,684    Ps.     --
Long-term loan of U.S.$2,096 bearing interest at a rate of T.
  Notes plus 5% maturing September 30, 1998. Interest and
  principal are payable semiannually commencing September
  1993..........................................................         24,673         16,585

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

                                                                      1996           1997
                                                                  -------------  -------------
Obligations for equipment under capitalized leases for U.S.$593 at a variable rate of LIBOR plus 2.5% maturing on December 28,
  1998. Interest and principal are payable semiannually
  commencing June 1994..........................................          8,552          4,692
Long-term loan of U.S.$20,707 bearing interest at a variable rate of LIBOR plus 2.9375% maturing December 2001. Interest and principal are payable semiannually commencing June 15,
  1994..........................................................        195,007        135,359
Long-term loan of U.S.$3,333 bearing interest at a rate of
  5.8125% maturing April 15, 2002. Interest and principal are
  payable semiannually commencing April 1993....................         37,095         26,373
Long-term loan of U.S.$7,274 bearing interest at a rate of
  12.55% maturing on July 15, 2002. Interest and principal are
  payable semiannually commencing January 1994..................         80,957         57,555
Long-term loan of U.S.$33,809 bearing interest at a variable rate of LIBOR plus 4% maturing on December 17, 2003. Interest and principal are payable semiannually commencing June
  1994..........................................................        363,884        267,519
Long-term loan of U.S.$13,156s bearing interest at a variable rate of LIBOR plus 3.75% maturing on November 14, 2004.
  Interest and principal are payable semiannually commencing
  July 1994.....................................................     Ps.139,382     Ps.104,096
Other...........................................................          3,308           --
                                                                  -------------  -------------
    Total.......................................................     Ps.854,542     Ps.612,179
        Less current portion....................................        126,892        105,907
                                                                  -------------  -------------
                                                                     Ps.727,650     Ps.506,272
                                                                  =============  =============


    Certain loan agreements, among other conditions, impose certain restrictive covenants such as maintenance of certain ratios, restrictions on incurring of additional debt, and restrictions on the sale or lease of the Company's assets.

    At March 31, 1997 total unused lines of credit totaled Ps.672,571 (U.S.$85,000). The Company has paid no commitment fees for these lines of credit.

    At March 31, 1996 and 1997 assets collateralizing long-term debt include substantially all assets, (including the Government concessions) of Region 5 and 6, and other property and equipment.

    The Group leases certain communication equipment and transportation equipment under agreements which are classified as capital leases. Most equipment leases have purchase options at the end of

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

the original lease term. Leased capital assets, included in property and equipment at March 31, 1996 and 1997, are as follows:

                                                                        1996         1997
                                                                     -----------  -----------
Communication equipment............................................    Ps.19,684    Ps.24,072
Transportation equipment...........................................        2,477         --
                                                                     -----------  -----------
  Total equipment leased...........................................    Ps.22,161    Ps.24,072
Accumulated depreciation...........................................       (4,105)      (5,241)
                                                                     -----------  -----------
  Net equipment leased.............................................    Ps.18,056    Ps.18,831
                                                                     ===========  ===========


11. TRADE ACCOUNTS PAYABLE

    At March 31, trade accounts payable consisted of the following:

                                                                      1996           1997
                                                                  -------------  -------------
Current accounts................................................     Ps.209,248     Ps.225,381
Note payable....................................................        478,882         31,328
                                                                  -------------  -------------
    Total.......................................................     Ps.688,130     Ps.256,709
                                                                  -------------  -------------
Long-term notes payable.........................................     Ps.  4,061     Ps.  8,300
                                                                  =============  =============


    As of March 31, 1997, the Company has only partially paid amounts invoiced by Telefonos de Mexico, S.A. de C.V. ("Telmex") since it believes that Telmex did not have the legal right to charge certain invoiced amounts. These disputed charges are being negotiated with Telmex. At March 31, 1997 the Company has established adequate reserves to cover these liabilities. Additionally, the Group's subsidiaries have claimed from Telmex the payment of certain fees for reciprocal termination changes which the Company has the right to collect based on the Federal Telecommunications Law (Ley Federal de Telecomunicaciones) published on June 7, 1995 and the regulations issued thereunder.

12. INCOME TAX, ASSETS TAX AND EMPLOYEE PROFIT SHARING

    In December 1993, the Mexican tax authorities granted the Group permission to file a consolidated income tax return commencing with the tax year beginning January 1, 1994.

    The provision for income tax differs from the statutory income tax rate due to temporary and permanent differences in the determination of the income for tax reporting and financial reporting purposes. The most significant temporary differences are the tax deduction for inventory purchases and certain liability accruals which are deductible only when paid for tax purposes. The most important permanent items are the differences between book and tax depreciation, the goodwill amortization and non deductible expenses.

    In accordance with Mexican accounting principles, no deferred taxes have been provided on temporary differences since such differences are of a recurring nature and their realization cannot be foreseen in a defined period of time.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

    The 1.8% (2% in 1994) net assets tax is calculated on the average value of substantially all assets less certain liabilities. This tax is required to be paid if this computation exceeds the amount of income tax. The 1.8% assets tax paid may be utilized as a credit against future income tax in the years in which the Company generates an income tax in excess of the assets tax. The assets tax is available as a carry forward for up to ten years and is subject to restatement based on the National Consumer Price Index when used. As of March 31,1997, the net assets tax available as a carry forward is Ps.88,069.

    At March 31, 1997, the Group had the following net operating losses for income tax purposes that may be carried forward and applied against future taxable earnings:

YEAR OF LOSS                                                                   AMOUNT OF LOSS    EXPIRATION YEAR
-----------------------------------------------------------------------------  ---------------  -----------------
1991.........................................................................     Ps.  22,192         2001
1992.........................................................................             330         2002
1993.........................................................................          49,394         2003
1994.........................................................................       1,043,107         2004
1995.........................................................................         538,984         2005
1996.........................................................................          35,771         2006

    These losses are indexed for inflation from the year incurred to the year utilized. Accordingly, these amounts include the inflation up to June 1996. Losses include Ps.156,825 and Ps.236,034 of capital stock issuance costs expensed for tax purposes in 1993 and 1994. Such amounts were charged to stockholders' equity in the consolidated financial statements.

    Employee profit sharing is generally computed on taxable income, with adjustments to exclude inflationary effects and the restatement of depreciation expense. For the three months ended March 31, 1996 and 1997 there was no profit sharing expense.

13. COMMITMENTS AND CONTINGENCIES

    As of March 31, 1997 the Company has the following commitments and contingent liabilities:

        a) The Company has entered into operating lease agreements for administrative offices, sales branches, and service facilities. Such lease agreements expire at various dates through 2002. Some contain options for renewal. Rental expense was Ps.13,785 and Ps.13,309 for the periods ended March 31, 1996 and 1997, respectively.

    Future minimum rental payments under existing leases with terms in excess of one year as of December 31, 1996 are as follows:

1997.............................................................  Ps.33,007
1998.............................................................     17,489
1999.............................................................     15,038
2000.............................................................     11,652
Thereafter.......................................................      6,249

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

        b) For the taxes and penalties that the tax authorities may collect if they disagree with the criteria applied by the Company regarding the calculation of some taxes, rights and federal contributions as a result of prior years' tax returns. As of this date there has been no notification of disagreement from the authorities. In February 1996, the Tax authorities (Secretaria de Hacienda y Credito Publico) started an audit in three companies of the Group (Grupo Iusacell, S.A. de C.V., Iusacell, S.A. de C.V. and SOS Telecomunicaciones, S.A. de C.V.). The Company does not anticipate that any tax difference or penalties will be originated by this audit which would be material to the Company's financial position or results of operation.

        c) Mitsubishi Electronics America Inc. filed a complaint in the United States on July 18, 1996 against Grupo Iusacell, S.A. de C.V. and Bell Atlantic Corporation. Essentially, Mitsubishi alleges that it had a contract with Grupo Iusacell for the sale of telephone terminals and that Iusacell has breached the contract by not purchasing the terminals. Mitsubishi alleges the contract was for the sale of 60,000 units at a cost of U.S.$0.510 each. Grupo Iusacell has filed a motion to dismiss for lack of personal jurisdiction. Based on the opinion of external lawyers and because of the pending motions it is too early to evaluate the possibility of settlement or the extent of Grupo Iusacell's exposure, if any, to loss by judgment.

        d) In 1996, the Company received a notification from the authorities requesting the payment of surcharges related to the purchase completed in three installments in 1990 of the Region 5 concession. This Region was bought by Grupo Iusacell in 1993 (see Note 2). The opinion of external counsel is that this request is legally unfunded.

14. CONTRIBUTED CAPITAL

    At March 31, 1996 and 1997, the issued and outstanding shares of common stock of the Company, without par value, are made up as follows:

                                                                  1996             1997
                                                             --------------  ----------------
Series A...................................................     428,575,540       746,753,410
Series B...................................................     205,562,450         5,562,450
Series D...................................................     204,920,220       186,904,725
Series L...................................................     142,566,220       142,658,784
                                                             --------------  ----------------
    Total..................................................     981,624,430     1,081,879,369
                                                             ==============  ================


    Series A, B and D represent shares entitling the holder of each share to one vote at the Company's stockholders' meetings. The stockholders of Series L shares may vote only in limited circumstances as described in the Company's by-laws. Stockholder actions on certain matters require approval by both Series A and Series B stockholders.

    Series A shares must always represent not less than 51% of the capital stock with full voting rights and, until February 1997, were only acquirable by Mexicans. Series B, D and L shares may be acquired by foreigners or Mexicans.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

    Series B and D shares cannot exceed 24.5% of the total capital stock. Series L shares cannot exceed 19% of the total capital stock. Series L shares are not considered in determining the amount or proportion of foreign investment in the Company as long as the shares are listed on the Mexican Stock Exchange.

    In May 1994, the stockholders autorized a 10 for 1 stock split applicable to all outstanding shares of capital stock at December 31, 1993. Information contained in these consolidated financial statements has been retroactively adjusted to reflect this split.

    On May 20, 1994, 28,291,350 series D and 66,013,150 series L shares were issued and sold through a public offering for Ps.1,824,341. Capital stock includes Ps.1,426,371 of amounts paid in excess of nominal value. Fees charged by outside advisors for assisting in this sale amounted to Ps.157,684 and where charged to stockholders' equity. In addition 23,957,620 series A shares were converted into an equal number of series L shares. The converted series A shares were canceled.

    As it is mentioned in Note 1, on November 26, 1996, the Company's shareholders signed an agreement in principle to change the controlling interest of Grupo Iusacell to Bell Atlantic. Following the signed agreement, on December 18, 1996, at an extraordinary stockholders' meeting, the following resolutions modifying the Company's by-laws were adopted:

        1)  Series A shares may be acquired by Mexicans and / or foreigners.

        2) The conversion of 200,000,000 Series "B" shares and 166,769,760 Series "D" shares, for 366,769,760 Series "A" shares.

        3) The conversion of 100,000,000 Series "A" shares for 100,000,000 Series "D" shares.

    These resolutions were subject to the authorizations requested before the Foreign Investment National Commission and the Competition Federal Commission.

    Subject to the above mentioned authorizations and the adoption of such resolutions, the stockholders decided to increase the fixed portion of the capital stock by up to Ps. 766,000 through the issuance of up to 74,163,591 Series "A" shares and up to 54,407,837 Series "D" shares. The present holders of the Series "D" shares had the right to acquire additional Series "D" shares in order to allow them to keep their actual ownership proportion; this preferential right expired fifteen days after the publication of these resolutions in the Diario Oficial de la Federacion (Mexican Federal Official Journal). After such term expires the remaining shares will be offered for their subscription and payment as follows:

        a) Up to 57,142,857 Series "A" shares to Bell Atlantic Latin American Holdings, Inc. through the capitalization of certain liabilities.

        b) Up to 17,020,734 Series "A" shares and up to 54,407,837 Series "D" shares to FIUSA Pasteje, S.A. de C.V. through the capitalization of certain liabilities.

    At the same stockholders' meeting, a Stock Purchase Plan for the Company's executives was approved. In this regard, the stockholders decided to increase the fixed portion of the capital stock of up to Ps. 106,000 through the issuance of up to 15,625,000 Series "L" shares. The present holders of the Series "L" shares had the right to acquire additional shares in order to allow them to keep their actual ownership proportion; this preferential right expired fifteen days after the publication of these resolutions

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

in the Diario Oficial de la Federacion (Mexican Federal Official Journal). After such term expires the shares will be canceled, except for 7,812,500 shares which will be designated to the above mentioned Stock Purchase Plan.

    On February 12, 1997, Grupo Iusacell's new share ownership and management control structure described more fully in the Notes 1 and 14, received the required Mexican Government authorizations.

    The increase in the fixed portion of the capital stock, agreed at the extraordinary stockholder's meeting held on December 18, 1996 (see Note 14), was approved on February 18, 1997. The subscription of shares was as follows:

Bell Atlantic........................  47,017,491 Series "A" shares
Peralta Family.......................  4,390,619 Series "A" shares
                                       48,754,000 Series "D" shares

    After such subscription and the resolutions adopted to modify the Company's by-laws, Series B shares cannot exceed 29.1% of the total capital stock and Series D shares cannot exceed 19.9% of the total capital stock.

15. EARNED CAPITAL

    In accordance with the Mexican Corporate Law, a legal reserve must be created, and annually increased by 5% of the annual net earnings until it reaches 20% of the common stock amount. This reserve is not available for dividends, but may be used to reduce a deficit or may be transferred to capital.

    As defined in the Federal Income Tax Law, a tax on dividends is calculated based on the paid dividends which exceed the taxable net income. The accumulated taxable net income of the Company as of March 31, 1997 is approximately Ps.72,490.

    The Company cannot pay dividends until it collects them from its subsidiaries. Two subsidiaries (Comcel in Region 5 and Portacel in Region 6) have bank debt that partially restricts their ability to pay dividends to the holding company if certain financial ratios are not met. As of March 31, 1997, such ratios were met. Both companies have accumulated losses at March 31, 1997.

                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

    The earned capital accounts consist of the following:

                                                                                MARCH 31, 1996
                                                              ---------------------------------------------------
                                                                                  ACCUMULATED
                                                                                  ADJUSTMENTS
                                                                 HISTORICAL           FOR
                                                                   VALUE           INFLATION          TOTAL
                                                              ----------------  --------------   ----------------
Legal reserve...............................................     Ps.     1,499     Ps.   1,581      Ps.     3,080
Accumulated losses from prior years.........................        (1,131,162)         35,723         (1,095,439)
Net loss for the year.......................................            50,722          55,193            105,915
Deficit from restatement....................................              --          (165,958)          (165,958)
                                                              ----------------  --------------   ----------------
Total.......................................................     Ps.(1,078,941)    Ps. (73,461)     Ps.(1,152,402)
                                                              ================  ==============   ================

                                                                                MARCH 31, 1997
                                                              ---------------------------------------------------
                                                                                  ACCUMULATED
                                                                                  ADJUSTMENTS
                                                                 HISTORICAL           FOR
                                                                   VALUE           INFLATION          TOTAL
                                                              ----------------  ---------------  ----------------
Legal reserve...............................................     Ps.     1,499     Ps.   1,581      Ps.     3,080
Accumulated losses from prior years.........................        (1,646,797)        188,095         (1,458,702)
Net loss for the year.......................................          (109,012)         76,763            (32,249)
Insufficiency from restatement..............................              --          (546,148)          (546,148)
                                                              ----------------  --------------   ----------------
Total.......................................................     Ps.(1,754,310)    Ps.(279,709)     Ps.(2,034,019)
                                                              ================  ==============   ================

16. FOREIGN CURRENCY POSITION

    The balance sheet as of March 31, includes assets and liabilities denominated in U.S. dollars as follows:

                                                               1996                1997
                                                        ------------------  ------------------
Monetary assets.......................................      U.S. $  25,255      U.S. $  24,316
Monetary liabilities..................................             234,708             213,412
                                                        ------------------  ------------------
Net liability position in U.S. dollars................      U.S. $ 209,453      U.S. $ 189,096
                                                        ------------------  ------------------
Equivalent in nominal Mexican pesos...................      Ps.  1,580,930      Ps.  1,496,241
                                                        ==================  ==================


                 GRUPO IUSACELL, S.A. DE C.V. AND SUBSIDIARIES

                         AS OF MARCH 31, 1996 AND 1997

          (ADJUSTED FOR PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS
               OF CONSTANT MEXICAN PESOS AS OF MARCH 31, 1997 AND
                           THOUSANDS OF U.S. DOLLARS)

    During 1996 and 1997, interest expense paid and interest income collected on assets and liabilities denominated in U.S. dollars were as follows:

                                                                    1996            1997
                                                               --------------  --------------
Interest income..............................................     U.S.$   110     U.S.$   38
Interest expense.............................................           1,149           3,602
                                                               --------------  --------------
    Net interest expense.....................................     U.S.$ 1,039     U.S.$ 3,564
                                                               --------------  --------------
Equivalent in nominal Mexican pesos..........................     Ps.   7,842     Ps.  28,201
                                                               ==============  ==============


    The exchange rate as of March 31, 1996 and 1997 was Ps.7.5479 and Ps.7.9126 per 1 U.S. Dollar, respectively. At the issuance date of these consolidated financial statements the exchange rate in effect was Ps.7.778 per 1 U.S. Dollar.

17. PROJECT 450

    During 1994, the Company created a subsidiary to be in charge of providing fixed wireless telephony services (Project 450). At March 31, 1997, the following has been incurred during the start-up phase of the project:

Fixed assets...................................................  Ps.434,192
Capitalized interest...........................................     182,100
Inventory......................................................      20,961
Pre-operating expenses.........................................      66,160
                                                                 ----------
Total..........................................................  Ps.703,413
                                                                 ==========


    Capitalized interest and pre-operating expenses are included in "Other assets" in the attached consolidated balance sheet (see Note 9). The Company is currently participating in trials of the service. The Company has an agreement with a foreign supplier under which it anticipates buying approximately U.S.$315,000 of network switching equipment and radio base station equipment as well as associated software and technical services for the development of the local wireless network, in a five year period commencing when the Ministry of Communications and Transportation ("SCT") grants the required licenses. The SCT has announced that by the end of 1997 it will auction the frequencies in the 450 MHz band to enable operators to provide services therein.

    The realization of these assets is subject to the acquisition of this frequency. However, the Company's management believes that at least 75% of such fixed assets could be used in its cellular operations.

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

To the Board of Directors of
Grupo Iusacell, S.A. de C.V.:

    We have reviewed the pro forma adjustments reflecting the transactions described in the notes to the pro forma consolidated financial statements and the application of those adjustments to the historical amounts for Grupo Iusacell, S.A. de C.V. and subsidiaries ("the Company") in the pro forma condensed balance sheet of the Company as of March 31, 1997, and the pro forma condensed statements of income for the year ended December 31, 1996 and the three month period ended March 31, 1997, included in this Offering Memorandum. The historical condensed statement of income for the year ended December 31, 1996 is derived from the historical audited consolidated statement of income of the Company, appearing elsewhere herein. The historical condensed statement of income for the three month period ended March 31, 1997 and the historical condensed balance sheet as of March 31, 1997 were derived from the unaudited financial statements of the Company as of, and for the period ended, March 31, 1997 appearing elsewhere in this Offering Memorandum. Such pro forma adjustments are based upon management's assumption described in the notes to the pro forma consolidated financial statements. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on the pro forma financial information. Accordingly, we do not express such an opinion.

    The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction described in the notes to the pro forma consolidated statement of income occurred at an earlier date. However, the pro forma consolidated statement of income is not necessarily indicative of the results of operations that would have been attained had the above-mentioned transactions actually occurred earlier.

    Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transactions described in the notes to the pro forma consolidated financial statements, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated statements of income for the year ended December 31, 1996 and the three month period ended March 31, 1997 and the pro forma consolidated balance sheet as of March 31, 1997.

                                          COOPERS & LYBRAND
                                          Despacho Roberto Casas Alatriste
                                          Juan Manual Ferron Solis
                                          Public Accountant

Mexico City, Mexico
July 15, 1997

                                                                         ANNEX A

                  GLOSSARY OF CERTAIN TELECOMMUNICATIONS TERMS

Analog: A transmission method employing a continuous electrical signal that varies in amplitude or frequency in response to changes in sound, light, position, etc., impressed on a transducer in the sending device.

Band:                       A range of frequencies between two defined limits.

Bandwidth:                  A range of frequencies that can be passed through a
                            transmission medium without distortion. The greater the bandwidth, the greater the information carrying capacity. Bandwidth is measured in Hertz.

Base Station:               In mobile telecommunications, the central radio
                            transmitter/receiver that maintains communications with the mobile radiotelephone sets within range. In cellular and personal communications applications, each cell or microcell has its own base station;
                            each base station is interconnected with other cells' base stations and with the public switched telephone network.

CDMA: Code Division Multiple Access, a standard of digital cellular technology which provides more call carrying capacity that analog or TDMA.

CDPD: Cellular Digital Packet Data, a new packet data network protocol which offers fast and reliable data transmission without using large amounts of network capacity.

Cell Site:                  The location of a transmitting/receiving station
                            serving a given geographic area in a cellular communications system.

Channel: A pathway for the transmission of information between a sending point and a receiving point.

Covered POPs:               The number of POPs in a defined area for whom a
                            cellular signal is accessible.

Digital: A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission and switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuous analog signal.

Hand-off:                   The act of switching a call in progress from one
                            weak-signal site to a strong-signal site without disrupting the call. In current cellular systems, this function is performed by the MSC, which monitors the signal strength of ongoing calls continuously. In cellular networks, both the MSC and the user equipment participate in the hand-off process.

Hertz: The unit measuring the frequency with which an alternating electromagnetic signal cycles through the zero-value state between lowest and highest states. One hertz (abbreviated H2) equals one cycle per second. KHz (kilohertz) stands for thousands of hertz; MHz (megahertz) stands for millions of hertz and GHz (gigahertz) stands for billions of hertz.

IMTS: Improved mobile telephone service; IMTS systems are analog mobile telephone systems that employ a single powerful radio base station to communicate with IMTS mobile telephone that are within approximately a 25-mile-wide radius.

LATA: Local Access and Transport Area; an area in which a local exchange carrier is permitted to provide service as designated by the 1982 United States federal count decree resulting from antitrust litigation brought by the United States Department of Justice against AT&T.

Mobile Switching Center:    The computer-controlled mobile switching center
                            selects the appropriate path for the transmission of a cellular call and monitors the hand-off process.

PCS: Personal Communications Services, a wireless communications service, typically offers such features as voice, video and data applications, paging, voicemail, caller ID, call conferencing and call forwarding. PCS suppliers promote this service on the ability of its features to be customized, or "bundled," to the needs of the individual customers. PCS is characterized by the utilization of a digital network and may operate on an 800 MHz frequency or higher.

Penetration rate:           A cellular operator's subscribers within a defined
                            are divided by total POPs within that area.

POPs: The population of a particular area based on the 1990 Mexican census. Population figures for 1992, 1993, 1994, 1995 and 1996 have been calculated by applying the forecast annual population growth rate for 1992 and 1996, as published by the Instituto Nacional de Estadistica, Geogralia e Inforatica (the National Institute of Statistics, Geography and Data processing, "INEGI") to the official 1990 census figures. Where the population information is set forth without reference to a year, the information given is as of December 31, 1996. The number of POPs in any region or other geographic area should not be confused with the current number of users of cellular services in that region or other geographic area and is not indicative of the number of users of cellular services in the future.

Region 1:                   Consists of the states of Baja California Norte and
                            Baja California Sur. Major cities in the region include Tijuana, Mexicali and La Paz.

Region 2:                   Consists of the states of Sonora and Sinaloa. Major
                            cities in the region include Hermosillo, Ciudad
                            Obregon, Cullacan and Maxatlan.

Region 3:                   Consists of the states of Chihuahua and Durango.
                            Major cities in the region include Ciudad Juarez, Chihuahua, Durango and Gomez Palacio.

Region 4:                   Consists of the states of Tamaulipas, Nuevo Leon
                            and Coahuila. Major cities in the region include
                            Monterrey, Saltillo, Ciudad Victoria, Tampico and
                            Reynosa.

Region 5:                   Consists of the States of Colima, Jalisco, Michoacan
                            and Nayarit. Major cities in the region include
                            Guadalajara (population 1.8 million), Mexico's second largest city, Morelia, Tepic and Manzanillo.

Region 6:                   Consists of the states of Aguascalientes,
                            Guanajuato, Queretaro, San Luis Potosi and
                            Zacatecas. Major cities in the region include Leon, San Luis Potosi, Aguascalientes and Queretaro.

Region 7:                   Consists of the states of Guerrero, Oaxaca, Puebla,
                            Tiaxcala and Veracruz. Major cities in the region include Puebla, Veracruz, Acapulco and Oaxaca.

Region 8:                   Consists of the states of Yucatan, Quintana Roo,
                            Campeche, Chiapas and Tabasco. Major cities in the region include Merida, Cancun, Villahermosa,
                            Campeche, Tuxtla Gutierrez and San Cristobal de las
                            Casas.

Region 9:                   Consists of Mexico City, one of the world's most
                            populous cities, and the states of Mexico, Hidalgo and Morelos.

Repeater:                   A device which automatically retransmits received
                            signals on an outbound circuit, generally in an amplified form.

Roaming: A service offered by mobile communications providers which allows a subscriber to use his or her telephone while in the service area of another carrier.

SCT:                        Secretaria de Comunicaciones y Transportes.

Site Splitting or           The process of dividing sites or cells into smaller
   Cell Splitting:          coverage areas by reducing their power output and
                            the antenna height of the station transmitter. Site or cell splitting allows for the further reuse of frequencies by a mobile communications system.

Switch: A device that opens or closes circuits or selects the paths or circuits to be used for transmission of information. Switching is the process of interconnecting circuits to form a transmission path between users.

TDMA: Time Division Multiple Access, a standard of digital cellular technology, which provides more call carrying capacity of analog but less than CDMA.

No dealer, salesperson or other person has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offer made hereby and, if given or made, no such information or representation should be relied upon as having been authorized by the Company or the Initial Purchasers. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof. This
Prospectus does not constitute an offer to sell or solicitation of an offer to buy the New Notes by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

              TABLE OF CONTENTS

Summary..........................................   1
Risk Factors.....................................  16
Use of Proceeds..................................  36
Exchange Rates...................................  37
Ratio of Earnings to Fixed Charges...............  37
Capitalization...................................  38
Selected Historical and Pro Forma Consolidated
 Financial and Operating Data....................  40
Unaudited Pro Forma Consolidated Financial
 Information.....................................  45
Management's Discussion and Analysis of
  Financial Condition and Results of Operations..  52
Bell Atlantic Relationship.......................  73
Business.........................................  75
Controlling Shareholders......................... 101
Management....................................... 103
Certain Transactions............................. 109
Description of Credit Facility................... 112
Description of Notes............................. 114
Exchange and Registration Rights Agreement....... 144
United States Taxation........................... 146
Mexican Taxation................................. 150
Book-Entry; Delivery and Form.................... 152
Plan of Distribution............................. 154
Legal Matters.................................... 155
Independent Accountants.......................... 155
Index to Consolidated Financial Statements....... F-1
Glossary of Certain
  Telecommunications Terms....................... A-1



Until January 29, 1997 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



               US$150,000,000


               Grupo Iusacell,
                 S.A. de C.V.




            Offer to Exchange All

               Outstanding 10%

            Senior Notes due 2004

           for 10% Series B Senior

                Notes due 2004




                   --------

                  Prospectus

                   --------


            Dated October 31, 1997

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item  20. Indemnification of Directors and Officers

      Under Mexican law, when an officer of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

Item 21. Exhibits and Financial Statement Schedules

      (a)   Exhibits

      The exhibits shall be provided upon filing.

             3.1   --  By-laws (estatutos) of Grupo Iusacell, S.A. de C.V.*
             3.2   --  By-laws (estatutos) of SOS Telecomunicaciones, S.A. de
                       C.V.*
             3.3   --  By-laws (estatutos) of Iusacell, S.A. de C.V.*
             3.4   --  By-laws (estatutos) of Sistecel, S.A. de C.V.*
             3.5   --  By-laws (estatutos) of Comunicaciones Celulares de
                       Occidente, S.A. de C.V.*
             3.6   --  By-laws (estatutos) of Telecomunicaciones del Golfo, S.A.
                       de C.V.*
             3.7   --  By-laws (estatutos) of Sistemas Telefonicos Portatiles
                       Celulares, S.A. de C.V.*
             3.8   --  By-laws (estatutos) of Inmobiliaria Montes Urales 460,
                       S.A. de C.V.*
             3.9   --  By-laws (estatutos) of Iusanet, S.A. de C.V.*
             3.10  --  By-laws of Mexican Cellular Investments, Inc.*
             4.1   --  Indenture, dated as of July 25, 1997, among Registrant,
                       First Union National Bank, as Trustee, and holders from time to time of the Notes.*
             4.2   --  Form of Note (contained in Exhibit 4.1).
             4.3   --  Exchange and Registration Rights Agreement dated July 15,
                       1997 among Registrant, the Subsidiary Guarantors, Chase Securities Inc. and Salomon Brothers Inc.*
             5.1   --  Opinion of De Ovando y Martinez del Campo, S.C., Mexican
                       counsel to the Registrant, regarding the legality of the Notes registered hereby.*
             5.2   --  Opinion of Rogers & Wells, U.S. counsel to the
                       Registrant, regarding the legality of the Notes registered hereby.*
             8.1   --  Opinion of Rogers & Wells, U.S. counsel to the
                       Registrant, regarding tax matters.*
            10.1   --  U.S.$225.0 million Loan Agreement dated as of July 25,
                       1997 among the Registrant, Chase Securities Inc.; as arranger, and The Chase Manhattan Bank as administrative agent and collateral agent.
            10.2   --  U.S.$150.0 million Debenture Purchase Agreement dated
                       July 25, 1997 between the Registrant and Bell Atlantic International, Inc.*
            12.1   --  Ratio of Earnings to Fixed Charges in accordance with
                       Mexican GAAP.*
            12.2   --  Ratio of Earnings to Fixed Charges in accordance with
                       U.S. GAAP.*
            15.1   --  Acknowledgment by Coopers & Lybrand, Despacho Roberto
                       Casas Alatriste.*
            21.1   --  List of subsidiaries of Grupo Iusacell, S.A. de C.V.**
            23.1   --  Consent of Coopers & Lybrand, Despacho Roberto Casas
                       Alatriste.*
            23.2   --  Consent of Mancera, S.C., a member of Ernst & Young
                       International, L.L.P.*
            23.3   --  Consent of Prieto, Ruiz de Velasco y Cia., S.C.*
            23.4   --  Consent of De Ovando y Martinez del Campo, S.C.(contained in Exhibit 5.1).
            23.5   --  Consent of Rogers & Wells (contained in Exhibit 5.2).
            24.1   --  Powers of attorney (included on signature page to
                       Registration Statement).
            25.1   --  Statement of Eligibility of Trustee under the Trust
                       Indenture Act of 1939 of First Union National Bank on Form T-1 pursuant to the Indenture dated July 25, 1997.*
            99.1   --  Form of Letter of Transmittal for the Notes.*
            99.2   --  Form of Notice of Guaranteed Delivery.*
            99.3   --  Form of Letter to DTC Participants.*
            99.4   --  Form of Letter to Clients.*

            ----------
            *     Previously filed

      (b)   Financial Statement Schedules:

      The Schedule of Valuation and Qualifying Accounts is attached hereto.

Item 22. Undertakings

      The undersigned Registrant hereby undertakes:

            (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (3) For the purpose of determining any liabilities under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (4) The undersigned Registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraphs (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                 SIGNATURE PAGE


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Grupo Iusacell, S.A. de C.V., and the Subsidiary Gurantors, SOS Telecomunicaciones, S.A. de C.V., Iusacell, S.A. de C.V., Sistecel, S.A. de C.V., Comunicaciones Celulares de Occidente, S.A. de C.V., Telecomunicaciones del Golfo, S.A. de C.V., Sistemas Telefonicos Portatiles Celulares, S.A. de. C.V., Inmobiliaria Montes Urales 460, S.A. de C.V., Iusanet, S.A. de C.V. and Mexican Cellular Investments, Inc., each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mexico, Mexico, on November 4, 1997.



                                   GRUPO IUSACELL, S.A. DE C.V.



                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Vice President-Mergers and
                                       Acquisitions and General Counsel


                                   SOS TELECOMUNICACIONES, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   IUSACELL, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director

                                   SISTECEL, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   COMUNICACIONES CELULARES DE
                                       OCCIDENTE, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   SISTEMAS TELEFONICOS PORTATILES
                                       CELULARES, S.A. de C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director

                                   INMOBILIARIA MONTES URALES 460, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   IUSANET, S.A. DE C.V.


                                   By: /s/ Fulvio V. del Valle
                                       -------------------------------------
                                       Fulvio V. del Valle
                                       Director General


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       Director


                                   MEXICAN CELLULAR INVESTMENTS, INC.


                                   By: /s/ Ruben G. Perlmutter
                                       -------------------------------------
                                       Ruben G. Perlmutter
                                       President, General Counsel and Director

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Grupo Iusacell, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Grupo Iusacell, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Grupo Iusacell, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Grupo Iusacell, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----




/s/ Lawrence T. Babbio           Chairman of the Board of       November 4, 1997
------------------------------   Directors and Series A
Lawrence T. Babbio, Jr.          Director



/s/ Thomas A. Bartlett           President and Chief Executive  November 4, 1997
------------------------------   Officer and Series B Director
Thomas A. Bartlett               (Principal Executive Officer)



/s/ Fulvio V. del Valle          Director General               November 4, 1997
-----------------------------
Fulvio V. del Valle



_____________________________    Executive Vice President and     ________, 1997
Edward R. Kingman, Jr.           Chief Operating Officer and
                                 Series L Director



/s/ Howard F. Zuckerman          Vice President-Finance and     November 4, 1997
-----------------------------    Audit and Chief Financial
Howard F. Zuckerman              Officer and Series B Director
                                 (Principal Financial Officer)



/s/ Noah S. Asher                Vice President-Administration  November 4, 1997
-----------------------------    and Series B Director
Noah S. Asher                    (Principal Accounting Officer)



/s/ Carlos Peralta Quintero      Series A Director              November 4, 1997
-----------------------------
Carlos Peralta Quintero



/s/ Luis Felipe Gonzalez Munoz   Series A Director              November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



/s/ William O. Albertini         Series A Director              November 4, 1997
-----------------------------
William O. Albertini


/s/ Dennis Strigl                Series A Director              November 4, 1997
-----------------------------
Dennis Strigl



_____________________________    Series A Director                ________, 1997
Manuel Somoza Alonso

/s/ Jose Ramon Elizondo Anaya    Series A Director              November 4, 1997
-----------------------------
Jose Ramon Elizondo Anaya


/s/ Rodolfo Garcia Muriel        Series A Director              November 4, 1997
-----------------------------
Rodolfo Garcia Muriel


/s/ Gabriel Alarcon Velazquez    Series A Director              November 4, 1997
-----------------------------
Gabriel Alarcon Velazquez



_____________________________    Series A Director                ________, 1997
Eduardo Rihan Azar



/s/ Thomas R. McKeough           Series B Director              November 4, 1997
-----------------------------
Thomas R. McKeough



/s/ Ruben G. Perlmutter          Vice President-Mergers and     November 4, 1997
-----------------------------    Acquisitions and General
Ruben G. Perlmutter              Counsel and Series B Director



_____________________________    Series B Director                ________, 1997
Mack E. Treece



_____________________________    Series B Director                ________, 1997
Robert Van Brunt



/s/ Fernando de Ovando           Series B Director              November 4, 1997
-----------------------------
Fernando de Ovando



/s/ Javier Martinez del Campo
    Lanz                         Series B Director              November 4, 1997
-----------------------------
Javier Martinez del Campo Lanz


/s/ Ernesto Canales Santos       Series D Director              November 4, 1997
-----------------------------
Ernesto Canales Santos


/s/ Donald J. Puglisi            Authorized Representative      November 4, 1997
-----------------------------    in the United States of
Donald J. Puglisi                Grupo Iusacell, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of SOS Telecomunicaciones, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable SOS Telecomunicaciones, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de SOS Telecomunicaciones, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que SOS Telecomunicaciones, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----



/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.


/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter


/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of SOS
Donald J. Puglisi                 Telecomunicaciones, S.A. de
                                  C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Iusacell, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Iusacell, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Iusacell, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Iusacell, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director


/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.


/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter


/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Iusacell, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Sistecel, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Sistecel, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Sistecel, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Sistecel, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter


/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Sistecel, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Comunicaciones Celulares de Occidente, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Comunicaciones Celulares de Occidente, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Comunicaciones Celulares de Occidente, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Comunicaciones Celulares de Occidente, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----



/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter


/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Comunicaciones Celulares de
                                  Occidente, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Telecomunicaciones del Golfo, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Telecomunicaciones del Golfo, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Telecomunicaciones del Golfo, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Telecomunicaciones del Golfo, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----



/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter



/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Telecomunicaciones del Golfo,
                                  S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Sistemas Telefonicos Portatiles Celulares, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Sistemas Telefonicos Portatiles Celulares, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Sistemas Telefonicos Portatiles Celulares, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----



/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter



/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of Sistemas
Donald J. Puglisi                 Telefonicos Portatiles
                                  Celulares, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Inmobiliaria Montes Urales 460, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Inmobiliaria Montes Urales 460, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Inmobiliaria Montes Urales 460, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Inmobiliaria Montes Urales 460, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter


/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Inmobiliaria Montes Urales
                                  460, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Iusanet, S.A. de C.V., do hereby constitute and appoint Fulvio V. del Valle and Ruben G. Perlmutter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, may deem necessary or advisable to enable Iusanet, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Fulvio V. del Valle and Ruben G. Perlmutter, or any of them, shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Iusanet, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Fulvio V. del Valle y Ruben G. Perlmutter, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Iusanet, S.A. de C.V. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Fulvio V. del Valle y Ruben G. Perlmutter, o cualquiera de ellos, realicen por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


/s/ Fulvio V. del Valle           Principal Executive Officer   November 4, 1997
-----------------------------     and Director General and
Fulvio V. del Valle               Director



/s/ Howard F. Zuckerman           Principal Financial and       November 4, 1997
-----------------------------     Accounting Officer and
Howard F. Zuckerman               Alternate Director



/s/ Noah S. Asher                 Director                      November 4, 1997
-----------------------------
Noah S. Asher



/s/ Luis Felipe Gonzalez Munoz    Director                      November 4, 1997
-----------------------------
Luis Felipe Gonzalez Munoz



_____________________________     Director                        ________, 1997
Edward R. Kingman, Jr.



/s/ Ruben G. Perlmutter           Director                      November 4, 1997
-----------------------------
Ruben G. Perlmutter



/s/ Donald J. Puglisi             Authorized Representative in  November 4, 1997
-----------------------------     the United States of
Donald J. Puglisi                 Iusanet, S.A. de C.V.

                        POWERS OF ATTORNEY AND SIGNATURES

            We, the undersigned directors and officers of Mexican Cellular Investments, Inc., do hereby constitute and appoint Ruben G. Perlmutter as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Ruben G. Perlmutter may deem necessary or advisable to enable Mexican Cellular Investments, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Ruben G. Perlmutter shall do or cause to be done by virtue hereof.

                             PODER-MANDATO Y FIRMAS

            Nosotros, los abajo firmantes directores y ejecutivos de Mexican Cellular Investments, Inc., otorgamos poder especial en cuanto a derecho se refiere y designamos a Ruben G. Perlmutter para que actue como nuestro apoderado y mandatario, con plenos poderes de sustitucion y delegacion para que realice todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Ruben G. Perlmutter considere necesario o conveniente para los fines de que Mexican Cellular Investments, Inc. cumpla con todos los requisitos del "Securities Act" de 1933, segun texto vigente y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Ruben G. Perlmutter realice por virtud del presente poder.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


/s/ Ruben G. Perlmutter          President, General Counsel,    November 4, 1997
-----------------------------    Assistant Secretary and Sole
Ruben G. Perlmutter              Director (Principal Executive
                                 Officer)


/s/ Howard F. Zuckerman          Vice President, Treasurer and  November 4, 1997
-----------------------------    Chief Financial Officer
Howard F. Zuckerman              (Principal Financial Officer
                                 and Principal Accounting Officer)



/s/ Carlos Gutierrez Cardona     Secretary                      November 4, 1997
-----------------------------
Carlos Gutierrez Cardona




/s/ Norma Urzua Villasenor       Assistant Secretary            November 4, 1997
-----------------------------
Norma Urzua Villasenor

                          Grupo Iusacell, S.A. de C.V.

                       Valuation and Qualifying accounts
                  Years ended December 31, 1994, 1995 and 1996
    Adjusted for price-level changes and expressed in thousands of constant
                       Mexican pesos as of March 31, 1997

                  COL.A                    COL.B                 COL.C               COL.D        COL.E
-----------------------------------------  -----------  ---------------------------  -----------  ------------
                                                                 ADDITIONS
                                           BALANCE AT   CHARGED TO       CHARGED TO               BALANCE AT
                                           BEGINNING    COST AND         OTHER                    END OF
DESCRIPTION                                OF PERIOD    EXPENSES         ACCOUNTS    DEDUCTIONS   PERIOD
-----------------------------------------  -----------  -----------      ----------  -----------  ------------
1994
ALLOWANCE FOR OBSOLETE AND SLOW-MOVING     Ps.  26,211   Ps.  33,553     Ps.   -     Ps.      -   Ps.  59,764
INVENTORIES

ALLOWANCE FOR DOUBTFUL ACCOUNTS                169,376        63,555           -         77,350       155,581

1995
ALLOWANCE FOR OBSOLETE AND SLOW-MOVING          59,764         1,788           -          9,376        52,176
INVENTORIES

ALLOWANCE FOR DOUBTFUL ACCOUNTS                155,581        82,576           -        119,678       118,479

1996
ALLOWANCE FOR OBSOLETE AND SLOW-MOVING          52,176         4,109           -         22,005        34,279
INVENTORIES

ALLOWANCE FOR DOUBTFUL ACCOUNTS                118,479        70,909           -         90,401        98,988

ALLOWANCE FOR OBSOLETE FIXED ASSETS                  -       111,443           -              -       111,443
